UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 5)

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

TM ENTERTAINMENT AND MEDIA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☑	Fee paid previously with preliminary materials: $17,220

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TM ENTERTAINMENT AND MEDIA, INC.
307 EAST 87TH STREET
NEW YORK, NEW YORK 10128
October 2, 2009

TO THE STOCKHOLDERS OF

TM ENTERTAINMENT AND MEDIA, INC.

You are cordially invited to attend the special meeting (the “Special Meeting”) of stockholders of TM Entertainment and Media, Inc., a Delaware corporation (“TM”), to be held at 10:00 a.m., local time, on October 15, 2009. At the Special Meeting, you will be asked to consider, among other things, proposals relating to the purchase of all of the issued and outstanding capital stock of Hong Kong Mandefu Holding Limited (“CME”) resulting in CME becoming a direct wholly-owned subsidiary of TM.

The Proxy Statement following this letter is dated October 2, 2009 and is first being mailed to TM stockholders on or about October 5, 2009.

CME operates the largest digital television advertising network on inter-city express buses in China. CME commenced operations in the advertising industry in November 2003 as one of the first participants in advertising on inter-city express buses in China. All of the issued and outstanding capital stock of CME is owned by Zheng Cheng, Thousand Space Holdings Limited and Bright Elite Management Limited (collectively, the “Sellers”).

The Special Meeting will be held at 10:00 a.m. local time, on October 15, 2009, at the offices of Morrison Cohen LLP located at 909 Third Avenue, New York, New York 10022. At this important meeting, you will be asked to consider and vote upon the following proposals:

• to amend TM’s Amended and Restated Certificate of Incorporation to remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights (the “Initial Charter Amendment Proposal No. 1”);

•	to amend TM’s Amended and Restated Certificate of Incorporation to remove the requirement that only holders of the IPO Shares who vote against the Transaction (as defined below) may convert their IPO Shares into cash (the “Initial Charter Amendment Proposal No. 2”); (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.)

•	to approve the purchase by TM of CME pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of May 1, 2009 among TM, CME, the Sellers, Fujian Zong Heng Express Information Technology Co., Ltd., Fujian Fenzhong Media Co., Ltd., Ou Wen Lin and Qingping Lin (referred to as the “Transaction”) and the transactions contemplated thereby (the “Transaction Proposal”);

•	to approve the issuance of shares (the “Share Issuance Proposal”) of TM common stock, par value $0.001 (“TM Common Stock”) pursuant to the Share Exchange Agreement to the Sellers (whereby the number of shares of TM Common Stock that will be issued to the Sellers is 20.915 million with the possibility for the Sellers to earn up to an additional 15.0 million shares subject to the achievement of certain net income targets);

•	to amend TM’s Amended and Restated Certificate of Incorporation to change TM’s corporate name to “China MediaExpress Holdings, Inc.,” delete certain provisions that relate to us as a blank check company and create perpetual existence (the “Charter Amendment Proposal”);

•	to amend TM’s Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance (the “Authorized Share Increase Proposal”);

•	to elect six persons to TM’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified (the “Election of Directors Proposal”); and

•	to approve any adjournment or postponement of the Special Meeting to a later date or time or dates or times if necessary for the purpose of soliciting additional proxies (the “Adjournment Proposal”).

Please be aware that if the Transaction is completed, each holder of IPO Shares who votes such shares either “FOR” or “AGAINST” the Transaction may, at the time of such vote, elect to convert those IPO Shares to cash following the procedures described in this document.

Pursuant to TM’s Amended and Restated Certificate of Incorporation, TM is required to obtain stockholder approval of the Transaction. Pursuant to certain rules of the NYSE Amex, TM is required to obtain stockholder approval of the issuance of TM Common Stock in connection with the Transaction. In addition, TM and CME have agreed that they will work together to, subject to stockholder approval, use their commercially reasonable efforts to cause the name of TM to be changed to “China MediaExpress Holdings, Inc.” (or such other name as TM and the Sellers mutually agree upon) immediately after the consummation of the Transaction.

The Transaction Proposal is conditioned upon the approval of the Initial Charter Amendment Proposal No. 2 and, in the event the Initial Charter Amendment Proposal No. 2 does not receive the necessary vote to approve that proposal, then the Transaction Proposal will not be presented for approval. Each of the Share Issuance Proposal, the Charter Amendment Proposal and the Authorized Share Increase Proposal are conditioned upon the approval of the Transaction Proposal and, in the event the Transaction Proposal does not receive the necessary vote to approve that proposal, then none of those proposals will be presented for approval. If the Transaction Proposal is approved but the Share Issuance Proposal or the Charter Amendment Proposal are not approved, TM could be deemed to have failed to perform certain covenants under the Share Exchange Agreement, allowing the Sellers to terminate the Share Exchange Agreement or seek indemnification thereunder.

The Election of Directors Proposal and the Adjournment Proposal are not conditioned upon the approval of any of the other proposals, but if the Transaction Proposal is not approved, none of the proposals will be presented for approval.

In connection with the vote required for the Transaction, our pre-IPO stockholders (our “Initial Stockholders”), directors and officers have previously agreed to vote all of the 2,250,000 shares of TM Common Stock which are beneficially owned by them, representing approximately 18.0% of the shares of TM Common Stock outstanding as of the record date, in accordance with the vote of the majority of shares of TM Common Stock voted by the public shareholders other than our Initial Stockholders (our “public stockholders”). This voting arrangement does not apply to any other shares our Initial Stockholders may purchase in the future. Accordingly, they may vote these shares on a proposed business combination any way they chose. Currently, our Initial Stockholders do not own any shares of TM Common Stock which are not subject to this voting arrangement. In addition, TM’s officers, directors, initial stockholders or their affiliates who may purchase IPO Shares, would be entitled to convert such shares in accordance with the procedures described in this Proxy Statement. In no event will our Initial Stockholders be entitled to convert the 2,250,000 shares they acquired before the IPO. Currently, no such persons own such IPO Shares and should they acquire such IPO Shares, they do not intend to exercise conversion rights with respect thereto. The ability of TM’s officers, directors, initial stockholders and their affiliates to convert any IPO Shares they purchase to help secure approval of the Transaction may facilitate the purchase of more shares for this purpose.

In addition, if the Initial Charter Amendment Proposal No. 2 is approved and the Transaction is consummated, each public stockholder who votes either for or against the Transaction will have the right to contemporaneously elect to have his or her shares of TM Common Stock converted into cash regardless of whether he or she votes for or against the Transaction. If the Initial Charter Amendment Proposal No. 2 is not approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date, the Transaction Proposal will not be presented to the stockholders for a vote and the Transaction will not be consummated. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the trust account (the “Trust Account”) into which were placed the proceeds of our initial public offering (the “IPO”), divided by the number of shares sold in our IPO (10,255,000). As of August 31, 2009, $81,075,868 (equating to approximately $7.91 per share), net of taxes payable, was in the Trust Account.

TM will proceed with the Transaction only if (1) the Initial Charter Amendment Proposal No. 2 is approved, and (2) a majority of the shares of common stock present at the meeting and voted by the public stockholders are voted in favor of the Transaction. The Initial Stockholders have previously agreed not to demand conversion of any shares of TM Common Stock owned by them.

If a stockholder vote on this Transaction is held and the Transaction is not approved, TM will not try to consummate a business combination with a different target. If TM does not consummate a business combination by October 17, 2009, its corporate existence will cease by operation of law and it will promptly distribute only to its public stockholders (including its existing stockholders to the extent they have purchased shares in its IPO or in the aftermarket) the amount in the Trust Account (including any accrued interest then remaining in the Trust Account) plus any remaining net assets. If a liquidation were to occur, based on the amount in the Trust Account as of August 31, 2009, $81,075,868, net of estimated taxes payable), the initial per share liquidation price would be approximately $7.91. Because the Trust Account will continue to earn interest and incur taxes on such interest until the date of liquidation, and because the Trust Account may be subject to the claims of creditors, the actual liquidation price may be more or less than approximately $7.91 per share.

TM shares of common stock, warrants and units are quoted on the NYSE Amex under the symbols “TMI”, “TMI.WS” and “TMI.U,” respectively. On September 25, 2009, the closing price of TM Common Stock, warrants and units was $7.90, $0.20 and $7.80, respectively.

After careful consideration, TM’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the approval of each of the following proposals: (i) the Initial Charter Amendment No. 1, (ii) the Initial Charter Amendment No. 2, Proposal, (iii) the Transaction Proposal, (iv) the Share Issuance Proposal, (v) the Charter Amendment Proposal, (vi) the Authorized Share Increase Proposal, (vii) the Election of Directors Proposal, and (viii) the Adjournment Proposal.

The accompanying Proxy Statement provides detailed information concerning the foregoing proposals and certain additional information, including, without limitation, the information set forth under the section entitled “Risk Factors”, all of which you are urged to read carefully. It is important that your TM Common Stock be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

Certain financial and other information from TM’s annual report on Form 10-K for the fiscal year ended December 31, 2008 and from TM’s quarterly report on Form 10-Q for the six months ended June 30, 2009 is included in the accompanying Proxy Statement.

I look forward to seeing you at the Special Meeting.

Sincerely,

/s/  Theodore S. Green
Theodore S. Green
Chairman of the Board, Co-Chief Executive Officer
and Interim Chief Financial Officer

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY VOTE YOUR SHARES AND SUBMIT YOUR PROXY BY TELEPHONE OR BY INTERNET, OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY FORM IN THE ENCLOSED ENVELOPE. IF YOU RETURN A PROXY WITH YOUR SIGNATURE BUT WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

SEE “RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE PROPOSED ACQUISITION SINCE, UPON THE CONSUMMATION OF THE TRANSACTION, THE OPERATIONS AND ASSETS OF CME WILL ESSENTIALLY CONSTITUTE ALL OF THE OPERATIONS AND ASSETS OF TM.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This Proxy Statement is dated October 2, 2009 and is first being mailed to TM stockholders on or about October 5, 2009.

TM ENTERTAINMENT AND MEDIA, INC.
307 EAST 87TH STREET
NEW YORK, NEW YORK 10128

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 15, 2009

TO THE STOCKHOLDERS OF

TM ENTERTAINMENT AND MEDIA, INC.:

NOTICE IS HEREBY GIVEN that the special meeting (the “Special Meeting”) of stockholders of TM Entertainment and Media, Inc., a Delaware corporation (“TM”), will be held at 10:00 a.m., local time, on October 15, 2009, at the offices of Morrison Cohen LLP located at 909 Third Avenue, New York, New York 10022 for the purpose of considering and voting upon the following proposals:

•	to amend TM’s Amended and Restated Certificate of Incorporation to remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights (the “Initial Charter Amendment Proposal No. 1”);

•	to amend TM’s Amended and Restated Certificate of Incorporation to remove the requirement that only holders of the IPO Shares who vote against the Transaction (as defined below) may convert their IPO Shares into cash (the “Initial Charter Amendment Proposal No. 2”); (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.)

•	to approve the purchase by TM of all of the issued and outstanding capital stock of Hong Kong Mandefu Holding Limited (“CME”) pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of May 1, 2009 among TM, CME, Zheng Cheng, Thousand Space Holdings Limited and Bright Elite Management Limited (collectively, the “Sellers”), Fujian Zong Heng Express Information Technology Co., Ltd., Fujian Fenzhong Media Co., Ltd., Ou Wen Lin and Qingping Lin, referred to as the “Transaction” and the transactions contemplated thereby (the “Transaction Proposal”), resulting in CME becoming a direct wholly-owned subsidiary of TM;

•	to approve the issuance of shares (the “Share Issuance Proposal”) of TM common stock, par value $0.001 per share (“TM Common Stock”), pursuant to the Share Exchange Agreement to the Sellers (whereby the number of shares of TM Common Stock that will be issued to the Sellers is 20.915 million with the possibility for the Sellers to earn up to an additional 15.0 million shares subject to the achievement of certain net income targets;

•	to amend TM’s Amended and Restated Certificate of Incorporation to change TM’s corporate name to “China MediaExpress Holdings, Inc.,” delete certain provisions that relate to us as a blank check company and create perpetual existence (the “Charter Amendment Proposal”);

•	to amend TM’s Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance (the “Authorized Share Increase Proposal”);

•	to elect six persons to CME’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified (the “Election of Directors Proposal”); and

•	to approve any adjournment or postponement of the Special Meeting to a later date or time or dates or times if necessary for the purpose of soliciting additional proxies (the “Adjournment Proposal”).

Please be aware that if the Transaction is completed, each holder of IPO Shares who votes such shares either “FOR” or “AGAINST” the Transaction may, at the time of such vote, elect to convert those IPO Shares to cash following the procedures described in this document.

Our board of directors has fixed the close of business on September 21, 2009 as the record date (the “Record Date”) for determining TM stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment or postponement thereof. Only holders of record of TM Common Stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment or postponement.

Your vote is important.  Please submit your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting.

If you are a stockholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held of record by a broker, bank or nominee, you may provide the record holder of your shares with instructions on how to vote your shares, or you may also cast your vote in person at the Special Meeting by obtaining a proxy from your broker, bank or nominee.

On the Record Date, there were 12,505,000 outstanding shares of TM Common Stock, of which 10,255,000 were issued to the public in TM’s initial public offering (the “IPO”; such shares, the “IPO Shares”) and 2,250,000 were issued prior to its IPO to its Initial Stockholders, each of which is entitled to one vote per share at the Special Meeting. The holders of the shares issued prior to TM’s IPO are beneficially held by its directors and executive officers, each of whom has agreed to vote all of his shares with respect to the Transaction Proposal only in accordance with the majority of the votes cast by the holders of the IPO Shares. If holders of a majority of the IPO Shares voting in person or by proxy at the Special Meeting vote against, or abstain with respect to, the Transaction Proposal, such proposal shall not be approved.

Your vote is important, whether or not you plan to attend the special meeting, please promptly vote your shares and submit your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope. You may also vote by telephone or the internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. If you return a proxy with your signature but without an indication of how you wish to vote, your proxy will be voted “for” each of the proposals.

Any proxy may be revoked at any time prior to its exercise by delivery of a later dated proxy, by notifying Theodore S. Green, our Co-Chief Executive Officer, in writing before the Special Meeting, or by voting in person at the Special Meeting. By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

Your attention is directed to the Proxy Statement accompanying this notice (including the annexes thereto) for a more complete statement regarding the matters proposed to be acted on at the Special Meeting. We encourage you to read this Proxy Statement carefully. If you have any questions or need assistance voting your shares, please contact either TM and its representatives at (212) 289-6942 or our proxy solicitor MacKenzie Partners, Inc., by telephone at (800) 322-2885 or by email at proxy@mackenziepartners.com.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/  Theodore S. Green
Theodore S. Green
Chairman of the Board, Co-Chief Executive Officer
and Interim Chief Financial Officer

Dated: October 2, 2009

i

v

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about our:

•	Ability to complete the Transaction;

•	Success in retaining or recruiting, or changes required in, our management or directors following the Transaction;

•	Potential inability to obtain additional financing to complete a business combination;

•	Change in control if we acquire CME for stock;

•	Public securities’ limited liquidity and trading;

•	The delisting of our securities from the NYSE Amex or an inability to have our securities listed on the NYSE Amex following the Transaction;

•	Our goals and strategies;

•	Our future prospects and market acceptance of our advertising network;

•	Our future business development, financial condition and results of operations;

•	Projected changes in revenues, costs, expense items, profits, earnings, and other estimated financial information;

•	Our ability to manage the growth of our existing advertising network on inter-city express buses and expansion to prospective advertising network on high speed railways;

•	Trends and competition in the out-of-home advertising media market in China;

•	Changes in general economic and business conditions in China; and

•	Chinese laws, regulations and policies, including those applicable to the advertising industry.

The forward-looking statements contained or incorporated by reference in this Proxy Statement are based on our current expectation and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statement. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in this Proxy Statement, including in the section entitled “RISK FACTORS”, and our other SEC Filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

References in this report as to “we,” “us” or “our Company” refer to TM Entertainment and Media, Inc. References in this report to “CME” refer to Hong Kong Mandefu Holding Limited. References to “public stockholders” refer to holders of shares of common stock sold as part of the units in our IPO, including any of our stockholders existing prior to our IPO to the extent that they purchased or acquired such shares.

SUMMARY OF THE PROXY STATEMENT

References in this report as to “we,” “us” or “our Company” refer to TM Entertainment and Media, Inc., a Delaware corporation (“TM”). References to “Public Stockholders” refer to holders of shares of common stock sold as part of the units in our initial public offering (the “IPO”), including any of our stockholders existing prior to our IPO to the extent that they purchased or acquired such shares.

This Proxy Statement relates to a proposed purchase of all of the issued and outstanding capital stock of Hong Kong Mandefu Holding Limited (“CME”) pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of May 1, 2009 and amended as of September 30, 2009, among TM, CME, Zheng Cheng, Thousand Space Holdings Limited and Bright Elite Management Limited (collectively, the “Sellers”), Fujian Zong Heng Express Information Technology Co., Ltd. (“Fujian Express”), Fujian Fenzhong Media Co., Ltd. (“Fujian Fenzhong”), Ou Wen Lin and Qingping Lin (collectively, Fujian Express, Fujian Fenzhong, Ou Wen Lin, Qingping Lin and the Sellers are referred to herein as the “CME Parties”) resulting in CME becoming a direct wholly-owned subsidiary of TM, referred to herein as (the “Transaction.”)

This summary highlights selected information from this Proxy Statement and does not contain all of the information that is important to you. To better understand the proposals being considered at the Special Meeting, you should carefully read this entire Proxy Statement and the other documents to which it refers you, including the Share Exchange Agreement attached as Annex A to this Proxy Statement, and the other agreements, instruments and documents attached as annexes to this Proxy Statement.

The Parties

TM

TM is a Delaware blank check company incorporated on May 1, 2007 in order to serve as a vehicle for the acquisition of an operating business in the entertainment, media, digital and communications industries. See section entitled “INFORMATION ABOUT TM ENTERTAINMENT AND MEDIA, INC.” As discussed in this Proxy Statement, on May 4, 2009, we announced that we had entered into a definitive agreement to, among other things, purchase from the Sellers all of the issued and outstanding capital stock of CME.

The mailing address of TM’s principal executive office is 307 East 87th Street, New York, New York 10128, and its telephone number is (212) 289-6942.

The Sellers

The Sellers own collectively all of the issued and outstanding capital stock of CME.

CME

CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’S majority shareholder, operates the largest television advertising network on inter-city express buses in China. All references in this Proxy Statement to “CME’s advertising network”, “CME’s customers”, CME’s operations in general and similar connotations, refer to Fujian Fenzhong, an entity which is controlled by CME through contractual agreements and which operates the advertising network. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations. See the sections entitled “RISK FACTORS — Risks Related to CME’s Corporate Structure” and “CME’S CORPORATE STRUCTURE — Contractual Arrangements”. CME generates revenues by selling advertising on its network of television displays installed on inter-city express buses in China. See section entitled “INFORMATION ABOUT HONG KONG MANDEFU HOLDING LIMITED (“CME”) — Business Summary.”

As of June 30, 2009, the number of inter-city express buses within CME’s network exceeded 16,000 and covered inter-city express bus services originating in eleven regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and seven economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan, Hubei, Anhui and Hebei.

CME has entered into long-term framework agreements with 40 bus operator partners for terms ranging from five to eight years. Pursuant to these agreements, CME pays the bus operators concession fees for the right to install its displays and automated control systems inside their buses and display entertainment content and advertisements. CME’s entertainment content is provided by third parties and advertisements are provided by its clients.

In October 2007, CME entered into a five-year cooperation agreement with an entity affiliated with the Ministry of Transport of the People’s Republic of China to be the sole strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. The cooperation agreement also gave CME exclusive rights to display advertisements on the system. CME believes its status as the sole strategic alliance partner designated by an entity affiliated with the Ministry of Transport and the exclusive rights to display advertisements on the system has facilitated its historical expansion and is expected to continue to provide them with a competitive advantage in the future.

During the year ended December 31, 2008, more than 400 advertisers had purchased advertising time on CME’s network either through advertising agents or directly from CME. Some of these clients have purchased advertising time from CME for more than three years, including Hitachi, China Telecom, Toyota, Siemens and China Pacific Life Insurance. CME has attracted several well-known international and national brands to its advertising network, including Coca Cola, Pepsi, Wahaha, Siemens, Hitachi, China Telecom, China Mobile, China Post, Toyota, Bank of China, and China Pacific Life Insurance. While CME is unable to determine the exact dollar amount paid by these individual advertisers who purchase advertising through a third party agency, CME is able to determine, based on the number of ads run for these advertisers, that these advertisers comprise a significant portion the advertising on CME’s network. For the years ended December 31, 2006, 2007 and 2008, CME generated total net revenues of $4.0 million, $25.8 million and $63.0 million, respectively. During the same periods, CME had net income of $0.9 million, $7.0 million and $26.4 million, respectively.

The Transaction

The Share Exchange Agreement

•	Pursuant to the Share Exchange Agreement, TM will purchase from the Sellers 100% of the outstanding equity of CME and TM will issue at closing 20.915 million newly issued shares of common stock of TM (the “TM Common Stock”), and pay $10.0 million in three year, no interest promissory notes. See sections entitled “THE TRANSACTION PROPOSAL” and “THE SHARE EXCHANGE AGREEMENT”. Following the consummation of the Transaction, TM will own 100% of the issued and outstanding capital stock of CME.

•	In addition, the Sellers may earn up to an additional 15.0 million shares of TM subject to the achievement of the following net income targets for 2009, 2010 and 2011:

Year	Net Income (RMB)	Net Income (US$)(1)	Shares

2009	287.0 million	$42.0 million	1.0 million
2010	570.0 million	$83.5 million	7.0 million
2011(2)	889.0 million	$130.2 million	7.0 million

(1)	Based on current exchange rate of 6.83 RMB/US$.

(2)	If TM’s adjusted net income for 2009, 2010 or 2011 does not equal or exceed the targeted net income threshold for such fiscal year, the earn-out shares in respect of such fiscal year will not be issued to the Sellers; provided, however, that if TM’s adjusted net income in the fiscal year immediately succeeding such non-achieving fiscal year exceeds the sum of (i) the targeted net income threshold for such immediately succeeding fiscal year (which, for the fiscal year ending December 31, 2012, the targeted net income threshold shall be RMB1,155,700,000 ($169.2 million)) and (ii) the shortfall amount for the non-achieving fiscal year, then the earn-out shares in respect of such non-achieving fiscal year will be issued to the Sellers.

CME’s net income in the fiscal year ended December 31, 2008 was US$26.4 million.

•	Sellers will also be entitled to receive up to $20.9 million of the cash proceeds from the exercise of TM’s publicly held warrants to the extent a sufficient number of these warrants are exercised. These warrants are held publicly and it is unknown if or when any of these warrants will be exercised. Warrants to purchase approximately 3.8 million shares of TM Common Stock would need to be exercised in order to generate sufficient proceeds to pay the full $20.9 million to the Sellers. We are required to pay the applicable proceeds from the exercise of these warrants to the Sellers within 15 days after the end of the first full fiscal quarter ending after the closing of the Transaction and each fiscal quarter ending thereafter, until the full amount is paid to the Sellers. TM may redeem these warrants at a price of $0.01 per warrant at any time while the warrants are exercisable, if, and only if, the last sales price of TM’s Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending 3 business days before TM sends a notice of redemption. While we may have the right to redeem the warrants prior to the payment of the proceeds from their exercise to the Sellers, it is expected that holders of warrants will exercise such warrants before the conditions to our right to redeem are met. The $20.9 million of additional consideration payable to the existing shareholders of CME when and if TM’s publicly-traded warrants are exercised was part of the negotiation of the transaction consideration between TM and CME. We believe that such additional consideration was a material factor to the existing CME shareholders, and that the existing CME shareholders evaluated the likelihood that they would receive such proceeds in deciding whether or not to enter into the Share Exchange Agreement with TM.

•	Based on the closing price of TM Common Stock as of September 25, 2009, the total value of the of the consideration to be received by the Sellers (assuming all of the ‘‘earn-out” shares are earned) is approximately $320.5 million.

•	In addition, TM paid $150,000 to CME’s certified public accountants as partial payment of such accountants’ fees for the account of CME on May 4, 2009.

In addition, as part of an amendment to the Share Exchange Agreement, our Initial Stockholders agreed to transfer 750,000 shares of TM Common Stock owned by them to the Sellers upon the closing of the transaction contemplated by the Share Exchange Agreement and to sign lock-ups of up to 2 years with respect to 2,100,000 warrants owned by them.

A copy of the Share Exchange Agreement is attached as Annex A to this Proxy Statement. We encourage you to read it in its entirety.

Post-Closing Ownership of TM Common Stock

Immediately prior to consumation of the Transaction, the officers and directors of TM will beneficially own 18.0% of the TM Common Stock outstanding at the time. The following tables set forth the projected ownership of TM’s Common Stock immediately following Transaction, based on various scenarios, after giving effect to the sale of 750,000 shares owned by our Initial Stockholders to the Sellers and assuming that (i) the Sellers achieve the maximum equity earn-out from 2009 to 2012, (ii) the holders of 100% of the outstanding TM Common Stock issued in our IPO vote for or against the Transaction and demand such stock be converted into cash (“Maximum Conversions”), (iii) that all outstanding warrants are exercised, and (iv) that Pali exercises its option to purchase 700 units and the exercise of the warrants issuable pursuant to such option, for a total of 1,400,000 shares of TM Common Stock (the “Pali Option”).

The following table sets forth the projected ownership of TM’s Common Stock immediately following the Transaction, excluding any warrants held by TM stockholders and the Pali Option.

	Excluding Earn-Out		Including Earn-Out
		Assuming		Assuming
	Assuming No	Maximum	Assuming No	Maximum
	Conversions	Conversions	Conversions	Conversions

Current TM officers and directors	4.5%	6.4%	3.1%	3.9%
Current TM stockholders (including current TM officers and directors)	35.1%	6.4%	24.2%	3.9%
Sellers	64.6%	93.1%	75.6%	95.8%

The following table sets forth the projected ownership of TM’s Common Stock immediately following the Transaction, assuming the currently outstanding warrants of TM are exercised and the Pali Option is exercised in full.

	Excluding Earn-Out		Including Earn-Out
		Assuming		Assuming
	Assuming No	Maximum	Assuming No	Maximum
	Conversions	Conversions	Conversions	Conversions

Current TM officers and directors	7.6%	9.7%	5.8%	6.9%
Current TM stockholders (including current TM officers and directors)	51.0%	37.4%	38.7%	26.6%
Sellers	45.8%	58.5%	58.9%	70.5%

Representations, Warranties and Covenants

In the Share Exchange Agreement, each of TM and the CME Parties make customary representations and warranties (subject to certain exceptions), including agreements by TM and CME relating to the conduct of their respective business between the time the Share Exchange Agreement was signed and the consummation of the Transaction, as well as agree not to solicit alternative transactions to the Transaction.

See the sections entitled “THE SHARE EXCHANGE AGREEMENT — Representations and Warranties” and “THE SHARE EXCHANGE AGREEMENT — Covenants”.

Conditions to Closing

Consummation of the Transaction is conditioned on the TM Common Stockholders, voting as a group, approving the transactions.

The obligations of the CME Parties to consummate the transactions contemplated by Share Exchange Agreement, in addition to the conditions described above, are conditioned upon, among other things, that (i) there shall have been no material adverse effect with respect to TM since December 31, 2008, and (ii) TM shall have a sufficient amount of cash to pay $3.8 million of its fees and expenses incurred in connection with the proposed Transaction.

The obligations of TM to consummate the transactions contemplated by the Share Exchange Agreement are conditioned upon there having been no material adverse effect with respect to CME since December 31, 2008;

See the section entitled “THE SHARE EXCHANGE AGREEMENT — Conditions to Closing”.

Indemnification

The Sellers have agreed, on a pro rata basis and not jointly, to indemnify TM from any damages arising from breaches of any basic representation or warranty relating to capital structure and title to shares, proper corporate organization and similar corporate matters and authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents and breaches of any covenants, agreements or obligations in the Share Exchange Agreement to be performed or complied with by CME, Fujian Express or Fujian Fenzhong.

See the section entitled “THE SHARE EXCHANGE AGREEMENT — Indemnification”.

Termination

The Share Exchange Agreement contains certain termination rights for both TM and the Sellers under specified circumstances, including the Sellers’ right to terminate if the Transaction has not been consummated forty-five (45) days after TM receive final approval from and clearance by the SEC to mail the Proxy Statement to TM’s stockholders. See the section entitled “THE SHARE EXCHANGE AGREEMENT — Termination”.

Board of Directors

The parties have agreed that upon the closing of the Share Exchange Agreement, and for a period ending not sooner than March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date), the TM board of directors will consist of seven persons, of which the Sellers will initially designate five directors and TM will initially designate two directors. Of the five directors designated by the Sellers, at least three will be “independent directors” as such term is defined by Section 803 of the AMEX Company Guide, provided that the Company may amend, modify or terminate the requirement that the Sellers designate five directors and how many of those five must be independent directors with the consent of a majority of the independent directors then serving on the TM board.

See the section entitled “THE SHARE EXCHANGE AGREEMENT — Additional Agreements and Covenants”.

Lock-up Agreements

At the closing of the Transaction, the Sellers will enter into lock-up agreements with TM, providing, among other things, that they not sell or otherwise transfer any of the shares of TM Common Stock received in the business combination, subject to certain exceptions, for a period of 12 months from the closing date of the business combination or, with respect to the earn-out shares, from the date of issuance of such shares, for those shares beneficially owned by Mr. Cheng; and six months from the closing date of the business combination or, with respect to the earn-out shares, from the date of issuance of such shares, for those shares beneficially owned by Thousand Space Holdings Limited and Bright Elite Management Limited.

See the section entitled “CERTAIN AGREEMENTS RELATING TO THE TRANSACTION — Lock-Up Agreements”. Copies of the forms of Lock-up Agreements are attached as Annex B to this Proxy Statement. We encourage you to read them in their entirety.

Registration Rights Agreements

Upon consummation of the Transaction, TM and the Sellers will enter into a Registration Rights Agreement pursuant to which TM will grant to the Sellers certain “demand” and “piggyback” registration rights with respect to the shares of TM Common Stock received by the Sellers as consideration in the Transaction.

See the section entitled “CERTAIN AGREEMENTS RELATING TO THE TRANSACTION — Registration Rights Agreement”. A copy of the form of the Registration Rights Agreement is attached as Annex C to this Proxy Statement. We encourage you to read it in its entirety.

Voting Agreement

At the consummation of the Transaction, Theodore S. Green and Malcolm Bird will enter into a Voting Agreement with the Sellers. The Voting Agreement provides, among other things, that, until March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date) at any meeting called or action taken for the purpose of electing directors to the TM board of directors, each Seller agrees to vote for two directors nominated by Mr. Green and Mr. Bird on behalf of the TM stockholders. See the section entitled “CERTAIN AGREEMENTS RELATING TO THE TRANSACTION —

Voting Agreement”. A copy of the form of the Voting Agreement is attached as Exhibit D to this Proxy Statement. We encourage you to read it in its entirety.

Employment Agreement

Mr. Cheng has entered into a 5 year employment agreement with Fujian Fenzhong effective as of December 1, 2008, which will continue in effect following the consummation of the business combination. See the section entitled “CERTAIN AGREEMENTS RELATING TO THE TRANSACTION — Employment Agreement”.

Satisfaction of Requirement that the Transaction has a Fair Market Value Equal to at least 80.0% of TM’s Net Assets

It is a requirement of TM’s Amended and Restated Certificate of Incorporation that the initial business acquired by TM has a fair market value equal to at least 80.0% of TM’s net assets at the time of acquisition. Based solely on its evaluation of the consideration to be paid in the Transaction, TM’s board of directors determined that this requirement was met and exceeded. See the sections entitled “THE TRANSACTION PROPOSAL — Recommendation of the Board of Directors and Reasons for the Transaction” and “— Satisfaction of Requirement that the Transaction has a Fair Market Value Equal to at least 80.0% of TM’s Net Assets”.

Issuance of TM Common Stock

Pursuant to the Share Exchange Agreement, TM will purchase from the Sellers 100% of the outstanding equity of CME and TM will issue at closing 20.915 million newly issued shares of TM Common Stock and pay $10.0 million in three year, no interest promissory notes. In addition, the Sellers may also earn up to an additional 15.0 million newly issued shares of TM Common Stock subject to the achievement of certain net income targets for 2009, 2010 and 2011.

Certain NYSE Amex rules require that we obtain the approval of our stockholders in connection with any transaction in which (i) the present or potential issuance of TM Common Stock could result in an increase in the shares of TM Common Stock outstanding of 20.0% or more or (ii) the issuance of such securities will result in a change of control of TM. As a result, we have decided to seek the approval of our stockholders for the issuance of TM Common Stock in connection with the Transaction and the listing of such issued TM Common Stock on the NYSE Amex. See the section entitled “THE SHARE ISSUANCE PROPOSAL”.

The Initial Charter Amendment Proposals

The initial amendments of TM’s Amended and restated Certificate of Incorporation are being proposed in order to (i) remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights, and (ii) remove the requirement that only holders of the IPO Shares who vote against the Transaction (as defined below) may convert their IPO Shares into cash. (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.) See section entitled “THE INITIAL CHARTER AMENDMENT PROPOSALS”.

Since our initial public offering prospectus did not disclose the amendments contemplated by the Initial Charter Amendment Proposals, holders of IPO Shares at the time of the Transaction who purchased such shares in the IPO may have securities law claims against us for recission. See section entitled “THE INITIAL CHARTER AMENDMENT PROPOSALS — Recission Rights”.

The purpose of the Initial Charter Amendment Proposals is to increase the likelihood that the Transaction is approved and all allow all shareholders who either vote for or against the Transaction to convert their IPO Shares. By eliminating the requirement that no more than 30% of the IPO Shares seek conversion in order to consummate the Transaction and by allowing shareholders to vote for or against the Transaction to convert, we are eliminating the ability of holders of 30% of TM’s IPO Shares to “veto” the Transaction notwithstanding its approval by a majority, effectively reducing the threshold vote needed to approve the transaction from 70% to 50% of the votes cast and reducing the incentive for shareholders to vote against the Transaction.

We have conditioned the Transaction Proposal on the adoption of the Initial Charter Amendment Proposal No. 2 in order to assure that stockholders whose primary goal is to receive the Trust value for their shares, whether through conversion or liquidation, receive such value even if they choose to vote in favor of the Transaction Proposal. By doing so we have precluded the possibility that a stockholder who intends to convert and who votes in favor of the Transaction Proposal would not receive the Trust value if the Transaction Proposal is approved but the Initial Charter Amendment Proposal No. 2 is not. As presented, such a stockholder can provide a proxy to vote in favor of the Transaction Proposal knowing that under all circumstances he will be guaranteed to receive the Trust value. We believe that had we not made the presentation of the Transaction Proposal conditioned on the adoption of Initial Charter Amendment Proposal No. 2, in order to preserve these rights for stockholders, we would have had to give such stockholders the opportunity to vote on the Transaction Proposal on a conditional basis, voting in favor only if Initial Charter Amendment Proposal No. 2 was adopted, and voting against if it was not.

The Charter Amendment and Authorized Share Increase Proposal

The amendment of TM’s Amended and Restated Certificate of Incorporation is being proposed in order to change TM’s corporate name to “China MediaExpress Holdings, Inc.,” increase the number of shares authorized for issuance, delete certain provisions that relate to us as a blank check company and create perpetual existence. The increase in the number of shares authorized for issuance is necessary to have sufficient shares available to issue in the Transaction, including the potential earn-out shares. The additional authorized shares may also be used in securing stockholder approval of the Transaction, including through a “permitted financing.” See the section entitled “THE SPECIAL MEETING — Actions That May be Taken to Secure Approval of TM’s Stockholders”. See the sections entitled “THE CHARTER AMENDMENT PROPOSAL” and “THE AUTHORIZED SHARE INCREASE PROPOSAL”.

The form of the certificate of amendment of TM’s Amended and Restated Certificate of Incorporation to change TM’s corporate name, increase the number of shares authorized for issuance, delete certain provisions that relate to us as a blank check company and create perpetual existence is attached as Annex E to this Proxy Statement. We encourage you to read it in its entirety.

TM’s Board of Directors and Management

TM’s board of directors currently consists of five directors, divided into three classes. Each year, one class is elected to serve for a term of three years. However, since we did not hold an annual meeting in 2008, we are asking stockholders to elect the first class of directors to serve for a term of two years and to elect the second class of directors to serve for a term of three years. Messrs. Jonathan F. Miller and Malcolm Bird currently serve in classes one and two, respectively. Theodore S. Green currently serves as a class three director whose term does not expire until our annual meeting to be held in 2010. However, Mr. Green has agreed to stand for re-election a year early and, if elected, will be elected for a new three-year term in the second class of directors.

The parties have agreed that upon the closing of the Share Exchange Agreement, and for a period ending not sooner than March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date), the TM board of directors will consist of seven persons, of which the Sellers will initially designate five directors and TM will initially designate two directors. Of the five directors designated by the Sellers, at least three will be “independent directors” as such term is defined by Section 803 of the AMEX Company Guide, provided that the Company may amend, modify or terminate the requirement that the Sellers designate five directors and how many of those five must be independent directors with the consent of a majority of the independent directors then serving on the TM board.

The board of directors shall establish and maintain an Audit Committee which shall consist of three Independent Directors, of which one shall be designated as the Chairman of the Audit Committee, who shall be an expert in the field of media finance, and whom shall be designated as part of the class of directors whose term expires three years after he or she is elected.

We expect that, subject to election at the Special Meeting by our stockholders, Theodore S. Green and Malcolm Bird, current directors of TM, will continue serving as members of TM’s board of directors immediately following the consummation of the Transaction. In addition, upon consummation of the Transaction, subject to election at the Special Meeting by all stockholders, Zheng Cheng, Jacky Lam, George Zhou and Marco Kung, will fill the vacancies created by the expansion of TM’s board of directors to six members.

In connection with the consummation of the Transaction, we expect that Theodore S. Green and Malcolm Bird will resign as officers of TM, and that we will appoint Zheng Cheng as Chief Executive Officer of TM.

For more information, please see the sections entitled “MANAGEMENT — Directors, Management and Key Employees Following the Transaction”.

Adjournment

In the event there are not sufficient votes at the time of the Special Meeting to approve the Transaction Proposal, the Share Issuance Proposal, the Election of Directors Proposal and the Charter Amendment Proposal, the chairperson of the Special Meeting may adjourn the Special Meeting to a later date or time or dates or times, if necessary, to permit further solicitation of proxies. Approval of the adoption of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of TM Common Stock present, in person or by proxy, at the Special Meeting. See the section entitled “THE ADJOURNMENT PROPOSAL” starting on page 102.

The Special Meeting

Date, Time and Place

The Special Meeting will be held at 10:00 a.m., local time, on October 15, 2009, at the offices of Morrison Cohen LLP located at 909 Third Avenue, New York, New York 10022.

Voting Power; Record Date

You will be entitled to vote or direct the vote of your TM Common Stock at the Special Meeting if you owned TM Common Stock at the close of business on September 21, 2009, the record date for the Special Meeting. You will have one vote for each share of TM Common Stock you own at that time. Warrants to purchase TM Common Stock do not have voting rights.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of TM Common Stock constitutes a quorum at the Special Meeting.

Required Vote

Pursuant to TM’s Amended and Restated Certificate of Incorporation, TM is required to obtain stockholder approval of the Transaction. Approval of the Transaction Proposal requires the affirmative vote of a majority of the shares of TM Common Stock that were issued in our IPO and voted on the matter in person or by proxy entitled to vote at the Special Meeting. Approval of the Share Issuance Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares of TM Common Stock voted on the matter either in person or by proxy and entitled to vote at the Special Meeting, and the Initial Charter Amendment Proposals (No. 1 and No. 2), the Charter Amendment Proposal and the Authorized Share Increase Proposal will require the affirmative vote of holders of a majority of the outstanding TM Common Stock. To be elected under the Election of Directors Proposal, a nominee must receive a plurality of the votes cast on the matter either in person or by proxy and entitled to vote at the Special Meeting.

At the close of business on September 21, 2009, there were 12,505,000 shares of TM Common Stock outstanding and entitled to vote, which includes 2,250,000 shares beneficially owned by TM’s Initial Stockholders, officers and directors and 10,255,000 shares that were issued in our IPO. Each share of TM Common Stock entitles its holder to cast one vote per proposal.

In connection with the vote required for the Transaction, our Initial Stockholders, directors and officers have previously agreed to vote all of the 2,250,000 shares of TM Common Stock, representing approximately 18.0% of the shares of TM Common Stock outstanding as of the record date (excluding any warrants held by such persons), which are beneficially owned by them in accordance with the vote of the majority of shares of TM Common Stock held by our public stockholders, other than such shares held by our Initial Shareholders.

On March 31, 2009, TM announced that it reached an agreement with Opportunity Partners L.P., a fund in the Bulldog Investors (“Bulldog”) group of private investment funds in connection with Bulldog’s then ongoing consent solicitation and proposed proxy solicitation. In connection with the settlement, Bulldog agreed (i) to cease its efforts to effectuate an early windup of TM, (ii) not to oppose the board of directors at the next meeting of stockholders or otherwise seek to exercise control over the management of TM, (iii) to withdraw its demand to force TM to hold an annual meeting of stockholders, and (iv) to enter into a forward contract with TM or a third party whereby Bulldog would not vote its shares against a proposed business combination. As part of the settlement, TM agreed to name Gerald Hellerman to its Board of Directors, who is independent of both Bulldog and TM. In addition, TM reimbursed Bulldog for certain expenses it incurred in connection with its consent solicitation and proposed proxy solicitation. As of the date of this proxy, Bulldog owns 2,500,078 shares of TM Common Stock, representing an 20.0% ownership interest. A total of approximately $19.8 million would be paid to Bulldog to purchase its shares following the consummation of the Transaction, assuming all of Bulldog’s shares are acquired for the Trust value per share of $7.91. We believe the fact that Bulldog agreed to enter into a forward contract with TM enhances the likelihood that TM will receive stockholder approval for each of the proposals being voted upon at the Special Meeting. To date, no such forward contract has been entered into. It is expected that a forward contract with Bulldog will be entered into prior to the mailing of the proxy statement, although the parties may enter into such contract any time prior to the Special Meeting. The terms of such contract have not been agreed upon, but it is expected that TM would agree to purchase Bulldog’s shares of TM Common Stock following the consummation of the Transaction at a fixed price equal to the per share Trust Account liquidation value, which based on the amount in the Trust Account as of August 31, 2009, equals to approximately $7.91.

Our IPO prospectus did not disclose that funds in the trust account might be used to purchase common stock from holders thereof who have indicated their intention to vote against the acquisition and convert their shares into cash. Consequently, such use of the funds in the trust account might be grounds for a holder of our public stock who purchased such shares in our IPO, to seek rescission of the purchase of the units the holder acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of the shares caused by the alleged violation, together with interest, while retaining the shares.

Actions that May be Taken to Secure Approval of TM’s Stockholders

If, following the date of this proxy statement, TM determines that the Transaction Proposal may not receive sufficient votes at the Special Meeting for the acquisition to be consummated, TM, CME and the Initial Stockholders and/or their affiliates may enter into negotiations for one or more transactions with existing stockholders who have indicated, or are believed to have indicated, an intention to vote against the Transaction Proposal to sell their shares to one or more parties who would vote in favor of, the Transaction Proposal. See section entitled “THE SPECIAL MEETING — Actions That May be Taken to Secure Approval of TM’s Stockholders”. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated. If any such transactions are consummated, TM, TM’s executive officers and directors, the Initial Stockholders and any other applicable parties will promptly disclose such transactions by means of a supplement to this Proxy Statement and/or the filing of a Current Report on Form 8-K with the SEC and any other required filings.

TM believes that eliminating the requirement that holders of no more than 30.0% of the IPO Shares vote against the Transaction and extending the right to elect conversion to those holders of IPO Shares who vote for the Transaction, will increase the likelihood that the Transaction will be approved. Under the terms of Initial Charter Amendment Proposal No. 2, if the Transaction is approved and completed, stockholders holding IPO Shares who vote those shares either for or against the Transaction will have the opportunity to either (1) continue to hold their IPO Shares, or (2) elect at the time they vote to convert their IPO Shares into cash upon the closing of the Transaction. The Transaction Proposal is conditioned upon the approval of the Initial Charter Amendment Proposal No. 2 and, in the event the Initial Charter Amendment Proposal No. 2 does not receive the necessary vote to approve that proposal, then the Transaction Proposal will not be presented for approval.

See the section entitled “THE SPECIAL MEETING — Conversion Rights”.

The Share Exchange Agreement expressly allows TM to raise $50,000,000 in debt or equity to purchase shares of TM Common Stock issued in our IPO. We may use the proceeds of this financing in a variety of ways to secure the required vote to approve the Transaction, including through entering into agreements with our current public shareholders to purchase their shares if the Transaction is approved. Assuming such shares are acquired for the Trust value per share of $7.91 and that we raise and utilize a total of $50 million to purchase shares, we could potentially purchase up to approximately 6,321,113 shares, which represents more than 50% of our outstanding public shares. In addition to such “permitted financing”, we have an agreement with one of our existing public stockholders to enter into a contract to purchase 2,500,078 shares from such stockholder if the Transaction is approved. Together with the shares which could potentially be purchased in the “permitted financing”, these represent approximately 86% percent of our publicly outstanding shares, which would ensure that the Transaction is approved. These actions to obtain stockholder approval of the Transaction could significantly reduce the amount of funds available to the combined company following the transaction, materially increase such company’s debt and impact its relative ownership following the Transaction. Purchase of shares currently owned by TM stockholders will increase the Seller’s ownership of TM following the Transaction, as well as increase the relative percentage ownership of current TM stockholders who do not convert their shares. TM, CME or affiliates may purchase TM’s common stock to help secure approval of the Initial Charter Amendment Proposals.

See the section entitled “THE SPECIAL MEETING — Actions That May be Taken to Secure Approval of TM’s Stockholders”.

In the event that any purchases of TM’s shares of common stock are made by TM, CME or affiliates of either of them after the mailing of this proxy statement to stockholders but prior to the Special Meeting, TM will file a Current Report on Form 8-K relating to such purchases within four business days of such purchases or otherwise prior to the Special Meting. TM’s stockholders may not have sufficient time to consider the impact of such purchases before submitting their proxy, or if they have submitted a proxy, to revoke such proxy prior to the Special Meeting.

CME intends to purchase such number of TM’s publicly traded warrants as it determines in its sole discretion following the closing of the Transaction.

Proxies; Board Solicitation

Your proxy is being solicited by TM’s board of directors on each proposal being presented to stockholders at the Special Meeting. TM’s board of directors has hired Mackenzie Partners Inc., a proxy solicitation firm, to assist it in soliciting proxies. Proxies may be solicited in person or by mail, telephone or other electronic means. If you grant a proxy, you may still vote your shares of TM Common Stock in person, if you revoke your proxy before the Special Meeting.

The costs of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting of Shareholders, the Proxy Statement, the Proxies and the annual report will be borne by us. We have engaged MacKenzie Partners, Inc. (“Mackenzie”) as an independent proxy solicitor to assist in the distribution of proxy materials and the solicitation of votes for approximately $25,000 and reasonable out-of-pocket expenses. We expect that approximately 20 employees of MacKenzie will solicit proxies from our public’s stockholders. In addition, we have retained Pali Capital, Inc. (“Pali”), the representative of the underwriters of our IPO, as financial advisor, and in such role Pali will assist us in soliciting proxies. Pali will receive no consideration for this role, but will be reimbursed by us for reasonable out-of-pocket expenses. We expect that up to 20 employees of Pali will assist in soliciting proxies. In connection with our IPO we sold to Pali an option to purchase up to 700,000 units (consisting of one share of Common Stock and one warrant to purchase one share of Common Stock) for $10.00 per unit. In addition, $3,281,600 of the underwriting commissions and discounts payable to the underwriters in our IPO (including Pali) were deferred and placed in our trust account and will not be paid to the underwriters if we do not complete a business combination by October 17, 2009. Pali has agreed to waive its deferred underwriting fee in exchange for such number of shares of TM’s Common Stock owned by our Initial Stockholders to be agreed upon. We also will reimburse brokers who are holders of record of Common Stock for their reasonable out-of-pocket expenses in forwarding proxies and accompanying materials to the beneficial holders of such Common Stock. In addition to the use of the mails, Proxies may be solicited without extra compensation by our directors, officers and employees by telephone, telecopy, telegraph, email or personal interview.

Significant Stockholdings

The holdings of TM’s directors, officers and significant stockholders are detailed in the section entitled “BENEFICIAL OWNERSHIP OF TM SECURITIES”.

Certain U.S. Federal Income Tax Consequences

Neither TM nor its stockholders will recognize any gain or loss for U.S. federal income tax purposes, as a result of the Transaction. A stockholder of TM that exercises its IPO conversion rights generally will recognize gain or loss for U.S. federal income tax purposes on the conversion equal to the difference between (1) the amount of cash received by such stockholder pursuant to the conversion and (2) such stockholder’s tax basis in its stock in TM.

See the section entitled “THE TRANSACTION PROPOSAL — Certain U.S. Federal Income Tax Consequences of the Transaction”.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
AND THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. Please read this entire Proxy Statement.

I. Q:	Why am I receiving this Proxy Statement?

A:	TM has agreed to purchase 100% of the issued and outstanding capital stock of CME under the terms of the Share Exchange Agreement dated as of May 1, 2009 as amended as of September 30, 2009, among TM, CME and the Sellers, which are described in this Proxy Statement. A copy of the Share Exchange Agreement is attached to this Proxy Statement as Annex A. We encourage you to read it in its entirety. In this Proxy Statement we refer to the purchase by TM of the issued and outstanding capital stock of CME and the related transactions contemplated by the Share Exchange Agreement as the “Transaction.” Pursuant to TM’s Amended and Restated Certificate of Incorporation, TM is required to obtain stockholder approval of the Transaction.

In addition to voting on the Transaction Proposal, the stockholders of TM will be asked to vote on: (i) the Initial Charter Amendment Proposal No. 1, (ii) the Initial Charter Amendment Proposal No. 2, (iii) the Share Issuance Proposal, (iv) the Charter Amendment Proposal, (v) the Authorized Share Increase Proposal, (vi) the Election of Directors Proposal, and (vii) the Adjournment Proposal.

Pursuant to certain rules of the NYSE Amex, TM is required to obtain stockholder approval of the issuance of TM Common Stock in connection with the Transaction. In addition, TM and CME have agreed that they will work together to, subject to stockholder approval, use their commercially reasonable efforts to cause the name of TM to be changed to “China MediaExpress Holdings, Inc.” (or such other name as TM and the Sellers mutually agree upon) immediately after the consummation of the Transaction.

TM will hold a special meeting (the “Special Meeting”) of its stockholders at 10:00 a.m., local time, on October 15, 2009 to obtain these approvals. This Proxy Statement contains important information about the Special Meeting, the proposed Transaction and the other proposals to be presented to the TM stockholders. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this Proxy Statement.

II. Q:	Why are we allowed to make the amendments contemplated by the Initial Charter Amendment Proposals?

A:	As part of the Initial Charter Amendment Proposals (No. 1 and No. 2) we are removing (i) the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of IPO Shares exercise their conversion rights and (ii) the requirement that only holders of IPO Shares who vote against the Transaction may convert their IPO Shares into cash. While our Amended and Restated Certificate of Incorporation states that each of these relevant provisions cannot be amended prior to the consummation of a business combination, we have obtained the opinion of Delaware counsel, included in this proxy statement as Annex G, that the Initial Charter Amendment Proposals, if duly adopted by our board of directors and duly approved by the holders of a majority of our outstanding capital stock, all in accordance with the applicable provisions of the Delaware General Corporations Law, or DGCL, would be valid and effective when filed in accordance with the DGCL. See the section entitled “THE INITIAL CHARTER AMENMENT PROPOSALS — Rescission Rights.”

III. Q:	Why is TM proposing the Transaction?

A:	TM was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the entertainment, media, digital and communications industries and to seek out opportunities both domestically and internationally to take advantage of our management team’s experience in these markets. CME operates the largest digital television advertising network on inter-city express buses in China.

TM believes that CME is well positioned for growth and that ownership of CME will provide TM stockholders with an opportunity to participate in a business with a history of earnings and with growth potential. However, CME has a limited operating history, derives a significant portion of its revenues from a limited number of advertising clients, depends on one equipment supplier and relies on contractual arrangements with a third party to conduct its advertising business in China. The Transaction is intended to be a “business combination” under TM’s Amended and Restated Certificate of Incorporation, which TM must submit to its stockholders for approval prior to completion.

IV. Q:	What is being voted on?

A:	You are being asked to vote upon the following proposals:

• to approve the Initial Charter Amendment Proposal No. 1;

• to approve the Initial Charter Amendment Proposal No. 2;

• to approve the purchase by TM of CME pursuant to the Share Exchange Agreement and the transactions contemplated thereby (the “Transaction Proposal”);

• to approve the Share Issuance Proposal;

• to approve the Charter Amendment Proposal;

• to approve the Authorized Share Increase Proposal;

• to approve the Election of Directors Proposal; and

• to approve the Adjournment Proposal.

V. Q:	What is the relation between the Proposals?

A:	The Transaction Proposal is conditioned upon the approval of the Initial Charter Amendment Proposal No. 2 and, in the event the Initial Charter Amendment Proposal No. 2 does not receive the necessary vote to approve that proposal, then the Transaction Proposal will not be presented for approval. Each of the Share Issuance Proposal, the Charter Amendment Proposal and the Authorized Share Increase Proposal are conditioned upon the approval of the Transaction Proposal and, in the event the Transaction Proposal does not receive the necessary vote to approve that proposal, then none of those proposals will be presented for approval. If the Transaction Proposal is approved but any of the Share Issuance Proposal, or the Charter Amendment Proposal are not approved, TM would not be able to perform its obligations under Share Exchange Agreement, allowing the Sellers to terminate the Share Exchange Agreement.

Adoption of the Election of Directors Proposal and the Adjournment Proposal are not conditioned upon the adoption of any of the other proposals, but if the Transaction Proposal is not approved the Election of Directors Proposal will not be presented for approval.

VI. Q:	Who can vote at the Special Meeting?

A:	Holders of TM Common Stock at the close of business on September 21, 2009, the record date for the Special Meeting, may vote in person or by proxy on the proposals at the Special Meeting. On the record date, 12,505,000 shares of TM Common Stock were outstanding and entitled to vote at the Special Meeting. As of the record date, our Initial Stockholders, officers and directors beneficially owned approximately 18.0% of the outstanding shares of TM Common Stock (excluding any warrants held by such persons).

VII. Q:	Why is TM proposing to initially amend its Amended and Restated Certificate of Incorporation?

A:	TM is proposing to initially amend its Amended and Restated Certificate of Incorporation prior to the vote on the Transaction Proposal to: (i) remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights, and (ii) remove the requirement that only holders of the IPO Shares who vote against the Transaction may convert their IPO Shares into cash. (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.) This will increase the likelihood that the Transaction will be approved and will allow all holders of IPO Shares to convert such shares into cash if the Transaction is consummated regardless of whether they vote for or against the Transaction Proposal. These amendments would effectively reduce the threshold vote required to approve the Transaction from 70% to 50% of the votes cast, and would reduce the incentive for stockholders who wish to receive the Trust value for their shares to vote against the Transaction.

VIII. Q:	What vote is required in order to approve the Initial Charter Amendment Proposal?

A:	The approval of the Initial Charter Amendment Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of TM Common Stock.

IX. Q:	Since our initial public offering prospectus did not disclose what is being proposed at the meeting, what are my legal rights?

A:	You should be aware that neither our Amended and Restated Certificate of Incorporation nor our initial public offering prospectus contemplated the possibility of (i) removing the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights, or (ii) removing the requirement that only holders of the IPO Shares who vote against the Transaction may convert their IPO Shares into cash. This will allow all holders of IPO Shares to convert such shares into cash if the Transaction is consummated regardless of whether they vote for or against the Transaction Proposal. Accordingly, each holder of IPO Shares at the time of the Transaction who purchased such shares in the initial public offering may have securities law claims against us for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the initial public offering units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of our initial public offering (which, in the case of holders of IPO Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See the section entitled “THE INITIAL CHARTER AMENDMENT PROPOSALS — Rescission Rights.”

X. Q:	What vote is required in order to approve the Transaction Proposal?

A:	Under TM’s Amended and Restated Certificate of Incorporation, the approval of the Transaction will require the affirmative vote of holders of a majority of the shares of TM Common Stock that were issued in the IPO and voted on the matter either in person or by proxy and entitled to vote at the Special Meeting. Warrants to purchase TM Common Stock do not have voting rights, and TM is not asking the warrant holders to vote on the Transaction Proposal or the other proposals. If the Transaction Proposal is not approved, none of the other proposals will be presented for approval.

XI. Q:	How do the TM insiders intend to vote their shares?

A:	In connection with the vote required for any business combination, all of our Initial Stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the Public Stockholders. If the majority of Public Stockholders voting at the meeting, regardless of percent, vote to approve the business combination, our Initial Stockholders will vote all shares owned by them prior to our IPO in favor of the business combination. Similarly, if the majority of Public Stockholders voting at the meeting, regardless of percent, vote against the business combination, our Initial Stockholders will vote all shares owned by them prior to our IPO against the business combination. This voting arrangement does not apply to any other shares our Initial Stockholders may purchase in the future. Accordingly, they may vote these shares on a proposed business combination any way they chose. Currently, our Initial Stockholders do not own any shares of TM Common Stock which are not subject to this voting arrangement. TM will proceed with the business combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the business combination.

XII. Q:	What will I receive in the proposed Transaction?

A:	TM stockholders will continue to hold the shares of TM Common Stock that they owned prior to the Transaction.

XIII. Q:	Do TM stockholders have conversion rights?

A:	Yes. Assuming the Initial Charter Amendment Proposal is approved, with respect to a business combination which is approved and consummated, any public stockholder who voted either for or against the business combination may, at the time of voting, demand that TM convert his, hers, or its shares. If the Initial Charter Amendment Proposal No. 2 is not approved, TM will not complete the Transaction and will liquidate. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed business combination, divided by the number of shares of TM Common Stock held by public stockholders at the consummation of the Transaction. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the Trust Account divided by the number of shares of TM Common Stock issued in our IPO (10,255,000). Based on the amount in the Trust Account as of August 31, 2009 ($81,075,868, net of taxes payable), the per share conversion price would be approximately $7.91. However, the Trust Account will continue to earn interest and incur taxes on such interest until the consummation of the Transaction. In addition, our placing of funds in the Trust Account may not protect those funds from third party claims against us or other liabilities of TM. We cannot assure you that the per-share distribution from the Trust Account, if we liquidate, will not be less than $7.91. While we have sought and will continue to seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the funds held in the Trust Account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share conversion price may be less than approximately $7.91. Furthermore, two of our Initial Stockholders have personally agreed, pursuant to agreements with us and our underwriter, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for products sold to us in excess of the proceeds of our IPO not held in the Trust Account, but only if, and to the extent, the claims reduce the amounts in the Trust Account. However, our Initial Stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver.

Our Initial Stockholders, directors and officers will not have any conversion rights attributable to their shares of TM Common Stock acquired before the IPO in the event that the Transaction is or is not approved by a majority of our Public Stockholders.

XIV. Q:	If I have conversion rights, how do I exercise them?

A:	If you wish to exercise your conversion rights, you must vote either for or against the Transaction Proposal and contemporaneously demand that TM convert your shares of TM Common Stock into cash. Abstensions or broker non-votes will not allow you to exercise your conversion rights. You may exercise your conversion rights either by checking the appropriate box on the proxy card or by submitting your request in writing to Continental Stock Transfer & Trust Company (“Continental”) at 17 Battery Place, 8th Floor, New York, NY 10004, Attn: Mark Zimkind. In addition, TM stockholders who hold their stock in street name must ensure their bank or broker complies with the requirements identified below. If, prior to the Special Meeting, you (i) initially vote for the Transaction Proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the Transaction Proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Continental to exercise your conversion rights, you may request that Continental send to you another proxy card on which you may indicate your intended vote and exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Mark Zimkind of Continental by telephone at (212) 845-3287 or by email at mzimkind@continentalstock.com. Any corrected or changed proxy card or written demand of conversion rights must be received by Continental prior to the Special Meeting. You may also change a prior vote by attending the Special Meeting where you will be able to revoke your proxy and vote in person. If, notwithstanding your negative vote and exercise of your conversion rights, the Transaction is consummated, then you will be entitled to have your shares converted. If you exercise your conversion rights, then you will be exchanging your shares of TM Common Stock issued in the IPO for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the consummation of the Transaction and your stock certificate for the shares you wish to convert are tendered for conversion. Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Any warrants that you own will continue to be outstanding and exercisable following a conversion of your shares of TM Common Stock and the consummation of the Transaction. If the Transaction is not consummated, and TM is forced to liquidate, our warrants will expire with no value. See the section entitled “THE SPECIAL MEETING — Conversion Rights”.

XV. Q:	What additional conversion procedures are required if my shares are held in “street name”?

A:	If your shares are held in “street name,” your bank or broker must, by 5:00 P.M., New York City time, on October 14, 2009, the business day prior to the special meeting, electronically transfer your shares to the DTC account of Continental, in its capacity as our stock transfer agent, and provide Continental with the necessary stock powers, written instructions to the effect that you want to convert your shares and a written certificate addressed to Continental stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the consummation of the Transaction. If you demand conversion of your shares, and later decide that you do not want to convert such shares, your bank or broker must make arrangements with Continental, at the telephone number stated above, to cancel the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed prior to the commencement of the annual meeting.

Continental can assist with this process. Continental can be reached by phone at (212) 845-3287, by email at mzimkind@continentalstock.com, and by mail at 17 Battery Place, 8th Floor, New York, NY 10004, Attn: Mark Zimkind. We urge stockholders who hold shares in street name and who may wish to exercise their conversion rights to promptly contact the account executive at the organization holding their account to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

XVI. Q:	Do I need to send in my stock certificates now?

A:	TM stockholders who hold stock certificates themselves rather than in street name should submit their stock certificates by 5.00 p.m., New York City time, on October 14, 2009, the business day prior to the special meeting to Continental Stock Transfer & Trust Company at 17 Battery Place, 8th Floor, New York, NY 10004, Attn: Mark Zimkind. In the event the proposed transaction is not approved, Continental Stock Transfer & Trust Company will retain any stock certificates submitted to it and you will receive payment therefor following the liquidation of TM. In addition you may bring your stock certificates to the special meeting if you plan to attend in person. There is no cost to tender your shares. TM stockholders who hold shares in street name should have their bank or broker contact Continental with respect to the procedure to complete the conversion of such shares.

XVII. Q:	What if I object to the proposed Transaction? Do I have appraisal rights?

A:	Under the General Corporation Law of the State of Delaware, TM stockholders do not have appraisal rights in connection with the Transaction or any of the other proposals to be presented at the Special Meeting. However, if you hold TM Common Stock issued in our IPO (and you are not an initial stockholder), you may exercise your conversion rights. See the section entitled “THE SPECIAL MEETING — Conversion Rights”.

XVIII. Q:	What happens to the funds deposited in the Trust Account after consummation of the Transaction?

A:	Upon consummation of the Transaction, TM stockholders electing to exercise their conversion rights will receive their pro rata portion of the Trust Account. The balance of the funds in the Trust Account will be utilized to fund transaction expenses. Any remaining funds will be available for operations and the conduct of our business subsequent to the consummation of the Transaction.

XIX. Q:	What happens if the Transaction is not consummated?

A:	The deadline under our Amended and Restated Certificate of Incorporation to consummate a business combination is October 17, 2009. If a stockholder vote on this Transaction is held and the Transaction is not approved, we will not continue to try to consummate a business combination with a different target due to the limited time remaining to consummate a business combination and the cost involved in doing so. If we do not consummate a business combination by October 17, 2009, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our existing stockholders to the extent they have purchased shares in our IPO or in the aftermarket) the amount in the Trust Account (including any accrued interest then remaining in the Trust Account) plus any remaining net assets. Furthermore, two of our Initial Stockholders have personally agreed, pursuant to agreements with us and our underwriter, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for products sold to us in excess of the proceeds of our IPO not held in the Trust

Account, but only if, and to the extent, the claims reduce the amounts in the Trust Account. However, our Initial Stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver.

Our Initial Stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of TM Common Stock beneficially owned and acquired by them prior to our IPO. They will participate in any liquidation distribution with respect to any shares of TM Common Stock acquired in connection with or following our IPO. There will be no distribution from the Trust Account with respect to the warrants, and all rights with respect to the warrants will effectively terminate upon our liquidation.

If a liquidation were to occur, based on the amount in the Trust Account as of August 31, 2009 (approximately $81,075,868 which is net of estimated taxes payable), the initial per share liquidation price would be approximately $7.91. However, the Trust Account will continue to earn interest and incur taxes on such interest until the date of liquidation. In addition, our placing of funds in the Trust Account may not protect those funds from third party claims against us or other liabilities of TM. While we have sought and will continue to seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the funds held in the Trust Account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share liquidation price may be less than approximately $7.91. See the section entitled “RISK FACTORS — Risks Relating to the Proposed Transaction” for risks associated with the dissolution of TM.

XX. Q:	When is the Transaction expected to be completed?

A:	If the Transaction is approved, it is anticipated that the Transaction will be consummated promptly following the Special Meeting and the satisfaction of all conditions to completion of the Transaction. For a description of the conditions to completion of the Transaction, see the section entitled “THE SHARE EXCHANGE AGREEMENT — Conditions to Closing”.

XXI. Q:	What vote is required in order to approve the Share Issuance Proposal?

A:	The approval of the Share Issuance Proposal will require the affirmative vote of the holders of a majority of the shares of TM Common Stock voted on the matter either in person or by proxy and entitled to vote at the Special Meeting.

XXII. Q:	What vote is required in order to approve the Charter Amendment Proposal?

A:	The approval of the Charter Amendment Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of TM Common Stock.

XXIII. Q:	What vote is required in order to approve the Authorized Share Increase Proposal?

A:	The approval of the Authorized Share Increase Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of TM Common Stock.

XXIV. Q:	What vote is required to elect Theodore S. Green, Malcolm Bird, Zheng Cheng, Jacky Lam, George Zhou and Marco Kung to TM’s board of directors under the Election of Directors Proposal?

A:	To be elected, a nominee must receive a plurality of the votes cast on the matter either in person or by proxy and entitled to vote at the Special Meeting.

XXV. Q:	What vote is required to approve the Adjournment Proposal, if needed?

A:	Approval of the Adjournment Proposal will require the affirmative vote of holders of a majority of the shares of TM Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

XXVI. Q:	Why is TM proposing to amend its Amended and Restated Certificate of Incorporation?

A:	TM is proposing to amend its Amended and Restated Certificate of Incorporation at the time of the Transaction to change TM’s corporate name to “China MediaExpress Holdings, Inc.” We believe that changing our name to “China MediaExpress Holdings, Inc.” will better reflect our operating business upon completion of the Transaction. In addition, TM and CME have agreed that they will work together to, subject to stockholder approval, use their commercially reasonable efforts to cause the name of TM to be changed to “China MediaExpress Holdings, Inc.” (or such other name as TM and the Sellers mutually agree upon) immediately after the consummation of the Transaction. The amendment of TM’s Amended and Restated Certificate of Incorporation would effectuate such name change. In addition, this amendment would increase the number of shares authorized for issuance, delete existing provisions that relate to us as a blank check company and create perpetual corporate existence.

XXVII. Q:	Does TM’s board of directors recommend voting in favor of the Initial Charter Amendment Proposals, Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal, the Authorized Share Increase Proposal, the Election of Directors Proposal and the Adjournment Proposal?

A:	Yes. After careful consideration of the terms and conditions of the Initial Charter Amendment Proposals, the Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal, the Authorized Share Increase Proposal the Election of Directors Proposal, and the Adjournment Proposal, TM’s board of directors has unanimously (i) approved and declared advisable the Share Exchange Agreement and the Transaction, (ii) approved and authorized the issuance of TM Common Stock in connection with the Transaction, (iii) approved the various amendments to TM’s Amended and Restated Certificate of Incorporation, (iv) recommended that each of the nominees for election to TM’s board of directors be elected to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified, and (v) approved adjournment or postponement of the Special Meeting to a later date or time or dates or times if necessary for the purpose of soliciting additional proxies.

After careful consideration, TM’s board of directors recommends that TM stockholders vote or give instruction to vote FOR each of the Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, and the Adjournment Proposal. However, you should note that the members of TM’s board of directors have interests in the Transaction that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled “THE TRANSACTION PROPOSAL — Interests of TM’s Management in the Transaction”.

XXVIII. Q:	Who will manage TM after consummation of the Transaction?

A:	We expect that, subject to election at the Special Meeting by our stockholders, Theodore S. Green and Malcolm Bird, current directors of TM, will continue serving as members of TM’s board of directors immediately following the consummation of the Transaction. In addition, immediately following the consummation of the Transaction, we expect to increase the size of TM’s board of directors to six members, and appoint as directors Zheng Cheng, Jacky Lam, George Zhou and Marco Kung. For a description of these management agreements, see the sections entitled “MANAGEMENT FOLLOWING THE TRANSACTION”.

XXIX. Q:	What do I need to do now?

A:	TM urges you to read carefully and consider the information contained in this Proxy Statement, including the annexes, and to consider how the Transaction will affect you as a stockholder of TM. You should then vote as soon as possible in accordance with the instructions provided in this Proxy Statement and on the enclosed proxy card.

XXX. Q:	How do I vote?

A:	If you are a holder of record of TM Common Stock, you may vote by submitting a proxy for the Special Meeting or in person at the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares of TM Common Stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

XXXI. Q:	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:	Yes. After carefully reading and considering the information in this Proxy Statement, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares of TM Common Stock may be represented at the Special Meeting. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

XXXII. Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. Send a later-dated, signed proxy card to Mackenzie, TM’s proxy solicitor, at 105 Madison Avenue New York, NY 10016, prior to the date of the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Mackenzie before the Special Meeting. You can reach Mackenzie at proxy@mackenziepartners.com.

XXXIII. Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Your broker, bank or nominee cannot vote your shares of TM Common Stock unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. You should instruct your broker, bank or nominee to vote your shares of TM Common Stock, following the procedures provided by your broker, bank or nominee.

XXXIV. Q:	What will happen if I abstain from voting or fail to instruct my broker, bank or nominee to vote?

A:	Under the General Corporation Law of the State of Delaware, an abstention, or the failure to instruct your broker, bank or nominee how to vote (also known as a broker non-vote), is not considered a vote cast at the Special Meeting with respect to the Transaction Proposal and therefore, will have no effect on the vote relating to the Transaction Proposal. An abstention or broker non-vote will not enable you to exercise your conversion rights. A broker non-vote will have the same effect as a vote against the Initial Charter Amendment Proposals, the Charter Amendment Proposal and the Authorized Share Increase Proposal, but will have no effect on the Share Issuance Proposal and the Adjournment Proposal. Stockholders may only vote for or withhold votes for the nominees for election pursuant to the Election of Directors Proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

XXXV. Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of TM Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of TM Common Stock. If you are a holder of record and your shares of TM Common Stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of TM Common Stock.

XXXVI. Q:	Who can help answer my questions?

A:	If you have questions about the Transaction or this Proxy Statement, or if you need additional copies of this Proxy Statement or the enclosed proxy card, you may contact Mackenzie, our proxy solicitor by telephone at (800) 322-2885 or by email at proxy@mackenziepartners.com You may also obtain additional information about TM from documents filed with the Securities and Exchange Commission (the “SEC”) by following the instructions in the section entitled “WHERE YOU CAN FIND MORE INFORMATION”.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this Proxy Statement, before you decide whether to vote or direct your vote to be cast to approve the Transaction and related proposals. The following risk factors consist of risks relating to the proposed Transaction, risks relating to doing business in China, risks relating to CME, risks relating to CME’s corporate structure and risks relating to TM. In addition, references in these “Risk Factors” to “CME’s advertising network”, “CME’s customers”, CME’s operations in general and similar connotations, refer to Fujian Fenzhong, an entity which is controlled by CME through contractual agreements and which operates the advertising network. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhongs’s operations. See the sections entitled “RISK FACTORS — Risks Related to CME’s Corporate Structure” and “CME’S CORPORATE STRUCTURE — Contractual Arrangements”.

Risks Relating to the Proposed Transaction

Various stockholder approvals are required to complete the Transaction, and we cannot assure you that it will be consummated; TM, CME, our initial stockholders and their respective affiliates may enter into transactions to secure the required stockholder approvals, which could reduce the amount of funds available to CME following the Transaction.

We will proceed with the Transaction only if (1) the Initial Charter Amendment Proposal No. 2 is approved, and (2) a majority of the shares of TM Common Stock voted by the public stockholders are voted in favor of the Transaction. The Share Exchange Agreement contains a number of other conditions to closing, some or all of which may not be satisfied. Many of these conditions are beyond our control and include, among other things, the continued accuracy of the representations and warranties in the Share Exchange Agreement.

We cannot be certain that we will obtain the necessary stockholder approval or that we and the Sellers will satisfy other closing conditions.

In order to ensure that that the Transaction Proposal is approved TM, CME, TM’s initial stockholders and their respective affiliates or other third parties may enter into transactions to purchase shares of common stock of TM from stockholders who have indicated their intention to vote against the acquisition and seek conversion of their shares. Such transactions could reduce the amount of funds available to CME following the Transaction. While TM will publicly disclose any such transactions, TM’s stockholders may not have sufficient time to consider the impact of such purchases before submitting their proxy, or if they have submitted a proxy, to revoke such proxy prior to the Special Meeting.

If we consummate the Transaction, we will be issuing additional shares of TM Common Stock. This would reduce the percentage of the equity interest held by our current stockholders in our company, and will cause a change in control of TM and could adversely affect the market price of the TM Common Stock and discourage certain business combinations in which our stockholders could be offered a premium for their shares.

Pursuant to the Share Exchange Agreement, TM will purchase from the Sellers 100% of the outstanding equity of CME and TM will issue at closing 20.915 million newly issued shares of TM Common Stock, and pay $10.0 million in three year, no interest promissory notes. In addition, the Sellers may also earn up to an additional 15.0 million newly issued shares of TM Common Stock subject to the achievement of certain net income targets for 2009, 2010 and 2011.

As a consequence of such issuance, our current stockholders will experience immediate dilution of their percentage ownership interest in TM, with the Sellers owning approximately 64.6% of the outstanding shares of TM Common Stock immediately after the consummation of the Transaction assuming no conversions and 93.1% assuming a maximum of 100% conversions. The presence of the foregoing additional number of shares of TM Common Stock eligible for trading in the public market, or the perception that such additional shares may become eligible for trading, may have an adverse effect on the market price of the TM Common Stock.

In addition, if and when the Sellers hold a controlling interest in TM, such control could discourage certain business combinations that could offer our stockholders a premium for their shares.

In addition, at the consummation of the Transaction, TM and the Sellers will enter into a Registration Rights Agreement pursuant to which TM will grant to the Sellers certain piggyback and demand registration rights with respect to the shares of TM Common Stock issued to the Sellers as consideration paid pursuant to the Share Exchange Agreement, the exercise of which may have an adverse effect on the market price of the TM Common Stock, and the existence of which may make it more difficult to effect certain business combinations. See the section entitled “RISK FACTORS — Risks Relating to TM”.

If we consummate the Transaction, our outstanding warrants may be exercised, which would increase the number of shares of TM Common Stock eligible for future resale in the public market and result in dilution of our stockholders’ percentage ownership interest in TM. This might have an adverse effect on the market price of the TM Common Stock.

Outstanding warrants to purchase an aggregate of 12,355,000 (including warrants to purchase 10,255,000 shares issued in our IPO and warrants to purchase 2,100,000 shares issued to our Initial Stockholders) shares of TM Common Stock issued in conjunction with our IPO will become exercisable if we consummate the Transaction. We expect that these warrants will be exercised only if the $5.50 per share exercise price is below the then market price of the TM Common Stock.

In addition, in connection with our IPO, TM sold to Pali Capital, Inc. (“Pali”), for $100, an option to purchase up to a total of 700,000 units, consisting of one share of TM Common Stock and one warrant, for $10.00 per unit, exercisable commencing on the later of the consummation of our initial business combination and one year after the date of the final prospectus for our IPO and expiring October 17, 2012. The warrants underlying the units have terms that are identical to those issued in our IPO. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggyback registration rights in the event TM undertakes a subsequent registered offering within seven years of the completion of our IPO. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to TM’s right of redemption. Therefore, an aggregate of approximately 13,755,000 million shares of TM Common Stock may be issued in the future upon exercise of currently outstanding warrants and options.

To the extent that any of the foregoing warrants and/or options are exercised, additional shares of TM Common Stock will be issued, which will result in dilution of our stockholders’ percentage ownership interest in TM and increase the number of shares of TM Common Stock eligible for resale in the public market. Sales of a substantial number of shares of TM Common Stock issued on exercise of the warrants in the public market could adversely affect the market price of the TM Common Stock.

The pro forma financial statements are not necessarily indicative of the financial position or results of operations of TM (Post-Transaction).

The pro forma financial statements contained in this Proxy Statement are not an indicator of CME’s financial condition or results of operations following the Transaction. The pro forma financial statements have been derived from the historical financial statements of CME and TM and many adjustments and assumptions have been made regarding CME after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. As a result, the actual financial condition and results of operations of TM (after the consummation of the Transaction; “TM Post-Transaction”) following the Transaction may not be consistent with, or evident from, these pro forma financial statements or past results.

Our working capital will be reduced if TM stockholders exercise their right to convert their shares into cash. This would reduce our cash reserve after the Transaction.

Assuming the Initial Charter Amendment Proposal is approved, pursuant to our certificate of incorporation, all holders of shares issued in our IPO may vote either for or against the Transaction and elect that we convert their shares into a pro rata share of the Trust Account calculated as of two business days prior to the consummation of the merger. To the extent the merger is consummated and holders of a significant number of shares issued in our IPO have properly elected to convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger. Additionally, if holders properly elect to convert their shares, there may be a corresponding reduction in the value of each share of common stock of the combined company. Any payment upon exercise of conversion rights will reduce our cash after the merger. As a company in the early stage of its growth and development, the combined company will require significant capital to grow and eventually become profitable and may require additional sources of capital to the extent that funds disbursed to our stockholders upon the exercise of their conversion rights result in working capital shortfalls.

An active market for our common stock may not develop.

Our common stock is currently listed on the NYSE Amex. If the Transaction is approved we cannot assure you a regular trading market of our shares will develop or that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our shares will develop or be maintained, the liquidity of any trading market, your ability to sell your shares when desired, or at all, or the prices that you may obtain for your shares.

The value of our common stock and warrants may be adversely affected by market volatility.

Even if an active trading market develops, the market price of our shares and warrants may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares and warrants may fluctuate and cause significant price variations to occur. If the market prices of our shares and warrants decline significantly, you may be unable to resell your shares and warrants at or above your purchase price, if at all. We cannot assure you that the market price of our shares and warrants will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our shares and warrants or result in fluctuations in the price or trading volume of our shares and warrants include:

•	actual or anticipated fluctuations in quarterly and annual results;

•	limited operating history;

•	market conditions in the industry;

•	shortfalls in TM’s operating results from levels forecasted by securities analysts;

•	the failure of securities analysts to cover our shares after the Transaction;

•	announcements concerning TM or its competitors;

•	low average trading volume levels of TM Common Stock following the Transaction; and

•	the general state of the securities markets.

•	departures of CME key personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by stockholders;

•	speculation in the press or investment community;

•	changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•	fluctuations for reasons unrelated to our business or our results of operations; and

•	general market and economic conditions.

Risks Relating to Doing Business In China

General

The economies of individual foreign countries may differ significantly from the U.S. economy in such respects as growth of gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self sufficiency and balance of payments position. With respect to some foreign countries there is the possibility of nationalization, expropriation or confiscatory taxation, political changes, governmental regulation, economic or social instability, or diplomatic developments (including war) which could adversely affect investments in those countries.

Laws and regulations of foreign countries may impose restrictions that would not exist in the United States. Some foreign countries have laws and regulations that currently limit or preclude direct foreign investment. Even where permitted, direct investments may require significant government approvals and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. In addition, in certain countries such laws and regulations have been subject to frequent and unforeseen change, potentially exposing an investment to restrictions, taxes, and other obligations that were not anticipated at the time the initial investment was made.

Investments in international companies may be subject to significant currency exchange risks. Any fluctuations in foreign currency exchange rates between the U.S. Dollar and the respective foreign currencies may significantly affect the value of international companies and the returns ultimately achieved. We may enter into financial arrangements designed to hedge such currency exchange risks. Such hedging arrangements are themselves subject to various risks different from those of the related investment. For example, unanticipated changes in interest rates, securities prices or currency exchange rates may result in a poorer overall performance than if the hedging arrangement had not been entered into. Moreover, there can be no assurance that instruments suitable for hedging currency will be available, or that such instruments will be attractively priced, at the time we wish to use them.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect CME’s business.

CME conducts substantially all of its business operations in China. Accordingly, CME’s business, results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal conditions in China or in countries in the same geographic region. China’s economy differs from the economies of developed countries in many respects, including with respect to government regulation and control of foreign exchange, the level of development and growth rate, and the allocation of resources.

While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and economic sectors. The PRC government has implemented certain measures to encourage economic development and guide the allocation of resources. While some of these measures benefit the PRC economy generally, they may also negatively affect CME. For example, CME’s business, financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations applicable to CME.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing market-oriented reforms, the reduction of state ownership of productive assets and improved corporate governance, the PRC government still owns a substantial portion of productive assets in China and continues to play a significant role in regulating industrial development. In addition, the PRC government exercises significant control over China’s economic growth by controlling the allocation of resources and payment of foreign currency-denominated obligations, setting monetary policy and giving preferential treatment to particular industries or companies.

Since late 2003, the PRC government has implemented a number of measures, such as raising bank reserves against deposit rates and placing additional limitations on the ability of commercial banks to make loans and raise interest rates, in an attempt to slow down specific segments of China’s economy that the government believed to be overheating. In 2008, however, in response to the world economic crisis, the PRC government cut internal rates and announced a stimulus plan in an attempt to help sustain growth. These actions, as well as future actions and policies of the PRC government, could materially affect CME’s liquidity and access to capital, as well as its ability to operate its business.

Uncertainties with respect to the PRC legal system could adversely affect CME.

CME conducts its business primarily through operations in China. CME’s operations in China are governed by PRC laws and regulations. CME’s operating companies are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is principally based on statutes. Prior court decisions may be cited for reference but typically have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions (and the nonbinding nature of such decisions), the interpretation and enforcement of these laws and regulations raise uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have retroactive effect. As a result, CME may not be aware of its violation of these policies and rules until after a violation occurs. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

CME may have difficulty establishing adequate management, legal and financial controls in the PRC.

Most PRC companies historically have been less focused on establishing Western style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems, than companies in the U.S. and certain other Western countries. CME believes that, with the hiring of its new CFO, it will be able to maintain sufficient internal control systems to comply with Section 404 of the Sarbanes-Oxley Act. However, CME may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, CME may experience difficulty in establishing management, legal and financial controls, collecting financial data, preparing financial statements, books of account and corporate records, and instituting business practices that meet Western standards. CME’s inability to maintain sufficient internal controls to meet the requirements of Section 404 of the Sarbanes-Oxley Act could impair our ability to timely meet our ongoing Exchange Act reporting obligations, may result in the failure to identify and assess the risks of their business and internal control system which may cause misstatements in its financial reporting and may result in a qualified opinion on its audit of internal control.

PRC regulation of loans to and direct investment by offshore holding companies in PRC entities may delay or prevent CME from making loans or additional capital contributions to its PRC operating companies, which could materially and adversely affect its liquidity and ability to fund and expand its business.

As an offshore holding company of its PRC operating companies, CME may make loans or additional capital contributions to its PRC operating companies. Any loans to CME’s PRC operating companies are subject to PRC regulations. For example, loans by CME to its operating companies in China, which are foreign-invested enterprises, to finance their activities may not exceed statutory limits and must be registered with the PRC State Administration of Foreign Exchange, or SAFE.

CME may also decide to finance its operating companies, in which it has equity ownership, by making capital contributions to such entities. The PRC Ministry of Commerce (or its local counterpart) must approve these capital contributions. CME cannot assure you that it will be able to obtain these government approvals on a timely basis, if at all, with respect to any such capital contributions. If CME fails to receive such approvals, its ability to use the proceeds of such transactions and to capitalize its PRC operations may be negatively affected, which could adversely affect CME’s liquidity and ability to fund and expand its business.

Governmental control of foreign exchange markets in the PRC may affect the value of an investment in certain securities of TM (Post-Transaction).

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. CME receives substantially all of its revenues in RMB. CME’s income is primarily derived from dividend payments from its PRC operating companies. Shortages in the availability of foreign currency may restrict the ability of CME’s PRC operating companies to remit sufficient foreign currency to pay dividends or make other payments, or otherwise satisfy their foreign currency denominated obligations.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict future access to foreign currencies for current account transactions. If the Chinese foreign exchange control system prevents CME from obtaining sufficient foreign currency to satisfy its currency demands, CME may not be able to pay dividends in foreign currencies to shareholders.

Fluctuation in the value of the RMB may have a material adverse effect on the value of an investment in certain securities of TM (Post-Transaction).

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB has been permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. This change in policy has resulted in an approximately 17% appreciation of the RMB against the U.S. dollar between July 21, 2005 and June 30, 2009. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Substantially all of CME’s revenues and costs are denominated in the RMB, and a significant portion of CME’s financial assets is also denominated in the RMB. Further, CME relies principally on dividends and other distributions paid to it by its operating companies and affiliated entities in China. Any significant revaluation of the RMB could materially and adversely affect CME’s cash flows, revenues, earnings and financial position, and the value of, and any dividends payable with respect to, the shares of TM (Post-Transaction) in U.S. dollars. Any fluctuations of the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

Any health epidemics and other outbreaks, or war, acts of terrorism or other man-made or natural disasters could severely disrupt CME’s business operations.

CME’s business could be materially and adversely affected by the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, swine influenza (H1N1) or another epidemic. In 2006 and 2007, there were reports of occurrences of avian influenza in various parts of China, including a few confirmed human cases and deaths. In 2009, there were reported cases of swine influenza (H1N1) in certain parts of China. Any prolonged recurrence of avian influenza, SARS, swine influenza (H1N1) or other adverse public health developments in China could require the temporary closure of CME’s offices or otherwise severely disrupt CME’s business operations and adversely affect its results of operations.

CME’s operations are also vulnerable to interruption and damage from natural and other types of disasters, including snowstorms, earthquakes, fire, floods, environmental accidents, power loss, communications failures and similar events. In January and February 2008, large portions of Southern and Central China were hit with a series of snowstorms, which caused extensive damage and transportation disruption. On May 12, 2008, a severe earthquake measuring approximately 8.0 on the Richter scale occurred in Sichuan province of China, resulting in numerous casualties and severe property damage. The Panzhihua earthquake struck southern Sichuan province on August 30, 2008 resulting in deaths and damage to property and infrastructure. If any disaster were to occur in the future, CME’s ability to operate its business could be seriously impaired.

Risks Relating to CME

CME may fail to execute its expansion strategies and manage its growth effectively, which could materially adversely affect its financial condition and results of operations.

CME has experienced significant growth since it commenced its advertising services business in November 2003. To meet the demand of advertisers for broader network coverage, CME must continue to expand the coverage of its network by increasing the number of inter-city express buses within its network and expanding into new provinces and regions not currently included in its network. CME intends to increase the number of inter-city express buses within its network and to enter into new provinces and regions in the future. CME also plans to increase the number of airport shuttle buses and tour buses included in its network. In addition, CME plans to expand its network to other transportation vehicles, such as shuttle buses servicing the commute between supermarkets and residential communities in China and expand its business into other media platforms such as stationary adverting media at bus terminals. However, there can be no assurance that it will be able to execute its expansion strategies.

CME’s continued success is dependent on its ability to execute its expansion strategies and manage its growth effectively and efficiently in the future. The marketing strategies of advertisers and advertising agencies may differ from region to region to cater to the taste of the target audiences in a particular region. As a result, CME’s clients’ specifications may become more complex and difficult to satisfy and CME may be required to devote more time, effort and resources to satisfy client preferences, which could substantially increase its costs. In addition, as CME continues its expansion efforts, it will incur substantial costs and expend substantial resources. CME may not be able to manage its current or future operations effectively or compete effectively in the new markets it enters. If it is not able to manage its growth successfully, CME’s business and prospects will be materially adversely affected.

The continued growth of CME’s business has resulted in, and will continue to result in, substantial demand on its management, operational and other resources. In particular, the management of its growth will require, among other things:

•	increased sales and sales support activities;

•	expanded and improved administrative and operational systems;

•	enhanced information technology systems;

•	stringent cost controls and sufficient working capital;

•	strengthening of financial and management controls;

•	a reliable supply of digital television displays and other equipment; and

•	hiring and training of new personnel.

CME’s limited operating history may not serve as an adequate basis to judge its future prospects and results of operations.

CME commenced its operations in the advertising industry in November 2003. Its limited operating history may not provide an adequate basis for you to evaluate its business, financial performance and prospects. Since the market in which CME operates is rapidly evolving, it has only limited insight into the emerging trends that may affect its business. In addition, it is difficult to evaluate the viability of its business and address the risks frequently encountered by early stage companies using new forms of advertising media. If CME is unsuccessful in addressing any risk or uncertainty associated with its network, its business, financial condition and results of operations may be materially adversely affected.

If CME’s clients or the passengers do not accept, or lose interest in, in-vehicle digital television advertising, its business will deteriorate.

The market for in-vehicle television advertising networks in China is relatively new and its potential is uncertain. CME’s success depends on the public acceptance of this method of delivering advertising content. If the target audiences are not receptive to its advertising network, CME’s clients may not continue to utilize this medium as a component of their advertising strategies. The attractiveness of CME’s advertising network to the target audiences is primarily affected by the appeal of its entertainment programs. As a result, CME’s ability to continue to obtain a sufficient range of programs attractive to the target audiences and to switch or rotate the programs more frequently on its advertising network is critical to maintain the appeal of its advertising network. Currently, CME manually updates the entertainment programs on a fifteen-day interval and advertisements on a thirty-day interval. CME expects to upgrade its existing equipment and control systems to automatically update its entertainment programs upon arrival of the express buses carrying its network at the bus terminals. CME believes this upgrade will allow for more frequent updating of the content to increase the attractiveness of its advertising network and enable it to reduce the costs of manual updating. However, there can be no assurance that CME will be successful in these efforts. If CME fails in these efforts, its network may lose its appeal and it may not be able to draw the attention of the bus passengers. In addition, the attention of the target audiences may be districted by the increasing popularity and use of personal handheld entertainment devices, such as portable media players and handheld video game devices. If CME fails to maintain or increase the attractiveness of its network, its business, financial condition and results of operations may be materially adversely affected.

Although CME has adopted various methods to enhance the effectiveness of its advertising network, passengers may find some elements of in-vehicle digital television advertising disruptive or intrusive. For example, passengers are not able to turn off entertainment programs and advertisement content during transit because the switches of CME’s equipment and systems are connected to the electric doors of the buses, which cannot be opened while the buses are traveling on expressways. In addition, CME’s systems are programmed to play the entertainment programs and advertisements at or above a fixed minimum volume. Because passengers are effectively confined to their seat during their journey, they may react negatively to having to see and hear CME’s content. While there have been no significant complaints received to date and there are currently no regulations or laws restricting the broadcasting of CME’s programs in the vehicles, if a substantial number of passengers complain about CME’s services, bus operators may become less willing or unwilling to carry CME’s network on their buses and advertising agencies and advertisers may become less willing or unwilling to use CME’s network to deliver their advertisements. As a result, its business, financial condition and results of operations would be materially adversely affected.

CME may not be able to renew its existing long-term framework agreements with inter-city express bus operators or enter into new long-term framework agreements with additional inter-city express bus operators

CME has entered into long-term framework agreements (including the supplementary agreements, if any) with 40 inter-city express bus operators in China to install its equipment and control systems and display entertainment programs and advertisements for a term ranging from five to eight years. These agreements will begin to expire December 31, 2011. As a result, CME’s future growth is dependent upon its ability to continue to enter into long-term framework agreements with existing and new inter-city express bus operators. If it is unable to renew its existing long-term framework agreements upon expiration, it may lose advertising network coverage over municipalities and provinces highly desirable for its clients and consequently, it may lose its competitive advantage in the industry. Moreover, in order to replace the network coverage represented by the loss of such long-term arrangements, CME may have to enter into short-term contracts with other inter-city express bus operators on less favorable terms, which could adversely affect the attractiveness of its advertising network for its clients and increase its costs. Further, if it is unable to enter into long-term framework agreements with additional inter-city express bus operators on commercially reasonable terms, CME may not be able to expand its network as planned which would reduce its ability to grow its revenues and maximize average advertising fees.

CME has not experienced any difficulties or disputes with respect to the performance of its long-term agreements with inter-city express bus operators. However, if any inter-city express bus operator ceases to engage CME to exclusively provide entertainment programs and advertisements on its buses, chooses not to renew its long-term framework agreement with CME upon expiration or terminates its long-term framework agreement with CME before it expires or otherwise fails to perform its obligations to CME, there can be no assurance that CME will be able to seek adequate recourse and its business, financial condition and results of operations could be materially adversely affected.

CME does not have direct contractual relationships with third-party owners of certain inter-city express buses carrying its network and its purchase of digital television displays originally installed on these buses may be subject to claims by third parties.

Less than 10% of the inter-city express buses carrying CME’s network are not owned by the inter-city express bus operators participating in its network with which it has entered into long-term framework agreements. Instead, these inter-city express buses are owned by third parties and commissioned by the inter-city express bus operators participating in its network to provide transportation services. CME is not a party to the contracts between these third-party bus owners and the inter-city express bus operators participating in its network. CME does not have direct contractual relationships with third-party owners of certain inter-city express buses carrying its network. Therefore, it does not have control over such third-party bus owners. Although the inner-city express bus operators are responsible for maintaining the number of buses provided by the third-party owners, in the event that any third-party bus operator fails to provide transportation services or unilaterally terminates its contracts with the inter-city express bus operators participating in its network for any reason, CME would not be able to fulfill its obligations to display advertisements for its clients on those buses. If this occurs, CME’s business, financial condition and results of operations could be materially adversely affected.

In addition, CME has purchased digital television displays originally installed on the buses owned by third-parties from some of the bus operators participating in its network. However, the bus operators that sold the digital television displays to CME may not have ownership over such displays. CME has been advised by its PRC counsel, that it has legally acquired ownership over such digital television displays in accordance with PRC law because it has acquired such displays in good faith as a bona fide third-party purchaser (that is, it was not aware of the fact that the bus operators did not have ownership over the digital television displays at the time of the purchase), it paid reasonable considerations for such displays, and it has received delivery of such displays. In addition, CME entered into supplementary agreements with such bus operators in the summer of 2008, whereby the bus operators guaranteed their full title to the displays they transferred to CME, and if any third party asserts ownership to the displays which causes any loss to CME, the bus operators shall be responsible for the settlement of such dispute and compensate CME in full for the amount of the loss suffered by CME. All digital television displays purchase agreements entered into after August 2008 contain similar guarantees by bus operators. Nonetheless, there can be no assurance that the original owners of the digital television displays will not assert claims against the bus operators and include CME as a defendant in the claims. If any plaintiff prevails, CME may be jointly and severally liable with the bus operators for monetary compensation of residual value of the digital television displays or for an injunction to return the digital television displays to the original owner, and there can be no assurance that the bus operators will compensate CME in full the amount of the loss suffered by CME as provided in the supplementary agreements. Either case will cause CME to incur cash outlays to pay for monetary compensation or to fund the replacement of digital television displays.

A business disruption of any bus operator participating in CME’s network or a downturn in the inter-city express bus transportation industry in general could adversely affect its business.

CME’s business depends heavily on the continued operation of the inter-city express bus transportation services. Prior to January 1, 2006, CME relied on no more than ten bus operators to carry its network. For the year ended December 31, 2007, although the number of bus operators participating in its network increased to more than 30, CME relied heavily on the top ten bus operators to carry its network. For the years ended December 31, 2007 and December 31, 2008, the amount of concession fees paid to the top ten bus operators participating in its network accounted for 62.3% and 61.0%, respectively of total concession fees paid to all bus operators participating in its network. Currently, more than one-fifth of inter-city express buses carrying its network are operated by three bus operators participating in its network. If any major bus operator participating in CME’s network experiences a business disruption, insolvency or bankruptcy, it might suspend or stop its transportation services partially or completely. If this occurs, the number of inter-city express buses carrying CME’s network could decrease significantly, which could materially adversely affect the scope of its market share.

Furthermore, inter-city bus travel in China is largely driven by economic growth. Therefore, inter-city express bus transportation services are susceptible to downturns in the economy. In the event of an economic downturn, the number of passengers, including business, leisure and other travelers, may decrease, which would result in a smaller target audience and in turn impact the effectiveness of its advertising network for advertisers and advertising agencies. Moreover, further increases in crude oil prices could result in increases in bus fares payable by the passengers, particularly if government subsidies are insufficient to cover resulting increases in fuel costs incurred by bus operators, which may adversely affect the demand for travel on inter-city express buses. Further, the introduction and the expanded reach of high speed railway networks as the government continues to increase expenditure on high speed railway construction in China are likely to impose competition for inter-city express bus operators in the future. If an increased number of inter-city travelers choose to travel on high speed railways, or alternative transportation options, such as automobiles or airplanes, instead of on inter-city express buses in the future, the size of the target audience reachable by its advertising network may not grow or may even decrease and the attractiveness of its advertising network for advertisers may suffer.

If CME is unable to continue to obtain a wide range of free entertainment programs from its content suppliers or from other content suppliers on substantially the same terms in the future, its business could be materially adversely affected.

On September 1, 2006, CME entered into a cooperation agreement with Fujian SouthEastern Television Channel for a term of nine years starting from September 1, 2006 to August 31, 2015. In addition, on August 25, 2008, CME entered into a cooperation agreement with Hunan Satellite Television for a term of two years starting from September 1, 2008 to August 31, 2010. As a result, CME obtains a wide range of free entertainment programs from Fujian SouthEastern Television Channel and Hunan Satellite Television each month. However, there can be no assurance that CME will be able to continue to obtain free content from these content suppliers or at all. CME is obligated to perform certain obligations under these agreements. For example, CME is obligated to display the logo of Fujian SouthEastern Television Channel while showing its content on its network. In the event of a breach of such obligations, Fujian SouthEastern Television Channel could terminate its agreement with CME. The payment of penalty charges in the event of an early termination may not be sufficient to compensate CME for the loss of its ability to obtain free entertainment content each month. Moreover, if CME fails to renew its agreements with its content suppliers on substantially the same terms upon expiration, CME may have to pay for content provided by third-party suppliers which would increase CME’s costs and adversely affect its profitability. If CME is unable to locate alternative content suppliers to provide comparable content on commercially reasonable terms in the event of an early termination or upon expiration, the attractiveness of its advertising network could be reduced and its business could be materially adversely affected.

CME relies on third-party advertising agencies to source advertisers. CME’s failure to retain key third-party agencies or attract additional agencies on favorable terms could materially adversely affect its revenue growth.

CME currently generates a majority of its revenues by selling advertising time slots to advertising agencies that purchase advertising time slots from it and in turn resell such time directly to advertisers. Consequently, the success of its business is significantly reliant on such third-party advertising agencies to source advertisers. CME typically enters into advertising contracts with its advertising agency clients with terms ranging from several months to one year. If it fails to renew these advertising contracts for any reason with any of its key advertising agency clients, its revenues may be materially adversely affected.

CME has also entered into long-term framework agreements with some of its advertising agency clients for three year terms that commenced January 1, 2008 to December 31, 2010. These long-term framework agreements specify the permissible range of annual increase in the average selling prices, which is between a minimum of 20% and a maximum of 50%. However, CME has entered into such long-term framework agreements with a small portion of its clients. If it is unable to increase its average selling prices with a sufficient number of its clients each year, it may not be able to grow its revenues or maximize its average advertising fees as planned. In addition, the advertising industry is highly competitive and fragmented. If it is unable to closely monitor the changing trends in the advertising agency industry or fail to retain any of its key third-party advertising agency clients, its business, financial condition and results of operations could be materially adversely affected.

CME derives a substantial portion of its revenues from a limited number of advertising clients.

CME derives a majority of its revenues from a limited number of advertising clients. For the year ended December 31, 2008, revenues generated from its top ten clients and the single largest client accounted for 64.3% and 7.6%, respectively, of its total revenues. CME generated all its revenues in the year ended December 31, 2005 directly from advertisers. It started generating revenues from advertising agency clients who purchase advertising time slots from it and resell such time to their end clients in the year ended December 31, 2006 and the top two clients in that year were advertising agency clients. For the years ended December 31, 2007 and 2008, all of the top ten clients were advertising agency clients. The change of mix of advertising agency clients in relation to direct advertising clients in its client base significantly increased its reliance on advertising agency clients for the generation of its revenues. The loss of sales from any of its clients, in particular, its advertising agency clients, could have a material adverse effect on its business. Moreover, CME typically enters into one-year contracts with its advertising agency clients. CME’s revenues may decline if it is unable to renew the one-year contracts with its advertising agency clients.

CME relies on one equipment supplier, Hangzhou Yusong Electronic Technology Co., Ltd., or Hangzhou Yusong, to deliver its digital television displays and related equipment and automated control systems.

CME purchases its digital television displays and related equipment and control systems exclusively from Hangzhou Yusong, an independent third party. Because it relies exclusively on Hangzhou Yusong for the supply of its equipment and control systems, any interruption or delay in Hangzhou Yusong’s production could materially adversely affect CME’s ability to install its equipment and control systems on additional inter-city express buses to expand its network as planned, and CME may not be able to find an alternative equipment supplier in a timely or cost-effective manner, if at all. In addition, although Hangzhou Yusong has been its equipment supplier since 2003, CME does not have any exclusive contractual arrangements with Hangzhou Yusong. As a result, Hangzhou Yusong may produce equipment and control systems for CME’s competitors in the future, and may refuse to renew its agreement with CME or may enter into agreements with it on less favorable terms, which may substantially increase CME’s costs and materially adversely affect CME’s operations.

Moreover, on August 1, 2008, Zheng Cheng, Fujian Fenzhong and Hangzhou Yusong entered into a patent licensing agreement pursuant to which Hangzhou Yusong obtained a license to manufacture its equipment and control systems based on CME’s patented technology. According to the patent licensing agreement, Hangzhou Yusong is subject to confidentiality obligations to keep the production procedures or other information necessary for the production of CME’s patented automated control systems in strict confidence. However, there can be no assurance that Hangzhou Yusong will abide by its confidentiality obligations. In the event that Hangzhou Yusong breaches its confidentiality obligations and discloses production procedures or other information necessary for the production of CME’s patented automated control systems to any third party, including CME’s competitors, CME’s business may be materially adversely affected. In addition, although CME obtained patent protection for its automated control systems, in the event of any third-party infringement of its patent, the costs and other resources necessary to prosecute any claim may be large and could have a material adverse effect on CME’s business.

Further, certain key components of CME’s equipment and control systems, such as hard disk drives and integrated circuit chips are imported from overseas. Although the importation of such equipment and systems is the responsibility of Hangzhou Yusong, any delay resulting from custom inspections or otherwise of these imported key components could in turn result in the delay of Hangzhou Yusong’s production and supply of CME’s equipment and control systems to it, which could adversely affect its business.

CME may reach saturation in terms of advertising time slots available for sale and, conversely, it may experience difficulties in selling advertising time slots, either of which could adversely affect its revenues and profitability over time.

CME sells the advertising time slots on its network placed on inter-city express buses. CME sells its advertising time slots by the number of minutes or seconds in a particular municipality or province for a period of a few months to one year. Although inter-city express buses carrying its network frequently travel across municipalities and provinces in China, CME sells its advertising time slots based on the municipality or province from which the buses depart. Therefore, CME’s advertising time slots available for sale are limited by the municipalities and provinces included in its network. CME’s existing network comprises all four municipalities, namely, Beijing, Shanghai, Tianjin and Chongqing, and seven economically prosperous provinces, namely, Guangdong, Jiangsu, Fujian, Sichuan, Hubei, Anhui and Hebei. CME expects to enter into new provinces and regions in the future. If CME is unable to enter into new provinces according to its plans, it would not be able to increase the number of advertising time slots available for sale on its network. In addition, advertisers usually target audiences located in economically prosperous regions to promote their products and services. In provinces and municipalities where demand for advertising time slots by advertisers is particularity strong, such as Shanghai, Beijing, Jiangsu and Guangdong, CME may run out of advertising time slots for sale to its clients. On the other hand, it may not be able to sell all advertising time slots on inter-city express buses traveling in economically less prosperous provinces or regions as it continues to expand its geographic coverage in the future, which could adversely affect its ability to generate higher levels of revenues and profitability over time.

A downturn in the businesses of advertisers, advertising agencies or the advertising industry in general, could materially adversely affect CME’s business.

CME generates all of its revenues from advertisers who purchase advertising time slots directly from it or through advertising agencies. If there is a downturn in the business of the advertisers, they may decrease their overall advertising spending on new out-of-home advertising networks, including CME. Moreover, the businesses of some advertisers may be subject to seasonal or unpredictable fluctuations, making it difficult for them to determine the amount of advertising spending to be used on CME’s advertising network, if at all. In the event of a downturn in the businesses of the advertisers, the advertisers may decrease or cease purchases of advertising time slots from CME. Similarly, CME’s business from advertising agencies could be materially adversely affected if the advertisers who purchase advertising time slots through the advertising agencies decrease their advertising spending. All of CME’s historical revenues have been generated from advertising services. CME does not currently have any plans to diversify revenue sources beyond the provision of selling advertising time slots. As a result, if there were any business disruption or a downturn in the advertising industry in general for any reason, CME may be unable to diversify its revenue sources and its ability to generate revenues and its results of operations could be materially adversely affected.

CME operates in the advertising industry, which is particularly sensitive to changes in economic conditions and advertising trends.

CME operates in the advertising industry where demand for advertising time and the resulting advertising spending are particularly sensitive to changes in general economic conditions with advertising spending typically decreasing during periods of economic downturn. The amount of advertising spending on CME’s network may decrease for a number of reasons, including:

•	a general decline in economic conditions;

•	a decline in economic conditions in the particular geographical regions in which CME conducts business;

•	a decision to shift advertising spending to other advertising media; and

•	a decline in advertising spending in general.

A decrease in demand for advertising media in general, and for CME’s advertising services in particular, would materially adversely affect its business, financial condition and results of operations.

If CME fails to attract advertising clients to its network, it will be unable to maintain or increase its advertising prices, which would negatively affect its ability to grow revenues.

The actual prices CME can charge its advertising clients who purchase advertising time slots on its network, either directly or through advertising agencies, depend on the coverage and quality of its networks and the demand by advertisers for advertising time. CME’s advertising clients choose to advertise on its advertising network in part based on the extent of its coverage and the desirability of the cities where it operates. If CME fails to maintain or expand its geographic coverage, or solidify its brand name and reputation as a quality provider of advertising services, advertisers may be unwilling to purchase time on its network or pay the advertising fees it requires to remain profitable. A decrease in demand for its services could cause it to lower the prices it charges for advertising time on its network and could negatively affect its ability to increase its prices in the future, either of which would materially adversely affect its business, financial condition, prospects and results of operations.

If CME fails to compete successfully with existing and new competitors, its business and results of operations may be adversely affected.

CME competes directly with existing smaller advertising network operators who place their network on inter-city buses that travel primarily between villages or on highways in China. In addition, CME competes with other alternative advertising media, such as the Internet, street furniture and frame, as well as traditional advertising media, such as television, newspapers, magazines and radio for overall advertising spending by its clients. CME also competes for overall advertising spending by its clients with new out-of-home advertising network operators including Focus Media, a multi-platform digital media company with its primary platform in office buildings or other building structure; VisionChina Media, Towona and Bus Online, digital television advertising network operators with their primary platforms on public mass transportation systems inside cities; and AirMedia, a digital television advertising network operator with its primary platform on airplanes and airports.

In the future, CME may also face competition from new entrants into the out-of-home advertising network sector. In addition, since December 2005, the establishment of wholly foreign-owned advertising companies has been permitted and a large number of wholly foreign-owned advertising companies have been established since then. CME believes China’s ongoing deregulation of its advertising market will expose it to greater competition with existing or new advertising companies in China, including PRC subsidiaries of larger or better established multi-national companies that may have more experience in the advertising industry and significantly greater financial resources.

If CME loses its status as the sole strategic alliance partner designated by TTAVC, it may be unable to maintain or expand its advertising network.

In October 2007, CME entered into a five-year cooperation agreement with Transport Television and Audio-Video Center, or TTAVC, an entity affiliated with the Ministry of Transport of the People’s Republic of China to be the sole strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. The cooperation agreement also gave CME exclusive rights to display advertisements on the system. In November 2007, TTAVC issued a notice to municipalities, provinces and transportation enterprises in China regarding facilitating the implementation of the system contemplated under the cooperation agreement. Its ability to maintain its status as the sole strategic alliance partner designated by TTAVC is important to its future growth. If CME is unable to maintain such status because TTAVC refuses to renew the agreement upon expiration or for any other reason, CME may be unable to expand its network as planned. Moreover, CME would lose its exclusive rights and other advertising network operators may establish in-vehicle television systems on buses traveling on highways in China to compete with it. If this occurs, it may lose its market share to these competitors. Further, CME’s clients may decide to place their advertisements on such competing networks or otherwise decrease their advertising spending on its network, which would materially adversely affect its financial condition and results of operations.

If CME is unable to adapt to changing trends and technologies in the advertising industry, it will not be able to compete effectively.

Trends and technologies in the advertising industry are continuously evolving. The ability to quickly identify new advertising trends and to develop new technology to meet the demand of advertisers and target audiences is essential to the continued success in the advertising industry. To enable more frequent updating of the content displayed on its network, CME plans to upgrade its existing equipment and control systems to automatically update its programs upon arrival of the buses at bus terminals. However, there can be no assurance that it will be able to successfully upgrade its existing equipment as planned. If it is unsuccessful in these efforts, CME may incur substantial research and development costs without the ability to recoup such expenses with future revenues derived from such efforts and it may not be able to grow its business as planned.

In addition, if advertisers find other advertising networks to be more attractive, it may be required to expand into new advertising networks to adapt to new trends in the advertising industry, which may require substantial capital expenditure to develop or acquire new technologies. It may not have sufficient financial or technological resources necessary to fund or otherwise implement needed technological innovations. If CME fails to respond to the changing advertising trends, it may be unable to increase or maintain its market share and revenues, which may materially adversely affect its business prospects.

CME may be unable to obtain sufficient funds for future development on commercially reasonable terms, which could materially adversely affect its liquidity and financial condition.

CME may need additional capital for future developments. If current sources are insufficient to satisfy cash requirements, it may seek to sell additional equity or debt securities or obtain a credit facility. This could result in additional dilution to shareholders and increased debt service obligations. The incurrence of indebtedness could also result in operating and financing covenants that could restrict operations and liquidity.

In addition, its ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of new out-of-home advertising media companies;

•	economic conditions in the United States and other capital markets in which CME may seek to raise funds;

•	its future financial condition, results of operations and cash flows;

•	PRC government regulation of foreign investment in advertising services companies and restrictions on out-of-home advertising media companies in China;

•	economic, political and other conditions in China; and

There can be no assurance that financing will be available in amounts or on terms acceptable to CME in a timely manner, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on its liquidity and financial condition.

The loss of key employees, including any member of senior management, or a failure to recruit qualified personnel as needed could weaken CME’s strategic, technological and operational expertise, and lower the quality of its services.

CME’s future success depends upon the continued services of its senior executives and other key employees. In particular, it relies on the expertise and experience of its chief executive officer, Zheng Cheng and its chief financial officer, Jacky Lam Wai Kei. It relies on their industry expertise, their experience in its business operations, and their working relationships with CME’s employees, its clients, the inter-city express bus operators, and relevant government authorities. Its success also depends on its ability to attract and retain qualified personnel for strategic planning, programming and enhanced services. The competition for qualified personnel in new out-of-home advertising industry may increase in the future, making it difficult for it to attract and retain qualified personnel. CME’s operations could suffer with the loss of any member of the senior management team or any key employee. If one or more of its senior executives were unable or unwilling to continue in their present positions, CME might be unable to find suitable replacements for them. In addition, although CME has entered into non-competition agreements with its senior executives and key employees, there can be no assurance that they will abide by their non-competition obligations. If any of them work for its competitors in the future, it may suffer from losses of clients, content suppliers, equipment suppliers, key professionals and staff members, which could materially adversely affect its operations and revenues.

CME may be subject to the risk of labor disputes.

CME is subject to laws and regulations in relation to labor protection in China, including representation of employees by a labor union. Currently, the employees of Fujian Fenzhong are represented by a labor union. The labor union typically represents the majority of employees and assists with collective bargaining of compensation and benefits and other legal matters with the employers on behalf of employees, monitors compliance with labor laws and internal labor procedures and mediates labor disputes in the case of conflicts and lawsuits against the employer. The labor union can also enter into a collective bargaining agreement with the employer in writing and all employment contracts separately entered into with each employee can be no less favorable than the terms contained in such collective bargaining agreement. In addition, employers are required to make contributions to the union fund at a rate of 2% of salaries paid to the employees. For the year ended December 31, 2006, CME’s contribution to the union fund amounted to $12,000, which increased by 93.0% to $23,000 for the year ended December 31, 2007, which further increased by 5% to $27,000 for the year ended December 31, 2008. Such contributions are subject to increase as it recruits new employees or increase the salaries of its existing employees. Moreover, it has not experienced strikes or labor protests in the past; however, there is no assurance that such events will not occur in the future if it is unable to maintain a satisfactory relationship with its employees or the labor union. If this occurs, it could experience a disruption to its operations which would materially adversely affect its financial condition and results of operations.

CME may be subject to intellectual property infringement claims, which may force it to incur substantial legal expenses and could potentially result in judgments against it, which may materially disrupt its business.

CME cannot be certain that its advertising content, entertainment content or other aspects of its business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although it is not aware of any such claims, it may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of its business. If it is found to have violated the intellectual property rights of others, it may be enjoined from using such intellectual property, and it may incur licensing fees or be forced to develop alternatives. Successful infringement or licensing claims against it may also result in substantial monetary liabilities, which may materially adversely affect its business.

CME’s failure to protect its intellectual property rights could have a negative impact on its business.

CME believes its brand, trade name, patented automated control systems and other intellectual property rights are critical to its success. The success of its business depends in part upon its continuing ability to use its brand, trade names, trademarks and patented automated control systems to increase brand awareness and to further develop its brand and expand its advertising network. In particular, CME’s patented automated control system is a key component of its competitive advantage and its growth strategy. The unauthorized use of its patented automated control systems or other infringements on its intellectual property rights could diminish the value of its brand and its market acceptance, competitive advantages or goodwill.

CME does not have any business liability, disruption, property or litigation insurance in China.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. CME has determined that the cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for it to have such insurance. As a result, except for the mandatory vehicle insurance, CME does not have any business liability, disruption, litigation or other property insurance coverage for its operations in China. Any business disruption, loss of properties or litigation it experiences might result in substantial costs incurred and diversion of resources which may materially adversely affect its business, financial condition and results of operations.

Failure to comply with PRC laws and regulations relating to advertisement content restrictions governing the advertising industry in China may result in severe penalties and civil liabilities.

Advertisers, advertising operators, and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute is fair, accurate and in full compliance with applicable laws, rules and regulations. In providing advertising services, advertising agencies and advertising distributors must review the supporting documents provided by advertisers and verify that the content of the advertisements complies with applicable PRC laws, rules and regulations. Prior to distributing advertisements that are subject to government censorship and approval, such as advertisements for patented products or processes, pharmaceutical products, medical procedures, alcohol, tobacco, and cosmetics, advertising distributors are obligated to verify that such governmental review has been performed and approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish corrections of the advertisement containing restricted or prohibited content. In circumstances involving serious violations, the State Administration of Industry and Commerce, or SAIC, or its local branches may revoke violators’ licenses or permits for their advertising business operations.

CME is an advertising operator that places advertisements provided by its clients on inter-city express buses. As a result, it is obligated under PRC laws and regulations to ensure that the content of the advertisements displayed on its advertising network is in full compliance with applicable laws and regulations. CME endeavors to take all required measures, including independent verification of whether the advertisers have performed requisite reviews and obtained necessary approvals prior to distribution of relevant advertisements. However, if it fails to comply with applicable laws and regulations for any reason, CME may face severe penalties.

Moreover, civil claims may be filed against CME for fraud, defamation, subversion, negligence, copyright or trademark infringements or other violations due to the nature and content of the information displayed on its network. If viewers find the content displayed on its advertising network to be offensive, bus companies that display its content on their buses and bus terminals may seek to hold CME responsible for any claims by their passengers or they may terminate their relationships with CME.

If the PRC government determines that CME was obligated to register as an out-of-home advertising network operator, it may be subject to administrative sanctions, including discontinuation of its business for failure to complete such registration.

The SAIC promulgated the Out-of-Home Advertising Registration Administrative Regulations, or the Out-of-Home Advertising Regulations, on December 8, 1995 as amended on December 3, 1998 and May 22, 2006. Under the Out-of-Home Advertising Regulations, out-of-home advertisements in China must be registered with the local branch of the SAIC before dissemination. The advertising distributors are required to submit a registration application form and other supporting documents for registration. After review and examination, if an application complies with applicable requirements, the local branch of the SAIC will issue an Out-of-Home Advertising Registration Certificate for such advertisement. A change of registration with local SAICs must be made in the event of a change in the distributor, the location of dissemination, the periods, the content, the format, or the specifications of the advertisements.

According to the Out-of-Home Advertising Regulations, advertisements posted or placed on public transportation vehicles, such as inter-city express buses, are considered out-of-home advertisements and must be registered as advertising distributors. However, it is unclear whether the advertisements displayed on CME’s network would be considered out-of-home advertisements. Further, although the PRC Advertising Law defines an “advertising distributor” as a legal person or other economic entity that distributes advertisements for advertisers or an advertising operator entrusted by advertisers, the Out-of-Home Advertising Regulations do not define “advertising distributor.” Therefore, CME is unable to determine whether it is considered as an advertising distributor for purposes of the Out-of-Home Advertising Regulations and therefore is obligated to obtain the registration certificate.

To ensure that CME’s business complies with the Out-of-Home Advertising Regulations, CME made inquiries with the local SAICs in the cities in which it has operations regarding whether it is required to obtain Out-of-Home Advertising Registration Certificates or to proceed with other procedures, such as filing, in these cities. With the exception of the local SAIC in Jiangsu province and Xiamen city of Fujian province, all the local SAICs with whom CME consulted do not expressly require CME to register with them. The officials at different levels within the local SAIC in Jiangsu and Xiamen city expressed different views on whether the advertisements shown on CME’s digital television displays should be regarded as out-of-home advertisements. CME recently again inquired with the local SAIC of Xiamen whether it is required to be registered and was verbally told that the advertisements displayed on CME’s digital television displays do not need to be registered with Xiamen SAIC and that CME does not need to obtain the Out-of-Home Advertising Registration Certificate according to Out-of-Home Advertising Regulations, but is only required to file the content of advertisement with the Xiamen SAIC. However, the filing procedures are unclear and it is also unclear whether penalties will be imposed if CME fails to make such filings. In addition, CME tried to re-apply for Out-of-Home Advertising Registration with the local SAICs in Jiangsu, but the officials rejected such applications saying that CME does not need to register under current applicable regulations. In light of such circumstances, there can be no assurance that CME will be able to complete the registration procedure in compliance with the new out-of-home advertisement provisions in Jiangsu, or at all. If CME is required to complete the registration procedure with the local SAIC in Jiangsu but fails to do so, the relevant authorities in Jiangsu may require CME to forfeit its advertising income sourced in Jiangsu or subject it to fines. CME may also be required to discontinue its operations in Jiangsu, which would result in a breach of contracts with its clients and its business, financial condition and results of operations would be materially adversely affected.

Future acquisitions may have an adverse effect on CME’s ability to manage its business.

CME may acquire businesses, technologies, services or products which are complementary to its core advertising network business. Future acquisitions may expose it to potential risks, including risks associated with:

•	the integration of new operations, services and personnel;

•	unforeseen or hidden liabilities;

•	the diversion of resources and management attention from its existing business and technology;

•	its potential inability to generate sufficient revenue to offset new costs;

•	the expenses of acquisitions; or

•	the potential loss of or harm to relationships with its employees and clients resulting from its integration of new businesses.

Any of the potential risks listed above could have a material and adverse effect on its ability to manage its business, its revenues and net income.

See also Risk Factor

“CME may be unable to obtain sufficient funds for future development on commercially reasonable terms, which could materially adversely affect its liquidity and financial condition”.

CME may be required to obtain an approval from the PRC State Administration of Radio, Film and Television, or SARFT, under the Notice on Strengthening the Administration of Audio and Visual Media on Vehicles, Buildings and Other Public Arena, or December 2007 Notice.

On December 6, 2007, SARFT promulgated the December 2007 Notice pursuant to which the broadcasting of audio and visual programs, including news, drama series, sports, technology, entertainment and other programs, through radio and television networks, the Internet and other information systems affixed to vehicles and buildings and in airports, bus and railway stations, shopping malls, banks, hospitals and other out-of-home public media is subject to approval by the SARFT. The December 2007 Notice requires the local branches of SARFT to investigate and record any organization or company engaging in the activities described in the December 2007 Notice without any permissions, send written notices to such organizations or companies demanding their compliance with the December 2007 Notice, and report the results of such investigations to SARFT by January 15, 2008. To date, CME has not received any notice from the SARFT, or any of its local branches in the municipalities and provinces included in its network, demanding its compliance with the December 2007 Notice. CME made inquiries with SARFT regarding whether it is required to obtain an approval and the procedures of obtaining such an approval. Due to the lack to clear implementing rules and regulations for the December 2007 Notice, CME is unable to obtain a written confirmation from SARFT as to whether it is required to obtain an approval under the December 2007 Notice and the procedures thereof. To ensure that its business complies with the December 2007 Notice, CME submitted an application for approval with the local SARFT in Fujian in July 2008 and expects to receive an approval by the end of 2009. In the event that the SARFT, or any of its local branches in the municipalities and provinces included in CME’s network, requires it to obtain an approval, there is no assurance that it will be able to obtain such approval. If it is unable to obtain such approval, it may be required to discontinue its operations, which will decrease the attractiveness of its advertising network may cause its clients to reduce or cease the purchase of advertising time slots from it, and could materially adversely affect its business, financial condition and results of operations.

CME faces risks relating to health epidemics and natural disasters, which could materially adversely affect its financial condition and results of operations.

The effect of a health epidemic or outbreak could materially adversely affect CME’s business. Any prolonged recurrence of avian flu, severe acute respiratory syndrome, or SARS, or another epidemic or outbreak in China may result in restrictions on long-distance travel, including highway transportation on inter-city express buses, and have a material adverse effect on demand for transportation on inter-city express buses in China. In addition, the government authorities may require the closure of CME’s offices or other businesses to temporarily cease their operations, including transportation services provided by inter-city express bus operators critical to CME’s continued operations. For example, during SARS outbreak in 2003 and 2004, many businesses closed their offices and many businesses were temporarily forced to cease operations under the order of the government authorities. From 2005 to present, there have also been reports on the occurrence of avian flu in various parts of China, including a few confirmed human cases and deaths. The recurrence of any health epidemic in China could result in similar government measures to contain dissemination of diseases, which would have a material adverse effect on the Chinese economy in general and result in an impact on CME’s business if the inter-city express buses were required to temporarily cease operations. Further, a significant disruption to long-distance bus services resulting from major construction or renovation projects, terrorist attacks, natural disasters, weather conditions or other factors beyond CME’s control could render its advertising media inoperative or materially limit the effectiveness of CME’s advertising network. If any of these occurs, CME would not be able to display advertisements for its clients, which would result in a breach of contracts with its clients and have a material adverse effect on its business.

Risks Relating to CME’s Corporate Structure

If the PRC government determines that the agreements that establish the structure of CME’s business operations in China do not comply with applicable PRC laws and regulations, CME could be subject to severe penalties, including an order to cease its business operations.

The PRC government requires any foreign entities that invest in the advertising services industry to have at least two years of direct operations in the advertising industry outside China. CME has not directly operated any advertising business outside China and therefore, CME currently does not qualify under PRC regulations to directly provide advertising services. TM is a Delaware corporation and a foreign legal person under Chinese laws. Therefore, as a potential subsidiary, Fujian Express is currently ineligible to apply for the required licenses to provide advertising services in China. CME’s advertising business is currently provided through its contractual arrangements with Fujian Fenzhong, its consolidated entity in China. Fujian Fenzhong is currently owned by Zheng Cheng and Chunlan Bian. Fujian Fenzhong holds the requisite licenses to provide advertising services in China. Fujian Fenzhong directly operates its advertising network and sells advertising time slots to its clients. CME has been and expects to continue to be dependent on Fujian Fenzhong to operate its advertising business. CME does not have any equity interest in Fujian Fenzhong but receives the economic benefits of it through various contractual arrangements.

CME has been advised by its PRC counsel that each of the contracts under the structure of its business operations in China through contractual arrangements with Fujian Fenzhong and its shareholders complies, and immediately after the completion of this Transaction, will comply with all applicable PRC laws and regulations and does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations. However, there exist substantial uncertainties regarding the application, interpretation and enforcement of relevant current and future PRC laws and regulations and their potential effect on its corporate structure and contractual arrangements. The interpretation of these laws and regulations are subject to the discretion of competent PRC authorities. There can be no assurance that the PRC regulatory authorities will not take a view different from the opinions of CME’s PRC counsel and determine that its corporate structure and contractual arrangements violate PRC laws, rules and regulations. In the event that the PRC regulatory authorities determine in their discretion that its corporate structure and contractual arrangements violate applicable PRC laws, rules and regulations, including restrictions on foreign investment in the advertising industry in the future, CME may be subject to severe penalties, including an order to cease its business operations.

If CME or any of its current or future subsidiaries are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of such subsidiary and consolidated entity;

•	discontinuing or restricting the conduct of any related-party transactions between such subsidiary and consolidated entity;

•	imposing fines, confiscating the income of Fujian Fenzhong or CME’s income, or imposing other requirements with which CME or any subsidiary or consolidated entity may not be able to comply;

•	shutting down CME’s advertising network; or

•	requiring CME or any subsidiary or consolidated entity to restructure the relevant ownership structure or operations.

The imposition of any of these penalties would result in a material adverse effect on CME’s ability to conduct its business.

CME relies on contractual arrangements with Fujian Fenzhong, its consolidated entity in China, and its shareholders, which may not be as effective in providing CME with operational control or enabling CME to derive economic benefits as through ownership of controlling equity interest.

CME has in the past relied, and will continue in the future to rely, on contractual arrangements with Fujian Fenzhong, its consolidated entity in China, and its shareholders to operate its advertising business. These contractual arrangements may not be as effective as ownership of controlling equity interest would be in providing CME with control over, or enabling CME to derive economic benefits from operations of, Fujian Fenzhong. If CME had direct ownership of Fujian Fenzhong, it would be able to exercise its rights as a shareholder to (i) effect changes in the board of directors of Fujian Fenzhong, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level, and (ii) derive economic benefits from operations of Fujian Fenzhong by causing Fujian Fenzhong to declare and pay dividends. However, under the current contractual arrangements, as a legal matter, if Fujian Fenzhong and any of its shareholder fails to perform its, his or her respective obligations under these contractual arrangements, CME may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which it cannot assure you will be effective. For example, if shareholders of Fujian Fenzhong were to refuse to transfer their equity interests in Fujian Fenzhong to CME or its designated persons when it exercises the purchase option pursuant to these contractual arrangements, CME may have to take legal actions to compel them to fulfill their contractual obligations.

CME expects to continue to depend upon its contractual arrangements among Fujian Express, Fujian Fenzhong and its shareholders to operate its advertising business in China due to the PRC regulatory restrictions on foreign investments in its industry. If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) Fujian Fenzhong or its shareholders terminate these contractual arrangements or (iii) Fujian Fenzhong or its shareholders fail to perform their obligations under these contractual arrangements, CME would not be able to continue its business operations in China or to derive economic benefits from the operations of Fujian Fenzhong. Further, if Fujian Express (on behalf of CME) fails to renew these contractual arrangements upon their expiration, CME would not be able to continue its business operations unless the then current PRC law allows CME or its direct subsidiary to directly operate advertising businesses in China. In addition, if Fujian Fenzhong or all or part of its assets become subject to liens or rights of third-party creditors, CME may be unable to continue some or all of its business activities, which could severely disrupt its business and cause grave damaging effects on its financial condition and results of operations. If Fujian Fenzhong undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering CME’s ability to operate its business or derive economic benefits from Fujian Fenzhong, which could materially adversely affect its business and its ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Therefore, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC may not be as well developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit CME’s ability to enforce these contractual arrangements. In the event CME is unable to enforce these contractual arrangements, it may not be able to exercise effective control over its operating entities, and its ability to conduct its business or derive economic benefits from operations of Fujian Fenzhong may be negatively affected.

In addition, the equity interest in Fujian Fenzhong are pledged to secure the obligations of Fujian Fenzhong and the loans of Fujian Fenzhong’s shareholders according to the contractual arrangements. Pursuant to the PRC Property Law effective on October 1, 2007, the pledge of equity interest could take effect only after being registered with the competent local SAIC. Fujian Express and Fujian Fenzhong’s shareholders have received the Notice on Pledge of Equity Interest Registration issued by the Fuzhou Administration of Industry and Commerce dated June 15, 2009, announcing the respective equity interest pledged by Zheng Cheng and Chunlan Bian became effective as of such date.

The beneficial owners of Fujian Fenzhong may have potential conflicts of interest with CME.

The beneficial owners of Fujian Fenzhong are also the founders of CME and own a substantial portion of its common shares. Conflicts of interests between their dual roles as beneficial owners of both Fujian Fenzhong and CME may arise. There can be no assurance that when conflicts of interest arise, any or all of these individuals will act in the best interests of CME or that any conflict of interest will be resolved in its favor. In addition, these individuals may breach or cause Fujian Fenzhong to breach or refuse to renew the existing contractual arrangements that allow CME to effectively control Fujian Fenzhong and receive economic benefits from it. If CME cannot resolve any conflicts of interest or disputes between CME and the beneficial owners of Fujian Fenzhong, CME would have to rely on legal proceedings, the outcome of which is uncertain and which could be disruptive to CME’s business.

Fujian Express’ contractual arrangements with Fujian Fenzhong may be subject to scrutiny by the PRC tax authorities and may result in a finding that it owes additional taxes or is ineligible for tax exemption, or both, which could substantially increase its taxes owed and thereby reduce its net income.

Under applicable PRC laws, rules and regulations, arrangements and transactions among related parties may be subject to audits or challenges by the PRC tax authorities. Neither CME nor its PRC counsel are able to determine whether any of these transactions will be regarded by the PRC tax authorities as arm’s length transactions because, based on its knowledge, the PRC tax authorities have not issued a ruling or interpretation in respect of the type of transaction structure similar to that of CME. The relevant tax authorities may determine that CME’s contractual relationships with Fujian Fenzhong were not entered into on an arm’s length basis. If any of the transactions between Fujian Express and Fujian Fenzhong, including the contractual relationships with Fujian Fenzhong, are determined not to have been entered into on an arm’s length basis, or are found to result in an impermissible reduction in taxes under PRC law, the PRC tax authorities may adjust the profits and losses of Fujian Fenzhong and assess more taxes on it. In addition, the PRC tax authorities may impose late payment surcharges and other penalties to Fujian Fenzhong for underpaid taxes. CME’s net income may be materially adversely affected if Fujian Fenzhong’s tax liabilities increase or if it is found to be subject to late payment surcharges or other penalties.

CME relies principally on dividends and other distributions on equity paid by its wholly-owned operating subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of its operating subsidiary to pay dividends to it could have a material adverse effect on its ability to conduct its business.

CME is a holding company, and it relies principally on dividends and other distributions on equity paid by Fujian Express, its PRC operating subsidiary, for its cash requirements, including the funds necessary to service any debt it may incur. If Fujian Express incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to it. In addition, the PRC tax authorities may require CME to adjust its taxable income under the contractual arrangements Fujian Express currently has in place with Fujian Fenzhong in a manner that would materially adversely affect Fujian Express’s ability to pay dividends and other distributions to CME. Furthermore, relevant PRC laws, rules and regulations permit payments of dividends by Fujian Express only out of its retained earnings, if any, determined in accordance with PRC accounting standards and regulations. Under PRC laws, rules and regulations, the statutory general reserve fund requires annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends until the cumulative fund reaches 50% of the registered capital. As a result of these PRC laws, rules and regulations, Fujian Express is restricted in its ability to transfer a portion of its net assets to CME whether in the form of dividends, loans or advances. As of December 31, 2008, its contribution to the reserve funds pursuant to PRC laws and regulations totaled $4,314,000. Any limitation on the ability of its subsidiary or consolidated entity to pay dividends to it could materially adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its businesses, pay dividends or otherwise fund and conduct its business.

Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for CME’s services and have a material adverse effect on its business.

Substantially all of CME’s assets are located in China and substantially all of its revenues are derived from its operations in China. Accordingly, economic, political and legal developments of China will substantially affect its business, financial condition, results of operations and prospects. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may also have a negative effect on CME. CME cannot predict the future direction of political or economic reforms or the effects such measures may have on CME’s business, financial position or results of operations. Any adverse change in the political or economic conditions in China, including any decrease in the government expenditure on highway transportation infrastructure construction, could have a material adverse effect on CME’s business, lead to reduction in demand for its services and materially adversely affect its business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially adversely affect CME’s business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to control the growth rate of specific segments of China’s economy which it believed to be overheating. China has experienced a period of relatively high inflation since August 2007 and the PRC government has introduced and implemented a number of measures in an effort to control inflation. The PRC government may continue these and other measures to control inflation and manage economic growth. These measures may cause decreased economic activity in the PRC, including a slow-down or decline in advertising spending, which in turn could adversely affect its financial condition and results of operations. These measures, as well as future actions and policies of the PRC government, could also materially affect CME’s liquidity and access to capital and CME’s ability to operate its business. Substantially all of CME’s assets are located in China and substantially all of its revenues are derived from its operations in China. Accordingly, CME’s business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

Uncertainties with respect to the PRC legal system could limit the legal protections available to TM (Post-Transaction) and CME or result in substantial costs and the diversion of resources and management attention.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform. Enforcement of these laws, regulations and rules involve uncertainties, which may limit the legal protections available to CME. For example, CME may have to resort to administrative and court proceedings to enforce the legal protection that it enjoys either by law or contract. However, since PRC administrative authorities and courts have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult than in more developed legal systems to evaluate the outcome of administrative and court proceedings and the level of legal protection CME enjoys. These uncertainties may impede CME’s ability to enforce the contracts it has entered into with its business partners, clients and suppliers. In addition, such uncertainties, including the inability to enforce its contracts, could materially adversely affect its business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, CME cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of national laws by local regulations. These uncertainties could limit the legal protections available to TM and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and the diversion of resources and management attention.

TM (Post-Transaction) may experience difficulties effecting service of process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws, against CME or its management as approved by this Proxy Statement.

CME conducts substantially all of its operations in China and substantially all of its assets are located in China. In addition, all of its senior executive officers reside within China and Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon CME or its senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of legal judgments.

Restrictions on currency exchange may limit our ability to receive and use our revenues and may affect the value of your investment.

According to the existing PRC foreign exchange regulations, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from or registration with the SAFE or its local branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC

Under the current corporate structure of CME, income is primarily derived from dividend payments, a substantial part of which is derived from the legally distributable profits of subsidiary and consolidated entity. All revenues and expenses are denominated in RMB. CME’s PRC subsidiary must remit sufficient foreign currency to pay dividends or make other payments to it. Although the payments of current account items, including profit distributions, can be made in foreign currencies without prior approval by complying with certain procedural requirements, PRC government may restrict access to foreign currencies for current account transactions in the future, which would limit its ability to pay dividends in foreign currencies to its shareholders.

If CME needs to convert RMB into foreign currency and remit it out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, CME must obtain approval from SAFE or its local branch. These limitations could affect its ability to obtain foreign exchange through debt or equity financing, and could affect its business and financial condition.

If any of CME’s PRC significant subsidiaries or consolidated entity becomes the subject of a bankruptcy or liquidation proceeding, CME may lose the ability to use and enjoy those assets, which could reduce the size of its advertising network and materially adversely affect its business, ability to generate revenues and the market price of its products.

To comply with PRC laws, rules and regulations relating to foreign ownership restrictions in the advertising industry, CME currently conducts its operations in China through contractual arrangements among Fujian Express, Fujian Fenzhong and its shareholders. As part of these arrangements, Fujian Fenzhong holds substantially all the assets that are important to the operation of the business. If Fujian Fenzhong becomes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, its may be unable to continue some or all of its business activities, which could materially adversely affect CME’s business, financial condition and results of operations. If Fujian Fenzhong undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of its assets, thereby hindering CME’s ability to operate its business, which could materially adversely affect its business, its ability to generate revenues.

Under the EIT Law, we and CME each may be classified as a “resident enterprise” of the PRC. Such classification could result in unfavorable tax consequences to us, CME and our non-PRC shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes, although the dividends paid to one resident enterprise from another may qualify as “tax-exempt income”. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. The EIT Law and its implementing rules are relatively new and ambiguous in terms of some definitions, requirements and detailed procedures; therefore, it is unclear how the PRC tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine, after the consummation of the Transaction, that we and/or CME is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we and/or CME may be subject to enterprise income tax at a rate of 25% on our and/or CME’s worldwide taxable income, as the case may be, as well as PRC enterprise income tax reporting obligations. Second, although under the EIT Law and its implementing rules, dividends we and/or CME receive from Fujian Express may qualify as “tax-exempt income,” assuming we and CME are each treated as a “resident enterprise” under the EIT Law, there is no guarantee that such dividends will not be subject to PRC withholding tax, which generally will be imposed at a rate of 10% (or, if the Double Tax Avoidance Arrangement between Hong Kong and Mainland China applies, 5%). Finally, the new “resident enterprise” classification could result in a situation in which a 10% PRC tax is imposed on dividends we pay to our non-PRC security holders and gains derived by our non-PRC security holders from transferring our securities, if such income is considered PRC-sourced income by the relevant PRC authorities. If any such PRC taxes apply, a non-PRC security holder may be entitled to a reduced rate of PRC taxes under an applicable income tax treaty and/or foreign tax credit against such security holder’s domestic income tax liability (subject to applicable conditions and limitations). TM stockholders should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign credits.

CME may need to obtain the approval from the China Securities Regulatory Commission, or the CSRC, in connection with this Transaction under a recently adopted PRC regulation. CME cannot currently predict whether it will be able to obtain such approval.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, MOC, the State Owned Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, or SAT, SAIC, and SAFE, jointly promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A rule, which was amended and took effect on June 22, 2009, to regulate foreign investment in PRC domestic enterprises. The M&A rule provides that the MOC must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exist: (i) the transaction involves an important industry in China; (ii) the transaction may affect national “economic security”; or (iii) the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China. The M&A rule also contains a provision purporting, among other things, to require offshore special purpose vehicles, or SPVs, formed for the purpose of overseas listing of equity interests in PRC companies and entities directly or indirectly controlled by PRC companies or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, the CSRC published guidelines to this provision of the M&A rule.

To date, the application of the M&A rule is unclear. CME’s PRC counsel has advised CME that:

•	the CSRC approval required under the M&A rule applies to SPVs that, for purposes of achieving overseas listing, acquire the equity interests in PRC companies through share exchanges; and

•	based on their understanding of the current PRC laws, rules and regulations and the M&A rule, unless there are new PRC laws and regulations or clear requirements from the CSRC in any form that require the prior approval of the CSRC for the listing and trading of any overseas SPVs securities on an overseas stock exchange, the M&A rule does not require that CME obtains prior CSRC approval for the listing and trading on the NYSE Amex because CME completed its reorganization whereby Fujian Express was established as a wholly foreign owned enterprise and the restructuring between Fujian Express and Fujian Fenzhong was carried out prior to September 8, 2006, the effective date of the M&A rule.

However, the interpretation and application of the M&A rule remain unclear, and the PRC government authorities have the sole discretion to determine whether the Transaction is subject to the approval of the CSRC. If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the Transaction, CME cannot predict how long it would take to obtain the approval. In addition, CME may need to apply for a remedial approval from the CSRC and may be subject to certain administrative or other sanctions from these regulatory agencies.

Further, new rules and regulations or relevant interpretations may be issued from time to time that may require CME to obtain retroactive approval from the CSRC in connection with the business combination. If this were to occur, CME’s failure to obtain or delay in obtaining the CSRC approval for the business combination would subject CME to sanctions imposed by the CSRC and other PRC regulatory agencies. These sanctions could include fines and penalties on CME’s operations in China, restrictions or limitations on CME’s ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect CME’s business, results of operations and financial condition.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the business combination, CME may need to apply for a remedial approval from the CSRC and may be subject to certain administrative punishments or other sanctions from these regulatory agencies. New rules and regulations or relevant interpretations may require that CME retroactively obtain approval from the CSRC in connection with the business combination. If this were to occur, CME’s failure to obtain or delay in obtaining the CSRC approval for the Transaction would subject CME to sanctions imposed by the CSRC and other PRC regulatory agencies. These sanctions could include fines and penalties on CME’s operations in China, restrictions or limitations on CME’s ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect CME’s business, results of operations and financial condition.

CME cannot predict when the CSRC may promulgate additional rules or other guidance, if at all. If implementing rules or guidance are issued prior to the completion of this Transaction and consequently it concludes it is required to obtain CSRC approval, this Transaction will be delayed until CME obtains the CSRC approval, which may take several months or longer. Furthermore, any delay in the issuance of such implementing rules or guidance may create additional uncertainties with respect to this Transaction. Moreover, implementing rules or guidance, to the extent issued, may fail to resolve current ambiguities under the M&A rules. Uncertainties and/or negative publicity regarding the M&A rules could have a material adverse effect on TM’s trading price.

The new regulations also established additional procedures and requirements expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. These rules may also require the approval from the MOC where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including MOC approval, may delay or inhibit CME’s ability to complete such transactions, which could affect CME’s ability to expand its business.

PRC regulations relating to the offshore investment by PRC residents and employee stock options held by PRC residents may limit CME’s operations and subject it to liabilities.

Pursuant to SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or Circular No. 75, issued on October 21, 2005 (i) a PRC resident, including a PRC resident natural person or a PRC company, shall register with the local branch of SAFE before it establishes or controls an overseas SPV for the purpose of overseas equity financing (including convertible debt financing); (ii) when a PRC resident contributes the assets of or its equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident shall register his or her interest in the SPV and the change thereof with the local SAFE branch; and (iii) when the SPV undergoes a material event outside China, such as a change in share capital, or merger or acquisition, the PRC resident shall, within 30 days of the occurrence of such event, register such change with the local branch of SAFE. Under the Circular No. 75, if the subsidiary of a SPV purchases or controls the assets of domestic companies through contractual arrangements in China, this practice constitutes “Inbound Investment” and shall be registered with SAFE. PRC residents who are shareholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Mr. Zheng Cheng, CME’s CEO and a PRC resident, established CME on April 25, 2001. CME owns a 100% interest and directly controls its PRC subsidiary, Fujian Express. On November 2, 2003 and December 1, 2003, Fujian Express, Fujian Fenzhong and its shareholders, Zheng Cheng and Chunlan Bian, entered into two agreements, respectively, and on April 17, 2009, Fujian Express, Fujian Fenzhong and its shareholders, Zheng Cheng and Chunlan Bian, entered into a series of contractual documents, under which Zheng Cheng and Chunlan Bian granted Fujian Express all their voting rights as shareholders of Fujian Fenzhong, and Fujian

Fenzhong agreed to distribute all its economic benefits, after deduction of taxes and expenses, to Fujian Express. According to the Circular No. 75. CME may be deemed to be an SPV and these arrangements may constitute “Inbound Investment.” To ensure the compliance with the Circular No. 75, Zheng Cheng and the other CME related parties filed the registration as required in the circular No. 75 with the Fujian SAFE on September 9, 2008. However, after the consummation of this transaction, Zheng Cheng and the other CME related parties will be required to register the change of CME’s shareholding structure with the Fujian SAFE. If such registration for change is not completed in a timely manner, or at all, Fujian Express, as the PRC subsidiary of the SPV, may be prohibited from distributing its profits and the proceeds from any reduction in capital, share transfer or liquidation, to CME, and CME may also be prohibited from injecting additional capital into Fujian Express.

In addition, on December 25, 2006, the People’s Bank of China promulgated the “Measures for the Administration of Individual Foreign Exchange,” and on January 5, 2007, SAFE promulgated the implementation rules on those measures. These regulations became effective on February 1, 2007. Pursuant to these regulations, PRC citizens who are granted shares or share options by an overseas listed company according to its employee share option or share option plan are required, through a qualified PRC agent which may be the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share option or share option plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into RMB. Its PRC citizen employees who have been granted share options, or PRC option grantees, will be subject to these regulations. If CME or its PRC option grantees fail to comply with these regulations, it or its PRC option grantees may be subject to fines and legal sanctions.

There can be no assurance that all of CME’s shareholders or options grantees who are PRC residents will appropriately make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of CME’s PRC resident shareholders or option grantees to comply with the registration procedures set forth therein may subject it to fines and legal sanctions, restrict its cross-border investment activities, or limit its PRC subsidiary’s ability to distribute dividends or obtain foreign-exchange-dominated loans to itself.

Risks Relating to TM

If we are forced to dissolve and liquidate, payments from the Trust Account to our public stockholders may be delayed.

If we do not consummate the Transaction by October 17, 2009, we anticipate notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

We currently expect that the costs associated with the implementation and completion of the plan of dissolution and liquidation will be no more than approximately $15,000. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Theodore S. Green and Malcolm Bird have agreed to advance us the funds necessary to complete such dissolution and/or liquidation and have agreed not to seek repayment of such expenses; however, there is no guarantee that the assets of Messrs. Green and Bird will be sufficient to satisfy our dissolution and/or liquidation expenses.

If we are forced to liquidate before a business combination and distribute the Trust Account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete the Transaction and are forced to liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of our IPO, our general and administrative expenses and the costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Exercise of conversion rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking conversion.

A stockholder requesting conversion of his, her or its common stock into cash may do so at any time after the mailing to our stockholders of the Proxy Statement and prior to the vote taken with respect to a proposed business combination. A stockholder would have from the time we send out our Proxy Statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) his, her or its shares of common stock if he, she or it wishes to seek to exercise his, her or its conversion rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for our stockholders, including mis-delivery or any other defect in the tendering process.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $7.91 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we have sought to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, there is no guarantee that, even if such entities have executed such agreements with us, they will not seek recourse against the Trust Account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our management stockholders have agreed that they will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by our management stockholders, we currently believe that they are capable of funding a shortfall in our Trust Account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Although we have a fiduciary obligation to pursue our management stockholders to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so or that the proceeds in the Trust Account will not be reduced by such claims. Furthermore, our management stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver (including a prospective target business).

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure our stockholders we will be able to return to our public stockholders at least $7.91 per share.

If any funds held in our trust account are used to purchase TM Common Stock from holders who would have otherwise voted against the transaction, our shareholders who purchased shares in our IPO may be entitled to rescission rights.

Our IPO prospectus did not disclose that funds in the trust account might be used to purchase common stock from holders thereof who have indicated their intention to vote against the acquisition and convert their shares into cash. Consequently, such use of the funds in the trust account might be grounds for a holder of our public stock who purchased such shares in our IPO, to seek rescission of the purchase of the units the holder acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of the shares caused by the alleged violation, together with interest, while retaining the shares.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of our IPO. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, our stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure our public stockholders that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure our public stockholders that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the Trust Account to our public stockholders promptly after October 17, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure our public stockholders that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure our stockholders that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event will we be required to net cash settle any warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. As a result, a purchaser of a unit may pay the full unit purchase price solely for the shares underlying the unit. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if no registration relating to the common stock issuable upon exercise of the warrants is effective and current.

We have not obtained an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We have not obtained an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80.0% of our net assets held in the Trust Account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the Trust Account representing a portion of the underwriters’ discount) or that the price we are paying is fair to our stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. As no opinion will be obtained, our stockholders will be relying on the judgment of our board of directors.

All of our officers and directors own shares of our common stock issued prior to our IPO and warrants issued at our IPO. These shares will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to our IPO. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate the Transaction. Accordingly, the shares acquired prior to our IPO, as well as the insider warrants, and any warrants purchased by our officers or directors in our IPO or in the aftermarket will be worthless if we do not consummate the Transaction. The personal and financial interests of our directors and officers may influence their motivation in selecting CME and completing the Transaction. Consequently, our directors’ and officers’ discretion in identifying and selecting CME may result in a conflict of interest when determining whether the terms, conditions and timing of the Transaction are appropriate and in our stockholders’ best interest.

The NYSE Amex may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are listed on the NYSE Amex, a national securities exchange. We cannot assure our stockholders that our securities will continue to be listed on the NYSE Amex in the future prior to a business combination. In February 2009, TM received a notice from NYSE Amex indicating that it is below certain of the exchange’s continued listing standards due to its failure to hold an annual meeting of stockholders in 2008. TM submitted a plan of compliance with NYSE Amex and the exchange accepted the plan and granted TM an extension until August 11, 2009 to regain compliance with continued listing standards. TM has requested that the NYSE Amex grant an additional extension until October 17, 2009. Additionally, in connection with our business combination, the NYSE Amex will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure our stockholders that we will be able to meet these initial listing requirements at that time.

If the NYSE Amex delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our Initial Stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Our Initial Stockholders (including all of our officers and directors) collectively own approximately 18.0% of our issued and outstanding shares of common stock. However, if a significant number of stockholders vote, or indicate an intention to vote, against the Transaction, our officers, directors and stockholders and their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of our stockholders to elect new directors prior to the consummation of the Transaction, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our Initial Stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our Initial Stockholders will continue to exert control at least until the consummation of a business combination.

If we effect the Transaction, we will be subject to a variety of additional risks that may negatively impact our operations.

We will be subject to any special considerations or risks associated with companies operating in China, including any of the following:

•	tax issues, such as tax law changes and variations in tax laws;

•	currency fluctuations; our revenues, costs and assets would be denominated in RMBs and fluctuations in the exchange rate between RMBs and US$ could adversely affect our results and financial condition in US$ terms;

•	cultural and language differences; our board of directors would be comprised of individuals with different language skills and cultural backgrounds, which could make it harder for the board to make decisions; and

•	employment regulations; our employees would be represented by a labor union and we would be required to make contributions to the union fund.

We cannot assure our stockholders that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect the Transaction, the laws applicable to CME will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect the Transaction, the laws of China will govern almost all of the material agreements relating to its operations. We cannot assure our stockholders that CME will be able to enforce any of its material agreements or that remedies will be available in China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.

The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire CME, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors will reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Risks Related to the Initial Charter Amendment Proposals

Holders of IPO Shares at the time of the Transaction who purchased their units in the initial public offering and have not redeemed their shares for cash may have rights to rescind their purchases and assert a claim for damages therefor against us and our directors and officers.

The initial public offering prospectus disclosed that we would not seek to amend any of the provisions of Article Seventh of our amended and restated certificate of incorporation. Neither our Amended and Restated Certificate of Incorporation nor our initial public offering prospectus contemplated the possibility of (i) removing the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the IPO Shares exercise their conversion rights, or (ii) removing the requirement that only holders of the IPO Shares who vote against the Transaction may convert their IPO Shares into cash. Our initial public offering prospectus stated that these specific provisions in our Amended and Restated Certificate of Incorporation may not be amended prior to the consummation of an initial business combination. Our initial public offering prospectus further stated that while the validity under Delaware law of a provision restricting the ability to amend the charter has not been settled, we would not take any actions to waive or amend any of those provisions. Consequently, each holder of IPO Shares at the time of the Transaction who purchased his IPO Shares in the initial public offering and who has not converted his shares into cash may have securities law claims against us for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the initial public offering units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of our initial public offering (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See the section entitled “THE INITIAL CHARTER AMENDMENT PROPOSALS — Rescission Rights.”

Our working capital will be reduced if our stockholders exercise their right to convert their shares into cash, and our reduced working capital may adversely affect our business strategy and future operations, and you may hold shares in a smaller company than anticipated.

If the Initial Charter Amendment Proposal is approved by the holders of a majority of our outstanding shares there will be no express limit in our Amended and Restated Certificate of Incorporation on the number of stockholders who may vote with respect to the Transaction and elect to convert their shares. The removal of the prohibition against closing an acquisition if more than 30% of the shareholders exercise their conversation rights, could result in substantial conversions, which would leave us with less working capital available to pursue CME’s growth strategy, and the remaining shareholders may own shares in a significantly smaller company. We are not required to deliver any minimum working capital amount at the closing of the Transaction.

In the event that a significant number of our IPO shares are converted, our stock may become less liquid following the Transaction.

If a significant number of our IPO Shares are converted, we may be left with a significantly smaller number of shareholders. As a result, trading in our stock following the Transaction may be limited and your ability to sell your shares in the market could be adversely affected.

SELECTED HISTORICAL FINANCIAL INFORMATION

Summary Historical Financial Information of TM

The summary historical financial information of TM set forth below is derived from the audited and unaudited financial statements of TM included in this Proxy Statement. TM’s summary historical balance sheet data as of December 31, 2008 and 2007, and historical summary statement of operations data for the year ended December 31, 2008 and the period from May 1, 2007 (inception) to December 31, 2007 have been derived from TM’s audited financial statements. The summary historical statement of operations data for the six months ended June 30, 2009 and 2008, and for the period May 1, 2007 (inception) to June 30, 2009 and the balance sheet data as of June 30, 2009 have been derived from TM’s unaudited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of TM’s financial position and results of operations as of the dates and for the periods indicated.

This information should be read in conjunction with the section entitled “TM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto included elsewhere in this Proxy Statement.

				May 1, 2007	May 1, 2007
			Year Ended	(Inception) to	(Inception) to
	Six Months Ended June 30		December 31,	December 31,	June 30,
	2009	2008	2008	2007	2009
	(In thousands, except share and per share data)

Statement of Operations Data:
Revenues	$—	$—	$—	$—	$—
Formation and operating expenses	(1,026)	(1,521)	(1,994)	(295)	(3,315)
Interest expense	(3)	—	—	(3)	(6)
Interest income	148	806	1,619	488	2,255
(Loss) income before taxes	(881)	(715)	(375)	190	(1,066)
Income taxes	—	—	—	—	—
Net (loss) income	(881)	(715)	(375)	190	(1,066)
Less: interest income attributable to common stock subject to possible conversion (net of taxes of $0, $0, $5, $0 and $0)	(5)	—	(42)	—	(47)
Basic (loss) income per share	$(0.07)	$(0.06)	$(0.03)	$0.04
Diluted (loss) income per share	$(0.07)	$(0.06)	$(0.03)	$0.03
Basic weighted average shares outstanding	12,505,000	12,505,000	12,505,000	5,389,286
Diluted weighted average shares outstanding	12,505,000	12,505,000	12,505,000	6,306,169

	June 30,	December 31,	December 31,
	2009	2008	2007
	(In thousands)

Balance Sheet Data:
Cash	$13	$175	$465
Cash held in Trust — restricted	81,135	81,119	80,979
Total assets	81,185	81,385	81,644
Total liabilities	4,378	3,696	3,581
Common stock, subject to conversion	24,286	24,286	24,286
Interest income attributable to common stock, subject to possible conversion (net of taxes of $0, $5, and $0 respectively)	47	42	—
Total stockholders equity	52,475	53,361	53,778
Total liabilities and stockholders’ equity	81,185	81,385	81,644

Summary Historical Consolidated Financial Information of CME

The summary historical consolidated financial information of CME set forth below is derived from the audited and unaudited consolidated financial statements of CME included in this proxy statement. CME’s summary historical consolidated balance sheet data as of June 30, 2009 and December 31, 2008 and 2007, and historical summary consolidated statement of operations data for the six months ended June 30, 2009 and 2008, the years ended December 31, 2008 and 2007 have been derived from CME’s unaudited and audited consolidated financial statements. The summary historical consolidated statement of operations data for the six months ended June 30, 2009 and 2008 has been derived from CME’s unaudited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of CME’s financial position and results of operations as of the dates and for the periods indicated.

This information should be read in conjunction with the section entitled “CME’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CME and the consolidated financial statements and the notes thereto included elsewhere in this proxy statement.

	Six Months Ended		Year Ended	Year Ended
	June 30,		December 31,	December 31,
	2009	2008	2008	2007
	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Sales, net of business tax and related surcharges	$37,861	$30,450	$62,999	$25,837
Cost of sales	(14,362)	(11,900)	(25,065)	(13,164)
Gross profit	23,499	18,550	37,934	12,673
Operating expenses	(1,879)	(1,438)	(2,813)	(1,657)
Income from operations	21,620	17,112	35,121	11,016
Income before income taxes	21,663	17,151	35,221	11,040
Income taxes	(5,927)	(4,316)	(8,854)	(4,073)
Net income	15,736	12,835	26,367	6,967
Foreign currency translation adjustment	(47)	438	1,012	352
Comprehensive income	15,689	13,273	27,379	7,319
Basic and diluted earnings per share	$1,573.60	$1,283.50	$2,636.70	$696.70
Basic and diluted weighted average shares outstanding	10,000	10,000	10,000	10,000

	June 30,	December 31,
	2009	2008	2007
	(In thousands)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$29,437	$29,997	$6,364
Total assets	48,775	49,116	18,707
Total liabilities	15,660	14,120	11,090
Stockholders equity	33,115	34,996	7,617
Total liabilities and stockholders’ equity	48,775	49,116	18,707

Summary Unaudited Pro Forma Condensed Combined Financial Information

The summary unaudited pro forma condensed combined financial information set forth below is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy statement. The following unaudited pro forma condensed combined statement of operations data presents the combined company’s results of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 assuming the merger occurred on January 1, 2008. The following unaudited pro forma condensed combined balance sheet data presents the combined company’s financial position assuming that the merger occurred on June 30, 2009. The unaudited pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would actually have been had the merger in fact occurred as of such dates or to project the combined company’s results of operations for any future period or as of any future date.

This information should be read together with CME’s and TM’s audited and unaudited financial statements and related notes, provided in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “CME’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CME, “TM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TM and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed financial information has been prepared using two different levels of approval of the Transaction by the TM stockholders, as follows:

•	Assuming No Exercise of Conversion Rights: This presentation assumes that no TM stockholders properly exercise their conversion rights; and

•	Assuming Maximum Exercise of Conversion Rights: This presentation assumes that 100% of the TM stockholders properly exercise their conversion rights. Additionally, this presentation includes $3.8 million of additional capital through long-term debt that TM is required to secure prior to or contemporaneously with the closing of the Transaction, which is reflected in the pro forma balance sheet and pro forma statement of operations. Since the terms of such long-term debt are not currently known, the pro forma statement of operations data reflects interest expense at 10% per annum, a rate indicative of the current borrowing costs of the combined company based on terms provided by potential financing sources.

Pro Forma Statement of Operations Data:

	Six Months Ended June 30, 2009		Year Ended December 31, 2008
		Assuming		Assuming
	Assuming No	Maximum	Assuming No	Maximum
	Exercise of	Exercise of	Exercise of	Exercise of
	Conversion	Conversion	Conversion	Conversion
	Rights	Rights	Rights	Rights
	(In thousands, except share and per share data)

Sales, net of business tax and related surcharges	$37,861	$37,861	$62,999	$62,999
Cost of sales	(14,362)	(14,362)	(25,065)	(25,065)
Gross profit	23,499	23,499	37,934	37,934
Operating expenses	(2,905)	(2,905)	(4,807)	(4,807)
Income from operations	20,594	20,594	33,127	33,127
Interest expenses	(370)	(560)	(751)	(1,131)
Interest income	191	43	1,719	100
Income before income taxes	20,415	20,077	34,095	32,096
Income taxes	(5,927)	(5,927)	(8,854)	(8,854)
Net income	14,488	14,150	25,241	23,242
Basic earnings per share	$0.43	$0.61	$0.75	$1.00
Diluted earnings per share	$0.39	$0.53	$0.69	$0.88
Basic weighted average shares outstanding	33,520,000	23,265,000	33,520,000	23,265,000
Diluted weighted average shares outstanding	36,927,995	26,672,995	36,517,393	26,262,393

Pro Forma Balance Sheet Data:

	June 30, 2009
		Assuming
	Assuming No	Maximum
	Exercise of	Exercise
	Conversion	of Conversion
	Rights	Rights
	(In thousands)

Cash and cash equivalents	$106,785	$29,450
Total assets	126,160	48,825
Long term debt	7,513	11,313
Total liabilities	23,173	26,973
Stockholders equity	102,987	21,852
Total liabilities and stockholders’ equity	126,160	48,825

See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Comparative Summary Historical and Unaudited Pro Forma Financial Data

The following tables set forth the financial data of TM and CME on a stand-alone basis for the historical periods of the six months ended June 30, 2009 and the unaudited pro forma combined financial data and per share ownership information of TM and CME after giving effect to the Transaction, assuming (1) that no TM stockholders properly exercise their conversion rights and (2) that 100% of TM stockholders properly exercise their conversion rights. You should read this information in conjunction with the selected summary historical financial information included elsewhere in this proxy statement, and the historical financial statements of TM and CME and related notes included elsewhere in this proxy statement. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of TM and CME would have been had the companies been combined during the periods presented.

	Six Months Ended June 30, 2009
	Historical		Pro Forma Combined
				Assuming
			Assuming No	Maximum
			Exercise of	Exercise of
			Conversion	Conversion
	TM	CME	Rights	Rights
	(In thousands, except share and per share data)

Sales, net of business tax and related surcharges	$—	$37,861	$37,861	$37,861
Income from operations	(1,026)	21,620	20,594	20,594
Interest expense	(3)	—	(370)	(560)
Interest income	148	43	191	43
(Loss) income before income taxes	(881)	21,663	20,415	20,077
Net (loss) income	(881)	15,736	14,488	14,150
Basic (loss) earnings per share	$(0.07)	$1,573.60	$0.43	$0.61
Diluted (loss) earnings per share	$(0.07)	$1,573.60	$0.39	$0.53
Basic weighted average shares outstanding	12,505,000	10,000	33,520,000	23,265,000
Diluted weighted average shares outstanding	12,505,000	10,000	36,927,995	26,672,995

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our equity securities trade on the NYSE Amex. Each of our units consists of one share of common stock and one warrant and trades on the NYSE Amex under the symbol “TMI.U.” On November 14, 2007, the common stock and warrants included in the units began to trade separately. Those units not separated will continue to trade on the NYSE Amex under the symbol “TMI.U,” and each of the common stock and warrants trade on the NYSE Amex under the symbols “TMI” and “TMI.WS,” respectively.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable only on our completion of a business combination and will expire on October 17, 2011, or earlier upon redemption.

The following table sets forth, for each quarter of the fiscal year ended December 31, 2008 and for a portion of the fourth quarter of the fiscal year ended December 31, 2007, the high and low sales price of TM Common Stock, units, and warrants as reported on the NYSE Amex. Prior to October 17, 2007, there was no established trading market for our securities.

			TMI		TMI/WS
	TMI/U Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

Year Ended December 31, 2009
First Quarter	$7.55	$7.36	$7.63	$7.32	$0.07	$0.03
Second Quarter	7.78	7.60	7.80	7.63	0.20	0.04
Third Quarter through September 25, 2009	8.00	7.80	7.91	7.73	0.28	0.10
Year Ended December 31, 2008:
First Quarter	$7.89	$7.47	$7.33	$7.10	$0.68	$0.38
Second Quarter	7.80	7.41	7.40	7.13	0.50	0.35
Third Quarter	7.75	7.00	7.52	7.20	0.51	0.20
Fourth Quarter	7.45	6.81	7.31	6.87	0.29	0.01
Year Ended December 31, 2007:
Fourth Quarter(1)	$8.04	$7.81	$7.34	$7.20	$0.74	$0.65

(1)	Our units began trading on October 17, 2007. The common stock and warrants did not begin separate trading until November 14, 2007.

Holders of Common Equity

On September 21, 2009, there were 15 holders of record of our units, 25 holders of record of our warrants and 41 holders of record of TM Common Stock. Such numbers do not include beneficial owners holding shares, warrants or units through nominee names.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

Not applicable.

CME

CME’s securities are not publicly traded.

THE SPECIAL MEETING

TM is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by TM’s board of directors for use at the Special Meeting in connection with the proposed Transaction. This Proxy Statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m., local time, on October 15, 2009, at the offices of Morrison Cohen LLP located at 909 Third Avenue, New York, New York 10022.

Purpose of the Special Meeting

At the Special Meeting, holders of TM Common Stock will be asked to vote upon the following proposals:

•	to amend TM’s Amended and Restated Certificate of Incorporation to remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights (the “Initial Charter Amendment Proposal No. 1”),

•	to amend TM’s Amended and Restated certificate of Incorporation to remove the requirement that only holders of the IPO Shares who vote against the Transaction (as defined below) may convert their IPO Shares into cash (the “Initial Charter Amendment Proposal No. 2”, and together with the Initial Charter Amendment Proposal, the “Initial Charter Amendment Proposals”); (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.)

•	to approve the purchase by TM of CME pursuant to the Share Exchange Agreement and the transactions contemplated thereby;

•	to approve the issuance of shares of TM Common Stock pursuant to the Share Exchange Agreement to the Sellers (whereby the number of shares of TM Common Stock that will be issued to the Sellers is 20.915 million and up to an additional 15.0 million shares if certain net income targets are met;

•	to amend TM’s Amended and Restated Certificate of Incorporation to change TM’s corporate name to “China MediaExpress Holdings, Inc.,” increase the number of shares authorized for issuance, delete certain provisions that relate to us as a blank check company and create perpetual existence; and

•	to amend TM’s Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance (the “Authorized Share Increase Proposal”);

•	to elect six persons to TM’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified; and

•	to approve any adjournment or postponement of the Special Meeting to a later date or time or dates or times if necessary for the purpose of soliciting additional proxies (the “Adjournment Proposal”).

Please be aware that if the Transaction is completed, each holder of IPO Shares who votes such shares either “FOR” or “AGAINST” the Transaction may, at the time of such vote, elect to convert those IPO Shares to cash following the procedures described in this document.

Pursuant to TM’s Amended and Restated Certificate of Incorporation, TM is required to obtain stockholder approval of the proposed Transaction. Pursuant to certain rules of the NYSE Amex, TM is required to obtain stockholder approval of the issuance of TM Common Stock in connection with the Transaction. In addition, TM and CME have agreed that they will work together to, subject to stockholder approval, use their commercially reasonable efforts to cause the name of TM to be changed to “China

MediaExpress Holdings, Inc.” (or such other name as TM and the Sellers mutually agree upon) immediately after the consummation of the Transaction.

Recommendation of TM’s Board of Directors

After careful consideration of the terms and conditions of the Initial Charter Amendment Proposals, the Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal, the Authorized Share Increase Proposal, the Election of Directors Proposal, and the Adjournment Proposal, TM’s board of directors has unanimously (i) approved and declared advisable the Share Exchange Agreement and the Transaction, (ii) approved and authorized the issuance of TM Common Stock in connection with the Transaction, (iii) approved the various amendments to TM’s Amended and Restated Certificate of Incorporation, (iv) recommended that each of the nominees for election to TM’s board of directors be elected to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified, and (v) approved adjournment or postponement of the Special Meeting to a later date or time or dates or times if necessary for the purpose of soliciting additional proxies.

Our board of directors has also determined that the fair market value of the Transaction is at least 80.0% of TM’s net assets at the time of acquisition, which is necessary to satisfy the provisions of TM’s Amended and Restated Certificate of Incorporation enabling it to consummate the Transaction.

Record Date; Who is Entitled to Vote

We have fixed the close of business on September 21, 2009 as the record date for determining TM stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on September 21, 2009, there were 12,505,000 shares of TM Common Stock outstanding and entitled to vote, which includes 2,250,000 shares beneficially owned by TM’s Initial Stockholders, officers and directors and 10,255,000 shares that were issued in our IPO. Each share of TM Common Stock is entitled to one vote per share at the Special Meeting. TM’s warrants do not have voting rights.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of TM Common Stock constitutes a quorum at the Special Meeting.

Required Vote

Pursuant to TM’s Amended and Restated Certificate of Incorporation, TM is required to obtain stockholder approval of the Transaction. Approval of the Transaction Proposal requires the affirmative vote of a majority of the shares of TM Common Stock that were issued in our IPO and voted on this matter either in person or by proxy and entitled to vote at the Special Meeting.

Approval of the Share Issuance Proposal and the Adjournment Proposal require the affirmative vote of a majority of the shares of TM Common Stock present either in person or by proxy and entitled to vote at the Special Meeting, and the Initial Charter Amendment Proposals, the Charter Amendment Proposal and the Authorized Share Increase Proposal will require the affirmative vote of holders of a majority of the outstanding TM Common Stock. To be elected under the Election of Directors Proposal, a nominee must receive a plurality of the votes cast either in person or by proxy and entitled to vote at the Special Meeting.

In connection with the vote required for the Transaction, our Initial Stockholders, directors and officers have agreed to vote all of the initial shares of TM Common Stock which are beneficially owned by them, or in which they have disclaimed beneficial ownership, in accordance with the vote of the majority of our public stockholders other than the Initial Stockholders. As of the record date, our Initial Stockholders, directors and officers beneficially owned 2,250,000 shares of TM Common Stock (excluding any warrants held by such persons), representing approximately 18.0% of the outstanding shares of TM Common Stock. TM’s Initial Stockholders, directors and officers will cast the 2,250,000 shares of TM Common Stock owned by them in the same manner as such majority votes on such proposal.

On March 31, 2009, TM announced that it reached an agreement with Opportunity Partners L.P., a fund in the Bulldog Investors (“Bulldog”) group of private investment funds in connection with Bulldog’s then ongoing consent solicitation and proposed proxy solicitation. In connection with the settlement, Bulldog agreed (i) to cease its efforts to effectuate an early windup of TM, (ii) not to oppose the board of directors at the next meeting of stockholders or otherwise seek to exercise control over the management of TM, (iii) to withdraw its demand to force TM to hold an annual meeting of stockholders, and (iv) to enter into a forward contract with TM or a third party whereby Bulldog would not vote its shares against a proposed business combination. As part of the settlement, TM agreed to name Gerald Hellerman to its Board of Directors, who is independent of both Bulldog and TM. In addition, TM reimbursed Bulldog for certain expenses it incurred in connection with its consent solicitation and proposed proxy solicitation. As of the date of this proxy, Bulldog owns 2,500,078 shares of TM Common Stock, representing an 20.0% ownership interest. A total of approximately $19.8 million would be paid to Bulldog to purchase its shares following the consummation of the Transaction, assuming all of Bulldog’s shares are acquired for the Trust value per share of $7.91. We believe the fact that Bulldog agreed to enter into a forward contract with TM enhances the likelihood that TM will receive stockholder approval for each of the proposals being voted upon at the Special Meeting. To date, no such forward contract has been entered into. It is expected that a forward contract with Bulldog will be entered into prior to the mailing of the proxy statement, although the parties may enter into such contract any time prior to the Special Meeting. The terms of such contract have not been agreed upon, but it is expected that TM would agree to purchase Bulldog’s shares of TM Common Stock following the consummation of the Transaction at a fixed price equal to the per share Trust Account liquidation value, which based on the amount in the Trust Account as of August 31, 2009, equals to approximately $7.91.

TM believes that eliminating the requirement that holders of no more than 30.0% of the IPO Shares vote against the Transaction and extending the right to elect conversion to those holders of IPO Shares who vote for the Transaction, will increase the likelihood that the Transaction will be approved. Under the terms of Initial Charter Amendment Proposals, if the Transaction is approved and completed, stockholders holding IPO Shares who vote those shares either for or against the Transaction will have the opportunity to either (1) continue to hold their IPO Shares, or (2) elect, at the time of such vote, to convert their IPO Shares into cash upon the closing of the Transaction. The Transaction Proposal is conditioned upon the approval of the Initial Charter Amendment Proposal No. 2 and, in the event the Initial Charter Amendment Proposal No. 2 does not receive the necessary vote to approve that proposal, then the Transaction Proposal will not be presented for approval.

Actions That May be Taken to Secure Approval of TM’s Stockholders.

In order to ensure that the Transaction Proposal is approved, TM, CME, the Initial Stockholders and their respective affiliates or other third parties may enter into transactions to purchase shares of common stock of TM from stockholders who have indicated their intention to vote against the acquisition and seek conversion of their shares. Transactions of such nature would only be entered into and effected at a time when the purchasers of such securities or any of their affiliates are not aware of any material nonpublic information regarding TM, CME or the acquisition. Such purchases could result in all or substantially all of TM’s trust fund being expended to pay for such purchases post transaction, which would result in CME not receiving any working capital from the trust account. No transactions have been entered into, but may include:

•	Purchases by TM, CME or their respective affiliates of shares of common stock of TM;

•	Agreements with third parties to purchase shares of common stock of TM that may then be exchanged into a new security or loan issued by the combined company in conjunction with the acquisition;

•	Agreements with third parties to purchase shares of common stock of TM that may then be resold to the combined company subsequent to the acquisition using funds that were previously in the trust account.

•	Agreements with third parties pursuant to which TM, CME or their respective affiliates would borrow funds to make purchases of shares of common stock of TM. The combined company would repay such borrowings using funds that were previously in the trust account; and

•	The granting of securities to third party purchasers of shares of common stock of TM as an inducement for such third parties to purchase such securities.

The Share Exchange Agreement expressly allows TM to raise $50,000,000 in debt or equity to purchase shares of TM Common Stock issued in our IPO. We may use the proceeds of this financing in a variety of ways to secure the required vote to approve the Transaction, including through entering into agreements with our current public shareholders to purchase their shares if the Transaction is approved. Assuming such shares are acquired for the Trust value per share of $7.91 and that we raise and utilize a total of $50 million to purchase shares, we could potentially purchase up to approximately 6,321,113 shares, which represents more than 50% of our outstanding public shares. In addition to such “permitted financing”, we have an agreement with one of our existing public stockholders to enter into a contract to purchase 2,500,078 shares from such stockholder if the Transaction is approved. Together with the shares which could potentially be purchased in the “permitted financing”, these represent approximately 86% percent of our publicly outstanding shares, which would ensure that the Transaction is approved. These actions to obtain stockholder approval of the Transaction could significantly reduce the amount of funds available to the combined company following the transaction, materially increase such company’s debt and impact its relative ownership following the Transaction. Purchase of shares currently owned by TM stockholders will increase the Seller’s ownership of TM following the Transaction, as well as increase the relative percentage ownership of current TM stockholders who do not convert their shares. TM, CME or affiliates may purchase TM’s common stock to help secure approval of the Initial Charter Amendment Proposals.

In the event that it appeared that the acquisition would not be consummated at the meeting of TM’s stockholders, such meeting could be adjourned (assuming that such adjournment was not past October 17, 2009, the date on which TM’s corporate existence terminates unless it consummates a business combination) to enter into arrangements similar to the foregoing.

In the event that any purchases of TM’s shares of common stock are made by TM, CME or affiliates of either of them after the mailing of this proxy statement to stockholders but prior to the Special Meeting, TM will file a Current Report on Form 8-K relating to such purchases within four business days of such purchases or otherwise prior to the Special Meting. TM’s stockholders may not have sufficient time to consider the impact of such purchases before submitting their proxy, or if they have submitted a proxy, to revoke such proxy prior to the Special Meeting. In the event that members of the management team of TM purchase TM shares of common stock, such purchasers will also be required to make beneficial ownership filings with the Securities and Exchange Commission. Members of TM management have an obligation to disclose changes in their beneficial ownership of TM securities within two business days of any such changes.

CME intends to purchase such number of TM’s publicly traded warrants as it determines in its sole discretion following the closing of the Transaction.

TM will file a Current Report on Form 8-K with respect to any arrangements entered into by TM, CME or their respective affiliates which is intended to increase the likelihood that the arrangement and related proposals are approved by TM’s stockholders. Any TM shares purchased by TM prior to the Special Meeting will not be considered outstanding for purposes of the Special Meeting and will therefore not be permitted to vote at the meeting. In the event that public shares are purchased by TM, such shares would no longer be deemed to be outstanding for purposes of determining the vote required for the approval of any of the proposals presented at the Special Meeting. Therefore, this would reduce (i) the number of public shares outstanding and entitled to vote on each matter, and (ii) the number of shares required to be voted in favor of each proposal. Conversely, if TM agrees to purchase such shares under a forward sale arrangement or TM’s directors and officers purchased such shares, those shares would still be considered to be outstanding and could be voted in favor of such proposals, reducing the number of shares required to be voted in favor of such proposals by a number of shares equal to those purchased. Neither TM nor its officers or directors purchasing shares would affect the number of shares that could be converted by TM with the acquisition still being permitted to be consummated.

Our IPO prospectus did not disclose that funds in the trust account might be used to purchase common stock from holders thereof who have indicated their intention to vote against the acquisition and convert their shares into cash. Consequently, such use of the funds in the trust account might be grounds for a holder of our public stock who purchased such shares in our IPO, to seek rescission of the purchase of the units the holder acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of the shares caused by the alleged violation, together with interest, while retaining the shares.

As of the record date for the Special Meeting, TM’s Initial Stockholders, either directly or beneficially, owned and were entitled to vote 2,250,000 shares, or approximately 18% of TM’s outstanding common stock. With respect to the Transaction Proposal, TM’s Initial Stockholders have agreed to vote their respective shares of common stock owned by them prior to our IPO in accordance with the majority of the votes cast by the Public Stockholders with respect to the Transaction Proposal and related proposals. This voting arrangement shall not apply to any shares included in units purchased in our IPO or purchased following our IPO in the open market by any of our Initial Stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose.

Voting Your Shares

Each share of TM Common Stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares of TM Common Stock you own. There are three ways to vote your shares of TM Common Stock at the Special Meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares of TM Common Stock as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares of TM Common Stock, your shares of TM Common Stock will be voted as recommended by our board “FOR” the adoption of the Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal, the Authorized Share Increase Proposal, the election of the nominees to TM’s board of directors, and, if required, the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•	You can submit a proxy to vote your shares by following the telephone or Internet voting instructions included with your proxy and, if you do, you should not return the proxy card. If you vote this way, however, you will not be able to exercise conversion rights.

•	You can attend the Special Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares of TM Common Stock are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of TM Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Mackenzie Partners, Inc. (“Mackenzie”), our proxy solicitor, in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

If your shares of TM Common Stock are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Conversion Rights

Assuming the Initial Charter Amendment Proposal No. 2 is approved, any holder of shares of TM Common Stock that were issued in our IPO (other than an initial stockholder) who votes either for or against the Transaction Proposal may, at the time of such vote, demand that TM convert his or her shares of TM Common Stock into a pro rata portion of the Trust Account. If the Initial Charter Amendment is not approved, TM will not complete the Transaction and will liquidate. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the Trust Account divided by the number of shares of TM Common Stock issued in our IPO (10,255,000). Based on the amount in the Trust Account as of August 31, 2009 ($81,075,868, net of taxes payable), the per share conversion price would be approximately $7.91. However, the Trust Account will continue to earn interest and incur taxes on such interest until the consummation of the Transaction. In addition, our placing of funds in the Trust Account may not protect those funds from third party claims against us or other liabilities of TM. While we have sought and will continue to seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the funds held in the Trust Account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share conversion price may be less than approximately $7.91. You will only be entitled to receive cash for these shares if you continue to hold them through the consummation of the Transaction and then tender your stock certificate(s) to TM. If you exercise your conversion rights, you will be exchanging your shares of TM Common Stock for cash and will no longer own these shares. Do not send your stock certificate(s) with your proxy. If the Transaction is consummated, converting stockholders will be sent instructions on how to tender their shares of TM Common Stock and when they should expect to receive the conversion amount. Stockholders will not be requested to tender their share of TM Common Stock before the Transaction is consummated.

In order to exercise your conversion rights, you must vote either for or against the Transaction Proposal. Abstentions and broker non-votes do not satisfy this requirement. If you vote for or against the Transaction Proposal, you may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mackenzie at the address listed on page 193. If you (i) initially vote for the Transaction Proposal but then wish to vote against or (ii) initially vote for or against the Transaction Proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Mackenzie to exercise your conversion rights, you may request that Mackenzie send to you another proxy card on which you may indicate your intended vote and exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting TM at the phone number or address listed above. Any corrected or changed proxy card or written demand of conversion rights must be received by TM prior to the Special Meeting to be effective. You may also change a prior vote by attending the Special Meeting where you will be able to revoke your proxy and vote in person.

It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the Transaction. Public stockholders who so convert their TM Common Stock will retain the warrants that they received as part of the units issued in our IPO and continue to have the right to exercise them.

Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your TM Common Stock, you may call Mackenzie our proxy solicitor, at (800) 322-2885. You may also want to consult your financial and other advisors about the vote.

No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the adoption of the Transaction Proposal, Share Issuance Proposal, Charter Amendment Proposal, the Authorized Share Increase Proposal, the Election of Directors Proposal, and the Adjournment Proposal. Under our bylaws, other than procedural matters incidental to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Abstentions and Broker Non-Votes

If your broker, bank or nominee holds your shares of TM Common Stock in its name and you do not give the broker, bank or nominee specific voting instructions, certain NYSE Amex rules would prohibit your broker, bank or nominee from voting your shares of TM Common Stock on the Initial Charter Amendment Proposals, Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal and the Authorized Share Increase Proposal. Failure to provide specific voting instructions to your broker, bank or nominee with respect to such non-routine matters is known as a “broker non-vote.”

Abstaining from voting or not voting (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the Transaction Proposal, since our Amended and Restated Certificate of Incorporation provides that only votes cast at the Special Meeting will count toward the vote on the Transaction Proposal. An abstention and broker non-votes will not have an effect on the votes relating to the Shares Issuance Proposal, but will have the effect of a vote against the Initial Charter Amendment Proposals, the Charter Amendment Proposal and the Authorized Share Increase Proposal. Stockholders may only vote for or withhold votes for the nominees for election pursuant to the Election of Directors Proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

A broker non-vote will not entitle you to exercise your conversion rights. To exercise your conversion rights, you must affirmatively vote for or against the Transaction and elect to convert your shares of TM Common Stock by checking the appropriate box, or direct your broker, bank or nominee to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Special Meeting.

Proxy Solicitation Costs

The costs of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting of Shareholders, the Proxy Statement, the Proxies and the annual report will be borne by us. We have engaged MacKenzie Partners, Inc. (“Mackenzie”) as an independent proxy solicitor to assist in the distribution of proxy materials and the solicitation of votes for approximately $25,000 and reasonable out-of-pocket expenses. We expect that approximately 20 employees of MacKenzie will solicit proxies from our public’s stockholders. In addition, we have retained Pali Capital, Inc. (“Pali”), the representative of the underwriters of our IPO, as financial advisor, and in such role Pali will assist us in soliciting proxies. Pali will receive no consideration for this role, but will be reimbursed by us for reasonable out-of-pocket expenses. We expect that up to 20 employees of Pali will assist in soliciting proxies. In connection with our IPO we sold to Pali an option to purchase up to 700,000 units (consisting of one share of Common Stock and one warrant to purchase one share of Common Stock) for $10.00 per unit. In addition, $3,281,600 of the underwriting commissions and discounts payable to the underwriters in our IPO (including Pali) were deferred and placed in our trust account and will not be paid to the underwriters if we do not complete a business combination by October 17, 2009. Pali has agreed to waive its deferred underwriting fee in exchange for such number of shares of TM’s Common Stock owned by our Initial Stockholders to be agreed upon. We also will reimburse brokers who are holders of record of Common Stock for their reasonable out-of-pocket expenses in forwarding proxies and accompanying materials to the beneficial holders of such Common Stock. In addition to the use of the mails, Proxies may be solicited without extra compensation by our directors, officers and employees by telephone, telecopy, telegraph, email or personal interview.

Stock Ownership

Information concerning the holdings of certain TM stockholders is set forth below under the section entitled “BENEFICIAL OWNERSHIP OF TM SECURITIES”.

THE TRANSACTION PROPOSAL

The discussion in this Proxy Statement of the Transaction and the principal terms of the Share Exchange Agreement, among TM, CME and the Sellers is subject to, and is qualified in its entirety by reference to, the full text of the Share Exchange Agreement. A copy of the Share Exchange Agreement is attached as Annex A to this Proxy Statement. We encourage you to read it in its entirety.

General Description of the Transaction

Pursuant to the Share Exchange Agreement, TM will purchase from the Sellers 100% of the outstanding equity of CME and TM will issue at closing 20.915 million newly issued shares of TM Common Stock, and pay $10.0 million in three year, no interest promissory notes. Following the consummation of the Transaction, TM will directly own 100% of the issued and outstanding capital stock of CME. In addition, the Sellers may earn up to an additional 15.0 million shares of TM subject to the achievement of the following net income targets for 2009, 2010 and 2011:

Year	Net Income (RMB)	Net Income (US$)(1)	Shares

2009	287.0 million	$42.0 million	1.0 million
2010	570.0 million	$83.5 million	7.0 million
2011(2)	889.0 million	$130.2 million	7.0 million

(1)	Based on current exchange rate of 6.83 RMB/US$.

(2)	If TM’s adjusted net income for 2009, 2010 or 2011 does not equal or exceed the targeted net income threshold for such fiscal year, the earn-out shares in respect of such fiscal year will not be issued to the Sellers; provided, however, that if TM’s adjusted net income in the fiscal year immediately succeeding such non-achieving fiscal year exceeds the sum of (i) the targeted net income threshold for such immediately succeeding fiscal year (which, for the fiscal year ending December 31, 2012, the targeted net income threshold shall be RMB1,155,700,000 ($169.2 million)) and (ii) the shortfall amount for the non-achieving fiscal year, then the earn-out shares in respect of such non-achieving fiscal year will be issued to the Sellers.

CME’s net income in the fiscal year ended December 31, 2008 was US$26.4 million.

The Sellers will also be entitled to receive up to $20.9 million of the cash proceeds from the exercise of TM’s publicly held warrants to the extent a sufficient number of these warrants are exercised. These warrants are held publicly and it is unknown if or when any of these warrants will be exercised. Warrants to purchase approximately 3.8 million shares of TM Common Stock would need to be exercised in order to generate sufficient proceeds to pay the full $20.9 million to the Sellers. We are required to pay the applicable proceeds from the exercise of these warrants to the Sellers within 15 days after the end of the first full fiscal quarter ending after the closing of the Transaction and each fiscal quarter ending thereafter, until the full amount is paid to the Sellers. TM may redeem these warrants at a price of $0.01 per warrant at any time while the warrants are exercisable, if, and only if, the last sales price of TM’s Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending 3 business days before TM sends a notice of redemption.

Based on the closing price of TM Common Stock as of September 25, 2009, the total value of the of the consideration to be received by the Sellers (assuming all of the “earn-out” shares are earned) is approximately $320.5 million.

In addition, TM paid $150,000 to CME’s certified public accountants as partial payment of such accountants’ fees for the account of CME on May 4, 2009.

In addition, as part of an amendment to the Share Exchange Agreement, our Initial Stockholders agreed to transfer 750,000 shares of TM Common Stock owned by them to the Sellers upon the closing of the transaction contemplated by the Share Exchange Agreement and to sign lock-ups of up to 2 years with respect to 2,100,000 warrants owned by them.

Background of the Transaction

The terms of the Share Exchange Agreement are the result of arms-length negotiations between representatives of TM and CME. The following is a brief discussion of TM’s search for its business combination and the background of the negotiations related to the Share Exchange Agreement between TM and CME.

TM was incorporated in Delaware on May 1, 2007 as a blank check company formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with a domestic or foreign operating business in the entertainment, media, digital or communications industries and whose net assets are at least 80.0% of the value of our net assets, including the funds held in the trust account that holds TM’s IPO proceeds (excluding the deferred underwriting discounts and commissions from our IPO).

TM completed its IPO on October 17, 2007, raising net proceeds of $78,978,000 including net proceeds from the sale of units on the partial exercise of the underwriter’s overallotment option, of which $78,878,000 was deposited into the trust account. In addition, all of the proceeds from the private sale of warrants ($2,100,000) were deposited into the trust account, for a total of $80,978,800 held in trust (or approximately $7.90 per share sold in the offering). In accordance with TM’s certificate of incorporation, these funds will be released upon either its consummation of a business combination or its liquidation. TM must liquidate unless it has consummated a business combination by October 17, 2009. As of August 31, 2009, approximately $81,075,868 (net of taxes payable) was held on deposit in the trust account.

During the period immediately subsequent to the IPO on October 17, 2007 through November 2008, our officers and directors and other representatives were involved in identifying and evaluating prospective businesses regarding a potential business combination for TM. After the consummation of our IPO, we convened our management and representatives of Pali, our investment banker, to discuss and begin implementing our overall plan for identifying, evaluating and, where appropriate, pursuing potential acquisition opportunities. Given our commitment to source, review and negotiate a transaction within the prescribed timeframe, we agreed to immediately identify and begin the process of making contact with various prospective sources of deal flow, including business contacts and relationships we have established to encourage them to contact us with ideas or specific acquisition opportunities that they might have for us to consider and explore.

TM was able to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit itself to any one transaction structure (e.g., cash vs. stock issued to potential seller, straight merger, corporate spin-out or management buy-out). Proactive sourcing involved TM management, and in certain cases, Pali, among other things:

•	Initiating conversations with third-party companies which they believed could make attractive combination partners;

•	attending conferences or industry events to meet prospective business combination partners;

•	contacting professional service providers (lawyers, accountants, consultants and bankers);

•	utilizing their own network of business associates and former colleagues for leads;

•	working with third-party intermediaries, including other investment bankers; and

•	inquiring of business owners, including private equity firms, of their interest in selling their business.

Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process. TM considered numerous companies in the entertainment, media, digital and communications industries.

In considering potential targets for a business combination, TM’s management considered the following factors as being material to their decision:

•	financial condition and results of operations;

•	cash flow potential;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	regulatory or technical barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	contributions TM could make to the potential target’s business;

•	relative valuation to comparable companies;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

The evaluation relating to the merits of a particular business combination were based, to the extent relevant, on the above factors. In evaluating certain prospective business targets, TM’s management conducted a due diligence review which encompassed, among other things, business, financial and industry analysis, meetings with management, and, where applicable, inspection of facilities as well as review of financial and other information which were available.

As a result of these efforts, TM initiated contact, either directly or through a third-party intermediary, with over 100 potential targets. TM signed non-disclosure agreements relating to approximately 15 of these potential business combination opportunities. TM also had discussions with numerous target companies with which a non-disclosure agreement was not signed. With respect to several business combination opportunities, discussions among TM’s management and the targets included financial disclosures, site visits, reviews of potential transaction structures, preliminary estimates of transaction values, discussions of management objectives, business plans and projections and the engagement of third party service providers. Discussions, including introductory meetings attended by some combination of Messrs. Green and Bird and other designated individuals on behalf of TM occurred with potential targets on a regular basis during the period from October 2007 through November 2008. Our board of directors’ initial review and analysis determined that a transaction with many of the potential target companies would not be successful based on purchase price, valuation, industry, conditions and market concerns.

Based on their experience in investigating investment opportunities, TM’s management assessed the competition for quality companies that could be a potential target for a business combination and determined that a company that TM’s management identified as a suitable potential business combination partner would typically have several alternatives to a potential business combination with TM, including remaining independent or selling itself to another third party, as well as obtaining capital either privately or publicly. Additionally, in many cases, TM’s management had to spend time educating a prospective business combination partner about “blank check” companies and explaining, from TM management’s perspective, the benefits of a combination with TM over other alternatives that it may have been considering. The reasons varied for why TM did not reach agreement with many of the potential business combination partners it encountered. With respect to certain targets, the TM management team did not feel sufficiently comfortable with the target company’s forecasted financial performance or the likelihood that management could reach such forecasted performance. With respect to others, an agreement could not be reached on financial terms, the target’s operating performance declined during the course of negotiations or TM simply decided that it was not in the best interests of its shareholders to pursue a particular transaction. Of all the transactions that TM reviewed, TM believes the transaction with CME provides the most attractive option for its business combination.

A general timeline for meaningful business combination search activities for TM is as follows:

In December 2007, TM was introduced to a mobile entertainment company (“Target A”). From December 2007 though February 2008, TM and its representatives conducted extensive financial, business and legal due diligence on Target A, including numerous meetings with Target A’s management and representatives. In February 2008, TM executed a non-binding letter of intent with Target A. Additional due diligence as well as the negotiation of a purchase agreement with Target A continued throughout May 2008. In May 2008, discussions with Target A were terminated due to an unexpected deterioration in Target A’s financial results.

In January 2008, Pali introduced TM to a telecommunications service provider (“Target B”) that was interested in raising capital and was considering a transaction with a blank check company. From January through March 2008, TM and its representatives conducted preliminary due diligence on Target B and the industry in which Target B operated. In March 2008, TM submitted a letter of intent to Target B that outlined the terms of a merger between TM and Target B. Subsequently, TM and Target B engaged in several discussions regarding the terms of the letter of intent. However, Target B ultimately decided to pursue another transaction.

In late May 2008, TM was contacted by the financial advisor of an entertainment distribution company (“Target C”) regarding a potential transaction. From late May 2008 through November 2008, TM and its representatives conducted extensive financial and business due diligence on Target C, including meetings with Target C’s management and representatives and a visit to Target C’s facilities. In October 2008, TM submitted a non-binding letter of intent for a merger of TM and Target C. Through the remainder of October and November, TM and it representatives held numerous discussions with Target C and its representatives regarding the letter of intent and potential transaction structures. TM ended discussions with Target C in late November 2008 as a transaction structure could not be agreed upon between the parties.

In August 2008, TM was contacted regarding the auction of a pay-TV operator (“Target D”). From late August 2008 through November 2008, TM and its representatives conducted financial and business due diligence on Target D, including a meeting with and numerous conference calls with Target D’s management and a review of documents provided to TM via a virtual data room. In early November 2008, TM submitted an offer for the acquisition of Target D. In late November 2008, TM was notified that it was not selected as the winning bidder in the auction of Target D.

On November 24, 2008, Pali was contacted by a finder regarding a potential transaction opportunity for TM with a Chinese media company. Upon signing a non-disclosure agreement on December 2, 2008, TM was provided with information on CME, including a draft of a Registration Statement on Form F-1 that had been prepared (but never filed) in connection with a contemplated IPO in the United States of CME. As a result of general market conditions in the United States in the fall of 2008 and since then, CME’s management determined not to file the Form F-1 and to pursue the proposed transaction with TM in lieu of conducting an initial public offering. Immediately following, TM and its representatives began conducting preliminary due diligence on CME, other public Chinese advertising companies, and the Chinese adverting industry in general as well as on other blank check companies that had entered into a business combination with a target based in China. TM was informed that CME was planning to conduct a traditional IPO but due to the turmoil in the global equity and credit markets during the fall of 2008 that it had abandoned such plans for the time being. Since TM had already raised in excess of $80 million in its IPO in October 2007, we believed that CME might be receptive to entering into a transaction with us.

On December 8, 2008, Messrs. Green and Bird and representatives of Pali held a conference call with representatives of CME to discuss CME’s historical and projected financial results, business plan and strategy.

On December 10, 2008, TM management received a preliminary financial model from Pali regarding the acquisition of CME. The financial model outlined a potential transaction based on the following information that could serve as the basis to structure the financial terms of a transaction: (i) unsubstantiated financial results of CME that had been provided to Pali by the finder (which subsequently proved to be substantially understated), and (ii) valuation metrics based on CME’s most comparable publicly traded company, VisionChina Media, an operator of a television advertising network on intra-city buses and subways in China, and Focus Media and AirMedia. The valuation metrics presented were price to earnings multiples.

The comparison of multiples presented were as follows:

	Price/Earnings
	2008E		2009E		2010E

VisionChina Media	8.3	x	6.5	x	5.3	x
AirMedia	11.7	x	8.7	x	7.1	x
Focus Media	5.1	x	4.7	x	3.7	x
TM/CME	8.2	x	4.5	x	2.5	x

Based on the findings from the preliminary due diligence and the financial model, Messrs. Green and Bird decided to begin the preparation of a preliminary non-binding letter of intent to send to CME.

On December 11, 2008, TM provided CME with a preliminary non-binding letter of intent outlining the terms of a transaction between the two companies. As part of the letter of intent, TM’s management contemplated a deal structure in which TM would issue shares of its common stock and pay cash to CME shareholders. The proposed structure included an earn-out component which assured TM’s management that there would be a strong alignment of interests between CME’s management and TM’s stockholders following the closing of the transaction.

From December 18 through December 19, 2008, Messrs. Green and Bird and a representative of Pali visited CME at its headquarters in Fuzhou, China to discuss the terms of a transaction and to perform due diligence. TM and CME engaged in extensive negotiations over the aggregate value to be paid to CME’s stockholders based on TM’s valuation of CME. In addition, TM verbally engaged Pali as its financial advisor with respect to a transaction involving CME.

Between December 20, 2008 and January 12, 2009, representatives of TM and CME engaged in numerous discussions relating to the terms in the non-binding letter of intent for a transaction between CME and TM. In addition, another representative of Pali conducted on site due diligence of CME within that time frame.

On January 8, 2009, CME and TM signed a non-binding letter of intent setting forth the principal terms of the proposed acquisition of CME by TM, which included the following principle terms to be included in customary definitive agreements to be negotiated by the parties:

•	Consideration — $316.9 million of total consideration comprised of $176.0 million of initial consideration at closing of the transaction (19.5 million shares of TM Common Stock valued at $8.00 per share, and $20.0 million in cash) and additional consideration of up to $140.9 million upon achieving certain benchmarks and the exercise of TM public warrants (15.0 million shares of TM Common Stock valued at $8.00 per share, and $20.9 million of the cash proceeds from the exercise of TM’s publicly held warrants);

•	Pre-Shareholder Vote Financing — TM is permitted to raise up to $50 million of financing prior to TM’s shareholder vote to finance or partially finance the purchase of up to $50 million of TM Common Stock to the extent necessary to receive shareholder approval;

•	Lock-up — CME’s existing stockholders will agree to customary restrictions upon the sale, pledge or other transfer of shares of common stock that they receive;

•	Senior Management — CME will agree to add a Chief Financial Officer conversant with US GAAP and public company accounting standards that is mutually acceptable to both TM and the CME;

•	Board of Directors — The board of directors following the acquisition to initially consist of members designated by CME, with additional customary representation for TM as well as independent members as required by law and stock exchange rules;

•	Exclusivity — The later of February 28, 2009 and 15 days following TM’s receipt of CME’s audited financial statements for the calendar years 2006, 2007 and 2008.

The transaction was structured to be valued at a discount to what TM believed to be the most comparable publicly traded company (VisionChina Media) to CME. The actual negotiation process involved a series of discussions regarding a number of factors, including the number of shares CME’s existing shareholders would receive upon the closing of the transaction, the number of shares they would receive through the achievement of various earn-out payments related to specified net income targets, the amount of cash they were to receive at closing and the amount of cash they could receive through the future exercise of TM’s warrants. The earn-out net income targets were solely based on CME’s financial projections that were provided to us.

From January 13 through mid-April 2009, TM continued its due diligence review of CME’s business. The due diligence consisted of a detailed review of information provided to TM by CME on its business as well as a further due diligence review of the Chinese advertising industry in general and the competitive landscape with respect to CME in particular.

On January 23, 2009, Morrison Cohen LLP (“Morrison Cohen”), TM’s counsel, provided a draft of a Share Exchange Agreement to CME.

From January 2009 through April 2009, TM’s board of directors was continuously updated on the status of the transaction and was provided with information on CME and the Chinese advertising industry.

On February 4, 2009, TM engaged Global Law Office (“GLO”) to act as its Chinese legal counsel. From January 2009 through April 2009, GLO along with Morrison Cohen conducted extensive legal due diligence on CME.

On February 11, 2009, GLO provided to TM a preliminary legal due diligence summary on CME.

On February 27, 2009, TM received a draft of CME’s audited financial statements for the calendar years 2006, 2007 and 2008 prepared by AJ. Robbins, PC (“AJ Robbins”).

On March 6, 2009, TM received comments to the Share Exchange Agreement from CME’s legal counsel, Loeb & Loeb LLP (“Loeb”).

On March 9, 2009, GLO provided to TM a list of legal issues surrounding the transaction with CME, including the lack of SARFT approval, the structure following consummation of the transaction and minor trademark issues.

On March 13, 2009, Morrison Cohen and Loeb held a conference call to highlight the material issues relating to the Share Exchange Agreement including the timing of the payment related to the $20.9 million of the cash proceeds from the exercise of TM’s publicly held warrants, the definition of the Permitted Financing, conduct prior to closing, indemnification, and representations and warranties.

On March 16, 2009, TM, Pali and Morrison Cohen held a conference call with CME and Loeb to discuss the material issues relating to the Share Exchange Agreement that were highlighted on the March 13, 2009 conference call.

Between March 16, 2009 and April 23, 2009, representatives of TM and CME, and their respective legal counsel, continued to negotiate the terms of the Share Exchange Agreement and related documents. Such negotiations were primarily conducted telephonically. While numerous items were negotiated, particular attention was given to the definition and terms of TM’s Permitted Financing (as defined in the Share Exchange Agreement) and the minimum amount of working capital that TM would be required to deliver in the transaction. During these negotiations, CME came to understand that a portion of TM’s Trust could be used to purchase TM’s publicly traded shares in order to secure approval of the Transaction and that additional financing might be required to complete the Transaction. As a result, CME sought to ensure that a minimum amount of cash (in addition to the consideration payable to the Sellers) for working capital purposes was delivered by TM at closing. After a series of negotiations, it was ultimately agreed that TM could secure up to $50.0 million in financing (secured or unsecured debt, which may be convertible into TM Common Stock, or preferred stock) with a term of at least 3 years. Additionally, TM agreed to deliver at least $10.0 million of working capital (after fees and expenses) at the closing of the transaction, but CME subsequently agreed to forego this requirement.

On March 30, 2009, TM formalized its previously agreed upon engagement of Pali as its financial advisor through the execution of a written agreement.

On April 13, 2009, TM and Pali held a conference call with AJ Robbins to discuss the audited financials, CME’s record keeping and internal controls, as well as the on site work performed for the audit. Additionally, AJ Robbins confirmed the draft received in March was substantially similar to the final version to be received upon payment of the audit fee by CME.

On April 23, 2009, at a meeting of TM’s board of directors, TM management reviewed the principal terms of the proposed transaction with CME and the status of the negotiations regarding the Share Exchange Agreement and related documentation. The meeting included a verbal presentation from Pali, which included a summary of the proposed transaction consideration and structure, an overview of the business and financials of CME, and a discussion of the advertising market in China and the implied valuation of the transaction.

The historical financials and projections provided by the management of CME were as follows:

	2006	2007	2008	2009E	2010E	2011E
	(In millions)

Net Sales	$4.0	$25.8	$63.0	$104.2	$196.6	$305.5
Gross Profit	$2.5	$12.7	$37.9	$71.5	$140.9	$219.5
EBITDA	$2.0	$12.6	$38.0	$65.5	$128.5	$197.8
Pre-Tax Income	$1.6	$11.0	$35.2	$60.2	$119.4	$186.1
Net Income	$0.9	$7.0	$26.4	$42.1	$83.6	$130.3

The projections provided by the management of CME were based on their current business plan and without regard to capital structure and the proposed Transaction.

The discussion on the implied valuation focused on a comparison of the price to earnings multiples, enterprise value to revenue multiples and enterprise value to EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of the publicly-traded companies comparable to CME (VisionChina Media, AirMedia, Baidu, Sohu and Sina) compared to the multiples embedded in TM’s transaction with CME. Heavy emphasis was placed on the price to earnings multiples of CME’s most comparable publicly traded company, VisionChina Media, an operator of a television advertising network on intra-city buses and subways in China and a publicly listed company on NASDAQ, as compared to the price to earnings multiples in TM’s transaction with CME. The comparison of multiples analyzed were as follows:

																			Debt/
	Enterprise Value/Revenue						Enterprise Value/EBITDA						Price/Earnings						2008
	2008		2009E		2010E		2008		2009E		2010E		2008		2009E		2010E		EBITDA

VisionChina Media	2.2	x	1.6	x	1.3	x	5.0	x	3.5	x	2.8	x	8.4	x	7.7	x	6.2	x	0.0	x
AirMedia	1.5	x	1.1	x	0.9	x	5.3	x	6.3	x	3.2	x	11.7	x	15.1	x	8.8	x	0.0	x
Baidu	14.2	x	11.4	x	8.4	x	31.2	x	25.4	x	18.8	x	42.8	x	36.5	x	27.5	x	0.0	x
Sohu	3.4	x	2.9	x	2.5	x	8.1	x	6.8	x	5.9	x	11.5	x	10.8	x	9.8	x	1.2	x
Sina	2.6	x	2.5	x	1.7	x	11.3	x	8.1	x	5.7	x	15.6	x	18.0	x	14.0	x	0.0	x
TM/CME	2.8	x	1.7	x	0.9	x	4.6	x	2.7	x	1.5	x	9.8	x	6.3	x	3.9	x	0.0	x

The analysis resulted in a conclusion by Pali that due to lower implied multiples in most cases, TM’s transaction with CME compared favorably to its publicly-traded comparables. Following a full discussion, the TM board unanimously approved the Share Exchange Agreement and the transactions contemplated.

Pali had been one of the underwriters of TM’s initial public offering. Pali regularly provides investment banking services and mergers and acquisitions advisory services and TM management believed that the Pali investment professionals would provide sound advice to TM and its board of directors relating to a proposed transaction with CME, especially in connection with structuring the transaction and helping to analyze the financial terms to be negotiated. In addition, Pali’s investment professionals had advised numerous special purpose acquisition companies and were thus familiar with the various requirements pertaining to them. Pali was not engaged to issue an opinion to the Board of Directors regarding the fairness of the Transaction or whether the Transaction would satisfy the requirement that the Transaction have a fair market value equal to at least 80% of TM’s net assets. Pali has agreed to waive its deferred underwriting fee in exchange for such number of shares of this Common Stock owned by our initial Stockholders to be agreed upon. Upon the closing of the Transaction, pursuant to the engagement agreement Pali is to be paid a fee of approximately $2.0 million, the exact amount to be determined based on the total expenses incurred in the Transaction by TM. TM has also agreed to reimburse Pali for its reasonable out-of-pocket expenses and to indemnify Pali and certain related persons against liabilities arising out of Pali’s services under the engagement agreement.

Between April 23, 2009 and May 1, 2009, representatives of TM and CME continued to finalize the Share Exchange Agreement and related documentation.

On May 1, 2009, AJ Robbins delivered the final audit of CME to TM.

On the evening of May 1, 2009, the Share Exchange Agreement was executed by the parties thereto and on the morning of May 4, 2009, TM issued a press release announcing the transaction.

TM maintained regular contact with CME after execution of the original Share Exchange Agreement. From June 2009 through September 2009, and as permitted under the original Share Exchange Agreement, TM and CME sought to secure a Permitted Financing (as defined in the original Share Exchange Agreement) and conducted numerous meetings, in-person and telephonically, with approximately 30 potential debt and equity investors. The discussions with investors all varied in terms of level of interest. TM and CME ultimately received term sheets from several investors. None of the term sheets received were acceptable to both TM and CME. Therefore, in order to consummate the transaction and preserve value for all TM shareholders interested in the transaction, in late September, TM and CME agreed to discuss amending the original Share Exchange Agreement so as to reduce or defer the cash portion payable to the parties and to reduce the need to seek alternative sources of financing.

On September 23, 2009, the terms of such changes were verbally agreed upon by both TM and CME. The changes included issuing 1.415 million additional shares of TM Common Stock and $10.0 million in notes payable to CME shareholders, in lieu of the $20.0 million cash consideration. Additionally, it was agreed that the $10.0 working capital requirement would be removed and that TM would limit its transaction expense.

Between September 23, 2009 and September 30, 2009, representatives of TM and CME continued to negotiate an amendment to the Share Exchange Agreement.

On September 30, 2009, at a meeting of TM’s board of directors, TM management and Morrison Cohen reviewed the changes to the transaction and the Share Exchange Agreement. The TM board unanimously approved the amended transaction and changes to the Share Exchange Agreement.

On September 30, 2009, the amendment to Share Exchange Agreement was executed by the parties thereto and on the morning of October 1, 2009, TM issued a press release announcing the amended transaction. A copy of such amendment is included in Annex A attached to this Proxy Statement.

In addition, during this time TM’s management began considering ways to increase the likelihood that the Transaction would be approved, including by way of amendments to TM’s Amended and Restated Certificate of Incorporation. It was determined that the amendments proposed by the Initial Charter Amendment Proposals would meet these goals by reducing the threshold vote required for approval of the Transaction and by reducing the incentive for holders of IPO Shares to vote against the Transaction. As a result, TM negotiated with CME to allow such amendments and to eliminate the contractual requirement in the Share Exchange Agreement that no more than 30% of the IPO Shares elect to convert in order to consummate the Transaction.

Recommendation of the Board of Directors and Reasons for the Transaction

After careful consideration, TM’s board of directors, by unanimous vote at a meeting on April 23, 2009 and on September 30, 2009, approved and declared advisable the Share Exchange Agreement and the Transaction. Accordingly, our board of directors recommends that TM’s stockholders vote “FOR” the Transaction Proposal.

TM’s board of directors considered a wide variety of factors in connection with its evaluation of the Transaction. Pali’s valuation analysis was one of the factors the board of directors considered, in addition to TM’s own due diligence and review of CME’s business operations and results. In light of the complexity of those factors, TM’s board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of TM’s board of directors may have given different weight to different factors. In reaching its determination, TM’s board of directors considered the following factors, among others:

•	information with respect to the financial condition, results of operation and business of CME, on both a historical and prospective basis; 2006 — 2008 net revenue and net income CAGR of 269% and 404%, respectively, with a projected 2008 — 2011 net income CAGR of 158%;

•	CME’s lower price to earnings multiples relative to its public comparables, given its future prospects and those of the industry;

•	CME’s management team’s quality and strength, and proven track record of success; CME’s existing management team has grown the business to achieve 2008 net revenue and net income of $63.0 and $26.4 million, respectively, and 35,000 installed TV displays on over 16,000 buses in a short period of time;

•	the earn-out and lock-up features of the transaction, which provide substantial incentives to the management and stockholders of CME to realize future value for all stockholders after the closing of the Transaction; CME’s existing shareholders have agreed to receive a substantial portion of the consideration based on achieving certain net income targets that imply significant growth in earnings and indicate their commitment and confidence towards CME’s future growth prospects; the lock-up agreements that CME’s existing shareholders have agreed to enter into and the consideration based on the exercise of the publicly held warrants will align their interests with those of TM’s stockholders;

•	the terms and conditions of the Share Exchange Agreement and related transaction documents;

•	the Chinese and global advertising market, both current and projected; advertising spending in China reached $15.4 billion in 2007 and is expected grow to $25.0 billion in 2011, a 12.8% CAGR; and

•	the results of TM’s business, financial, accounting, legal and other due diligence review of CME.

Our board of directors also considered potentially negative factors in its deliberations concerning the Transaction and the Share Exchange Agreement, including:

•	the competitive nature of the Chinese advertising industry in general; although the Chinese advertising industry is generally competitive, it is also highly fragmented and growing quite rapidly; however, CME is the only company with an advertising network of its size and scope on inter-city express buses in China;

•	the possibility that the benefits anticipated from the Transaction might not be achieved or might not occur as rapidly or to the extent currently anticipated; it is possible that the financial and strategic benefits of having CME publicly traded on a U.S. exchange, and that the ability of TM’s management to leverage its business relationships to secure additional programming for CME could fall short of our expectations;

•	the risk that CME is unable to increase the number of buses in its network as projected;

•	the pro forma effect of the issuance of 15,000,000 shares of TM common stock pursuant to the Share Exchange Agreement on TM’s earnings per share, which would reduce TM’s earnings per share on a pro forma adjusted basis; and

•	the limits on indemnification in the Share Exchange Agreement, which restrict the remedies available to TM in the event of a breach by CME and cap the damages recoverable by TM at $25.0 million.

In addition, TM’s board of directors relied on a number of standards generally accepted by the financial community in making its decision to enter into the Share Exchange Agreement with CME. In particular, TM’s board of directors placed heavy emphasis on the price to earnings multiples of publicly-traded companies that it deemed to be comparable to CME and compared those multiples to the earnings multiple embedded in TM’s transaction with CME. In addition, TM’s board of directors evaluated enterprise value to revenue multiples, enterprise value to EBITDA (earnings before interest, taxes, depreciation and amortization) multiples and the capital structures of the publicly-traded companies comparable to CME and compared the multiples and capital structures to those in TM’s transaction with CME.

Despite not being disclosed in TM’s IPO prospectus, TM’s board of directors, also considered various transactions either TM or its affiliates might enter into in order to secure the required stockholder approval of the Transaction, including the purchase of TM’s publicly traded shares with funds from the Trust, the entering into various debt or equity financing arrangements to fund such purchases and the impact of such transactions on the amounts available for the Transaction, the debt of the combined company and its relative equity ownership following such transactions.

This discussion of the information and factors that our board of directors considered is not intended to be exhaustive but, we believe, includes many of the material factors considered by our board of directors. Each member of our board of directors made his judgment based on the total mix of information available to our board of directors of the overall effect of the Transaction on our stockholders compared to other alternatives. The judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

Based on the factors outlined above, our board of directors approved and declared it advisable that TM enter into the Transaction.

Interests of TM’s Management in the Transaction

When you consider the recommendation of TM’s board of directors that you vote in favor of the Transaction, you should keep in mind that TM’s officers and directors have interests in the Transaction that are different from, or in addition to, yours. These interests include the following:

•	If the Transaction is not consummated and TM is required to liquidate, the shares of TM Common Stock owned and acquired by TM’s directors and officers prior to our IPO will be worthless because they will not be entitled to receive any of the assets held in the Trust Account with respect to these shares. In addition, if the Transaction is not consummated, and TM is forced to liquidate, warrants held by TM’s directors and officers will expire with no value. On April 23, 2009, the date TM’s board of directors approved the Transaction and the Share Exchange Agreement, our directors and officers owned a total of 2,250,000 shares of TM Common Stock acquired prior to our IPO having a total market value of approximately $17.2 million based on the share price of $7.64 of the TM Common Stock on the last trading day prior to that date. In addition, on April 23, 2009, our directors and officers held warrants exercisable for an aggregate of 2,100,000 shares of TM Common Stock (for which they paid $2,100,000) having a total market value of approximately $0.2 million based on our warrant price of $0.11 per warrant on the last trading day prior to that date.

•	Each of Messrs. Green and Bird has agreed, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the Trust Account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we have agreed in writing to pay in the event we do not complete a business combination. If the Transaction is consummated, TM’s officers and directors will not have to perform such obligations. If the Transaction is not consummated, however, TM’s officers and directors could potentially be liable for any claims against the Trust Account by such vendors or prospective target businesses who did not sign waivers. If the Transaction is not consummated, CME and the Sellers will be responsible for their own expenses incurred in connection with the proposed Transaction. Pursuant to the Share Exchange Agreement, CME and the Sellers have waived any claim they may have against the Trust Account.

•	All rights specified in TM’s Amended and Restated Certificate of Incorporation relating to the right of directors and officers to be indemnified by TM, and of TM’s directors and officers to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Transaction. If the Transaction is not consummated and TM liquidates, it will not be able to perform its obligations under those provisions. If the Transaction is ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced.

Satisfaction of Requirement that the Transaction has a Fair Market Value Equal to at least 80.0% of TM’s Net Assets

It is a requirement that any business acquired by TM have a fair market value equal to at least 80.0% of TM’s net assets at the time of acquisition. Based solely on its evaluation of the consideration to be paid in the Transaction, TM’s board of directors determined that this requirement was met and exceeded. TM’s board of directors did not consider the implied valuation of CME based on Pali’s presentation on April 23, 2009 in making its determination that the 80% requirement was met. TM’s board of directors did not seek or obtain an opinion of an outside valuation advisor as to whether the 80.0% test has been met, however, in light of the financial background and experience of members of TM’s management and board of directors, TM’s board of directors believes it is qualified to determine whether the Transaction meets this requirement. Mr. Green (in his roles at Anchor Bay Entertainment, Greenlight Consulting and Sony Wonder), Mr. Bird (in his roles at AOL, Hanana-Barbera and USA Broadcasting), Mr. Hyde (in his numerous roles as a senior executive, consultant and advisor) and Mr. Miller (in his roles as a senior executive, investor and advisor), all have had significant financial experience. If the Transaction is not consummated and TM is required to liquidate, the shares of TM Common Stock owned and acquired by TM’s directors and officers prior to our IPO will be worthless because they will not be entitled to receive any of the assets held in the Trust Account with respect to these shares. In addition, if the Transaction is not consummated, and TM is forced to liquidate, warrants held by TM’s directors and officers will expire with no value. These factors created a conflict of interest for TM’s directors and officers in negotiating the Transaction on behalf of TM, which resulted in the value of the consideration being paid by TM exceeding 80% of TM’s net assets.

In determining that the Transaction had a fair market value equal to at least 80.0% of TM’s net assets, TM’s board of directors first determined that as of March 31, 2009, TM had approximately $77.4 million in net assets (total assets minus total liabilities). The fair value of the Transaction was determined through arms-length negotiations between the Sellers and TM (Messrs. Green and Bird) and resulted in a minimum purchase price equal to approximately $176.0 million, assuming a value of $8.00 of the TM Common Stock being issued. This amount exceeds 80.0% of TM’s net assets at the time our board of directors approved the Share Exchange Agreement and the Transaction. Therefore, the 80.0% test was satisfied.

Certain U.S. Federal Income Tax Consequences of the Transaction

The following discussion is a summary of the material U.S. federal income tax consequences of the Transaction to TM and to current holders of TM Common Stock, as well as the material U.S. federal income tax consequences to the holders of TM Common Stock who choose to exercise their IPO conversion rights. This discussion addresses only those TM stockholders who are “U.S. Holders” (as defined below) that hold each of their shares of TM Common Stock as a “capital asset” as defined in the Internal Revenue Code of 1986, as amended (the “Code”).. This summary is for the general information of TM stockholders only and does not purport to be a complete analysis of all potential tax effects of the Transaction or the exercise of the IPO conversion rights, nor does it constitute tax advice to any particular TM stockholder. For example, this summary does not consider the effect of any applicable state, local or non-U.S. tax laws, or of any non-income tax laws. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular TM stockholder in light of their individual circumstances or to TM stockholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	financial institutions, regulated investment companies, real estate investment trusts and insurance companies;

•	tax-exempt organizations;

•	stockholders who are not U.S. Holders;

•	partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, subchapter S corporations and other pass-through entities and investors in such entities;

•	dealers, brokers and traders in securities or foreign currencies;

•	stockholders who acquired their shares of TM Common Stock pursuant to the exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

•	stockholders who hold TM Common Stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction or other integrated transaction;

•	certain expatriates or former long-term residents of the United States;

•	stockholders who have elected mark-to-market accounting;

•	persons liable for the alternative minimum tax; or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.

For purposes of this discussion, “U.S. Holder” refers to a beneficial owner that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation) for U.S. federal income tax purposes, created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds TM Common Stock, the U.S. federal income tax treatment of a person holding equity interests in such entity generally will depend upon the status of that person and the activities of that entity. Such entities, and persons holding equity interests in such entities, should consult their tax advisors regarding the U.S. federal income tax consequences of the Transaction and the exercise of the IPO conversion rights.

The following discussion is based on the Code, the applicable Treasury Regulations, administrative rulings and interpretations and court decisions, each as in effect as of the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect. Any such change could materially alter the tax consequences described herein. This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the Transaction and the exercise of the IPO conversion rights. It is not binding on the IRS, and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein. TM has not obtained a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will not take a different position, or that such position will not be sustained if challenged.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED TRANSACTION AND THE EXERCISE OF THEIR IPO CONVERSION RIGHTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Transaction to TM and Current U.S. Holders of TM Common Stock.

Neither TM nor current U.S. Holders of TM Common Stock will recognize gain or loss for U.S. federal income tax purposes as a result of the Transaction.

U.S. Federal Income Tax Consequences to U.S. Holders of TM Common Stock Who Exercise IPO Conversion Rights.

Gain or Loss

A U.S. Holder of TM Common Stock that exercises IPO conversion rights and effects a termination of the stockholder’s interest in TM will generally be required to recognize gain or loss upon the disposition of that stockholder’s shares of TM Common Stock. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of TM Common Stock. A U.S. Holder’s gain or loss generally should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a U.S. Holder of TM Common Stock pursuant to the conversion generally should be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the conversion will generally be a capital gain or loss and will be a long-term capital gain or loss if the holding period for the shares of TM Common Stock disposed of is treated as being more than one year. It is possible, however, that our IPO conversion rights with respect to TM Common Stock may prevent a U.S. Holder from satisfying the holding period requirements for long-term capital gain or loss. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations. U.S. Holders are urged to consult their own tax advisors regarding the availability of long-term capital gain or loss treatment.

Backup Withholding

Unless a TM stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to backup withholding tax with respect to payments received pursuant to the exercise of IPO conversion rights. The backup withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Anticipated Accounting Treatment

The Transaction will be accounted for as a reverse acquisition in which CME is the accounting acquirer, equivalent to a recapitalization. The net monetary assets of TM will be recorded as of the closing date of the Transaction at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the Transaction.

The determination of CME as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the Transaction, including significant consideration given to the fact that upon consummation of the Transaction: (i) CME will control the management of TM, (ii) CME will control the board of directors of TM and (iii) CME shareholders will be the largest group of shareholders of TM.

Post-Closing Ownership of TM Common Stock

Immediately following the consummation of the Transaction, and assuming that no TM stockholder exercises its conversion rights and assuming that none of TM’s warrants or options are exercised, the Sellers will own approximately 64.6% of the outstanding TM Common Stock and the current TM stockholders will own approximately 35.1% of the outstanding TM Common Stock. If the Sellers achieve the maximum equity earn-out from 2009 to 2012, then the Sellers would own approximately 75.6% of the TM Common Stock outstanding at that time.

Assuming the holders of 100% of the outstanding TM Common Stock issued in our IPO vote either for or against the Transaction and exercise their conversion rights, and assuming that none of TM’s warrants or options are exercised, the Sellers will own approximately 93.1% of the outstanding TM Common Stock and the current TM stockholders will own approximately 6.4% of the outstanding TM Common Stock immediately following the consummation of the Transaction. If the Sellers achieve the maximum equity earn-out from 2009 to 2012, then the Sellers would own approximately 95.8% of the TM Common Stock outstanding at that time.

Headquarters; Stock Symbols; Name

After completion of the Transaction:

•	the corporate headquarters and principal executive offices of TM will be located at 22/F, Wuyi Center, 33 East Street, Fuzhou, Fujian, People’s Republic of China;

•	TM’s corporate name will be changed to “China MediaExpress Holdings, Inc.”; and

•	the TM Common Stock and the warrants and units of TM that are outstanding prior to the Transaction are currently listed on the NYSE Amex under the symbols “TMI,” “TMI.WS” and “TMI.U”. However, as a result of the change of TM’s corporate name to “China MediaExpress Holdings, Inc.” such symbols will change.

THE SHARE EXCHANGE AGREEMENT

The discussion in this Proxy Statement of the business combination and the principal terms of the Share Exchange Agreement described below are qualified in their entirety by reference to the copy of the Share Exchange Agreement attached as Annex A hereto and incorporated herein by reference. The following description summarizes the material provisions of the Share Exchange Agreement, which agreement we urge you to read carefully because it is the principal legal document that governs the business combination.

The representations and warranties described below and included in the Share Exchange Agreement were made by TM and the CME Parties as of specific dates. The assertions embodied in these representations and warranties may be subject to important qualifications and limitations agreed to by TM and the CME Parties in connection with negotiating the Share Exchange Agreement. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among TM and the CME Parties, rather than establishing matters as facts. The Share Exchange Agreement is described in this Proxy Statement and included as Annex A only to provide you with information regarding its terms and conditions at the time it was entered into by the parties. Accordingly, you should read the representations and warranties in the Share Exchange Agreement not in isolation but rather in conjunction with the other information contained in this document.

Basic Deal Terms

TM will acquire each share of capital stock of CME issued and outstanding prior to the business combination in exchange for $10,000,000 in three year, no interest promissory notes and an aggregate of 20,915,000 shares of TM Common Stock. In addition, TM paid $150,000 to CME on May 4, 2009 and has agreed to issue the Sellers up to an additional 15,000,000 shares of TM Common Stock pursuant to an earn-out provision in the Share Exchange Agreement based on the adjusted net income of the combined company during the fiscal years ending December 31, 2009, 2010, 2011 and potentially 2012. Furthermore, the Sellers are entitled to receive up to $20,888,888 of the cash proceeds received from the exercise of TM’s publicly held warrants to the extent a sufficient number of these warrants are exercised. These warrants are held publicly and it is unknown if or when any of these warrants will be exercised. Warrants to purchase approximately 3.8 million shares of TM Common Stock would need to be exercised in order to generate sufficient proceeds to pay the full $20.9 million to the Sellers. We are required to pay the applicable proceeds from the exercise of these warrants to the Sellers within 15 days after the end of the first full fiscal quarter ending after the closing of the Transaction and each fiscal quarter ending thereafter, until the full amount is paid to the Sellers. TM may redeem these warrants at a price of $0.01 per warrant at any time while the warrants are exercisable, if, and only if, the last sales price of TM’s Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending 3 business days before TM sends a notice of redemption.

The earn-out will be based on the adjusted net income of TM during the fiscal years ending December 31, 2009, 2010, 2011 and potentially 2012. The term “adjusted net income” means the “Net Income Attributable to the Parent” as calculated and disclosed pursuant to Statement of Accounting Standards, or SFAS, No. 160, as set forth on the audited consolidated financial statements of TM comprising a part of the Forms 10-K filed with the SEC for the fiscal years ending December 31, 2009, 2010, 2011 or potentially 2012, adjusted to:

•	add back to the “Net Income Attributable to the Parent” any charges for (a) “acquisition-related costs” as defined in and charged to expense pursuant to SFAS No. 141(R) and any other fees, expenses or payments to any third party related to the business combination, (b) the amortization of intangibles, (c) the impairment of goodwill, (d) compensation expense arising from the earn-out shares, each of (a) — (d) as it relates to any acquisitions completed in, or pending at the end of, the applicable period (including the business combination), by TM or the CME entities;

•	add back to the “Net Income Attributable to the Parent” any out of pocket (i.e., third party) expenses incurred to design, implement and annually assess disclosure controls and procedures and internal controls over financial reporting by TM or the CME entities as a consequence of TM’s compliance with the Sarbanes-Oxley Act;

•	add back to the “Net Income Attributable to the Parent” any charges for taxes payable by any of TM or the CME entities that are directly attributable to the business combination and that apply to the applicable period; and

•	deduct from the “Net Income Attributable to Parent” the financial statement tax benefit of the amount in the above bullets, computed by multiplying the amount of the adjustment in the above bullets by the statutory tax rate applicable to TM or the CME entity that incurred the expense.

provided, however, that if TM is no longer required or eligible to file a Form 10-K, then the “Net Income Attributable to Parent” as calculated and disclosed pursuant to SFAS No. 160 for any particular fiscal year shall be as set forth on the audited consolidated financial statements of TM for such fiscal year.

The 15,000,000 shares of TM Common Stock subject to the earn-out provision will be issued to the Sellers as follows:

•	1,000,000 shares will be issued to the Sellers if TM’s adjusted net income during the fiscal year ending December 31, 2009 equals or exceeds RMB 287,000,000 ($42.0 million)[1];

•	7,000,000 shares will be issued to the Sellers if TM’s adjusted net income during the fiscal year ending December 31, 2010 equals or exceeds RMB 570,000,000 ($83.5 million)[1]; and

•	7,000,000 shares will be issued to the Sellers if TM’s adjusted net income during the fiscal year ending December 31, 2011 equals or exceeds RMB 889,000,000 ($130.2 million)[1].

If TM’s adjusted net income for 2009, 2010 and 2011 does not equal or exceed the targeted net income threshold for such fiscal year, the earn-out shares in respect of such fiscal year will not be issued to the Sellers; provided, however, that if TM’s adjusted net income in the fiscal year immediately succeeding such non-achieving fiscal year exceeds the sum of (i) the targeted net income threshold for such immediately succeeding fiscal year (which, for the fiscal year ending December 31, 2012, the targeted net income threshold shall be RMB1,155,700,000) ($169.2 million) and (ii) the shortfall amount for the non-achieving fiscal year, then the earn-out shares in respect of such non-achieving fiscal year will be issued to the Sellers.

1 Based on current exchange rate of 6.83 RMB/US$.

Upon the consummation of the business combination, TM will own 100% of the issued and outstanding shares of capital stock of CME. Two of CME’s subsidiaries are also parties to the Share Exchange Agreement: (i) Fujian Zong Heng Express Information Technology Co., Ltd., a limited liability company established in the PRC and a wholly-owned subsidiary of CME, and (ii) Fujian Fenzhong Media Co., Ltd., a limited liability company operating in the media business established in the PRC and controlled by Fujian Express by contractual agreements and arrangements. We refer to CME and these subsidiaries as the “CME entities.”

In addition, TM paid $150,000 to CME’s certified public accountants as partial payment of such accountants’ fees for the account of CME on May 4, 2009.

In addition, as part of an amendment to the Share Exchange Agreement, our Initial Stockholders agreed to transfer 750,000 shares of TM Common Stock owned by them to the Sellers upon the closing of the transaction contemplated by the Share Exchange Agreement and to sign lock-ups of up to 2 years with respect to 2,100,000 warrants owned by them.

Representations and Warranties

In the Share Exchange Agreement, the CME Parties make certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	capital structure and title to shares;

•	proper corporate organization and similar corporate matters;

•	authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents;

•	absence of conflicts with the organizational documents, material contracts and material permits of the CME entities;

•	required consents and approvals;

•	financial information, projections and absence of undisclosed liabilities;

•	absence of certain changes or events;

•	absence of litigation;

•	licenses and permits;

•	title to properties and assets;

•	ownership of intellectual property;

•	taxes;

•	employment matters;

•	transactions with affiliates and employees;

•	insurance coverage;

•	material contracts;

•	compliance with laws, including local PRC laws and those relating to foreign corrupt practices and money laundering;

•	brokers and finders;

•	matters related to the Office of Foreign Assets Control of the U.S. Treasury Department;

•	environmental matters; and

•	customers and suppliers.

In the Share Exchange Agreement, TM makes certain representations and warranties (subject to certain exceptions) relating to, among other things:

•	capital structure;

•	proper corporate organization and similar corporate matters;

•	authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents;

•	absence of conflicts with the organizational documents, material contracts and material permits of TM;

•	required consents and approvals;

•	SEC filings;

•	internal accounting controls;

•	solvency;

•	absence of certain changes or events;

•	absence of undisclosed liabilities;

•	absence of litigation;

•	compliance with laws, including the Sarbanes-Oxley Act of 2002 and foreign corrupt practices and money laundering;

•	registration rights;

•	brokers and finders;

•	minute books;

•	votes required by TM’s board of directors and stockholders;

•	quotation of securities on the NYSE Amex;

•	information with respect to the trust account;

•	transactions with affiliates and employees;

•	material contracts; and

•	taxes.

Conduct of Business Pending Closing

TM and the CME Parties agreed to use commercially reasonable efforts to carry on their respective businesses in the ordinary course in substantially the same manner as previously conducted, to pay all debts and taxes when due, to pay or perform other obligations when due, to use all reasonable efforts consistent with past practice and policies to preserve intact their respective business organizations, to use commercially reasonable efforts consistent with past practice to keep available the services of present officers, directors and employees, and to use commercially reasonable efforts consistent with past practice to preserve relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with them.

The CME Parties agreed not to, without the prior written consent of TM (not to be unreasonably delayed or withheld) and subject to certain exceptions:

•	amend their respective organizational documents or structure agreements, which are those agreements which enable CME to effectively control and consolidate the financial results of Fujian Fenzhong with the financial statements of CME;

•	declare or pay dividends or alter their capital structure;

•	enter into, violate, amend or otherwise modify any material contract, other than in the ordinary course of business consistent with past practice;

•	issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of their capital stock or securities convertible into their capital stock;

•	transfer or license intellectual property other than the license of non-exclusive rights to intellectual property in the ordinary course of business consistent with past practice;

•	sell, lease, license or otherwise dispose of or encumber properties or assets that are material, individually or in the aggregate, to its business, other than in the ordinary course of business consistent with past practice;

•	issue or sell any debt securities or guarantee any debt securities of others in excess of $100,000, in the aggregate, except in the ordinary course of business;

•	pay, discharge or satisfy any claims, liabilities or obligations in excess of $100,000, in any one case, or $250,000, in the aggregate, other than in the ordinary course of business and with respect to certain liabilities reflected or reserved against in the CME financial statements;

•	acquire any business or assets which are material, individually or in the aggregate, to their business, taken as a whole, or acquire any equity securities of any entity, in each case, except to the extent that the financial statements of or relating to such acquired assets or business would be required under applicable U.S. federal securities laws to be publicly disclosed on a Report on Form 8-K or in this Proxy Statement;

•	except as required to comply with applicable law and except for pre-existing agreements, (a) take any action with respect to any employment, severance, retirement, retention, incentive or similar agreement for the benefit of any current or former director, executive officer or any collective bargaining agreement, (b) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director or executive officer, (c) materially amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (d) pay any material benefit not provided for as of the date of the Share Exchange Agreement under any benefit plan, or (e) grant any awards under any compensation plan or benefit plan, or remove the existing restrictions in any such plans;

•	enter into any binding discussions, negotiations or arrangements with any broker, investment banker, agent or finder relating to the Share Exchange Agreement or the transactions contemplated thereby, other than with Piper Jaffray; and

•	agree in writing or otherwise to take any of the actions described above.

TM agreed not to, without the prior written consent of CME (not to be unreasonably delayed or withheld) and subject to certain exceptions:

•	amend its organizational documents;

•	change any method of accounting or accounting principles or practices, except as required by U.S. GAAP or applicable law;

•	fail to timely file or furnish any SEC reports;

•	declare or pay any dividends, make any distributions or alter its capital structure;

•	sell, lease, license or otherwise dispose of or encumber any of its properties or assets;

•	enter into, violate, amend or otherwise modify any material contract other than contracts that involve the payment or receipt by TM of less than $100,000, individually, or in the aggregate, that, TM reasonably determines are necessary for the completion of the transactions

•	issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into its capital stock;

•	issue or sell any debt securities or guarantee any debt securities of others;

•	pay, discharge or satisfy any claims, liabilities or obligations in excess of $100,000, other than in the ordinary course of business and with respect to any liabilities reflected or reserved against in the TM financial statements;

•	make any capital expenditures, additions or improvements;

•	make any acquisitions;

•	make or change any material tax election, adopt or change any accounting method in respect of taxes, file any tax return or any amendment to a tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

•	initiate, compromise or settle any material litigation or arbitration proceedings; and

•	agree in writing or otherwise to take any of the actions described above.

Covenants

The Share Exchange Agreement also contains additional covenants of the parties, including covenants providing for:

•	the parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders that are required for the consummation of the transactions contemplated by the Share Exchange Agreement;

•	the protection of confidential information of the parties subject to certain exceptions as required by law, regulation or legal or administrative process, and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	the parties to supplement or amend their respective disclosure schedules with respect to any matter that resulted in or could reasonably be expected to result in a material adverse effect on such party;

•	the parties to cooperate in the preparation of any press release or public announcement related to the Share Exchange Agreement or related transactions;

•	the parties to cooperate and use their commercially reasonable best efforts to secure the permitted financing, which means (i) the incurrence or issuance by TM or the combined company of up to $50,000,000 of secured or unsecured indebtedness (which may be convertible into shares of TM Common Stock) or preferred stock, the net proceeds of which may be utilized to purchase up to $50,000,000 of public held shares of TM Common Stock; (ii) the exchange of shares of TM Common Stock for any senior ranking security that shall remain outstanding following the closing of the business combination; or (iii) forward contracts with existing TM stockholders to be settled contemporaneously with the closing of the business combination using TM’s cash, including cash proceeds from another permitted financing or cash from the trust account (such cooperation to include involving Piper Jaffray as an additional financial advisor in the event such becomes necessary to ensure the completion of the permitted financing);

•	the CME entities to deliver to TM no later than May 6, 2009 the audited consolidated financial statements of CME for the fiscal years ended December 31, 2006, 2007 and 2008;

•	the CME entities to deliver to TM within 30 days after the end of each fiscal quarter the unaudited consolidated balance sheets and the related consolidated statements of income and statements of cash flows of CME for the period then ended;

•	the CME entities to deliver to TM within 15 days after the end of each calendar month any financial information regarding the CME entities prepared by its management in the ordinary course of business consistent with past practice;

•	the CME entities to maintain insurance policies providing insurance coverage for their businesses and for the assets and properties of the CME entities;

•	the CME entities and Sellers to waive all right, title, interest or claim of any kind against the trust account that they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with TM, and to not seek recourse against the trust account;

•	the CME Parties to cause CME to continue to consolidate the financial results of Fujian Fenzhong with the financial statements of CME;

•	TM to prepare, file and mail this Proxy Statement and to hold a stockholder meeting to approve the transactions contemplated by the Share Exchange Agreement and to agree to provide CME with any correspondence received from or to be sent to the SEC and allow CME the opportunity to review and comment on any responses thereto;

•	the CME Parties to provide any information reasonably required or appropriate for inclusion in this Proxy Statement, and any such information so provided shall not contain, at the time this Proxy Statement is filed with the SEC or becomes effective under the Securities Act, any untrue statement of material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

•	TM, the CME entities and the Sellers to use commercially reasonable efforts to fulfill the closing conditions in the Share Exchange Agreement, including engaging in a road show at mutually agreed to times and places to seek the approval of the transactions;

•	TM and the CME entities to timely file all tax returns and other documents required to be filed with applicable governmental authorities, and to pay all taxes due on such returns;

•	TM and the CME entities to provide prompt written notice to the other party of any event or development that occurs that is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a material adverse effect on the disclosing party, or would require any amendment or supplement to this Proxy Statement; and

•	TM to ensure that the shares of common stock of TM to be issued to the Sellers will be duly authorized, validly issued, fully paid and nonassessable and enforceable in accordance with their terms in compliance with applicable securities laws.

Exclusivity; No Other Negotiations

Pursuant to the Share Exchange Agreement, none of the CME entities and the Sellers may take, directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any person other than TM:

•	relating to an acquisition proposal, which means the acquisition of any capital stock or other voting securities of CME entities or any assets of CME entities other than sales of assets in the ordinary course of business;

•	to reach any agreement or understanding for, or otherwise attempt to consummate, any acquisition proposal with any of the CME entities and/or any CME shareholder;

•	to participate in discussions or negotiations with or to furnish or cause to be furnished any information with respect to any of the CME entities or afford access to the assets and properties or books and records of CME entities who any of the CME entities knows or has reason to believe is in the process of considering any acquisition proposal relating to any of the CME entities;

•	to facilitate any effort or attempt by any person to do or seek any of the foregoing; or

•	to take any other action that is inconsistent with the transactions contemplated by the Share Exchange Agreement.

The foregoing restrictions on the CME entities and Sellers described above will remain binding and in full force and effect unless and until the Share Exchange Agreement and the transactions contemplated thereby are terminated by the CME Parties by reason of the closing of the transactions not having occurred within forty-five (45) days after TM receives final approval from and clearance by the SEC enabling TM to mail this Proxy Statement to TM’s stockholders.

Pursuant to the Share Exchange Agreement, TM may not take directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any person relating to the acquisition by TM of that person or any affiliate of that person, or take any other action that is inconsistent with the Share Exchange Agreement.

Additional Agreements and Covenants

Board Composition

The parties have agreed that upon the closing of the Share Exchange Agreement, and for a period ending not sooner than March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date), the TM board of directors will consist of seven persons, of which the Sellers will initially designate five directors and TM will initially designate two directors. Of the five directors designated by the Sellers, at least three will be “independent directors” as such term is defined by Section 803 of the AMEX Company Guide, provided that the Company may amend, modify or terminate the requirement that the Sellers designate five directors and how many of those five must be independent directors with the consent of a majority of the independent directors then serving on the TM board.

At the closing of the Transaction, the Sellers, Theodore S. Green and Malcolm Bird and TM will enter into a voting agreement. The voting agreement provides, among other things, that, until March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date) at any meeting of stockholders called or action taken for the purpose of electing directors to the TM (Post-Transaction) board of directors, the Sellers will agree to vote for two directors nominated by Mr. Green and Mr. Bird on behalf of the TM stockholders. The initial designated directors for the TM stockholders are Mr. Green and Mr. Bird. See the section entitled “THE ELECTION OF DIRECTORS PROPOSAL”.

The TM board of directors shall, within 60 days following the closing of the Share Exchange Agreement, establish an audit committee consisting of not less than three independent directors.

Director and Officer Insurance

As soon as practicable, TM will file an application with a reputable insurance company seeking a tail liability insurance policy that will be paid for by the combined company upon the closing and covering those persons who are currently covered by TM’s directors’ and officers’ liability insurance policy. The Sellers have agreed to use commercially reasonable efforts to cause the combined company to purchase (to the extent available in the market) such policy with coverage in amount and scope at least as favorable to such persons as TM’s existing coverage (or as much as available for a price of up to $200,000), which policy shall continue for at least six years following the closing.

Estimates, Projections and Forecasts

Pursuant to the Share Exchange Agreement, except as otherwise expressly set forth therein, TM has acknowledged that none of the CME entities or Sellers made any representations or warranties whatsoever with respect to any estimates, projections or other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections or forecasts) regarding the CME entities or Sellers, their business or any other matters. Except as otherwise expressly set forth in the Share Exchange Agreement, TM agreed to take responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that TM has no claim against the CME entities or Sellers with respect to the foregoing.

Conditions to Closing

General Conditions

Consummation of the Share Exchange Agreement and the related transactions is conditioned on the TM Common Stockholders, voting as a group, approving the transactions.

In addition, the consummation of the transactions contemplated by the Share Exchange Agreement is conditioned upon certain closing conditions, including:

•	the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects (except that those representations and warranties which are qualified by materiality, material adverse effect or words of similar import shall be true and correct in all respects) as of the closing, and all covenants contained in the Share Exchange Agreement have been materially complied with by the delivering party;

•	no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental authorities to restrain, modify or prevent the carrying out of the transactions contemplated by the Share Exchange Agreement; and

•	no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting the party’s conduct or operations shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority, domestic or foreign, seeking the foregoing shall be pending.

CME’s Conditions to Closing

The obligations of the CME Parties to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to TM since December 31, 2008;

•	the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;

•	the resignation of those officers and directors who are not continuing as officers and directors of TM, free of any claims for employment compensation in any form and including a full release of any claims for past or future employment compensation;

•	CME shall have received a legal opinion, which is customary for transactions of this nature, from counsel to TM;

•	TM shall have made appropriate arrangements with the trustee of the trust account to have the trust account disbursed immediately upon the closing;

•	TM shall have filed this Proxy Statement with the SEC and mailed it to TM’s stockholders and filed all reports and other documents required to be filed by TM under the U.S. federal securities laws through the closing date of the Share Exchange Agreement;

•	TM’s Common Stock and Warrants shall continue to be approved for listing on the NYSE Amex;

•	TM shall have a sufficient amount of cash to pay $3.8 million of its fees and expenses incurred in connection with the proposed Transaction; and

•	no formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the TM parties or any of their officers or directors.

TM’s Conditions to Closing

The obligations of TM to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to CME since December 31, 2008;

•	CME shall have furnished TM with the audited consolidated financial statements of the CME for the fiscal years ended December 31, 2006, 2007 and 2008, along with the quarterly and monthly financial statements required to have been delivered pursuant to the Share Exchange Agreement;

•	TM shall have received a legal opinion, which is customary for transactions of this nature, from counsel to CME;

•	CME shall have appointed a chief financial officer that is mutually acceptable for CME and TM, acting reasonably;

•	all fees and expenses incurred by TM in connection with the Share Exchange Agreement and the transactions contemplated thereby up to $3.8 million, in amounts consistent with the estimates provided by TM to CME prior to the effective date of the Share Exchange Agreement, shall have been paid;

•	TM shall have received investor representation letters executed by the Sellers; and

•	no formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the CME Parties or any of their officers or directors.

If permitted under the applicable law, either TM or the CME Parties may waive any inaccuracies in the representations and warranties made to such party contained in the Share Exchange Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Share Exchange Agreement. We cannot assure you that all of the conditions will be satisfied or waived. In the event either party waives a material condition which results in a change in the terms of the transaction rendering prior disclosure materially misleading, the board of directors of TM intends to supplement this proxy statement and re-solicit proxies.

TM is in discussions with a number of prospective investors related to the permitted financing. However, no firm agreement has been reached with any investor at this point in time.

CME has appointed a chief financial officer acceptable to TM, Mr. Jacky Wai Kei Lam.

The legal opinions to be delivered by the respective parties relate to customary transactional matters such as the legal existence of such parties, the due authorization of the proposed transaction, the enforceability of the respective parties’ obligations and non-contravention of existing agreements. The opinions are expected to be delivered at the closing of the Share Exchange Agreement transaction.

In February 2009 TM received a notice from NYSE Amex indicating that it is below certain of the exchange’s continued listing standards due to its failure to hold an annual meeting of stockholders in 2008. TM submitted a plan of compliance with NYSE Amex and the exchange accepted the plan and granted TM an extension until August 11, 2009 to regain compliance with continued listing standards. TM has requested that the NYSE Amex grant an additional extension until October 17, 2009.

Indemnification

Indemnification by the CME Shareholders

The Sellers have agreed, on a pro rata basis and not jointly, to indemnify TM from any damages arising from: (a) any breach of any basic representation or warranty made by the CME entities, which mean those representations and warranties relating to capital structure and title to shares, proper corporate organization and similar corporate matters and authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents; (b) any breach by any CME entity of its covenants, agreements or obligations in the Share Exchange Agreement to be performed or complied with by such CME entity; (c) any breach of any basic representation and warranty made by any CME shareholder; and (d) any breach by any CME shareholder of its covenants, agreements or obligations in the Share Exchange Agreement to be performed or complied with by such CME shareholder. Notwithstanding the foregoing, however, the representations, warranties, covenants, agreements and obligations that relate specifically and solely to a particular CME shareholder are the obligations of that particular CME shareholder only.

The amount of damages suffered by TM may be paid in cash or, at the option of the Sellers, may be recovered by the repurchase by TM of a specified number of TM shares owned by the Sellers. If the Sellers opt to deliver shares instead of cash, the number of shares to be returned by the Sellers shall be equal to the aggregate amount of the damages agreed to be paid by the Sellers, divided by $8.00. Further, the repurchase price payable by TM will be equal to the amount of the damages suffered by TM.

Indemnification by TM

TM agreed to indemnify each of the CME Parties from any damages arising from: (a) any breach of any basic representation or warranty made by TM, which mean those representations and warranties relating to capital structure, proper corporate organization and similar corporate matters, authorization, execution, delivery and enforceability of the Share Exchange Agreement and other transaction documents, SEC filings and information with respect to the trust account; or (b) any breach by TM of its covenants, agreements or obligations in the Share Exchange Agreement to be performed or complied with by TM.

The amount of damages suffered by the CME Parties shall be paid in cash or, at the option of TM, newly issued TM shares. The number of TM shares to be issued to the CME Parties shall be equal to the aggregate amount of the damages agreed to be paid by TM, divided by $8.00.

Limitations on Indemnity

TM will not be entitled to indemnification in respect of breaches of any basic representations or warranties made by the CME entities and the Sellers unless the aggregate amount of damages to TM exceeds $1,000,000, and then only to the extent such damages exceed $1,000,000; provided that, with limited exceptions, the aggregate amount of damages payable by the Sellers to TM shall not exceed $25,000,000.

The CME Parties will not be entitled to indemnification unless the aggregate amount of damages to the CME Parties exceeds $1,000,000, and then only to the extent such damages exceed $1,000,000; provided that, with limited exceptions, the aggregate amount of damages payable by TM to the CME Parties shall not exceed $25,000,000.

Termination

The Share Exchange Agreement may be terminated or abandoned at any time prior to the closing by:

•	mutual written consent of the parties;

•	the CME Parties, if the closing has not occurred within forty-five (45) days after TM receives final approval from and clearance by the SEC enabling TM to mail this Proxy Statement to TM’s stockholders;

•	any CME party, if TM has breached any representation, warranty, covenant or agreement contained in the Share Exchange Agreement which has prevented the satisfaction of the conditions to the obligations of the CME Parties under the Share Exchange Agreement and the violation or breach has not been waived by the CME Parties or cured by TM within ten business days after written notice from the CME Parties;

•	TM, if the CME Parties have breached any representation, warranty, covenant or agreement contained in the Share Exchange Agreement which has prevented the satisfaction of the conditions to the obligations of TM under the Share Exchange Agreement and such violation or breach has not been waived by TM or cured by the CME Parties within ten business days after written notice from TM;

•	TM, if CME’s net income for the fiscal year ending December 31, 2008, as derived from the audited financial statements of CME, is less than $15,000,000;

•	any CME party, if the TM board of directors fails to recommend or withdraws its approval or recommendation of the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement; or

•	either TM or the CME Parties, if, at any meetings of the stockholders of TM (including any adjournments thereof), the Share Exchange Agreement and the transactions and payments contemplated thereby are not approved, or if holders of 30.0% or more of TM’s publicly held common stock exercise their right to convert their common stock into cash from the trust account (in light of the Initial Charter Amendment Proposal, we are currently seeking a waiver from the CME Parties of this condition).

In addition, even if the Transaction Proposal is approved, in the event that either of the Share Issuance Proposal on the Charter Amendment Proposal are not approved, TM would not be able to perform its obligations under the Share Exchange Agreement, allowing the Sellers to terminate the Share Exchange Agreement.

Effect of Termination

In the event of termination and abandonment by either TM or the CME Parties, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses.

Amendment, Extension and Waiver

The Share Exchange Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. At any time prior to the closing, either TM or CME may, to the extent allowed by applicable law, extend the time for the performance of the obligations under the Share Exchange Agreement, waive any inaccuracies in representations and warranties made to the other party and waive compliance with any of the agreements or conditions for the benefit of the other party. Any such extension or waiver must be in writing signed by both parties.

Regulatory and Other Approvals

Except for approvals required by the General Corporate Law of the State of Delaware and compliance with applicable securities laws and rules and regulations of the SEC, no federal, state or foreign regulatory requirements remain to be complied with or other material approvals to obtain or filings to make in order to consummate the business combination.

CERTAIN AGREEMENTS RELATING TO THE TRANSACTION

Lock-Up Agreements

At the closing of the Transaction, the Sellers will enter into lock-up agreements with TM, providing, among other things, that they not sell or otherwise transfer any of the shares of TM Common Stock received in the Transaction, subject to certain exceptions, for a period of:

•	twelve months from the closing date of the Transaction or, with respect to the earn-out shares, from the date of issuance of such shares, for those shares beneficially owned by Mr. Cheng; and

•	six months from the closing date of the Transaction or, with respect to the earn-out shares, from the date of issuance of such shares, for those shares beneficially owned by Thousand Space Holdings Limited and Bright Elite Management Limited.

Notwithstanding the foregoing, nothing in the lock-up agreements will restrict transfers of the shares by the Sellers in a secondary underwritten public offering, or, with respect to the shares beneficially owned by Thousand Space Holdings Limited and Bright Elite Management Limited, to an institutional investor.

The forms of Lock-up Agreements are attached Annex B hereto. We encourage you to read the forms of Lock-up Agreements in their entirety.

Voting Agreement

Upon consummation of the Transaction, the initial TM board of directors will consist of seven directors, of which the Sellers will designate five directors to TM’s board and Mr. Green and Mr. Bird, on behalf of the TM stockholders, will designate two directors. The initial designated directors for the TM stockholders are expected to be Mr. Green and Mr. Bird.

At the closing of the Transaction, the Sellers, Mr. Green and Mr. Bird, as representatives of TM, and TM will enter into a voting agreement. The voting agreement provides, among other things, that, until March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date) at any meeting called or action taken for the purpose of electing directors to the TM board of directors, each CME shareholder agrees to vote for two directors nominated by Mr. Green and Mr. Bird on behalf of the TM stockholders.

During the term of the voting agreement, Mr. Green and Mr. Bird, on behalf of TM, shall have the right to request the resignation or removal of the directors they have nominated. In such event, each CME shareholder agrees to vote all of its shares in a manner that would cause the removal of such director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director. In the event of the resignation, death, removal or disqualification of any TM director, Mr. Green and Mr. Bird, on behalf of TM, shall promptly nominate a new director and, after written notice of the nomination has been given to the Sellers, they will each vote all their shares to elect such nominee to the TM board of directors.

The form of Voting Agreement is attached as Annex C hereto. We encourage you to read the form of Voting Agreement in its entirety.

Registration Rights Agreement

At the closing of the Transaction, TM and the Sellers will enter into a registration rights agreement pursuant to which the Sellers will be entitled to registration rights for their shares of TM Common Stock received in connection with the business combination. Pursuant to the registration rights agreement, at any time and from time to time following the one (1) year anniversary of the closing of the business combination, the Sellers are entitled to make up to two (2) demands on TM that TM register the shares of TM Common Stock held by the Sellers. In addition, the Sellers have “piggyback” registration rights on registration statements filed subsequent to the one (1) year anniversary of the closing of the business combination. TM will bear the expenses incurred in connection with the filing of any such registration statements.

The form of Registration Rights agreement is attached as Annex D hereto. We encourage you to read the form of Registration Rights Agreement in its entirety.

Employment Agreement

Mr. Cheng has entered into a 5 year employment agreement with Fujian Fenzhong as of December 1, 2008, which will continue in effect following the consummation of the business combination. Under his employment agreement, Mr. Cheng serves as the General Manager of Fujian Fenzhong and is entitled to a monthly pre-tax salary of 15,000RMB. Mr. Cheng is subject to a non-competition restriction during the term of his employment and for 24 months after his employment agreement is terminated.

Required Vote

The approval of the Transaction Proposal will require the affirmative vote of the holders of a majority of the shares of TM Common Stock that were issued in the IPO and voted on the matter either in person or by proxy and entitled to vote at the Special Meeting.

If the Initial Charter Amendment Proposal No. 2 is not approved, the Transaction Proposal will not be presented at the Special Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE TRANSACTION PROPOSAL.

THE INITIAL CHARTER AMENDMENT PROPOSALS

Background

We are proposing to initially amend our Amended and Restated Certificate of Incorporation to revise paragraph A and paragraph B of Article SEVENTH of our Amended and Restated Certificate of Incorporation. Paragraph A and paragraph B of Article SEVENTH of our Amended and Restated Certificate of Incorporation currently state as follows:

“A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event a majority of the IPO Shares (as defined below) present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if holders of an aggregate of 30% or more in interest of the IPO Shares exercise their conversion rights described in paragraph B below.

B. In the event a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against the Business Combination may, contemporaneous with such vote, demand the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Account (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination), by (ii) the total number of IPO Shares. “Trust Account” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.”

In order to increase the likelihood that the Transaction is approved, we are proposing an amendment to Article SEVENTH of our Amended and Restated Certificate of Incorporation that would remove the prohibition on the consummation of a business combination if holders of more than 30% of our IPO Shares elect to exercise their conversion rights (the “Initial Charter Amendment No. 1”). Currently, our Amended and Restated Certificate of Incorporation states that we are not authorized to consummate a business combination if holders of more than 30% of our IPO Shares exercise their conversion rights. By eliminating the ability of holders of 30% of the IPO Shares to “veto” the Transaction, this amendment would effectively reduce the threshold vote required to ensure approval of the Transaction from 70% to 50% of the votes cast.

In addition, in order to allow all holders of IPO Shares who do not wish to remain invested in us to recoup a significant portion of their initial investment by exercising their conversion rights, we are proposing an amendment to Article SEVENTH of our Amended and Restated Certificate of Incorporation to allow any holder of our IPO Shares who votes affirmatively or negatively with respect to the Transaction Proposal simultaneously to elect to convert their shares into their pro rata portion of the trust account (the “Initial Charter Amendment No. 2”, and together with the Initial Charter Amendment Proposal No. 1, the “Initial Charter Amendment Proposals,”). (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.) Currently, our Amended and Restated Certificate of Incorporation only allows for holders who vote against our initial business combination to convert their IPO Shares. This amendment would reduce the incentive for stockholders who wish to receive the Trust value for their shares to vote against the Transaction, therefore increasing the likelihood that the Transaction is approved.

The Initial Charter Amendment Proposal No. 1 and the Initial Charter Amendment Proposal No. 2 (the “Initial Charter Amendment Proposals”) are being presented as separate proposals, and will be voted upon separately, at the Special Meeting. If Initial Charter Amendment Proposal No. 1 is not approved and Initial Charter Amendment Proposal No. 2 is approved, the Board of Directors will delete the non-approved proposal from any certificate of amendment that may be filed with the Secretary of State of the State of Delaware.

If a significant number of our IPO Shares are converted, TM likely would be left with a significantly smaller number of shareholders. As a result, trading in TM’s Common Stock following the Transaction may be limited and TM’s stockholders’ ability to sell their shares in the market could be adversely affected.

We will file an initial Certificate of Amendment to our Amended and Restated Certificate of Incorporation, a copy of which is included as Annex F to this proxy statement, with the Secretary of State of the State of Delaware to amend and restate the second sentence of paragraph A of Article SEVENTH to read in its entirety as follows:

“In the event a majority of the IPO Shares (as defined below) present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.”

The initial Certificate of Amendment to our Amended and Restated Certificate of Incorporation will also amend and restate the first sentence of paragraph B of Article SEVENTH to read in its entirety as follows:

“In the event a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted his, her or its IPO Shares affirmatively or negatively with respect to the Business Combination may, contemporaneously with such vote, demand the Corporation convert his, her or its IPO Shares into cash.”

The provisions of Article SEVENTH that are proposed to be deleted relate directly to our operation as a blank check company. Article SEVENTH, paragraph A, requires that the business combination be submitted to our stockholders for approval and be authorized by the vote of a majority of the IPO Shares cast at a meeting of stockholders called to approve the business combination, provided that the business combination shall not be consummated if the holders of 30% or more of the IPO Shares exercise their conversion rights. Article SEVENTH, paragraph B, specifies the procedures for exercising conversion rights.

We believe that these provisions were included to protect our stockholders from having to sustain their investments for an unreasonably long period if we failed to find a suitable business combination in the timeframe contemplated by our Amended and Restated Certificate of Incorporation. Given the expenditure of time, effort and money on the proposed acquisition of CME, we also believe that circumstances warrant providing those stockholders who find the Transaction to be an attractive investment an opportunity to have the transaction consummated. Stockholders who do not find the Transaction to be an attractive investment opportunity may exercise their conversion rights, in connection with their vote on the Transaction Proposal. If the Initial Charter Amendment Proposals are approved, we will pay converting stockholders as soon as practicable following the consummation of the Transaction. If these proposals are not approved, we will likely be forced to liquidate all of our assets in trust.

Prohibition on amending Article SEVENTH

Our Amended and Restated Certificate of Incorporation purports to prohibit amendment to Article SEVENTH prior to consummation of an initial business combination. Our initial offering prospectus stated that we had been advised that such provision limiting our ability to amend our Amended and Restated certificate of incorporation may not be enforceable under Delaware law. We believe that the Transaction is an extremely attractive opportunity in the current market environment and, therefore, our stockholders should be given the opportunity to consider the Transaction. In considering the Initial Charter Amendment Proposals, our board of directors came to the conclusion that the potential benefits of the proposed acquisition outweighed the possibility of any liability described below as a result of the initial charter proposals being approved. Moreover, we are still offering holders of IPO Shares the right to vote their IPO Shares against the Transaction Proposal and demand that such shares be redeemed for a pro rata portion of the trust account. Accordingly, we believe that the proposed amendments to our Amended and Restated Certificate of Incorporation is consistent with the spirit in which we offered our securities to the public.

We have received an opinion from special Delaware counsel, Potter Anderson & Corroon LLP, concerning the enforceability of the restriction on amending Article SEVENTH. Potter Anderson & Corroon LLP concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that the proposed amendments to Articles SEVENTH of our Amended and Restated Certificate of Incorporation, “if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the General Corporation Law.” A copy of Potter Anderson & Corroon’s opinion is included as Annex G to this proxy statement, and stockholders are urged to review it in its entirety.

Rescission Rights

Our initial public offering prospectus disclosed that we would not seek to amend any of the provisions of Articles SEVENTH of our Amended and Restated Certificate of Incorporation. Consequently, each holder of IPO Shares at the time of the Transaction who purchased his IPO Shares in the initial public offering and who has not converted his shares into cash may have securities law claims against us for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the initial public offering units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of our initial public offering (which, in the case of holders of IPO Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Acquisition may be completed, and such claims would not be extinguished by consummation of the transactions.

Even if you do not pursue such claims, others, who may include all holders of IPO Shares, may. Neither TM nor CME can predict whether our stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Required Vote

The approval of each of the Initial Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

If the Initial Charter Amendment Proposal No. 2 is not approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date, the Transaction Proposal will not be presented to the stockholders for a vote and the Transaction will not be consummated.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INITIAL CHARTER AMENDMENT PROPOSAL NO. 1 AND THE INITIAL CHARTER AMENDMENT PROPOSAL NO. 2.

THE SHARE ISSUANCE PROPOSAL

Background

Pursuant to the Share Exchange Agreement, TM will purchase from the Sellers 100% of the outstanding equity of CME and TM will issue at closing 20.915 million newly issued shares of TM Common Stock and pay to the Sellers $10.0 million in three year, no interest promissory notes. In addition, the Sellers may earn up to an additional 15.0 million newly issued shares of TM Common Stock subject to the achievement of the certain net income targets.

Certain NYSE Amex rules require that we obtain the approval of our stockholders in connection with any transaction in which (i) the present or potential issuance of TM Common Stock could result in an increase in the shares of TM Common Stock outstanding of 20.0% or more or (ii) the issuance of such securities will result in a change of control of TM.

As of the record date, there were 12,505,000 shares of TM Common Stock outstanding. An additional 20.915 million shares of TM Common Stock will be issued upon consummation of the Transaction and up to an additional 15.0 million shares of TM Common Stock might be issued after the Transaction so long as certain net income targets are met. In addition, up to an additional 13,755,000 of TM Common Stock may be issued pursuant to currently outstanding warrants and an option by Pali to purchase 700,000 Units, each unit consisting of 1 share and a warrant to purchase 1 share.

Because the number of shares of TM Common Stock that could be issued to the Sellers in connection with the Transaction could result in an increase of 20.0% or more in the outstanding shares of TM Common Stock, or a change of control of TM as defined by the rules of the NYSE Amex, we are seeking shareholder approval of the issuance of shares of TM Common Stock in connection with the Transaction to comply with the rules of the NYSE Amex, and the listing of such shares of TM Common Stock on the NYSE Amex.

Required Vote

The approval of the Share Issuance Proposal will require the affirmative vote of the holders of a majority of the shares of TM Common Stock voted on the matter either in person or by proxy and entitled to vote at the Special Meeting.

If the Transaction Proposal is not approved, this proposal will not be presented at the Special Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

THE CHARTER AMENDMENT PROPOSAL

Background

We are seeking your approval to authorize TM’s board of directors, in its discretion, to amend its Amended and Restated Certificate of Incorporation to change TM’s corporate name to “China MediaExpress Holdings, Inc.,” delete certain provisions that relate to us as a blank check company and create perpetual existence.

If the Transaction Proposal is not approved, this proposal will not be presented at the Special Meeting. In addition, if the Transaction is approved at the Special Meeting, but is not subsequently consummated, TM’s board of directors will not effect this amendment of TM’s Amended and Restated Certificate of Incorporation.

This summary is qualified by reference to the complete text of the proposed amendment to the Amended and Restated Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Annex E. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter

Name	Our current charter provides that our name is “TM Entertainment and Media, Inc.”	The proposed charter provides that our name is “China MediaExpress Holdings, Inc.”
Number of Authorized Shares	Our current charter authorizes 40,000,000 shares of common stock for issuance.	The proposed charter authorizes 70,000,000 shares of common stock for issuance.
Duration of Existence	Our current charter provides that TM’s existence shall terminate on October 17, 2009.	The proposed charter is silent as to TM’s existence, and under the DGCL, unless specified otherwise, a corporation has perpetual existence.
Provisions Specific to a Blank Check Company	Under our current charter, Section 7 sets forth various provisions related to our operations as a blank check company prior to the consummation of a business combination.	The proposed charter does not include these blank check company provisions because, upon consummation of the Transaction, we will operate CME and cease to be a blank check company.
Voting Rights	Under our current charter, TM Common Stock is entitled to one vote per share. Our current charter does not provide for cumulative voting rights.	The proposed charter provides that each holder of common stock is entitled to one vote per share, except that shares of common stock have no vote with respect to any amendments to the charter that relate solely to the terms of a series of preferred stock if the holders of the series are entitled to vote separately or with the holders of one or more other series. The proposed charter does not provide for cumulative voting rights.

	Current Charter	Proposed Charter

Conversion Rights	In the event that a majority of the shares issued in our IPO approve a business combination, any TM stockholder holding shares of common stock issued at our IPO who votes against the business combination, may at the same time demand that we convert the stockholder’s shares from our IPO to cash.	The proposed charter does not provide for conversion rights.
Special Stockholders Meetings	Our current charter is silent as to special stockholders meetings. Under the DGCL, special meetings of the stockholders may be called by the board or by any such person as may be authorized by a corporation’s charter or bylaws. Our bylaws currently provide that a special stockholders meeting may only be called by a majority of the board, our chief executive officer or chairman, and by our secretary at the request in writing of stockholders holding a majority of the voting power of the outstanding TM Common Stock.	Under the proposed charter, special meetings of the stockholders may be called only by a majority of the board.
Action by Consent of the Stockholders	Under the DGCL, unless a company’s charter provides otherwise, stockholders may execute an action by written consent in lieu of any annual or special meeting.	The proposed charter prohibits stockholders from taking any action by written consent in lieu of a meeting, and stockholders must take any actions at a duly called annual or special meeting of the stockholders and the power of the stockholders to consent in writing without a meeting is specifically denied. However, the preceding prohibition does not apply at any time when TM Common Stock is not registered under Section 12 of the Exchange Act.

Required Vote

The approval of the Charter Amendment Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of TM Common Stock. Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the Charter Amendment Proposal is adopted. If the Charter Amendment Proposal is not approved, and if the Sellers choose not to waive the failure of TM to change its name, the Sellers would not be obligated to consummate the Transaction.

If the Transaction Proposal is not approved, this proposal will not be presented at the Special Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.

THE AUTHORIZED SHARE INCREASE PROPOSAL

Background

We are seeking your approval to authorize TM’s board of directors, in its discretion, to amend its Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance from 40,000,000 shares of common stock to 70,000,000 shares of common stock.

The increase in the number of shares authorized for issuance is necessary to have sufficient shares available to issue in the Transaction, including the potential earn-out shares. The additional authorized shares may also be used in securing stockholder approval of the Transaction, including through a “permitted financing.” See the section entitled “THE SPECIAL MEETING — Actions That May be Taken to Secure Approval of TM’s Stockholders”. Assuming the Transaction is consummated, there would be 33,520,000 shares of common stock issued and outstanding, 15,000,000 shares of common stock reserved for issuance to satisfy the potential earn out issuances, 12,355,000 shares of common stock reserved for issuance pursuant to currently outstanding warrants and 1,400,000 shares of common stock reserved for issuance pursuant to a 700,000 unit purchase option we issued to our underwriter, each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock. This would leave 7,725,000 shares authorized and not reserved for issuance, representing approximately 11.0% of the total number of shares on a fully-diluted basis. We do not currently have any plans for such shares, although some or all may be used in the future to secure stockholder approval of the Transaction and for employee equity incentive purposes. In addition, having a large number of authorized and unissued shares may have anti-takeover effects as such shares could be used to fend off potential takeovers.

If the Transaction Proposal is not approved, this proposal will not be presented at the Special Meeting. In addition, if the Transaction is approved at the Special Meeting, but is not subsequently consummated, TM’s board of directors will not effect the amendment of TM’s Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance.

Required Vote

Approval of the Authorized Share Increase Proposal will require the affirmative vote of holders of a majority of the outstanding shares of TM Common Stock.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AUTHORIZED SHARE INCREASE PROPOSAL.

THE ELECTION OF DIRECTORS PROPOSAL

Background

The board of directors currently consists of five directors, divided into three classes. Each year, one class is elected to serve for a term of three years. However, since we did not hold an annual meeting in 2008, we are asking stockholders to elect the first class of directors to serve for a term of two years and to elect the second class of directors to serve for a term of three years. Messrs. Jonathan F. Miller and Malcolm Bird currently serve in classes one and two, respectively. Theodore S. Green currently serves as a class three director whose term does not expire until our annual meeting to be held in 2010. However, Mr. Green has agreed to stand for re-election a year early and, if elected, will be elected for a new three-year term in the second class of directors. Messrs. Zheng Cheng, Jacky Lam, George Zhou and Marco Kung do not currently serve on the board of directors. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Messrs. Zheng Cheng, Jacky Wai Kei Lam, and George Zhou as the first class of directors, to serve on the board of directors until the 2011 annual meeting of stockholders, Messrs. Green and Bird as the second class of directors, to serve on the board of directors until the 2012 annual meeting, and Mr. Marco Kung as a third class director to serve on the board of directors until the 2010 annual meeting of stockholders (collectively, the “Nominees”). Each Nominee has advised the Company of his willingness to serve as a director of the Company. In case any Nominee should become unavailable for election to the board of directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the board of directors, subject to prior recommendation by the Nominating Committee.

The names of the nominees, their ages, their respective class designation and term of office are set forth below:

			Year in Which
Name	Age	Class	Term Expires

Zheng Cheng	38	First	2011
Jacky Wai Kei Lam	35	First	2011
George Zhou	46	First	2011
Malcolm Bird	41	Second	2012
Theodore S. Green	56	Second	2012
Marco Kung	35	Third	2010

Business Experience of Nominees

For biographical summaries of these nominees, see the section entitled “MANAGEMENT FOLLOWING THE TRANSACTION”.

Required Vote

To be elected, a nominee must receive a plurality of the votes cast on the matter either in person or by proxy and entitled to vote at the Special Meeting. Stockholders may only vote for or withhold votes for the nominees for election pursuant to the Election of Directors Proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

If the Transaction Proposal is not approved, this proposal will not be presented at the Special Meeting.

Additional Information

The parties have agreed that upon the closing of the Share Exchange Agreement, and for a period ending not sooner than March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date), the TM board of directors will consist of seven persons, of which the Sellers will initially designate five directors and TM will initially designate two directors. Of the five directors designated by the Sellers, at least three will be “independent directors” as such term is defined by Section 803 of the AMEX Company Guide, provided that the Company may amend, modify or terminate the requirement that the Sellers designate five directors and how many of those five must be independent directors with the consent of a majority of the independent directors then serving on the TM board.

The board of directors shall establish and maintain an Audit Committee which shall consist of three Independent Directors, of which one shall be designated as the Chairman of the Audit Committee, who shall be an expert in the field of media finance, and whom shall be designated as part of the class of directors whose term expires three years after he or she is elected.

For additional information about TM’s board of directors and committees thereof, see the section entitled “MANAGEMENT FOLLOWING THE TRANSACTION”.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT MESSRS. GREEN, BIRD, ZHENG CHENG, JACKY LAM, GEORGE ZHOU, AND MARCO KUNG TO TM’S BOARD OF DIRECTORS.

THE ADJOURNMENT PROPOSAL

Background

In the event there are not sufficient votes present, in person or by proxy, at the Special Meeting to approve the Transaction Proposal, the Share Issuance Proposal, the Election of Directors Proposal and the Charter Amendment Proposal, the chairperson of the Special Meeting may propose an adjournment of the Special Meeting to a later date or time or dates or times to permit further solicitation of proxies.

Required Vote

Approval of the Adjournment Proposal will require the affirmative vote of holders of a majority of the shares of TM Common Stock voted on the matter either in person or by proxy, at the Special Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

EXCHANGE RATE INFORMATION

CME’s business is primarily conducted in China and a substantial majority of its revenues and expenses are denominated in RMB. For your convenience, this proxy statement contains translations of RMB amounts into U.S. dollars at specified rates. Unless otherwise noted, all translations from RMB to U.S. dollar amounts were made at the noon buying rate in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York, as of December 31, 2008, which was RMB 6.8255 to $1.00. On September 18, 2009, the noon buying rate was RMB 6.8270 to $1.00. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign currencies and the conversion of foreign currencies into RMB and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this Proxy Statement or will use in the preparation of our periodic reports or any other information to be provided to you.

	RMB per U.S. Dollar Noon Buying Rate
	Average(1)	High	Low	Period-End

Year ended December 31, 2003	8.2771	8.2800	8.2765	8.2767
Year ended December 31, 2004	8.2768	8.2774	8.2764	8.2765
Year ended December 31, 2005	8.1826	8.2765	8.0702	8.0702
Year ended December 31, 2006	7.9579	8.0702	7.8041	7.8041
Year ended December 31, 2007	7.5806	7.8127	7.2946	7.2946
Year Ended December 31, 2008	6.9477	7.2946	6.7800	6.8255
Year Ended December 31, 2009
January	6.8360	6.8403	6.8225	6.8392
February	6.8363	6.8470	6.8241	6.8395
March	6.8360	6.8438	6.8240	6.8329
April	6.8304	6.8361	6.8180	6.8180
May	6.8235	6.8326	6.8176	6.8278
June	6.8334	6.8371	6.8264	6.8302
July	6.8317	6.8342	6.8300	6.8319
August	6.8323	6.8358	6.8299	6.8299

Source: Federal Reserve Bank of New York

(1)	Annual averages are calculated using the exchange rates for the last day of each month during the calendar year. Monthly averages are calculated using daily exchange rates during the month.

The People’s Bank of China issued a public notice on July 21, 2005 increasing the exchange rate of the RMB against the U.S. dollar by approximately 2% to RMB8.11 per US$1.00. Further to this notice, the PRC government reformed its exchange rate regime by adopting a managed floating exchange rate regime based on market supply and demand with reference to a portfolio of currencies. Under this regime, the RMB is no longer pegged to the U.S. dollar. This change in policy has resulted in a significant appreciation of the RMB against the U.S. dollar.

ENFORCEABILITY OF CIVIL LIABILITIES

All of CME’s operations are conducted in China, and substantially all of its assets are located outside the United States. In addition, most of CME’s directors and officers who will become directors and officers of the Company are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

CME’s counsel as to PRC law has advised TM that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against the Company’s directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the courts of the PRC against the Company’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

CME’s counsel as to PRC law has advised TM further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions;

provided that the foreign judgments do not violate the basic principles of the laws of the PRC or its sovereignty, security, or social and public interest.

CME’S CORPORATE STRUCTURE

Corporate History and Structure

CME commenced operations in the advertising industry through Fujian Fenzhong in November 2003. Fujian Fenzhong was formerly known as Fuzhou Mandefu Food Co., Ltd., a limited liability company established in China on May 31, 2002 and subsequently changed its names to Fuzhou Fenzhong Media Co., Ltd. and Fujian Fenzhong on November 17, 2003 and January 21, 2008, respectively. Fujian Fenzhong is currently 80% owned by Zheng Cheng, CME’s founder, chairman of CME’s board of directors and CME’s chief executive officer and the remaining 20% is owned by Chunlan Bian, CME’s director and the mother of Zheng Cheng. Zheng Cheng and Chunlan Bian are PRC citizens. Fujian Fenzhong holds the licenses and permits necessary to operate CME’s businesses and provides CME’s advertising services in China.

CME was incorporated in Hong Kong on April 25, 2001 and upon closing of the Transaction will be 100% owned by TM which will change its name to China MediaExpress Holdings Inc. Fujian Express was incorporated in China on June 23, 2003 and 100% owned by CME. Fujian Express changed its name from Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd. to Fujian Zong Heng Express Information Technology Co., Ltd. on July 10, 2008.

Due to PRC regulatory restrictions on foreign investments in the advertising industry in China, CME operates its advertising business in China through Fujian Fenzhong. CME’s relationships with Fujian Fenzhong and its shareholders are governed by a series of contractual arrangements among Fujian Express, Fujian Fenzhong and its shareholders that allow CME to effectively control and derive economic benefits from Fujian Fenzhong. See the section entitled “CME’S CORPORATE STRUCTURE — Contractual Arrangements”. Accordingly, CME treats Fujian Fenzhong as a significant subsidiary for accounting purposes and has consolidated its historical financial results in CME’s financial statements in accordance with U.S. GAAP.

As of the date of this proxy statement, Zheng Cheng beneficially owned 59.5% of CME’s equity interests, Ou Wen Lin beneficially owned 30.5% of CME’s equity interests through Thousand Space Holdings Limited and Qing Ping Lin, the brother of Ou Wen Lin, beneficially owned the remaining 10.0% of CME’s equity interest through Bright Elite Management Limited.

The following diagram illustrates CME’s corporate structure as of the date of this proxy statement:

Contractual Arrangements

Since December 10, 2005, foreign investors have been permitted to own directly a 100% interest in PRC advertising companies if the foreign investor has at least three years of direct operation outside China. CME is a foreign legal person under PRC laws and has not directly operated any advertising business outside China. Since CME has not been involved in the direct operation of an advertising business outside China, Fujian Express, CME’s wholly foreign owned enterprise in China, is currently ineligible to apply for the requisite advertising services licenses in China.

CME’s advertising business is operated through its contractual arrangements with Fujian Fenzhong. Fujian Express, Fujian Fenzhong and its shareholders entered into a series of agreements on April 17, 2009, including an exclusive business cooperation agreement, loan agreements, powers of attorney, exclusive option agreements and equity interest pledge agreements. These contractual arrangements enable CME to exercise effective control over Fujian Fenzhong and receive substantially all of the economic benefits of Fujian Fenzhong in consideration for CME’s services provided by Fujian Express in China. CME intends to continue its business operations in China upon the expiration of these contractual arrangements by renewing them or entering into new contractual arrangements if the then current PRC law does not allow it to directly operate advertising businesses in China. CME believes that, under these contractual arrangements, CME has sufficient control over Fujian Fenzhong and its shareholders to renew or enter into new contractual arrangements prior to the expiration of the current arrangements on terms that would enable CME to continue to operate its business in China after the expiration of the current arrangements.

Agreements that Transfer Economic Benefit to CME

Exclusive Business Cooperation Agreement.  Pursuant to the exclusive business cooperation agreement entered into on April 17, 2009 between Fujian Express and Fujian Fenzhong, Fujian Express provides technology support, consulting services and other commercial services related to the business operations of Fujian Fenzhong. As consideration for such services, Fujian Fenzhong has agreed to pay service fees. The term of this agreement is ten years from the date thereof, and it can be automatically renewed for an additional ten years upon expiration, provided that no objection is made by Fujian Express within 20 days prior to each tenth anniversary.

Agreements that Provide CME Effective Control over Fujian Fenzhong

Framework Agreements.  On November 2, 2003 and December 1, 2003, Fujian Express, Fujian Fenzhong, Zheng Cheng and Chunlan Bian, entered into two agreements, respectively, under which Zheng Cheng and Chunlan Bian granted Fujian Express all their voting rights as shareholders of Fujian Fenzhong, and Fujian Fenzhong agreed to distribute all its economic benefits to Fujian Express. These agreements do not have a term or any indemnification provisions, and do not expressly provide the parties with the right to terminate such agreements.

Loan Agreements.  Fujian Express entered into two loan agreements with Zheng Cheng and Chunlan Bian respectively on April 17, 2009 that allow CME to capitalize its PRC significant subsidiaries, which facilitate the establishment of CME’s current corporate structure. Fujian Express made an interest-free loan of RMB20.0 million in total to the shareholders of Fujian Fenzhong. The term of each loan is ten (10) years from the date of the receipt of the funds, and will be automatically renewed for an additional ten (10) years, provided that no objection is made by the lender within twenty (20) days prior to each tenth year anniversary. Upon the occurrence of any of the following events of default, the entire loan is due and payable immediately: (i) 30 days elapse after borrower receives written notice from lender requesting repayment of the loan; (ii) borrower’s death, lack or limitation of civil capacity; (iii) borrower ceases (for any reason) to be an employee of Fujian Fenzhong or any of its affiliated entities, or ceases to be a shareholder of Fujian Fenzhong; (iv) borrower engages in criminal act or is involved in criminal activities; (v) any third party files a claim against borrower that exceeds RMB1,000,000; or (vi) the lender determines to exercise the exclusive option under the Exclusive Option Agreement described below. Fujian Express has the sole right to determine the shareholders’ method of repayment of the loan as follows, (1) transfer the equity interest in whole to Fujian Express or Fujian Express’s designated persons (legal or natural persons) pursuant to the Exclusive Option Agreements as discussed below; and (2) in case of liquidation, the shareholders shall repay the loan with all the remaining assets of Fujian Fenzhong distributed after liquidation to Fujian Express or its designees.

Powers of Attorney.  Zheng Cheng and Chunlan Bian each signed a power of attorney on April 17, 2009, pursuant to which Zheng Cheng and Chunlan Bian have respectively and irrevocably granted Fujian Express the right to exercise all their rights as shareholders of Fujian Fenzhong as provided under its articles of association and the PRC laws and regulations. The powers of attorney shall be irrevocable and continuously valid from the date thereof, as long as Zheng Cheng or Chunlan Bian, or both, is a shareholder of Fujian Fenzhong.

Exclusive Option Agreements.  Fujian Express, Zheng Cheng, and Chunlan Bian respectively entered into an exclusive option agreement on April 17, 2009, pursuant to which Fujian Express has an exclusive option to purchase, or to designate any qualified person to purchase, part or all of the equity interests in Fujian Fenzhong owned by Zheng Cheng and Chunlan Bian, to the extent permitted by PRC law and foreign investment policies, and to require Zheng Cheng and Chunlan Bian to complete relevant approval and registration procedures. The purchase price for the entire equity interest shall equal the actual capital contributions paid in the registered capital of Fujian Fenzhong by the shareholders. If appraisal is required by the PRC laws and regulations when Fujian Express exercises its exclusive purchase option, the parties shall negotiate in good faith and make necessary adjustment to the purchase price based on the appraisal result to be in compliance with the laws and regulations then applicable in China. The exclusive option agreements remain in effect for a term of 10 years, and may be automatically renewed for an additional 10 years upon expiration, provided that no objection is made by Fujian Express within 20 days prior to each tenth anniversary.

Equity Interest Pledge Agreements.  Pursuant to the equity interest pledge agreements entered into on April 17, 2009, Zheng Cheng and Chunlan Bian have respectively pledged their equity interest in Fujian Fenzhong to Fujian Express to secure the obligations of Zheng Cheng, Chunlan Bian, and Fujian Fenzhong under the loan agreements and the exclusive business cooperation agreement (including all ancillary agreements, if any). In addition, shareholders of Fujian Fenzhong agree not to transfer, sell, pledge, dispose of or create any encumbrance on any equity interests in Fujian Fenzhong that would affect the pledgee’s interests. The equity interest pledge agreements will expire upon the full payment of the consulting and service fees under the exclusive business cooperation agreement and upon termination of Fujian Fenzhong’s obligations under the exclusive business cooperation agreement, or upon fulfillment of all the obligations due under the loan agreements by the shareholders of Fujian Fenzhong (the later of the fulfillment of the obligations). The equity interest pledge was registered with the Fuzhou SAIC effective June 15, 2009.

Exclusive Business Cooperation Agreement.  Fujian Express and Fujian Fenzhong entered into an exclusive business cooperation agreement on April 17, 2009, pursuant to which Fujian Express provides technology support, consulting services and other commercial services related to the business operations of Fujian Fenzhong. The term of this agreement is ten years from the date thereof, and it can be automatically renewed for an additional ten years upon expiration, provided that no objection is made by Fujian Express within 20 days prior to each tenth year anniversary. During the term of this agreement, unless Fujian Express commits willful misconduct or a fraudulent act against Fujian Fenzhong, Fujian Fenzhong may not terminate the agreement prior to its expiration date. Nevertheless, Fujian Express has the right to terminate the agreement upon giving 30 days’ prior written notice to Fujian Fenzhong at any time.

In the opinion of CME’s PRC legal counsel:

•	the ownership structure of Fujian Fenzhong complies with and immediately after this Transaction, will comply with the current PRC laws, rules and regulations; and

•	each of the contracts under CME’s contractual arrangements among Fujian Express, Fujian Fenzhong and its shareholders are valid and binding on all parties to these arrangements, and do not violate current PRC laws, rules or regulations.

CME’s PRC legal counsel has further advised TM that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Therefore, the PRC regulatory authorities may take a view that is contrary to the above opinion of CME’s PRC legal counsel in the future. TM and CME has been further advised by CME’s PRC counsel that if the PRC government determines that the agreements that establish the structure for operating CME PRC advertising network businesses do not comply with applicable restrictions on foreign investment in the advertising industry, CME could be subject to severe penalties, including an order from the government to cease CME’s business operation. See the section entitled “RISK FACTORS — Risks Relating to CME’s Corporate Structure”.

INFORMATION ABOUT HONG KONG MANDEFU HOLDING LIMITED (“CME”)

Business Summary

Overview

CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’s majority shareholder, operates the largest television advertising network on inter-city express buses in China. All references in this Proxy Statement to “CME’s advertising network”, “CME’s customers”, CME’s operations in general and similar connotations, refer to Fujian Fenzhong, an entity which is controlled by CME through contractual agreements and which operates the advertising network. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations. See the sections entitled “RISK FACTORS — Risks Related to CME’s Corporate Structure” and “CME’S CORPORATE STRUCTURE — Contractual Arrangements”. CME generates revenues by selling advertising on its network of television displays installed on inter-city express buses in China. As of July 31, 2008, CME’s advertising network accounted for 81% of all inter-city express buses installed with hard disk drive players, and 55% of all inter-city express buses installed with any type of television display, according to CTR Market Research. CME commenced its advertising services business in November 2003 as one of the first participants in advertising on inter-city express buses in China. CME believes its early entry into this business has enabled them to achieve an audience reach that is highly attractive to advertisers.

CME’s extensive and growing network covers inter-city express bus services originating in China’s most prosperous regions. As of June 30, 2009, CME’s network covered inter-city express bus services originating in eleven regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and seven economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan Hubei, Anhui and Hebei. These eleven regions in aggregate generated nearly half of China’s gross domestic product, or GDP, in 2007, according to the National Bureau of Statistics of China. CME’s network is capable of reaching a substantial and growing audience. In the first seven months of 2008, a monthly average of 53 million passengers traveled on inter-city express buses within CME’s network, representing 57% of all passengers traveling on inter-city express buses installed with television displays in China, according to CTR Market Research. Many of the cities connected in CME’s network are major transportation hubs, which serve as points of transfer for large numbers of leisure, business and other travelers in China to other modes of transportation. CME’s network also includes airport buses connecting major cities to airports and tour buses traveling on routes that connect major cities with popular tourist destinations in China. As of June 30, 2009, CME’s network covered six out of seven of the transportation hubs designated by the Ministry of Transport, and CME expects to further increase this percentage as it continues to expand the geographic coverage of its network. In addition to major transportation hubs, the network also covers small to medium-sized cities in China, some of which rely on highway transportation as the primary transportation option for connection outside these cities.

CME has entered into long-term framework agreements with 40 bus operator partners for terms ranging from five to eight years. Pursuant to these agreements, CME pays the bus operators concession fees for the right to install its displays and automated control systems inside their buses and display entertainment content and advertisements. CME’s entertainment content is provided by third parties and advertisements provided by its clients. CME obtains a wide range of free entertainment content from Fujian SouthEastern Television Channel and Hunan Satellite Television each month and purchases a limited amount of copyrighted programs from the Audio and Video Publishing House of Fujian Province. As of June 30, 2009, the number of inter-city express buses within CME’s network exceeded 16,000.

In October 2007, CME entered into a five-year cooperation agreement with TTAVC, an entity affiliated with the Ministry of Transport of the People’s Republic of China, to be the sole strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. The cooperation agreement also gave CME exclusive rights to display advertisements on the system. In November 2007, TTAVC issued a notice regarding the facilitation of implementation of the system contemplated under the cooperation agreement to municipalities, provinces and transportation enterprises in China. CME believes its status as the sole strategic alliance partner designated by TTAVC and the exclusive rights to display advertisements on the system has facilitated its historical expansion and is expected to continue to provide them with a competitive advantage in the future.

CME believes its network is a highly effective advertising medium. The network is capable of reaching audiences on inter-city express buses while they remain in a comfortable and enclosed environment with minimal distraction. The majority of the inter-city express buses within the network are equipped with leather seats and air-conditioning, providing a comfortable environment which makes the audiences more receptive to the content displayed on CME’s network. Inter- city travel in China typically takes a number of hours. Audiences are therefore exposed to the content displayed on its advertising platform for a significantly longer period of time than on shorter-distance travel. In addition, CME’s patented automated control systems ensure that the programs and advertisements are displayed continuously throughout the journey.

CME has grown significantly since it commenced its advertising services business in November 2003. During the year ended December 31, 2008, more than 400 advertisers had purchased advertising time on CME’s network either through advertising agents or directly from CME. Some of these clients have purchased advertising time from CME for more than three years, including Hitachi, China Telecom, Toyota, Siemens and China Pacific Life Insurance. CME has attracted several well-known international and national brands to its advertising network, including Coca Cola, Pepsi, Wahaha, Siemens, Hitachi, China Telecom, China Mobile, China Post, Toyota, Bank of China and China Pacific Life Insurance. While CME is unable to determine the exact dollar amount paid by these individual advertisers who purchase advertising through a third party agency, CME is able to determine, based on the number of ads run for these advertisers, that these advertisers comprise a significant portion the advertising on CME’s network. For the years ended December 31, 2006, 2007 and 2008, CME generated total net revenues of $4.0 million, $25.8 million and $63.0 million, respectively. During the same periods, CME had net income of $0.9 million, $7.0 million and $26.4 million, respectively.

Corporate Information

CME’s principal executive offices are located at 22/F, Wuyi Center, 33 East Street, Fuzhou, Fujian, People’s Republic of China. CME’s telephone number at this address is (86 591) 2837 7977 and its fax is (86 591) 8761 0415.

Industry

Advertising on inter-city express buses represents a new and emerging segment of the advertising market in China. CME believes the growth in demand for advertising and continued development of the express bus sector in China will continue to drive the growth of inter-city express bus advertising.

The Advertising Market in China

One of the Largest and Fastest Growing Advertising Markets

China has the largest advertising market in Asia, excluding Japan, and is the fifth largest advertising market in the world in 2007 by media expenditure. According to ZenithOptimedia, advertising spending in China in 2007 was approximately $15.4 billion, accounting for 15.6% of the total advertising spending in the Asia-Pacific region. ZenithOptimedia also projected that the advertising market in China will be one of the fastest growing advertising markets in the world, at a CAGR of 12.8% from 2007 to 2011. By 2011, China is projected to account for 19.6% of the total advertising spending in the Asia-Pacific region.

The growth of China’s advertising market is driven by a number of factors, including the rapid and sustained economic growth and increases in disposable income and consumption in China.

CME believes the advertising market in China has significant potential for future growth due to relatively low levels of advertising spending per capita and as a percentage of GDP compared to more developed countries or regions.

The following table sets forth the advertising spending per capita and as a percentage of GDP in 2007 in China compared to more developed countries or regions:

	Advertising Spending in 2007
	Per Capita (US$)	As a % of GDP

China	$11.62	0.5%
Hong Kong	438.63	1.5%
South Korea	206.71	1.0%
Japan	320.76	0.9%
Asia Pacific (weighted average)	29.98	0.8%
United States	586.11	1.3%
United Kingdom	419.79	0.9%

Source: ZenithOptimedia (December, 2008)

Advertising Spending Driven by Rapid Growth in GDP and Disposable Income

The growth of China’s advertising market is driven by a number of factors, including the rapid and sustained growth of China’s GDP and increases in disposable income and consumption of urban residents in China. According to the National Bureau of Statistics of China, China was the third largest economy in the world in 2008 with a GDP of RMB30.1 trillion, which amounted to US$4.4 trillion. In addition, the annual disposable income per capita in urban households increased from RMB7,703 in 2002 to RMB15,781 in 2008, representing a CAGR of 12.7%.

Increasing Significance of New Out-Of-Home Advertising Medium

The advertising market in China can generally be divided into television, newspaper, radio, magazine, Internet, cinema and out-of-home advertising media. Out-of-home advertising is the third largest advertising medium in China after television and newspapers, accounting for 16.7% of total advertising spending in 2007, according to ZenithOptimedia. The percentage is larger than that of Europe, the United States and some other countries in Asia Pacific. Total advertising spending on out-of-home media in China was $2.6 billion in 2007, and is projected to grow to $5.0 billion in 2011, representing a CAGR of 18.0% from 2007 to 2011.

CME believes out-of-home advertising networks are gaining increasing acceptance in China. Out-of-home advertising networks offer advertisers alternative new media to reach audiences more effectively and supplement traditional advertising media such as television, magazine and radio, which may have more limited geographic coverage. Moreover, due to the high cost of advertising on traditional advertising media, in particular, during peak hours on television, out-of-home advertising offers advertisers a more cost effective alternative.

Express Bus Travel in China

The overall economic growth and development of highway systems in China have resulted in increased leisure and business travel among cities in China through highways. According to the National Bureau of Statistics, the total number of passengers traveling on highways reached 22.1 billion in 2008, representing a 7.6% growth from 2007.

Express bus travel is a primary means of transportation in China due to various reasons, including the more comprehensive coverage of highway networks compared to other modes of transportation and relatively low private vehicle ownership in China. Many cities in China are highly dependent on highway transportation and many small and medium-sized cities in China rely on highways as the primary means of transportation outside cities and towns. Inter-city buses on highways also offer the advantages of lower cost, higher frequency and point-to-point convenience relative to rail and air travel, an additional factor which explains the prevalence and continued growth of this mode of inter-city transportation. According to the Ministry of Transport, as of July 31, 2008, there were over 43,000 inter-city express buses with a seating capacity of more than 27 passengers in China. The average monthly passenger traffic on inter-city express buses totaled over 158 million in the seven months ended July 31, 2008. In addition to its large size and continued growth, the express bus market is highly fragmented, with a large number of small-scale operators operating services primarily within certain provinces or regions. At present, there are few large operators with nationwide networks.

China intends to outlay significant expenditures on highway infrastructure construction to promote balanced development in urban and rural areas in China. CME believes the sustained economic growth and a more comprehensive, efficient and convenient highway system will continue to drive express bus travel in China

Advertising on Inter-City Express Buses in China

Advertising on inter-city express buses represents a new and emerging segment of the advertising market in China, and can be considered part of the out-of-home advertising market. Given the high fragmentation of the express bus market, few bus operators possess the scale to operate a sizable advertising services business by themselves. The large advertising network operators on inter-city express buses therefore tend to be independent advertising companies who have entered into concession agreements with numerous bus operators to display advertising inside their buses. The advertising market on inter-city express buses is itself also highly fragmented, with only a few large players known to possess significant market share in China. According to the Ministry of Transport, as at July 31, 2008, over 90,000 television displays were installed on inter-city express buses in China. Out of these, over 37,000 television displays utilized hard disk drive players, and the remainder used DVD players, CF cards and other audio-visual technologies. CME believes hard disk drives represent the most effective technology at present to operate television advertising on inter-city express buses.

As an advertising medium, CME believes advertising on inter-city express buses possesses the following characteristics:

•	Effective audience reach. The large number of passengers on inter-city express buses in China provide advertisers with a large and growing target audience. The displays installed on inter-city express buses are often the only form of media provided in such environments. Passengers are more willing to watch the programs on the displays and the accompanying advertisements.

•	Cost effectiveness. Advertising placed on inter-city express buses, where a large number of people congregate, can reach consumers at a lower cost than most other traditional media advertising, such as on television at home.

•	Attractive target demographics. Most of the passengers traveling on inter-city express buses belong to China’s emerging middle class, with higher than average income and purchasing power. Many of the passengers are business travelers, including distributors who own their businesses in small- and medium-sized cities and frequently travel to larger cities to engage in wholesale procurement and trading. These passengers have strong purchasing and decision-making power for their businesses, presenting wholesale and long-term business opportunities to advertisers in addition to retail sales. The volume and the quality of such target audience are attractive to advertisers for the promotion of their products and services.

•	Increasing acceptance. CME believes that television advertising networks on inter-city express buses have gained increasing acceptance among three major groups: express bus operators, highway travelers and advertisers. CME believes many express bus operators have chosen to partner with digital media companies to reduce their operational costs, and improve the overall passenger experience. Digital media networks provide passengers with informative and entertaining content or otherwise provide an outlet to fill idle time, which may help to enhance the overall passenger experience and add value to the services provided by express bus operators. CME believes advertisers have increasingly chosen digital media advertising on inter-city express buses due to their high receptivity among passengers and ability to reach large audiences with favorable demographics in a cost effective manner.

Competitive Strengths

The largest television advertising network on inter-city express buses with an early entrant advantage in China

CME believes it operates the largest television advertising network on inter-city express buses in China. According to CTR Market Research, as of July 31, 2008, CME’s advertising network accounted for 81% of all inter-city express buses installed with hard disk drive players and 55% of all inter-city express buses installed with any type of television display. In the first seven months of 2008, a monthly average of over 53 million passengers traveled on inter-city express buses within CME’s network, representing 85% and 57%, respectively, of the passenger traffic on inter-city express buses installed with hard disk drive players and with any type of television display, respectively. CME believes its large-scale network capable of reaching a sizeable audience traveling within economically prosperous regions in China presents an attractive proposition to advertisers.

The ability to maintain and enhance CME’s leading market position

CME believes it has the following competitive strengths that would allow it to maintain and enhance its position as the largest television advertising network on inter-city express buses in China:

•	Early entrant advantage. CME commenced its advertising services business in November 2003 and was amongst the first companies to engage in digital television advertising on inter-city express buses in China. CME rapidly established a sizeable nationwide network, occupying a significant market share. CME’s early entry into the market has also enabled it to accumulate a significant amount of knowledge and experience in this nascent segment of the advertising industry.

•	Long-term agreements with a large number of bus operators. CME has entered into long-term framework agreements with a large number of bus operators, enabling it to occupy a significant market share and to create significant entry barriers for potential competitors. CME has entered into long-term framework agreements with 40 inter-city express bus operators for terms ranging from five to eight years. As of July 31, 2008, the number of buses within CME’s network accounted for 81% of all inter-city express buses installed with hard disk drive players and 55% of all inter-city express buses installed with any type of television display, according to CTR Market Research.

•	Scale of operations. CME believes it has achieved the scale of operations that is not only attractive to advertisers but also allow it to capitalize on cost synergies. CME’s network with over 16,000 inter-city express buses covers all four municipalities and seven economically prosperous provinces in China. The large number of inter-city express buses in CME’s network in economically prosperous regions in China has enabled it to attract a significant number of clients. During 2008, more than 400 advertisers directly or indirectly purchased advertising time on CME’s network.

•	The sole strategic partner designated by an entity affiliated with the Ministry of Transport. In October 2007, CME entered into a five-year cooperation agreement with an entity affiliated with the Ministry of Transport of the People’s Republic of China to be the sole strategic partner in the establishment of a nationwide in-vehicle television system displaying copyrighted programs on buses traveling on highways in China. The cooperation agreement gave CME exclusive rights to display advertisements on the system. In November 2007, this entity issued a notice regarding the facilitation of implementation of the system contemplated under the cooperation agreement to municipalities, provinces and transportation enterprises in China.

A highly effective and efficient advertising network

CME believes its network is a highly effective and efficient. According to a survey conducted by CTR Market Research in July 2008 on bus services originating in eight major cities, on average, 81% of all passengers said they had watched the television displays on CME’s network, and almost 80% said they regularly watched the displays on the network. CME believes the effectiveness of its advertising network is demonstrated by the following characteristics:

•	Enclosed and comfortable environment with minimal distraction. The majority of the inter-city express buses within CME’s network are equipped with leather seats and air-conditioning, providing a comfortable environment which makes the audiences more receptive to the content displayed. Passengers are required by law to be seated during journeys on expressways, thereby enabling passengers to view the content displayed on CME’s network with little view obstruction.

•	Inter-city travel increases length of exposure. Inter-city travel in China typically takes a number of hours. Audiences are therefore exposed to the content displayed on CME’s network for a significantly longer period of time than on shorter-distance travel. According to a survey conducted by CTR Market Research in July 2008 on bus services originating in eight major cities, the average duration of a journey on buses within CME’s network took two and a half hours. As CME displays advertisements in ten-minute blocks after every 30 minutes of entertainment content, the audiences can potentially view the same advertisement up to three times per journey. CME believes repeated exposure to the same advertisement significantly increases its effectiveness.

•	CME’s patented automated control systems ensure uninterrupted display. CME’s patented automated control systems are designed to ensure the automatic initiation of the entertainment content and advertisements on the displays whenever the driver opens the doors of the buses, and ensure continuous display throughout the journey. This prevents interruption due to actions of bus drivers or passengers during the journey.

The audience reach of CME’s network

CME believes its network allows its clients to launch campaigns for both products with mass appeal as well as campaigns targeting specific geographies and audience profiles. Clients who wish to promote widely consumed products such as food and beverage are able to reach a large number of passengers through CME’s network. Clients wishing to promote luxury or high-end products and services may focus their advertising on airport shuttle buses, or in selected municipalities and provinces with more affluent travelers.

In addition, CME believes many advertisers are drawn to its network because of the penetration of small to medium-sized cities in China. Due to the penetration of CME’s network, advertisers are able to target wholesalers and distributors in small to medium-sized cities who travel frequently to larger cities to engage in wholesale procurement and trading. Many wholesalers and distributors rely on inter-city express buses as their primary means of transportation between cities. The ability to target such distributors further enhances the appeal of CME’s advertising network.

CME believes that the effectiveness and extensive coverage of its network will continue to allow it to maintain its existing clients, enhance client loyalty and attract new clients.

A highly price competitive advertising medium

The CPM, or cost of reaching a thousand viewers, of advertising on CME’s network is significantly lower than that of other advertising media, including local television channels and other out-of-home advertising media. According to CTR Market Research, as of July 31, 2008, the CPM for every 15 seconds of advertising on CME’s network in eight major cities represented only a small fraction of the CPM for advertising on local television channels in those cities. CME believes the low CPM of advertising on its network presents a highly compelling proposition to advertisers, and presents potential room for future increases in its rates.

	CPM of Advertising on	CPM of Advertising on
City	CME’s Network	Local Television Channels
	(In RMB for every 15 seconds)

Shanghai	3.61	140
Guangzhou	3.22	114
Xiamen	3.06	255
Fuzhou	2.61	268
Nanjing	2.58	153
Changzhou	2.58	317
Tianjin	2.56	59
Beijing	2.14	133

Source: CTR Market Research as of July 31, 2008

Strong Value Proposition

CME believes its success has resulted from its strong value proposition to various parties involved in its business, including its clients, the inter-city express bus operators participating in its network, and the content providers of entertainment programs. CME provides its clients with an alternative advertising medium that it believes is more effective and price competitive than other advertising media. In addition, CME provide its bus operator partners with a source of incremental revenue from concession fees, and a source of entertainment for their passengers which enhances their service, without the need for them to invest in and incur ongoing costs of operating the displays. Moreover, CME’s extensive network in China offers its content providers an alternative channel to effectively promote their brand to a wider audience otherwise more difficult or expensive to reach through conventional distribution channels. CME believes its strong value proposition to various parties involved in its business will enable it to sustain its long-term business growth.

Strong Management Team with Extensive Experience

CME has an experienced management team. In particular, Zheng Cheng, its founder, chairman and chief executive officer has over ten years’ experience in business management. He demonstrated his entrepreneurship and business leadership by starting up CME’s business in November 2003 and having successfully grown CME’s business to become the largest digital television advertising network operator on inter-city express buses in China with a strong client base and significant financial growth in less than five years. He also secured CME’s status as the sole strategic alliance partner of TTAVC and initiated the invention, application and registration of patent protection for its automated control systems. In order to successfully manage and grow CME’s business in an efficient and cost effective manner, he exerted significant efforts in the refinement of its management system and business process. Fujian Fenzhong received recognition in December, 2007 by the China Advertising Association, an independent industry association, as a first-class media advertising enterprise in China. CME believes its certification demonstrates its ability to pass stringent evaluation standards, including its scale of operation, quality of human resources, quality of services and influence in the industry. In addition, on January 17, 2008, Fujian Fenzhong received ISO 9001:2000 certification according to the standards of China National Accreditation Service and International Accreditation Forum. CME believes such ISO certification demonstrates its ability to meet international standards in its management system. In addition to Mr. Cheng, CME’s management’s team includes Jacky Wai Kei Lam, its Chief Financial Officer, Jian Yu, its Chief Operating Officer, Jinlong Du, its Chief Marketing Officer, Biaoxing Chen, its Chief Technology Officer, Weisheng Liu, its Chief Administration Officer and Zhuofeng Zheng, its financial controller, all of which have indicated they intend to continue in their current positions following the proposed transaction. See section entitled “MANAGEMENT — Directors, Management and Key Employees following the Transaction”. CME believes a well established management system allows it to operate its business to the satisfaction of clients in an efficient and cost effective manner.

CME Strategies

CME’s objectives are to strengthen its position as the largest digital television advertising network on inter-city express buses in China and continue to achieve rapid growth. CME intends to achieve these objectives by implementing the following strategies:

Expand the Coverage and Penetration of its Advertising Network on Inter-City Express Buses

CME intends to expand the coverage and penetration of its out-of-home digital televisions advertising network on inter-city express buses to further grow its revenues. CME intends to achieve this through the following means:

•	Increase the number of inter-city express buses within its network. CME intends to enter into new long-term framework agreements with other express bus operators not already participating in its advertising network. Such efforts would enable CME to have a more comprehensive coverage and deeper penetration into small and medium-sized cities in China.

•	Expand the geographic converge of its network. CME intends to expand into new regions to increase the geographic coverage of its network. For example, CME expects to enter into new provinces and regions in the future, including Shandong, Zhejiang, Hunan, Heilongjiang, Jilin, Liaoning, Yunnan, Guangxi, Shanxi. To further increase the penetration of its network, CME intends to increase the coverage of its advertising network to county level cities in various provinces in China highly dependent on highway transportation for connection outside these cities. CME believes the breadth and penetration of its advertising network with nationwide coverage would provide its clients with a wider and more diverse distribution network for their advertisements.

•	Increase coverage of routes connecting prosperous coastal cities. CME intends to expand the fleet of inter-city express buses traveling in economically prosperous coastal cities and provinces, including those traveling to and from airports and tour buses, to enhance the reach of its network to more affluent and business travelers with strong purchasing power.

Broaden Revenue Sources

CME aims to seek to broaden its revenue sources to further augment its potential revenue growth through providing additional advertising channels to advertisers and new services to passengers:

•	Separately package advertising time slots on airport shuttle buses, tour buses and buses servicing the commute between supermarkets and residential communities for sale to its clients. CME intends to separate advertising time slots on buses based on the purpose of travels for sale to its clients. This will enable advertisers to effectively target more specific audience profiles. For example, advertisers who wish to promote luxury and high-end products and services may focus their advertisings on airport shuttle buses, or in selected municipalities and provinces with more affluent travelers. To further increase the number of airport shuttle buses carrying its network, CME intends to enter into contracts with bus operators that connect Beijing, Tianjin and Xiamen with the airports servicing these metropolitan areas. Advertisers in the hotel, dining and travel and leisure industries are able to purchase advertising time slots on tour buses carrying CME’s network. Advertisers with their products for sale on supermarket shelves are able to purchase advertising time slots on buses that service the commute between supermarkets and residential communities. CME believes the development of these separate networks would enable it to broaden its revenue sources and generate incremental revenues.

•	Generate revenues from the display of soft advertisements packaged as entertainment content. CME seeks to generate revenues from displaying entertainment programs which are effectively soft advertisements, for a variety of products and services. Examples of such advertisements include travel programs featuring hotels, restaurants and tourist destinations, and fashion shows featuring lines of clothing being the subject of promotion.

•	Establish stationary advertising media. CME intends to establish stationary advertising media at inter-city express bus terminals to complement its business. These include digital billboards or liquid emitting diodes, or LEDs, installed at bus terminals to target passengers during their waiting time. CME expects this expansion would increase the value of its network by increasing the size of the audience reachable and by extending the exposure for advertisers. In addition to providing an additional source of revenue, CME believes this initiative would increase demand for its services and enable it to charge higher rates.

•	Offer new services to advertisers and passengers. CME intends to feature hotels, spa resorts, local restaurants on its network while displaying the logo, telephone numbers and other contact information of relevant service providers and charge advertising fees. In addition, CME plans to handle bookings through call centers or short messages for the convenience of passengers who are attracted to relevant services featured on its network. CME plans to share revenues resulting from bookings through call centers or short messages with relevant service providers participating in its value-added service programs. CME may also seek to provide drinks sponsored by advertisers or offer other merchandise for sale on the inter-city express buses carrying its network.

Increase CME’s Average Advertising Rates

CME aims to maximize its average advertising rates through the following means:

•	Sell first few minutes of the advertising time slots at higher rates. Advertisers generally consider the first few minutes of each advertising time slot to be more effective than the remaining few minutes toward the end of the advertising time slot. As a result, CME intends to separately package the first few minutes of each advertising time slot for sale at a higher price, which CME believes would increase its average advertising rates.

•	Expand the coverage and penetration of its advertising network. CME believes expanded coverage and penetration of its advertising network would increase the effectiveness and attractiveness of its network to advertisers, thereby enabling it to increase its average advertising rates.

•	Capture increased advertising spending on its advertising network from its clients. CME intends to compete for a larger portion of its clients’ advertising budget relative to other media. CME believes increased demand for advertising time on its network will enable it to charge higher average advertising rates. CME’s network is capable of reaching a large audience in transit who are otherwise more difficult or expensive to reach through conventional media. Currently, the CPM of advertising on CME’s network is significantly lower than that in other advertising media, including both traditional and new out-of-home media. Compared to other out-of-home advertising networks with coverage limited to buildings, airplanes, airports or public transportation of a particular city, CME’s network has a wider geographic coverage with lower CPM. In light of the characteristics of its advertising network, CME believes it will be able to capture an increasingly larger portions of its clients’ advertising budgets while charging higher advertising rates, as the acceptance of its advertising medium continues to grow.

•	Enhance the effectiveness of its advertising network. CME intends to continue to improve the environment in inter-city express buses by installing additional digital television displays on each bus and offering a wider range of content attractive to the target audience. CME believes such enhancements will make its advertising network more effective and attractive to advertisers and advertising agencies.

•	Attract national and international brand name advertisers to purchase its advertising time. CME believes the effectiveness of its network would continue to attract more international and national brand name advertisers to purchase advertising time slots from it through advertising agencies or directly. CME believes increased demand from advertising agency clients and direct clients would enable it to charge higher average selling price. CME also intends to penetrate further the local advertising markets by appealing to local advertisers who typically utilized other types of advertising media.

Seek and Maintain Strategic Partnerships and Merger and Acquisition Opportunities

CME intends to continue to maintain and pursue strong relationships with government authorities in China in charge of regulating the industries related to its business. CME seeks to maintain communication channels with the Ministry of Transport to facilitate the delivery of its services and implementation of the government’s policy initiatives with respect to the display of copyrighted programs on inter-city express buses. CME seeks to leverage its government relationships and industry connections to increase the penetration of its services in its existing and prospective advertising network.

CME aims to continue expanding the scale of its advertising network and the type of media platforms it employs through strategic relationships and mergers and acquisitions. CME seeks to enter into strategic relationships or merger and acquisition agreements with local companies capable of delivering customized, time-specific and local-oriented content. CME believes strategic partnership and merger and acquisition opportunities would allow it to utilize their resources to facilitate local penetration.

CME’s Advertising Network

CME displays entertainment programs and advertisements on inter-city express buses carrying its network. Inter-city express buses refer to buses traveling directly in between cities through expressways in China with a seating capacity of more than 27 passengers per bus. Typically, two to three digital television displays are installed on each inter-city express bus participating in CME’s network. As of June 30, 2009, CME’s digital television advertising network consisted of over 16,000 express buses and over 34,000 digital television displays. For the seven months ended July 31, 2008, on average 53 million passengers traveled on inter-city express buses within CME’s network every month.

According to reports CME commissioned from CTR Market Research, CME had an approximate 85% share of passenger traffic on inter-city express buses installed with hard disk drive players, and an approximate

57% share of passenger traffic on inter-city express buses installed with all types of display technologies in China. The following table sets forth CME’s market share for inter-city express buses installed with hard disk drive players, and inter-city express buses installed with all types of display technologies, in terms of the number of buses, the number of displays and passenger traffic, as of July 31, 2008.

		Inter-City Express
	Inter-City Express	Buses Installed
	Buses Installed	with all Types of
	with Hard Disk	Television Display
As of July 31, 2008	Drive Players	Technologies

CME’s share in terms of number of buses	81%	55%
CME’s share in terms of number of screens	82%	57%
CME’s share in terms of passenger traffic	85%	57%

Source: CTR Market Research

As of June 30, 2009, CME’s network covered inter-city express bus services originating in eleven regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and seven economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan, Hubei, Anhui and Hebei. These eleven regions in aggregate generated nearly half of China’s GDP in 2007, according to the National Bureau of Statistics of China. Many of the cities connected in CME’s network are major transportation hubs, which serve as points of transfer for large numbers of leisure, business and other travelers in China to other modes of transportation. CME’s network also includes airport buses connecting major cities to airports and tour buses traveling on routes that connect major cities with popular tourist destinations in China.

CME’s Advertising Services

CME displays entertainment programs interspersed with advertisements, with a ten-minute block of advertising shown after every thirty minutes of entertainment programming. The entertainment programs enable CME to capture the attention of the passengers to increase the effectiveness of advertisements displayed on its platform. The passengers traveling on inter-city express buses included in CME’s advertising network are the target audience of its clients.

The advertisements displayed on CME’s network are provided by its clients approximately seven days prior to their display on CME’s network. The design and production of advertisements displayed on CME’s network are undertaken by independent third party professional advertising agencies. CME inspects the content of the advertisements for purposes of compliance with applicable laws and regulations and reserves the right to request a revision of content it believes may be in violation of applicable laws and regulations and to reject the display of such advertisements if the content is not revised or if the content may still be, in CME’s view, in violation of applicable laws and regulations after revision. CME’s in-house production department combines the entertainment programs provided by CME’s content suppliers with advertisements provided by CME’s clients for display on CME’s platform.

Audience Profile

According to the surveys conducted by the CTR Market Research in selected cities, namely, Shanghai, Beijing, Guangzhou, Tianjin, Nanjing, Fuzhou, Xiamen and Changzhou, in July 2008, the audience of CME’s network have the following overall characteristics:

•	the average age is 30 years old;

•	the average household income is over RMB5,800 per month and the average individual income is over RMB3,300 per month;

•	the primary purposes of travel include business, travel and leisure and visiting families and friends;

•	over 50% of the target audiences have received a diploma, college degree or higher education;

•	over 40% of the target audiences are professionals, managers, executives and business owners; and

•	over 40% of the target audiences are frequent travelers that take inter-city express buses for more than once a month.

CME believes its network is highly attractive to advertisers because they are capable or reaching large amounts of relatively young, income generating, well-educated and successful passengers who travel frequently on inter-city express buses in China.

Clients

CME derives all of its revenues from selling advertising time slots to its clients. CME generates revenues from two types of clients: advertising agencies which purchase advertising time slots from it and resell such time to advertisers and advertising clients which directly purchase advertising time slots from CME. CME generates a majority of its revenues from selling advertising time slots to advertising agencies which in turn sell such time to advertisers. For the year ended December 31, 2008, CME derived 97.7% of its revenues from selling advertising time slots to advertising agencies and the remaining 2.3% of its revenues directly from advertisers. During the same period, CME’s top ten clients and the single largest client accounted for 64.3% and 7.6%, respectively, of its total revenues.

Sales and Marketing

As of June 30, 2009, CME employed an advertising sales force of 63 employees. CME’s sales force focuses their efforts on studying CME’s clients’ sales and marketing strategies, analyzing their needs and providing tailored advertising solutions to suit their needs. CME also utilizes its network to promote its own brand and business.

To provide assurance to its clients that CME performs its contractual obligations by displaying their advertisements on CME’s network according to CME’s contracts, CME commissions CTR Market Research each month to conduct independent verification studies. In this connection, CTR Market Research dispatches personnel to take the inter-city express buses carrying CME’s network to conduct random inspections of CME’s advertising services without its knowledge and compiles reports based on the findings they gathered. CME provides such reports to its clients on a monthly basis.

Advertising Contracts

CME typically enters into one-year contracts with its advertising agency clients. CME’s advertising agency clients usually enter into contracts with it at the beginning of the year and purchase a specified amount of advertising time for the entire year.

The key terms of one-year contracts with advertising agency clients include:

•	the average advertising rate for every thirty seconds;

•	the number of minutes the advertisements will be displayed each month; and

•	the aggregate advertising fees payable in that year.

CME has also entered into long-term framework agreements with two of its advertising agency clients for a term of three years starting from January 1, 2008 to December 31, 2010. In addition to the contract terms typically included in the contracts with advertising agency clients, the long-term framework agreements also specify the permissible range of annual increase in the average selling prices, which is between a minimum of 20% and a maximum of 50%.

CME usually enters into six-month or short-term contracts with its direct advertising clients. Such short-term contracts are intended to give the clients flexibility to purchase advertising time slots or increase orders for CME’s advertising time slots as the clients introduce new products or services or when they augment their marketing efforts during peak seasons. The key terms of such short-term contracts include:

•	the municipality or province in which the advertisements will be displayed;

•	the number of buses on which the advertisements will be displayed in any given municipality or province;

•	the duration of advertising time in terms of seconds;

•	the number of months in which the advertisements will be displayed; and

•	the aggregate advertising fees payable.

CME sells advertising time slots by the number of minutes or seconds in a particular municipality or province for a period of a few months to one year. Moreover, although inter-city express buses carrying CME’s network frequently travel across municipalities and provinces in China, it sells advertising time slots based on the municipality or province from which the buses depart. Further, CME typically uses the price to display advertisements for thirty seconds per month as the unit price. As a result, the total contract price payable by CME’s clients is calculated by multiplying the unit price with the units contained in the number of minutes displayed per month and the number of months in which the advertisements are displayed. The outstanding advertising fees are typically paid by clients on a monthly basis.

List prices are set by reference to a combination of factors, including local economic conditions, the advertising fees charged by other advertising media, including local satellite television operators, and the number of inter-city express buses carrying CME’s network. Generally, the list prices in Shanghai and Jiangsu are higher than those in Beijing, Tianjin, Guangdong and Fujian, which, in turn, are higher than those in Sichuan and Hebei. The actual selling prices are lower than the list prices because CME usually offers its clients volume discounts at a certain discount rate based on negotiations with its clients.

CME adjusts advertising fees each year based on a number of factors, including the advertising fees charged by traditional advertising platforms such as television operators, the advertising fees charged by other out-of-home advertising network operators, the number of inter-city buses carrying CME’s network, the extent of coverage of CME’s network and the estimated number and characteristics of audiences reachable through CME’s network.

CME generally requires its clients to submit advertising content at least seven days prior to the first display for compliance review. CME also reserves the right to refuse to disseminate advertisements that are not in compliance with applicable laws and regulations.

Bus Operator Partners

As of June 30, 2009, CME has entered into long-term framework agreements with 40 inter-city express bus operators in China with terms ranging from five to eight years. As of June 30, 2009, a total of over 16,000 inter-city express buses, including airport shuttle buses and tour buses, carry its network.

The long-term framework agreements give CME the concession rights to install its patented automated control systems on the inter-city express buses carrying CME’s network. CME installs such equipment and control systems at its own cost. CME has also purchased from the bus operators digital television displays previously installed in a portion of the inter-city express buses carrying CME’s network. These equipment and control systems serve as CME’s advertising platform. CME enters into contracts with the inter-city express bus operators participating in its network each year to update the number of buses carrying CME’s advertising network and the concession fees payable per bus for that year. The concession fees payable to the inter-city express bus operators are subject to an increase at a minimum of 10% and a maximum of 30% per year. CME settles its concession fees with the inter-city express bus operators on a monthly basis based on the actual number of buses carrying CME’s network in the preceding month.

Cooperation Agreement with the Transport Television and Audio-Video Center

In October 2007, CME entered into a five-year cooperation agreement with the Transport Television and Audio-Video Center, or TTAVC, an entity affiliated with the Ministry of Transport of the People’s Republic of China to be the sole strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. TTAVC was first established in 1989 and restructured as a division under the China Communications News Press by the Ministry of Transport in November 2007. TTAVC is the only film and television production entity affiliated with the Ministry of Transport and is in charge of reporting of important news through the transportation industry. Under the cooperation agreement, CME is responsible for the installation of hard disk drives and audio and visual equipment, including their repair and maintenance, at its own cost. CME retains ownership and the right to operate such equipment and systems. CME is also obligated to ensure the display of copyrighted programs on the system. The cooperation agreement gives CME exclusive rights to display advertisements on the system. The cooperation agreement also provides CME the rights to display its logo on the buses carrying its network.

To implement a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China, TTAVC is obligated to reaffirm CME’s status as the sole strategic alliance partner in documents it enters into with relevant bus operators. TTAVC is also obligated to notify and coordinate meetings with relevant bus operators to facilitate CME in the implementation of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. TTAVC has the right to inspect whether content displayed on the system is copyrighted, whether CME performs its obligations to provide content and whether the equipment and systems CME provides function properly.

TTAVC is obligated to ensure CME’s status as its sole strategic alliance partner. In the event TTAVC enters into agreements with third parties to engage in the same type of project in breach of such obligations, it is liable for damages at ten times the value of the equipment and systems, which is equivalent to RMB40,000 per unit.

In November 2007, TTAVC issued a notice requesting municipalities, provinces and transportation enterprises in China to facilitate the implementation of the system contemplated under the cooperation agreement.

Suppliers

Content Suppliers

Currently, the content displayed on CME’s network includes a wide range of free entertainment content obtained from Fujian SouthEastern Television Channel and Hunan Satellite Television and a limited amount of copyrighted programs obtained from the Audio and Video Publishing House of Fujian Province. CME seeks to secure additional content suppliers in the future to enhance the diversity and attractiveness of its content as it continues to expand its business.

The copyrighted programs CME obtains from the Audio and Video Publishing House of Fujian Province include motion pictures and other television programs. CME pays royalties or other required consideration to the Audio and Video Publishing House of Fujian Province in exchange for the right to display the copyrighted programs on its network.

On September 1, 2006, CME entered into a cooperation agreement with Fujian SouthEastern Television Channel operated by Fujian Radio, Film, and Television Group. Under this agreement, CME obtains five to ten hours of free entertainment content from Fujian SouthEastern Television Channel each month. CME is obligated to display Fujian SouthEastern Television Channel’s logo while showing the content on its network. Currently, CME is the only in-vehicle advertising network operator to receive free content from Fujian SouthEastern Television Channel. The agreement with Fujian SouthEastern Television Channel has a term of nine years starting from September 1, 2006 to August 31, 2015 and CME expects to renew the agreement upon expiration.

On August 25, 2008, CME entered into a cooperation agreement with Hunan Satellite Television operated by Hunan Satellite Programming Company Limited to obtain additional entertainment content to further enhance the variety of its programming. Under this agreement, Hunan Satellite Television provides CME with five to twelve hours of free entertainment content each month. In addition, the agreement authorized CME to act as the agent to source advertisers within Fujian to show advertisements on Hunan Satellite Television. CME expects to enter into additional agreements with Hunan Satellite Television to separately govern the arrangement and pricing of such advertising agency business. The agreement with Hunan Satellite Television has a term of two years starting from September 1, 2008 to August 31, 2010 and CME expects to renew the agreement upon expiration.

The arrangements with Fujian SouthEastern Television Channel and Hunan Satellite Television allow CME to obtain quality entertainment programming at no cost. In addition, CME’s network offers its content providers a new alternative channel to promote their brands to a wider audience which would otherwise be more difficult or expensive to reach through conventional distribution channels.

Equipment Supplier

The primary equipment and control systems required for the operation of CME’s business consists of digital television displays, hard disk drives and firmware, and CME’s patented automated control systems. Maintaining a steady supply of such equipment and control systems is important to its operations and the growth of its digital television advertising network. CME purchases all of CME’s equipment and control systems exclusively from Hangzhou Yusong, an independent third party. On August 1, 2008, CME entered into a patent license agreement with Hangzhou Yusong which contains specific provisions on Hangzhou Yusong’s strict confidentiality obligations as regards the information of CME’s patent to protect its patented technology. See the section entitled “RISK FACTORS — Risks Relating to CME’s Business — CME relies on one equipment supplier, Hangzhou Yusong Electronic Technology Co., Ltd., or Hangzhou Yusong, to manufacture its patented automated control systems”. Other than certain components incorporated in CME’s equipment and control systems, such as hard disk drives and integrated circuit chips that are imported from overseas, Hangzhou Yusong manufactures CME’s equipment and control systems in house.

Hangzhou Yusong is a supplier of audio and visual equipment and control systems for bus companies and out-of-home advertising network operators on intra-city public mass transportation and inter-city long-distance buses in China. Hangzhou Yusong has approximately 25 branch offices and more than 300 service centers in China to meet CME’s after-sale service needs. The equipment and control systems provided by Hangzhou Yusong are covered by a warranty period of five years, after which CME pays for the cost of replacement of parts for repair and maintenance. Hangzhou Yusong has been CME’s supplier since 2003 and CME has not experienced any material delay or interruption in the supply of its digital television displays or its patented automated control systems in the past.

CME’s Equipment and Patented Automated Control Systems

Digital Television Displays

CME uses liquid crystal displays, or LCDs, on its digital television advertising network. LCD is a thin and flat digital display device. The sizes of digital television displays installed on CME’s network range from 15 by 15 inch to 17 by 17 inch. On average, two to three digital television displays are installed on each inter-city express bus within CME’s network. For the years ended December 31, 2006, 2007 and 2008, the number of digital television displays installed on CME’s network was 2,252, 22,361 and 33,306, respectively.

Hard Disk Drives and Firmware

CME employs hard disk drives and firmware therein to store entertainment programs and advertisements. Hard disk drives are connected to the digital television displays to deliver image. Hard disk drives are also connected to amplifiers for connection with the audio systems to deliver sound.

The employment of hard disk drives and firmware therein enables CME to upload and download data in high volumes, ensure the display of advertisements for ten minutes after every thirty minutes’ display of entertainment programs. Compared to the employment of DVDs or CF cards, the employment of hard disk drives and firmware make the quality of image and sound display on CME’s system less susceptible to interruptions while the buses are in motion.

Patented Automated Control Systems

The principal components of CME’s patented automated control systems include a switch, a decompressing and pressure stabilizing device and a transmitter. The switch is connected to the electric doors of the buses, making it possible to initiate CME’s equipment and systems whenever the driver opens or closes the electric doors of the buses in preparation for departure. The decompressing and pressure stabilizing device lowers the voltage from the switch from 24 to 12 voltage and keeps the voltage at that level. The transmitter is connected to the hard disk drive, the amplifier and the digital television displays to deliver image and sound.

The advantage of CME’s utility patent is that the switch is connected with and automatically controlled by the opening and closing of the electric doors on the buses and there are no separate switches affixed to the hard disk drive and related equipment installed on the buses carrying CME’s network. By automatically controlling its equipment and systems through the opening of the electric doors, CME is able to ensure initiation of its entertainment programs and advertisements whenever the driver opens the electric doors of the buses in preparation for departure and continuous display of the programs throughout the long-distance journey. Moreover, the lack of separate switches affixed to the hard disk drive and related equipment makes it less likely for drivers or passengers to turn off the program during the journey. See the section entitled “INFORMATION ABOUT HONG KONG MANDEFU HOLDING LIMITED — Intellectual Properties — Patent”.

Programming

Fujian Fenzhong holds the Permit to Produce and Distribute Radio and Television Programs issued by the Fujian Provincial Bureau of Radio and Television on May 4, 2009 with a validity period of 2 years, which allows Fujian Fenzhong to produce and distribute a series of programs, including TV dramas, special coverage, entertainments and cartoons. CME expects that upon expiration, the Permit to Produce and Distribute Radio and Television Programs will be renewed by the Fujian Provincial Bureau of Radio and Television. CME intends to submit the annual audit information to the Fujian Provincial Bureau of Radio and Television, which the bureau will use to assess the annual operation of CME as a producer and distributor of radio and television programs for the purpose of determining whether CME has the ability to produce good quality radio and television programs. No costs are expected to be incurred in connection with such renewal.

CME has an in-house production department in charge of combining the entertainment programs provided by its content suppliers and advertisements provided by its clients. CME pays royalties to obtain the right to display certain foreign and domestic films on its network and obtain other copyrighted content for free from SouthEastern Satellite Television and Hunan Satellite Television. Currently, CME has the following major categories of entertainment programs:

•	Express Phantom, a movie channel with foreign and domestic films, movie preview and information on recent box office hits;

•	Express Tunes, a music video channel with pop songs of artists from Hong Kong, China and Taiwan, classical music and other types of music;

•	Express Opera, a channel with classical Chinese opera and drama, talk shows, dancing shows and circus shows;

•	Express Travel Companion, a travel channel with introduction of popular foreign and domestic destinations and travel information; and

•	various other entertainment programs provided by SouthEastern Satellite Television, such as Super Star Face.

Currently, CME manually updates its entertainment programs on twice a month and advertisements once a month. CME expects to upgrade its existing equipment and control systems to automatically update its entertainment programs upon arrival of the express buses included in its advertising network at the bus terminals. CME believes such upgrade would not only allow for more frequent updating of the content to increase the attractiveness of its advertising network among the target audience and the advertisers but also enable it to reduce cost of overhead incurred from manual update.

Supporting Services

CME strives to deliver its services to the satisfaction of all relevant parties, including inter-city express bus operators, its clients and passengers. Pursuant to CME’s agreement with Hangzhou Yusong, its local service centers would respond to CME’s repair and maintenance request within 3 hours in the event of a bus operator notifies CME of a breakdown of its equipment and control systems. In addition, CME has a client service hotline to handle clients’ feedback on the display of their advertisements, including whether their advertisements are displayed according to agreements and the color and sound quality of the display of their advertisements. Further, CME has two toll free 24-hour service hot lines to handle feedback from or complaints by passengers.

Intellectual Property

Copyright

CME obtains copyrighted entertainment programs from Fujian SouthEastern Satellite Television and Hunan Satellite Television. Unless the copyright protection for the content CME displays on its platform has expired and belongs to the public domain where payment of royalties is no longer required, CME pays royalties to relevant copyright holders, currently the Audio and Video Publishing House of Fujian Province, to obtain the right to display the content on its advertising platform. For example, CME pays royalties to obtain the right to display certain copyrighted films on its network. Such business practice complies with the policy initiative by the TTAVC under the Notice to establish a nationwide television system that displays copyrighted programs on buses traveling on highways in China.

Patent

CME’s automated control systems received utility patent protection granted by the State Intellectual Property Office to Zheng Cheng, its chairman and chief executive officer for a term of ten years beginning from July 16, 2005. Zheng Cheng and Fujian Fenzhong executed a Patent Transfer Contract on January 2, 2007, by which Zheng Cheng transferred the patent to Fujian Fenzhong. Fujian Fenzhong submitted an application to transfer such patent from Zheng Cheng to it on January 2, 2007 and the registration of patent transfer with State Intellectual Property Office of the PRC is still in process. Moreover, on August 1, 2008, Zheng Cheng and Fujian Fenzhong entered into a patent licensing agreement with Hangzhou Yusong pursuant to which Hangzhou Yusong obtains a license to manufacture CME’s equipment and control systems based on CME’s patented technology.

No third parties, including other advertising network operators, are permitted to use the technology protected by CME’s patent to engage in their businesses.

Trademark

Zheng Cheng, CME’s chairman and chief executive officer, submitted an application to register the graphic and characters incorporated in its logo in Category 35 with the Trademark Bureau in his own name on July 11, 2005. The Trademark Bureau accepted his application on September 27, 2005 but partly rejected the application in December 2008. On December 29, 2008, Zheng Cheng filed an application for review of the rejection, which is still pending the examination of the Trademark Bureau. Zheng Cheng transferred his application rights under such trademark application to Fujian Express which was approved by the Trademark Bureau on May 20, 2009.

The trademarks “Fenzhong TV” and “Mandefu”, each owned by Zheng Cheng, have been registered with the Trademark Bureau. On June 30, 2009, Zheng Cheng signed a trademark transfer agreement with Fujian Express and transferred his rights to these trademarks to Fujian Express. Such transfer is subject to, and will become effective upon, approval of the Trademark Bureau.

Fenzhong also filed, in its own name, applications for seven trademarks it uses or intends to use in CME’s business in Categories 35 and 38 on July 14, 2008. The Trademark Bureau accepted these applications but has not issued the trademark registration certificates to date.

Domain name

CME has also registered the domain name for its website at www.MediaExpress.cc with Computer Network Information Center under the Chinese Academy of Sciences and www.gstv.cc with the Internet Corporation for Assigned Names and Numbers.

Competition

CME’s competes directly with existing smaller advertising network operators who place their network on inter-city buses that travel primarily between villages or on highways in China, including Riri Express, Northern Express and Longyum Media (Company has translated directly from Chinese) which are believed to have less than 1,000 buses. In addition, CME competes with other alternative advertising media, such as the Internet, street furniture and frame, as well as traditional advertising media, such as television, newspapers, magazines and radio for overall advertising spending by its clients. CME also competes for overall advertising spending by its clients with new out-of-home advertising network operators including Focus Media, a multi-platform digital media company with its primary platform in office buildings or other building structure; VisionChina Media, Towona and Bus Online, digital television advertising network operators with their primary platforms on public mass transportation systems; and AirMedia, a digital television advertising network operator with its primary platform on airplanes and airports.

In the future, CME may also face competition from new entrants into the out-of-home advertising network sector. In addition, since December 2005, the establishment of wholly foreign owned advertising companies has been permitted and a large number of wholly foreign owned advertising companies have been established since then. CME believes China’s ongoing deregulation of its advertising market will expose it to greater competition with existing or new advertising companies in China, including PRC subsidiaries of larger or better established multi-national companies that may have more experience in the advertising industry and significantly greater financial resources.

CME has entered into long-term framework agreements with 40 inter-city express bus operators in China. Moreover, in October 2007, CME became the sole strategic alliance partner designated by Transport Television and Audio-Video Center, or TTAVC, being the institution under the China Communication News Press, or CCNP, which is an organization under the Ministry of Transport of the People’s Republic of China. CME believes that its status as the sole strategic partner, patented automated control systems and well established management practices impose relatively high entry barriers that limit competition and the threat of new entrants. For risks relating to CME’s maintenance of its status as the sole designated strategic alliance partner by the TTAVC, see the section entitled “RISK FACTORS — Risks Relating to CME — If CME fails to compete successfully with existing and new competitors, its business and results of operations may be adversely affected”.

Employees

As of June 30, 2009, CME had a total of 156 employees consisting of 5 senior management members overseeing its business operations and development, 63 employees in business operation, 40 employees in equipment installation and maintenance, 16 employees in program production, 9 employees in finance, 8 employees in administration, 5 employees in human resources, 7 employees in client service and 3 employees in procurement.

CME plans to hire additional employees in all functions as is grows its business. CME maintains harmonious relationships with its employees and has never experienced business interruption resulting from a strike or any other forms of labor dispute since its inception.

The remuneration package of CME’s employees includes salary and bonus. In accordance with applicable PRC regulations, CME participates in a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a personal injury insurance plan and a housing reserve fund. For the years ended December 31, 2006, 2007 and 2008, CME’s total contribution for such employee benefits required by applicable PRC regulations amounted to $296,000, $376,000 and $394,000, respectively.

Facilities

CME’s principal executive offices are located at its headquarters comprising approximately 2,000 square meters at 22/F, Wuyi Center, 33 East Street, Fuzhou, Fujian Province, People’s Republic of China.

Insurance

Except for mandatory vehicle insurance, CME does not maintain any property insurance policies covering equipment and facilities for losses due to earthquake, flood or any other natural disasters. Consistent with customary industry practice in China, CME does not maintain business interruption insurance or key employee insurance for its executive officers. Uninsured damage to any of its equipment or buildings or a significant product liability claim could have a material adverse effect on CME’s results of operations. See the section entitled “RISK FACTORS — Risks Relating to CME”.

Legal and Administrative Proceedings

CME is currently not a party to any legal or administrative proceedings and is not aware of any material pending or threatened legal or administrative proceedings against it. CME may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of its business.

Regulation

Regulations on the Advertising Industry in China

Foreign Investments in Advertising

Under the Administrative Provision on Foreign Investment in the Advertising Industry, jointly promulgated by the SAIC and MOFCOM on March 2, 2004, or the 2004 Provision, foreign investors can invest in PRC advertising companies either through wholly owned enterprises or joint ventures with Chinese parties. Since December 10, 2005, foreign investors have been allowed to own up to 100% equity interest in PRC advertising companies. However, the foreign investors must have at least three years of direct operations outside China in the advertising industry as their core business. This requirement is reduced to two years if foreign investment in the advertising company is in the form of a joint venture. Such requirement is also provided similarly in the newly promulgated regulation that is to replace the 2004 provision from October 1, 2008 on, except that according to the new regulation, the establishment of wholly foreign-owned advertising, companies shall be approved by the SAIC or its authorized provincial counterparts and provincial MOFCOM instead of the SAIC and MOFCOM only. Foreign-invested advertising companies can engage in advertising design, production, publishing and agency, provided that certain conditions are met and necessary approvals are obtained.

CME has not engaged in direct operations outside China in the advertising industry as its core business. Therefore, its subsidiary in China, Fujian Express, is ineligible to apply for the required licenses for providing advertising services in China. Its advertising business is operated by its significant subsidiary in China, namely Fujian Fenzhong. Fujian Fenzhong is currently owned by Zheng Cheng and Chunlan Bian. Fujian Fenzhong holds the requisite licenses to provide advertising services in China. Fujian Fenzhong directly operates its advertising network, enters into long-term framework agreements with inter-city express bus operators, and sells advertising time to its clients. CME has been, and is expected to continue to be, dependent on Fujian Fenzhong to operate its advertising business. CME does not have any equity interest in Fujian Fenzhong, but its subsidiary, Fujian Express, receives its economic benefits through contractual arrangements.

CME has been advised by its PRC counsel, that each of the contracts under the structure of its business operations in China through contractual arrangements with Fujian Fenzhong and its shareholders complies, and immediately after the completion of the Transaction, will comply with all applicable PRC laws and regulations and does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations. However, there exist substantial uncertainties regarding the application, interpretation and enforcement of current and future PRC laws and regulations and its potential effect on its corporate structure and contractual arrangements. The interpretation of these laws and regulations are subject to the discretion of competent PRC authorities. There can be no assurance that the PRC regulatory authorities will not take a view different from the opinions of its PRC counsel and determine that its corporate structure and contractual arrangements violate PRC laws, rules and regulations. In the event that the PRC regulatory authorities determine in their discretion that its corporate structure and contractual arrangements violate applicable PRC laws, rules and regulations, including restrictions on foreign investment in the advertising industry in the future, CME may be subject to severe penalties, including an order to cease its business operations.

Business License for Advertising Companies

On October 27, 1994, the Tenth Session of the Standing Committee of the Eighth National People’s Congress adopted the Advertising Law which became effective on February 1, 1995. According to the currently effective Advertising Law and its various implementing rules, companies engaging in advertising activities must obtain from the SAIC or its local branches a business license which specifically includes within its scope the operation of an advertising business. Companies conducting advertising activities without such a license may be subject to penalties, including fines, confiscation of advertising income and orders to cease advertising operations. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant law or regulation. CME has obtained such a business license from the local branches of the SAIC as required by existing PRC regulations. CME does not expect to encounter any difficulties in maintaining it business license. However, if CME seriously violates the relevant advertising laws and regulations, the SAIC or its local branches may revoke its business license.

Out-of-Home Advertising

The Advertising Law in China stipulates that the exhibition and display of out-of-home advertisements must comply with certain requirements. It provides that the exhibition and display of out-of-home advertisements must not:

•	utilize traffic safety facilities and traffic signs;

•	impede the use of public facilities, traffic safety facilities and traffic signs;

•	obstruct commercial and public activities or create an unpleasant sight in urban areas;

•	be placed in restrictive areas near government offices, cultural landmarks or historical or scenic sites; or

•	be placed in areas prohibited by the local governments from having out-of-home advertisements.

In addition to the Advertising Law, the SAIC promulgated the Out-of-Home Advertising Registration Administrative Regulations on December 8, 1995, as amended on December 3, 1998 and May 22, 2006, which also governs the out-of-home advertising industry in China. Under these regulations, out-of-home advertisements in China must be registered with the local SAIC before dissemination. The advertising distributors are required to submit a registration application form and other supporting documents for registration. After review and examination, if an application complies with the requirements, the local SAIC will issue an Out-of-home Advertising Registration Certificate for such advertisement. The content, quantity, format, specifications, periods, distributors’ name, and locations of dissemination of the out-of-home advertisement must be submitted for registration with the local SAIC. A change of registration with local SAICs must be effected in the event of a change in the distributor, the location of dissemination, the periods, the content, the format, or the specifications of the advertisements. It is unclear whether the SAIC, or any of its local branches in the municipalities and provinces covered by CME’s network, will deem CME’s business as out-of-home advertising business, and thus require CME to obtain the Out-of-Home Advertising Registration Certificate. See the section entitled “RISK FACTORS — Risks Relating to CME — If the PRC government determines that CME was obligated to register as an out-of-home advertising network operator, it may be subject to administrative sanctions, including discontinuation of its business for failure to complete such registration”.

In addition, on December 6, 2007, SARFT promulgated the December 2007 Notice pursuant to which the broadcasting of audio and visual programs, including news, drama series, sports, technology, entertainment and other programs, through radio and television networks, the Internet and other information systems affixed to vehicles and buildings and in airports, bus and railway stations, shopping malls, banks, hospitals and other out-of-home public media is subject to approval by the SARFT. The December 2007 Notice requires the local branches of SARFT to investigate and record any organization or company engaging in the activities described in the December 2007 Notice without any permissions, send written notices to such organizations or companies demanding their compliance with the December 2007 Notice, and report the results of such investigations to SARFT by January 15, 2008. CME has not received any notice from the SARFT or any of its local branch demanding its compliance with the December 2007 Notice. For risks relating to the December 2007 Notice, see the section entitled “RISK FACTORS — Risks Relating to CME — CME may be required to obtain an approval from the PRC State Administration of Radio, Film and Television, or SARFT, under the Notice on Strengthening the Administration of Audio and Visual Media on Vehicles, Buildings and Other Public Arena, or December 2007 Notice, or be required to remove entertainment programs from its advertising network”.

Advertising Content

PRC advertising laws, rules and regulations set forth certain content requirements for advertisements in China including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisements for anesthetic, psychotropic, toxic or radioactive drugs are prohibited. There are also specific restrictions and requirements regarding advertisements that relate to matters such as patented products or processes, pharmaceutical products, medical procedures, alcohol, tobacco, and cosmetics. In addition, all advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals, together with any other advertisements which are subject to censorship by administrative authorities according to relevant laws or regulations, must be submitted to relevant authorities for content approval prior to dissemination.

Advertisers, advertising operators, including advertising agencies, and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute is true and in full compliance with applicable law. In providing advertising services, advertising operators and advertising distributors must review the supporting documents provided by advertisers for advertisements and verify that the content of the advertisements complies with applicable PRC laws, rules and regulations. Prior to distributing advertisements that are subject to government censorship and approval, advertising distributors are obligated to verify that such censorship has been performed and approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the SAIC or its local branches may revoke violators’ licenses or permits for their advertising business operations. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe on the legal rights and interests of third parties in the course of their advertising business.

CME does not believe that advertisements containing content subject to restriction or censorship comprise a material portion of the advertisements displayed on its network. However, there can be no assurance that each advertisement displayed on CME’s network complies with relevant PRC advertising laws and regulations. See the section entitled “RISK FACTORS — Risks Relating to CME — Failure to comply with PRC laws and regulations relating to advertisement content restrictions governing the advertising industry in China may result in severe penalties and civil liabilities”.

Regulation on Intellectual Property

Regulation on Trademark

The Trademark Law of the PRC was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982 and amended on February 22, 1993 and October 27, 2001. The Trademark Law sets out the guidelines on administration of trademarks and protection of the exclusive rights of trademark owners. In order to enjoy an exclusive right to use a trademark, one must register the trademark with the Trademark Bureau of the SAIC and obtain a registration certificate.

Zheng Cheng, CME’s chairman and chief executive officer, submitted an application to register the graphic and characters incorporated in its logo in category 35 with the Trademark Bureau in his own name on July 11, 2005. The Trademark Bureau accepted his application on September 27, 2005 but partly rejected the application in December 2008. On December 29, 2008, Zheng Cheng filed an application for review of the rejection, which is still pending the examination of the Trademark Bureau. Zheng Cheng transferred his rights under such trademark application to Fujian Express which was approved by the Trademark Bureau on May 20, 2009.

Another two of Zheng Cheng’s trademarks “Fenzhong TV” and “Mandefu” have been registered with the Trademark Bureau, and licensed to Fujian Express and Fujian Fenzhong pursuant to the trademark license agreements between Zheng Cheng, Fujian Express and Fujian Fenzhong dated August 1, 2008.

Fujian Fenzhong also filed, in its own name, applications for seven trademarks it uses or intends to use during the business operation in Categories 35 and 38 on July 14, 2008. The Trademark Bureau accepted these applications but has not issued the trademark registration certificates to date.

Regulation on Patent

The Patent Law of the PRC was adopted at the 4th Meeting of the Standing Committee of the Sixth National People’s Congress on March 12, 1984 and subsequently amended in 1992 and 2000. The Patent Law extends protection to three kinds of patent: invention patent, utility patent and design patent. According to the Implementing Regulations of the Patent Law, promulgated by the State Council of the PRC on December 28, 2002 and effective on February 1, 2003, an invention patent refers to a new technical solution relating to a product, a process or improvement. When compared to existing technology, an invention patent has prominent substantive features and represents notable progress. A utility patent refers to any new technical solution relating to the shape, the structure, or their combination, of a product. Utility patents are granted for products only, not processes. A design patent (or industrial design) refers to any new design of the shape, pattern or color of a product or their combinations, that create an aesthetic feeling and are suitable for industrial application. Inventors or designers must register with the State Intellectual Property Office to obtain patent protection. The term of protection is twenty years for invention patents and ten years for utility patents and design patents. Unauthorized use of patent constitutes an infringement and the patent holders are entitled to claims of damages, including royalties, to the extent reasonable, and lost profits.

CME’s automated control systems obtained utility patent protection from the State Intellectual Property Office on August 9, 2006 for a term of ten years beginning from July 16, 2005. CME’s patented automated control systems are designed to automatically initiate its entertainment programs and advertisements through the opening and closing of the electric doors on the buses.

Regulation on Copyright

The Copyright Law of the PRC was adopted at the 15th Meeting of the Standing Committee of the Seventh National People’s Congress on September 7, 1990 and amended on October 27, 2001. Unlike patent and trademark protection, copyrighted works do not require registration for protection in China. However, copyright owners may wish to voluntarily register with China’s National Copyright Administration to establish evidence of ownership in the event enforcement actions become necessary. Consent from the copyright owners and payment of royalties are required for the use of copyrighted works. Copyrights of movies or other audio or video works usually expire fifty years after their first publication.

CME is the sole strategic alliance partner designated by TTAVC to establish a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. Unless the copyright protection for the content CME displays on its platform has expired and belongs to the public domain where payment of royalties is no longer required, CME pays royalties or other forms of consideration to relevant copyright holders to obtain the right to display the content on its advertising platform. CME expects to continue to receive additional copyrighted contents from its third-party content suppliers in the future.

Regulations on Foreign Currency Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated on August 5, 2008 and various regulations issued by SAFE and other relevant PRC government authorities, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from SAFE or its local branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC. Payments for transactions that take place within the PRC must be made in RMB. Domestic companies or individuals can repatriate foreign currency payments received from abroad or deposit these payments abroad subject to applicable regulations that expressly require repatriation within certain period. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks. Foreign currencies received under current account items can be either retained or sold to financial institutions engaged in the foreign exchange settlement or sales business without prior approval from SAFE by complying with relevant regulations. Foreign exchange income under capital account can be retained or sold to financial institutions engaged in foreign exchange settlement and sales business, with prior approval from SAFE unless otherwise provided.

The business operations of CME, which are subject to the foreign currency exchange regulations, have all been in accordance with these regulations. CME will take steps to ensure that its future operations are in compliance with these regulations.

Foreign Exchange Registration of Offshore Investment by PRC Residents

Pursuant to SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or Circular No. 75, issued on October 21, 2005 and effective on November 1, 2005, (i) a PRC resident, including a PRC resident natural person or a PRC company, shall register with the local branch of SAFE before it establishes or controls an overseas SPV for the purpose of overseas equity financing (including convertible debt financing); (ii) when a PRC resident contributes the assets of or its equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident shall register his or her interest in the SPV and the change thereof with the local SAFE branch; and (iii) when the SPV undergoes a material event outside China, such as a change in share capital, or merger or acquisition, the PRC resident shall, within 30 days of the occurrence of such event, register such change with the local branch of SAFE. PRC residents who are shareholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Such deadline has been further extended by the Circular 106.

Under Circular No. 75, failure to comply with the registration procedures set forth above may result in penalties, including restrictions on a PRC subsidiary’s foreign exchange activities in capital accounts and its ability to distribute dividends to the SPV. On May 29, 2007, SAFE issued Circular 106 as the implementing rules of Circular 75, which provides more detailed provisions and requirements for the registration procedures.

CME’s affiliates subject to the SAFE registration requirements have informed CME of their registrations with SAFE, and to CME’s knowledge, its shareholders and/or beneficial owners subject to the SAFE registration requirements have registered with SAFE. The failure of these shareholders and/or beneficial owners to timely amend their SAFE registrations pursuant to the Circular No. 75 or the failure of future shareholders and/or beneficial owners of CME who are PRC residents to comply with the registration procedures set forth in the Circular No. 75 may subject such shareholders, beneficial owners and/or CME’s PRC operating companies to fines and legal sanctions. Any such failure may also limit CME’s ability to contribute additional capital into its PRC operating companies, limit CME’s PRC operating companies’ ability to distribute dividends to CME or otherwise adversely affect CME’s business.

On December 25, 2006, the People’s Bank of China promulgated the “Measures for the Administration of Individual Foreign Exchange,” and on January 5, 2007, SAFE promulgated the implementation rules on those measures. These regulations became effective on February 1, 2007. Pursuant to these regulations, PRC citizens who are granted shares or share options by an overseas listed company according to its employee share option or share option plan are required, through a qualified PRC agent which may be the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share option or share option plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into RMB. In addition, Circular 106 requires a PRC resident to make the SPV filing together with the employee stock option filing. Moreover, the PRC resident is required to make an amendment to the previous filings when he or she exercises his or her employee stock options.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by PRC operating subsidiaries include the Company Law of the PRC (1993), as amended in 2006, the Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and the Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, PRC subsidiaries, including wholly owned foreign enterprises, or WFOEs, and domestic companies in China, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, CME’s PRC significant subsidiaries, including WFOEs and domestic companies, are required to set aside at least 10% of their after-tax profit based on PRC accounting standards each year to their statutory capital reserve fund until the cumulative amount of such reserve reaches 50% of their respective registered capital. These reserves are not distributable as cash dividends.

After the Transaction, TM and CME may each be considered to be “resident enterprise” under the EIT Law and could be subject to the uniform 25% enterprise income tax rate for its global income. See section entitled “Tax” below (if they are considered “non-resident enterprise” under the EIT Law, they may be subject to the enterprise income tax rate of 10% on their income sourced from China). As a result, the amount available for distribution to TM’s stockholders would be reduced.

Tax

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress of PRC passed the Enterprise Income Tax Law of the People’s Republic of China, or EIT Law, which became effective on January 1, 2008. On November 28, 2007, the State Council at the 197th Executive Meeting passed the Regulation on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China (the

“Implementation Rules”), which became effective on January 1, 2008. The EIT Law adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises) and revoked the existing tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there is a transition period for enterprises, whether foreign-invested or domestic, that received preferential tax treatments granted by relevant tax authorities prior to the effectiveness of the EIT Law. Enterprises that were subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and gradually transit to the new tax rate within five years after the effective date of the EIT Law.

Under the EIT Law, enterprises are classified as either “resident enterprises” or “non-resident enterprises.” Pursuant to the EIT Law and the Implementation Rules, enterprises established under PRC laws, or enterprises established outside China whose “de facto management bodies” are located in China, are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate for their global income. According to the Implementation Rules, “de facto management body” refers to a managing body that in practice exercises overall management and control over the production and business, personnel, accounting and assets of an enterprise. CME’s management is currently based in China and is expected to remain in China in the future. In addition, although the EIT Law provides that “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” is exempted income, and the Implementation Rules refer to “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” as the investment proceeds obtained by a resident enterprise from its direct investment in another resident enterprise, however, it is unclear whether CME’s circumstance is eligible for exemption.

Furthermore, the EIT Law and Implementation Rules provide that the “non-resident enterprises” are subject to the enterprise income tax rate of 10% on their income sourced from China, if such “non-resident enterprises” (i) do not have establishments or premises of business in China or (ii) have establishments or premises of business in China, but the relevant income does not have actual connection with their establishments or premises of business in China. Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between China and the jurisdictions in which the non-resident enterprise reside. Under the Double Tax Avoidance Arrangement between Hong Kong and Mainland China and the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the State Administration of Taxation, if the Hong Kong resident enterprise owns more than 25% of the equity interest in a company in China for at least 12 months before receiving dividends from the company in China, the 10% withholding tax on the dividends the Hong Kong resident enterprise received from such company in China is reduced to 5%. If CME is considered as a Hong Kong resident enterprise under the Double Tax Avoidance Arrangement and is considered as a “non-resident enterprise” under the EIT Law, the dividends paid to CME by Fujian Express may be subject to the reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the CSRC, MOC, SASAC, SAT, SAIC, and SAFE, jointly promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A rule, which became effective on September 8, 2006, to regulate foreign investment in PRC domestic enterprises. The M&A rule provides that the MOC must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exist: (i) the transaction involves an important industry in China; (ii) the transaction may affect national “economic security”; or (iii) the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China. The M&A rule also contains a provision purporting, among other things, to require offshore SPVs formed for the purpose of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or PRC individuals, to obtain the approval of the CSRC prior to listing and trading their securities on overseas stock exchanges. On September 21, 2006, the CSRC published guidelines with respect to this provision of the M&A rule.

To date, the application of this new M&A rule is unclear. CME’s PRC counsel, Han Kun Law Offices, has advised CME that:

•	the CSRC approval required under the M&A rule applies to SPVs that, for purposes of achieving overseas listing, acquire the equity interests in PRC companies through share exchanges; and

•	based on their understanding of the current PRC laws, rules and regulations and the M&A rule, unless there are new PRC laws and regulations or clear requirements from the CSRC in any form that require the prior approval of the CSRC for the listing and trading of any overseas SPV’s securities on an overseas stock exchange, the M&A rule does not require that CME obtain prior CSRC approval for the listing and trading of CME on the NYSE Amex because CME completed its reorganization whereby Fujian Express was established as a wholly foreign owned enterprise and the restructuring between Fujian Express and Fujian Fenzhong was carried out prior to September 8, 2006, the effective date of the M&A rule.

However, the interpretation and application of the M&A rule remain unclear, and the PRC government authorities have the sole discretion to determine whether the Transaction is subject to the approval of the CSRC. If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the Transaction, CME cannot predict how long it would take to obtain the approval. In addition, CME may need to apply for a remedial approval from the CSRC and may be subject to certain administrative or other sanctions from these regulatory agencies.

Further, new rules and regulations or relevant interpretations may be issued from time to time that may require CME to obtain retroactive approval from the CSRC in connection with the business combination. If this were to occur, CME’s failure to obtain or delay in obtaining the CSRC approval for the business combination would subject CME to sanctions imposed by the CSRC and other PRC regulatory agencies. These sanctions could include fines and penalties on CME’s operations in China, restrictions or limitations on CME’s ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect CME’s business, results of operations and financial condition.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval is required for the business combination, CME may need to apply for a remedial approval from the CSRC and may be subject to certain administrative punishments or other sanctions from these regulatory agencies. New rules and regulations or relevant interpretations may require that CME retroactively obtain approval from the CSRC in connection with the business combination. If this were to occur, CME’s failure to obtain or delay in obtaining the CSRC approval for the Transaction would subject CME to sanctions imposed by the CSRC and other PRC regulatory agencies. These sanctions could include fines and penalties on CME’s operations in China, restrictions or limitations on CME’s ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect CME’s business, results of operations and financial condition.

The new regulations also established additional procedures and requirements expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. These rules may also require the approval from the MOC where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including MOC approval, may delay or inhibit CME’s ability to complete such transactions, which could affect CME’s ability to expand its business.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA OF CME

The following selected condensed consolidated statement of operations data for years ended December 31, 2006, 2007 and 2008 condensed consolidated balance sheet data as of December 31, 2006, 2007 and 2008, have been derived from CME’s audited consolidated financial statements included elsewhere in this proxy statement, which have been audited by A.J. Robbins, P.C., an independent registered public accounting firm, and were prepared and presented in accordance with U.S. GAAP. The following selected condensed consolidated statements of operations data for six months ended June 30, 2008 and 2009, and the condensed consolidated balance sheet data as of June 30, 2009 have been derived from CME’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement. CME has prepared the unaudited interim condensed consolidated financial statements on the same basis as CME’s audited consolidated financial statements. The unaudited interim condensed consolidated financial statements include all adjustments, consisting only of normal and recurring adjustments, which CME considers necessary for a fair presentation of CME’s financial position and operating results for the period presented.

You should read the selected consolidated financial data in conjunction with CME’s financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CME” included elsewhere in this proxy statement. CME’s historical results do not necessarily indicate CME’s expected results for any future periods.

				Six Months Ended
	Year Ended of December 31,			June 30,
	2006	2007	2008	2008	2009
		(In thousands, except per share data)

Selected Consolidated Statement of Operations Data:
Sales, net of business tax and related surcharges	$4,035	$25,837	$62,999	$30,450	$37,861
Cost of sales	(1,533)	(13,164)	(25,065)	(11,900)	(14,362)

Gross profit	2,502	12,673	37,934	18,550	23,499
Operating expenses
Selling expenses	(448)	(923)	(1,095)	(510)	(526)
General and administrative expenses	(468)	(734)	(1,718)	(928)	(1,353)

Total operating expenses	(916)	(1,657)	(2,813)	(1,438)	(1,879)

Operating income	1,586	11,016	35,121	17,112	21,620
Interest income	8	24	100	39	43

Income before income taxes	1,594	11,040	35,221	17,151	21,663
Income tax expenses	(689)	(4,073)	(8,854)	(4,316)	(5,927)

Net income	$905	$6,967	$26,367	$12,835	$15,736
Foreign currency translation adjustment	20	352	1,012	438	(47)

Comprehensive income	$925	$7,319	$27,379	$13,273	$15,689

Earnings per share
Basic and diluted	$90.50	$696.70	$2,636.70	$1,283.50	$1,573.60

Weighted average number of ordinary shares outstanding
Basic and diluted	10,000	10,000	10,000	10,000	10,000

	December 31,			As of June 30,
	2006	2007	2008	2009
	(In thousands)

Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,485	$6,364	$29,997	$29,437
Property, plant and equipment, net	3,269	8,848	11,417	10,137
Total assets	4,943	18,707	49,116	48,775
Total liabilities	3,330	11,090	14,120	15,660
Retained earnings	1,241	5,809	29,297	27,478
Total shareholders’ equity	1,613	7,617	34,996	33,115

	December 31,			Six Months Ended June 30,
	2006	2007	2008	2008	2009
	(In thousands)

Selected Consolidated Cash Flow Data:
Net cash provided by operating activities	$1,717	$12,105	$27,396	$12,585	$17,692
Net cash (used in) investing activities	(752)	(6,594)	(4,216)	(3,960)	(635)
Net cash (used in) financing activities	—	(1,315)	—	—	(17,555)

CME’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CME

You should read the following discussion and analysis of CME’s financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial and Operating Data” and CME’s consolidated financial statements and the related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. CME’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement.

Overview

CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’s majority shareholder, operates the largest television advertising network on inter-city express buses in China. All references in this Proxy Statement to “CME’s advertising network”, “CME’s customers”, CME’s operations in general and similar connotations, refer to Fujian Fenzhong, an entity which is controlled by CME through contractual agreements and which operates the advertising network. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations. See the sections entitled “RISK FACTORS — Risks Related to CME’s Corporate Structure” and “CME’S CORPORATE STRUCTURE — Contractual Arrangements”. CME generates revenues by selling advertising on its network of television displays installed on inter-city express buses in China. As of July 31, 2008, CME’s advertising network accounted for 81% of all inter-city express buses installed with hard disk drive players, and 55% of all inter-city express buses installed with any type of television display, according to CTR Market Research. CME commenced its advertising services business in November 2003 as one of the first participants in advertising on inter-city express buses in China. CME believes its early entry into this business has enabled them to achieve an audience reach that is highly attractive to advertisers.

CME’s extensive and growing network covers inter-city express bus services originating in China’s most prosperous regions. As of June 30, 2009, CME’s network covered inter-city express bus services originating in eleven regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and seven economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan, Anhui, Hubei and Hebei. These eleven regions in aggregate generated nearly half of China’s gross domestic product, or GDP, in 2007, according to the National Bureau of Statistics of China. CME’s network is capable of reaching a substantial and growing audience. In the first seven months of 2008, a monthly average of 53 million passengers traveled on inter-city express buses within CME’s network, representing 57% of all passengers traveling on inter-city express buses installed with television displays in China, according to CTR Market Research. Many of the cities connected in CME’s network are major transportation hubs, which serve as points of transfer for large numbers of leisure, business and other travelers in China to other modes of transportation. CME’s network also includes airport buses connecting major cities to airports and tour buses traveling on routes that connect major cities with popular tourist destinations in China. As of June 30, 2009, CME’s network covered six of the seven transportation hubs designated by the Ministry of Transport, and CME expects to further increase this percentage as it continues to expand the geographic coverage of its network. In addition to major transportation hubs, the network also covers small to medium-sized cities in China, some of which rely on highway transportation as the primary transportation option for connection outside these cities.

CME has entered into long-term framework agreements with 40 bus operator partners for terms ranging from five to eight years. Pursuant to these agreements, CME pays the bus operators concession fees for the right to install its displays and automated control systems inside their buses and display entertainment content and advertisements. CME’s entertainment content is provided by third parties and advertisements provided by its clients. CME obtains a wide range of free entertainment content from Fujian SouthEastern Television Channel and Hunan Satellite Television each month and purchases a limited amount of copyrighted programs from time to time.

In October 2007, CME entered into a five-year cooperation agreement with an entity affiliated with the Ministry of Transport of the People’s Republic of China to be the sole strategic alliance partner in the establishment of a nationwide in-vehicle television system that displays copyrighted programs on buses traveling on highways in China. The cooperation agreement also gave CME exclusive rights to display advertisements on the system. In November 2007, this entity issued a notice regarding the facilitation of implementation of the system contemplated under the cooperation agreement to municipalities, provinces and transportation enterprises in China. CME believes its status as the sole strategic alliance partner designated by an entity affiliated with the Ministry of Transport and the exclusive rights to display advertisements on the system has facilitated its historical expansion and is expected to continue to provide them with a competitive advantage in the future.

CME believes its network is a highly effective advertising medium. The network is capable of reaching audiences on inter-city express buses while they remain in a comfortable and enclosed environment with minimal distraction. The majority of the inter-city express buses within the network are equipped with leather seats and air-conditioning, providing a comfortable environment which makes the audiences more receptive to the content displayed on CME’s network. Inter-city travel in China typically takes a number of hours. Audiences are therefore exposed to the content displayed on its advertising platform for a significantly longer period of time than on shorter-distance travel. In addition, CME’s patented automated control systems ensure that the programs and advertisements are displayed continuously throughout the journey.

CME has grown significantly since it commenced its advertising services business in November 2003. During the year ended December 31, 2008, more than 400 advertisers had purchased advertising time on CME’s network either through advertising agents or directly from CME. Some of these clients have purchased advertising time from CME for more than three years, including Hitachi, China Telecom, Toyota, Siemens and China Pacific Life Insurance. CME has attracted several well-known international and national brands to its advertising network, including Coca Cola, Pepsi, Wahaha, Siemens, Hitachi, China Telecom, China Mobile, China Post, Toyota, Bank of China and China Pacific Life Insurance. For the years ended December 31, 2006, 2007 and 2008, CME generated total net revenues of $4.0 million, $25.8 million and $63.0 million, respectively. During the same periods, CME had net income of $0.9 million, $7.0 million and $26.4 million, respectively.

Consolidation of CME’s Significant Subsidiaries

CME commenced operations in the advertising industry through Fujian Fenzhong in November 2003. Fujian Fenzhong was formerly known as Fuzhou Mandefu Food Co., Ltd., a limited liability company established in China on May 31, 2002 and subsequently changed its names to Fuzhou Fenzhong Media Co., Ltd. and Fujian Fenzhong Media Co., Ltd. on November 17, 2003 and January 21, 2008, respectively. On February 16, 2007, Zheng Cheng, CME’s founder, chairman of the board of directors and chief executive officer, transferred a 40.5% equity interest in Fujian Fenzhong to Thousand Space Holdings Limited, which is 100% beneficially owned by Ou Wen Lin. As a result, Zheng Cheng and Chunlan Bian, a director and the mother of Zheng Cheng, in the aggregate own the remaining 59.5% interest in Fujian Fenzhong. Fujian Fenzhong holds the licenses and permits necessary to operate CME’s Businesses and provide CME’s advertising services in China.

Fujian Express was incorporated in China on June 23, 2003 and is 100% owned by CME. Fujian Express was formerly known as Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd. and changed to its current name on July 10, 2008.

Due to PRC regulatory restrictions on foreign investments in the advertising industry in China, CME operates its advertising business in China through Fujian Fenzhong. CME’s relationships with Fujian Fenzhong and its shareholders are governed by a series of contractual arrangements that allow CME to effectively control and derive economic benefits from Fujian Fenzhong. See the section entitled “CME’s CORPORATE STRUCTURE”. As a result, CME treats Fujian Fenzhong as its significant subsidiary for accounting purposes and has consolidated its historical financial results in CME’s financial statements in accordance with U.S. GAAP. In addition, in accordance with U.S. GAAP, CME’s consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the period presented and all transactions between CME and CME’s significant subsidiaries have been eliminated upon consolidation.

Factors Affecting CME’s Results of Operations

CME’s Business, financial condition and results of operations are significantly affected by a number of factors and trends, including:

The overall economic growth and growth in demand for advertising in China

The demand for CME’s advertising services is expected to be driven in part by the overall economic growth and consumer spending in China, which CME expects to contribute to an increase in advertising spending by advertisers. According to the National Bureau of Statistics of China, China was the third largest economy in the world in 2008 with a GDP of RMB30.1 trillion, which amounted to $4.4 trillion. In addition, the annual disposable income per capita in urban households increased from RMB7,703 in 2002 to RMB15,781 in 2008, representing a compound annual growth rate, or CAGR, of 12.7%. China has the largest advertising market in Asia, excluding Japan, and is the fifth largest advertising market in the world in 2007 by media expenditure. According to ZenithOptimedia, advertising spending in China in 2007 was approximately $15.4 billion, accounting for 15.6% of the total advertising spending in the Asia-Pacific region. ZenithOptimedia also projected that the advertising market in China will be one of the fastest growing advertising markets in the world, at a CAGR of 12.8% from 2007 to 2011. By 2011, China is projected to account for 19.6% of the total advertising spending in the Asia-Pacific region.

Concession Fees

Concession fees constitute a significant portion of CME’s cost of sales. CME’s ability to maintain or increase profitability as it grows is dependent on, among other things, securing additional concession rights with new inter-city express bus operator partners and maintaining its concession rights with existing bus operator partners on commercially favorable terms.

CME has entered into framework agreements with its 40 existing bus operator partners for terms ranging from five to eight years. Every year CME enters into contracts with these bus operators, which specify the concession fee for that year based on the number of buses and the concession fees per bus agreed for the year. The framework agreements specify the permissible range of annual increase in concession fees per bus, which is in all cases between a minimum of 10% and a maximum of 30%.

CME pays concession fees to its bus operator partners on a monthly basis. However, the total estimated concession fees payable under each long-term framework agreement are charged to its consolidated statement of income as concession fees on a straight-line basis over the duration of the agreement.

The factors that affect the concession fee cost charged to CME’s consolidated statement of income therefore include the following:

•	The number of buses of its existing bus operator partners. The number of buses may change from time to time depending on its bus operator partners’ expansion plans, which is beyond CME’s control. The number of buses affects its concession fee payments for the year, and therefore the basis on which CME estimates future concession fee payments, and the concession fee cost charged to its consolidated statement of income. An increase in the number of buses in its network will increase CME’s concession fee payments and concession fee cost, but will also enable CME to charge higher advertising rates.

•	Concession agreements with new bus operator partners. As CME signs concession agreements with new bus operator partners, the number of buses in its network will increase and so will its concession fee payments, the estimated future concession fee payments and the concession fee cost charged to its consolidated statement of income.

•	Concession fee per bus. CME renegotiates its concession fees per bus annually with its existing bus operator partners, with a permissible increase of between 10% and 30% as stipulated in the long-term framework agreements. The agreed concession fee per bus affects the concession fee payments for the year, and therefore the basis on which CME estimates future concession fee payments, and the concession fee cost charged to its consolidated statement of income.

•	Estimated annual increase in concession fee per bus and in the number of buses. The estimated total concession fee payments over the life of the long-term framework agreements are determined by the estimated increase in concession fee per bus, and the estimated increase in number of buses in the future. CME currently estimates that the concession fee per bus will increase by 10% per annum over the life of the agreements, based on the minimum increase stipulated in the agreements. CME currently estimates that the number of buses under existing agreements will not increase over the life of the agreements. The amounts of actual concession fee payments and the concession fee cost charged to its consolidated statement of income are subject to increase if the annual concession fee per bus increases by more than 10% or if its bus operator partners increase the number of their inter-city express buses during the life of the framework agreements.

CME believes the growth in its advertising revenues will exceed the increase in its concession fee costs as it expands its business. However, if the increase in the concession fee costs in the future exceeds the increase in its revenues, CME’s profitability would be adversely affected.

Advertising time available for sale

CME generates its revenues by selling advertising time slots on its network placed on inter-city express buses. CME sells its advertising time slots by the number of minutes or seconds in a particular municipality or province for a period of a few months to one year. Moreover, although inter-city express buses carrying its network frequently travel across municipalities and provinces in China, CME sells its advertising time slots based on the municipality or province from which the buses depart. Therefore, CME’s advertising time slots available for sale are limited by the municipalities and provinces included in its network. CME’s existing network comprises all four municipalities, namely, Beijing, Shanghai, Tianjin and Chongqing, and seven economically prosperous provinces, namely, Guangdong, Jiangsu, Fujian, Sichuan, Hebei, Anhui and Hubei. CME’s advertising time available for sale can therefore be increased by expanding its network to new regions or by increasing the ratio of advertisements to entertainment content:

•	Expanding into new provinces. In 2007, CME expanded its network to eight regions from one region in 2006, thereby significantly increasing the advertising time available for sale. In 2008, CME added three more regions, Anhui, Hubei and Chongqing, to its network. By the end of 2009, CME plans to expand into six more provinces: Shandong, Zhejiang, Hunan, Heilongjiang, Jilin and Liaoning. By the end of 2010, CME plans to expand into another three provinces: Yunnan, Guangxi and Shanxi.

•	Increasing the advertisements to entertainment content ratio. By increasing the length of the advertising time slot relative to the length of entertainment content, CME can increase the amount of advertising time available for sale. CME believes an optimal mix of advertisements and entertainment content will enable it to maximize revenues.

CME believes it will be able to grow its revenues both through expanding into new regions and increasing the ratio of advertisements relative to entertainment content.

Advertising rates

The advertising rates CME charges directly affects its revenues. CME’s actual rates are lower than the list prices because CME usually offers its clients volume discounts at a certain discount rate based on negotiations. CME list prices and actual rates also vary from region to region.

The major factors that affect CME’s advertising rates include the following:

•	The numbers of inter-city express buses within its network for a particular region. The larger the number of inter-city express buses within its network in a particular region, the larger the potential passenger traffic, and therefore audience size. CME believes there is a direct relationship between the number of inter-city express buses, and therefore potential audience size, and the advertising rates that it can command. As the number of inter-city express buses within its network in a particular region grows, CME expects to be able to increase the rates that it charges for advertising in that region. The number of inter-city express buses within its network can either grow through its existing bus operator partners’ expansion, or by entering into agreements with new bus operator partners.

•	Local economic conditions. Local economic conditions, including income levels and purchasing power, influence the pricing of advertising locally, including CME’s advertising rates. Generally, CME is able to command higher advertising rates per bus (being average advertising rates divided by number of buses) in the more affluent regions in which it operates relative to less affluent regions.

•	Advertising rates charged by other media. The rates charged by other media, including local satellite television operators, affect the rates that CME charges. CME believes its rates are currently set at a substantial discount to rates charged by local television media, as indicated by significantly lower CPM, or cost of reaching a thousand viewers, of advertising on its network relative to advertising on local television media. See the section entitled “INFORMATION ABOUT HONG KONG MANDEFU HOLDING LIMITED — Competitive Strengths”. CME believes this presents potential room for future increases in its rates.

•	The effectiveness of advertising on its network. CME believes its network is a highly effective advertising medium. The large number of passengers on inter-city express buses in China provide advertisers with a large and growing target audience. Moreover, the displays installed on inter-city express buses are often the only form of media provided in such environments. Therefore, passengers are more willing to watch the content on the displays and the accompanying advertisements CME believes the effectiveness of advertisements on its network directly influences the rates advertisers are willing to pay.

•	The mix of advertising agency clients relative to direct clients. CME generated all or substantially all of its revenues from direct clients for the years ended December 31, 2005 and 2006, whereas it generated a majority of its revenues from advertising agency clients for the years ended December 31, 2007 and 2008. This change in client mix resulted in a decrease in the average advertising rates for the year ended December 31, 2007 and 2008 compared to the years ended December 31, 2005 and 2006 because CME typically offers larger volume discounts for sales to advertising agency clients than to direct clients. CME expects to continue to generate a majority of its revenues from advertising agency clients in the future.

•	Differentiated pricing of premium or specialty advertising. CME currently displays advertisements for ten minutes after every 30 minutes of entertainment programs. Advertisers generally consider the first few minutes of each advertising time slots to be more effective than the remaining minutes of the ten-minute time slot. As a result, CME intends to separately package the first minute or the first few minutes of each advertising time slot for sale at premium rates. In addition, CME intends to separate advertising time slots on airport shuttle buses and tour buses for sale to its clients at higher rates because advertisers are able to more effectively target more affluent passengers on these vehicles. CME believes the offering of such targeted advertising networks will enable it to charge higher average advertising rates.

New sources of revenues

CME intends to grow its revenues by broadening its revenue sources through the following means:

•	Separate advertising time slots on airport shuttle buses, tour buses and buses servicing the commute between supermarkets and residential communities for sale to CME’s clients. Currently, CME generates revenues from selling advertising time slots on inter-city express buses, including airport shuttle buses and tour buses. CME intends to separately package advertising time slots on airport shuttle buses, tour buses and buses servicing the commute between supermarkets and residential communities for sale to CME’s clients in the future. CME believes the division of target audiences by the purpose of their travels would enable advertisers to more effectively target audiences of a more specific demographic focus, and thereby be willing to pay higher rates relative to advertising to an audience of the same size but with more varied demographics. CME believes this initiative will therefore be able to deliver incremental revenue.

•	Generate revenues from the display of soft advertisements packaged as entertainment content. CME seeks to generate revenues from displaying entertainment content which are effectively soft advertisements, for a variety of products and services. Examples of such advertisements include travel programs featuring hotels, restaurants and tourist destinations, and fashion shows featuring lines of clothing being the subject of promotion.

•	Establish stationary advertising media. CME intends to establish stationary advertising media at inter-city express bus terminals to complement its business. In addition to providing an additional source of revenue, CME expects this expansion would increase the value of its network by increasing the size of the audience reachable and by extending the exposure for advertisers.

•	Offer new services to advertisers and passengers. To better service the passengers traveling on inter-city express buses carrying its network, CME intends to handle bookings of hotels, spa resorts, restaurants and other services through call centers or short messages in collaboration with relevant service providers and share revenues generated from such value-added service programs.

Critical Accounting Policies

CME prepares its consolidated financial statements in accordance with U.S. GAAP, which requires CME to make judgments, estimates and assumptions that affect the reported amounts of its assets and liabilities, the disclosure of its contingent assets and liabilities at the end of each reporting period and the reported amounts of revenues and expenses during each reporting period. CME continually evaluates these estimates and assumptions based on the most recently available information, CME’s own historical experiences and other factors that CME believes to be relevant under the circumstances. Since CME’s financial reporting process inherently relies on the use of estimates and assumptions, CME’s actual results could differ from its expectations. Certain accounting policies require higher degrees of judgment, some of which are inherently subjective and involve higher degrees of estimates and assumptions, than others in their application, due to, among other reasons, limited information available at the time CME’s financial statement is prepared. To the extent that the estimates used materially differ from actual results, adjustments or restatements to the statement of operations and corresponding balance sheet accounts could be necessary. CME considers the policies discussed below to be critical to an understanding of its consolidated financial statements because they involve higher degrees of reliance on CME’s management’s judgment.

When reading CME’s financial statements, you should consider CME’s critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. CME believes the following accounting policies involve the most significant judgment and estimates used in the preparation of its financial statements. CME has not made any material changes in the methodology used in these accounting policies since it commenced operations in the advertising industry in November 2003.

Revenue Recognition

CME derives revenues from selling advertising time slots on its network. CME recognizes revenues ratably over the contract performance period during which the advertisements are displayed, so long as collection of the fees remains probable. In accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 104, CME considers the following factors in its revenue recognition:

•	Whether persuasive evidence of an arrangement exists. CME typically enter into short term contracts with its advertising agency clients and its direct advertising clients that require CME to display their advertisements in exchange for a certain amount of advertising fees specified in the contracts.

•	Whether the services have been rendered. CME receives payments from its clients on a monthly basis based on the advertisements displayed on its network in the preceding month.

•	Whether the fees are fixed or determinable. The advertising fees specified in the contract are final and not subject to any subsequent amendment.

•	Whether collectability is reasonably assured. CME mitigates its collection risk by evaluating the creditworthiness of its clients and monitoring outstanding balances payable by CME’s clients. Therefore, CME did not have significant bad debts during the periods presented in its consolidated financial statements included elsewhere in this proxy statement.

Depreciation of Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which are 20 years for buildings, ten years for motor vehicles and five years for electronic and office equipment and media display equipment.

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of income.

Accrual of Concession Fees

CME has entered into long-term framework agreements with more than 40 inter-city express bus operators in China. Such contracts provide for CME’s concession rights to install its equipment and control systems inside their inter-city express buses at CME’s own cost and CME pays the bus operators participating in its network a pre-determined concession fee. CME has entered into framework agreements with all the bus operators participating in CME’s network for terms ranging from five to eight years. CME enters into contracts with these bus operators each year to update the number of buses carrying its network and the concession fees per bus for that year. The framework agreements specify the permissible range of annual increase in concession fees per bus, which is in all cases between a minimum of 10% and a maximum of 30%.

CME pays concession fees to the bus operators participating in its network on a monthly basis. However, the total concession fees payable under each long-term contract are charged to the consolidated statements of operations as concession expenses on a straight-line basis over the course of the contract period, based on the assumption that the concession fees increase by 10% per year. The differences between concession fee payments and concession fee expenses charged to the consolidated statements of income are accrued as liability or recorded as reversal to the corresponding previously accrued liability.

Impairment of Long-Lived Assets

CME evaluates its long-lived assets or asset group with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of a group of long-lived assets may not be fully recoverable, such as a significant adverse change in market conditions that will impact the future use of the assets. When these events occur, CME evaluates the impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, CME recognizes an impairment loss based on the excess of the carrying amount of the asset group over its fair value that is generally based on the expected discounted cash flows using a risk-free rate. CME did not have any impairment of long-lived assets during the periods presented in CME’s consolidated financial statements included elsewhere in this proxy statement.

Income taxes

CME accounts for the expected future tax consequences by recognition of deferred income taxes arising from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements by applying the statutory tax rates applicable under the EIT Law. CME records a valuation allowance to reduce deferred tax assets to the value CME believes is more likely than not to be realized. In the event CME was to determine that it would be able to realize its deferred tax assets in the future in excess of their recorded amount, an adjustment to CME’s valuation allowance would increase its income in the period such determination was made. Likewise, if CME determines that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to its valuation allowance would be charged to its income in the period such determination is made. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. CME remeasured its deferred tax assets as a result of the reduction in tax rate from 33% to 25% under the EIT Law and recognized a reduction in income tax expenses of $0.3 million for the year ended December 31, 2007.

Leases

CME classifies leases at the inception of the lease as either a capital lease or an operating lease. A lease is classified as a capital lease if any of the following conditions is met (i) the ownership of the leased property is transferred to the lessee by the end of the lease term; (ii) there is a bargaining purchase option; (iii) the lease term is at least 75% of the property’s estimated remaining economic life; or (iv) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property. All other leases are accounted for as operating leases. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. Rental payments under an operating lease are expensed as incurred. CME did not have any capital lease obligations during the periods presented in its consolidated financial statements included elsewhere in this proxy statement.

Earnings per Share

CME calculates earnings per share in accordance with the Statements of Financial Accounting Standards, or SFAS, No. 128, “Earnings Per Share.” Basic earnings per ordinary share is computed by dividing income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Comprehensive Income

SFAS No. 130 “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Principal Components of Statement of Operations

Net Revenues

CME records its sales, net of business tax and related surcharges (“net revenues”). CME generates advertising service revenues from the sales of advertising time slots on its digital television advertising network placed on inter-city express buses. Fujian Fenzhong is subject to business tax and other surcharges on the revenues arising from the provision of advertising services in China. Other surcharges consist of culture and education construction fees and embankment protection fees for services provided in the PRC. The rates of business tax, culture and education construction fees and embankment protection fees are 5%, 3% and 0.09%, respectively. For the years ended December 31, 2006, 2007 and 2008, the amount of business tax and other surcharges were $0.4 million,

$2.4 million and $6.0 million, respectively. In addition, CME offers its clients volume discounts from its list price. CME records its advertising service revenues net of any discounts it offers to its clients.

The geographic coverage of CME’s advertising network was limited to Fujian for the years ended December 31, 2005 and 2006. CME significantly expanded its geographic coverage to include Shanghai, Jiangsu, Beijing, Tianjin, Guangdong, Sichuan and Hebei in the year ended December 31, 2007 and to include Chongquing, Anhui and Hubei in the year ended December 31, 2008. Partly as a result of such geographic expansion, CME’s sales of advertising time slots increased significantly from a total of 196 minutes in the year ended December 31, 2006 to a total of 1,680 minutes in the year ended December 31, 2007 and to a total of the 2,240 minutes in the year ended December 31, 2008. CME believes it will be able to continue to increase its revenues through the geographic expansion of its network coverage.

CME sets its list prices by reference to a combination of factors, including local economic conditions, the advertising fees charged by other advertising media, including local satellite television operators, and the number of inter-city express buses carrying its network. Generally, the list prices in Shanghai and Jiangsu are higher than those in Beijing, Tianjin, Guangdong and Fujian, which, in turn, are higher than those in Sichuan and Hebei. The actual selling prices are lower than the list prices because CME usually offers its clients volume discounts at a certain discount rate based on negotiations with CME’s clients.

CME generates revenues from two types of clients: advertising agencies which purchase advertising time slots from CME and resell such time slots to advertisers and advertising clients which directly purchase advertising time slots from CME. All of CME’s clients in the year ended December 31, 2005 were direct advertising clients. CME started to have advertising agency clients in the year ended December 31, 2006 and the top two clients in that year were advertising agency clients. In the year ended December 31, 2007 and 2008, all of the top ten clients were advertising agency clients. During the year ended December 31, 2008, revenues generated from advertising agency clients accounted for 97.7% of CME’s total revenues whereas revenues generated from direct clients accounted for the remaining 2.3% of CME’s total revenues. In particular, revenues generated from the two advertising agency clients with which CME has entered into long-term framework agreements accounted for 16.7% and 13.3% of CME’s total revenues in the year ended December 31, 2007, and 2008, respectively. Because the amount of purchases by advertising agency clients is significantly larger than that by direct advertising clients, advertising agency clients usually enjoy greater volume discounts than direct advertising clients. As advertising agency clients in CME’s client mix in relation to direct clients continue to increase in the future, CME believes its gross profit margins could be adversely affected by the greater volume discounts CME offers to advertising agency clients. On the other hand, CME incurs less operating expenses for sales to advertising agency clients than sales to direct advertising clients due to synergies arising from a large amount of sales to one single advertising agency client. As a result, CME believes its net profit margins could increase in the future if CME is able to continue to reduce its operating expenses as its advertising agency client base continues to grow.

Cost of Sales

CME’s cost of sales consists of concession fees charged by inter-city express bus operators, depreciation of CME’s equipment and control systems, business tax and surcharges, salary and other operating costs. The following table sets forth CME’s cost of sales, divided into its major components, by amount and percentage of net revenues for the periods indicated:

	Year Ended of December 31,						Six Months Ended June 30,
	2006		2007		2008		2008		2009
		% of		% of		% of		% of		% of
	Dollars	Sales	Dollars	Sales	Dollars	Sales	Dollars	Sales	Dollars	Sales
	(In thousands, except percentage of net sales)

Cost of Sales:
Concession fees	$1,017	25.2%	$10,668	41.3%	$19,955	31.7%	$9,444	31.0%	$11,476	30.3%
Depreciation	342	8.5%	1,591	6.2%	2,835	4.5%	1,350	4.4%	1,529	4.0%
Business tax	87	2.2%	737	2.9%	2,063	3.3%	987	3.2%	1,215	3.2%
Salary	73	1.8%	156	0.6%	203	0.3%	104	0.3%	126	0.3%
Other operating costs	14	0.3%	13	0.0%	9	0.0%	15	0.0%	16	0.0%

Total	$1,533	38.0%	$13,165	51.0%	$25,065	39.8%	$11,900	39.1%	$14,362	37.9%
Sales, net of business tax and related surcharges	$4,035		$25,837		$62,999		$30,450		$37,861

Concession fees.  Concession fees charged by inter-city express bus operators amounted to 25.2%, 41.3% and 31.7% as a percentage of CME’s net revenues for the years ended December 31, 2006, 2007 and 2008, respectively, and 31.0% and 30.3% for the six months ended June 30, 2008 and 2009, respectively. Such concession fees represented the largest component of CME’s cost of sales, accounting for 66.3%, 81.0% and 79.6% for the years ended December 31, 2006, 2007 and 2008, respectively, and 79.4% and 79.9% for the six months ended June 30, 2008 and 2009, respectively. CME expects concession fees to remain the largest component of its cost of sales in the future.

The primary factors affecting CME’s concession costs include its geographic coverage, the number of inter-city express buses carrying its network and the unit concession fees charged by inter-city express bus operators participating in CME’s network. CME’s existing network consists of all four municipalities and seven provinces and CME expects to enter into six new provinces, namely Shandong, Zhejiang, Hunan, Heilongjiang, Jilin and Liaoning by the end of 2009 and three new provinces namely Yunnan, Guangxi and Shaanxi by the end of 2010. Moreover, the framework agreements CME enters into with all the inter-city express bus operators participating in its network specify the permissible range of annual increase in the concession fees per bus, which is in all cases between a minimum of 10% and a maximum of 30%. CME charges concession fees payable under such long-term agreements as concession expenses to the consolidated statements of operations on a straight-line basis over the course of the contract period, based on the assumption that the concession fees increase by 10% per year. As CME continues to expand the geographic coverage of its network and the number of inter-city express buses carrying its network, CME expects to incur a substantially increased amount of concession fees in the future.

Depreciation.  Depreciation for CME’s equipment and control systems, which primarily include digital television displays and hard disk drives, amounted to 8.5%, 6.2% and 4.5% as a percentage of CME’s net revenues for the years ended December 31, 2006, 2007 and 2008, respectively, and 4.4% and 4.0% for the six months ended June 30, 2008 and 2009, respectively. CME procures digital television displays and related equipment and control systems from Hangzhou Yusong. CME also purchases digital television displays originally installed on the inter-city express buses from some of the bus operators participating in CME’s network to serve as CME’s advertising platform. CME capitalizes the acquisition cost of its digital television displays and hard disk drives and recognize depreciation on a straight-line basis over the course of their useful lives, which CME estimates to be five years.

The primary factors affecting CME’s depreciation include the number of digital television displays and hard disk drives installed in its network, the unit cost of each of its digital television displays and hard disk drives, and the remaining useful life of its digital television displays and hard disk drives. CME expects its depreciation to increase in the future as a result of expansion of its network by adding more digital television displays and hard disk drives.

Business tax.  CME’s business tax amounted to 2.2%, 2.9% and 3.3% as a percentage of its net revenues for the years ended December 31, 2006, 2007 and 2008, respectively, and 3.2% and 3.2% for the six months ended June 30, 2008 and 2009, respectively. Business tax included in CME’s cost of sales relates to business tax arising from consulting services provided by Fujian Express to Fujian Fenzhong.

Salary.  CME’s salary costs in CME’s cost of sales amounted to 1.8%, 0.6% and 0.3% as a percentage of its net revenues for the years ended December 31, 2006, 2007 and 2008, respectively, and 0.3% and 0.3% for the six months ended June 30, 2008 and 2009, respectively. Salary costs in CME’s cost of sales relate to salaries paid to the personnel in its production department in charge of combining the entertainment programs provided by its content suppliers and advertisements provided by CME’s clients, as well as the personnel in the engineering department in charge of periodically updating the entertainment programs and advertisements at the bus terminals.

Other operating costs.  For the years ended December 31, 2006, 2007 and 2008, and the six months ended June 30, 2008 and 2009, other operating costs represented less than 0.5% of net revenue in each period. Other operating costs consist of welfare costs, programming fees and repair and maintenance costs. Programming fees relate to the acquisition costs of copyrighted foreign and domestic films from third parties. Repair and maintenance costs arise from the repair and maintenance of CME’s equipment and control systems.

Operating Expenses

CME’s operating expenses consist of selling expenses and general and administrative expenses. The following table sets forth CME’s operating expenses, divided into their major categories by amount and as a percentage of net revenues for the periods indicated:

	Year Ended of December 31,						Six Months Ended June 30,
	2006		2007		2008		2008		2009
		% of		% of		% of		% of		% of
	Dollars	Sales	Dollars	Sales	Dollars	Sales	Dollars	Sales	Dollars	Sales
	(In thousands, except percentage of net sales)

Sale, net of business tax and related surcharges	$4,035	100.0%	$25,837	100.0%	$62,999	100.0%	$30,450	100.0%	$37,861	100.0%
Gross profit	2,502	62.0%	12,673	49.0%	37,934	60.2%	18,550	60.9%	23,499	62.1%
Selling expenses	(448)	(11.1)%	(923)	(3.6)%	(1,095)	(1.7)%	(510)	(1.7)%	(526)	(1.4)%
General and administrative expenses	(468)	(11.6)%	(734)	(2.8)%	(1,718)	(2.7)%	(928)	(3.0)%	(1,353)	(3.6)%
Total operating expense	(916)	(22.7)%	(1,657)	(6.4)%	(2,813)	(4.5)%	(1,438)	(4.7)%	(1,879)	(5.0)%

Selling expenses.  CME’s selling expenses primarily consist of salaries and commissions for CME’s sales staff, marketing and promotional expenses and other costs related to supporting CME’s sales force. Selling expenses amounted to 11.1%, 3.6% and 1.7% as a percentage of CME’s net revenues for the years ended December 31, 2006, 2007 and 2008, respectively, and 1.7% and 1.4% of CME’s net revenues for the six months ended June 30, 2008 and 2009, respectively. The increases in selling expenses during the same periods were attributable to increases in headcounts as well as increases in salaries and commissions.

Although CME’s selling expenses increased significantly from the year ended December 31, 2006 compared to the year ended December 31, 2008, selling expenses as a percentage of net revenues have decreased significantly over that time period because CME’s net revenues increased at a greater rate than selling expenses increased. CME expects selling expenses to increase in the future as CME’s operations continue to grow. However, CME expects selling expenses as a percentage of net revenues to continue to decrease as CME’s net revenues increase at a greater rate than selling expenses.

General and administrative expenses.  CME’s general and administrative expenses primarily consist of salaries, social insurance and housing fund for management, accounting and administrative personnel,

depreciation of office equipment, statutory union fees, office rentals, professional fees and other office expenses. General and administrative expenses amounted to 11.6%, 2.8% and 2.7% as a percentage of CME’s net revenues for the years ended December 31, 2006, 2007 and 2008, respectively, and 3.0% and 3.6% of CME’s net revenues for the six months ended June 30, 2008 and 2009, respectively. The increases in general and administrative expenses during the same periods were attributable to increases in headcounts, salaries, and professional fees.

Although the amount of general and administrative expenses increased during the same period, general and administrative expenses as a percentage of net revenues decreased because CME’s net revenues increased at a greater rate than general and administrative expenses increased. CME expects that its general and administrative expenses will increase in the future as it hires additional personnel and incurs additional costs in connection with the expansion of its business and with being a publicly traded company. However, CME expects general and administrative expenses as a percentage of net revenues to continue to decrease as its net revenues increase at a greater rate than general and administrative expenses.

Income Tax Expenses

CME conducts substantially all of its business though Fujian Fenzhong and Fujian Express. Fujian Fenzhong is subject to business taxes and other surcharges consisting of culture and education construction fees and embankment protection fees. The rates of business tax, culture and education construction fees and embankment protection fees are 5%, 3% and 0.09%, respectively. CME accounts for the business taxes relating to the services provided by Fujian Express as cost of sales in its consolidated statements of income. In addition, Fujian Fenzhong and Fujian Express are subject to enterprise income taxes. Under the Enterprise Income Tax Law of the People’s Republic of China, or EIT Law, passed by the Fifth Plenary Session of the Tenth National People’s Congress on March 16, 2006, the rate of enterprise income tax was reduced from 33% to 25% with effect from January 1, 2008. In this connection, CME measured CME’s deferred tax assets as a result of the reduction in tax rate and recognized a reduction in income tax expenses of $0.3 million for the year ended December 31, 2007.

Deferred tax assets reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for assessment of income tax purposes. CME’s deferred tax assets relate to the accrued concession fees payable under the long-term framework agreements with the inter-city express bus operators participating in CME’s network. CME determines the carrying amount of such concession fees subject to an increase at a minimum of 10% and a maximum of 30% per year over a five- to eight-year period using the accrual method on a straight line basis for financial reporting purposes. To date, all CME’s long-term framework agreements with the inter-city express bus operators were entered into beginning in the year ended December 31, 2007. As a result, CME recognized deferred tax assets arising from the non-current portion of accrued concession fees in the amount of $0.8 million for the year ended December 31, 2007 and $1.5 million for the year ended December 31, 2008, whereas CME did not recognize such deferred tax assets for the year ended December 31, 2006. CME also records the deferred tax in relation to the accrued severance payments for employees. For the year ended December 31, 2008, $0.3 million was recognized as the deferred tax asset arising from the accrued severance payments while CME did not recognize the deferred tax assets in relation to the accrued severance payments for the years ended December 31, 2006 and 2007.

The EIT Law provides that enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises,” and will generally be subject to the uniform 25% enterprise income tax rate as to their global income, including income CME receives from its subsidiary and consolidated affiliates. According to the implementation rules, “de facto management body” refers to a managing body that exercises, in substance, overall management control over the production and Business, personnel, accounting and assets of an enterprise. Substantially all of CME’s management is currently based in China, and may remain in China in the future. In addition, although the EIT Law provides that dividend income between “qualified resident enterprises” is exempted income, and the implementing rules refer to “qualified resident enterprises” as “direct equity interest,” it is still unclear whether the dividends CME receives from its subsidiaries in China constitute dividend income between “qualified resident enterprises” and therefore qualify for tax exemption. If CME is required to pay income tax for any dividends it receives from its subsidiary, the amount of dividends CME can pay to its shareholders.

Furthermore, the implementation rules of the EIT Law provide that an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors after January 1, 2008 for income sourced in China. Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between China and the jurisdictions in which CME’s non-PRC shareholders reside. The 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in China. Following the Transaction, TM will be a Delaware holding company with a subsidiary in Hong Kong which in turn owns a 100% equity interest in Fujian Express. Further, CME derives substantially all of CME’s income from dividends it receives from CME’s significant subsidiaries in China. If CME declares dividends from such income, it is unclear whether the income will be deemed to be sourced in China under the EIT Law and enjoy a reduced income tax rate of 5% under the Double Tax Avoidance Agreement Between Hong Kong and Mainland China. If CME is required under the EIT Law to withhold income tax on dividends payable to CME’s non-PRC resident shareholders and ADS holders, your investment in CME may be materially adversely affected.

Results of Operations

The following table sets forth a summary of CME’s consolidated statement of operations for the periods indicated. CME’s historical results presented below are not necessarily indicative of the results that may be expected for any other future period.

	Year Ended of December 31,						Six Months Ended June 30,
Consolidated	2006		2007		2008		2008		2009
Statement of		% of		% of		% of		% of		% of
Operations Data:	Dollars	Sales	Dollars	Sales	Dollars	Sales	Dollars	Sales	Dollars	Sales
	(In thousands, except percentage of net sales)

Sales, net of business tax and related surcharges	$4,035	100.0%	$25,837	100.0%	$62,999	100.0%	$30,450	100.0%	$37,861	100.0%
Cost of sales	(1,533)	(38.0)%	(13,164)	(51.0)%	(25,065)	(39.8)%	(11,900)	(39.1)%	(14,362)	(37.9)%

Gross profit	2,502	62.0%	12,673	49.0%	37,934	60.2%	18,550	60.9%	23,499	62.1%
Operating expenses
Selling expenses	(448)	(11.1)%	(923)	(3.6)%	(1,095)	(1.7)%	(510)	(1.7)%	(526)	(1.4)%
General and administrative expenses	(468)	(11.6)%	(734)	(2.8)%	(1,718)	(2.7)%	(928)	(3.0)%	(1,353)	(3.6)%

Total operating expenses	(916)	(22.7)%	(1,657)	(6.4)%	(2,813)	(4.5)%	(1,438)	(4.7)%	(1,879)	(5.0)%

Operating income	1,586	39.3%	11,016	42.6%	35,121	55.7%	17,112	56.2%	21,620	57.1%
Interest income	8	0.2%	24	0.1%	100	0.2%	39	0.1%	43	0.1%

Income before income taxes	1,594	39.5%	11,040	42.7%	35,221	55.9%	17,151	56.3%	21,663	57.2%
Income tax expenses	(689)	(17.1)%	(4,073)	(15.8)%	(8,854)	(14.1)%	(4,316)	(14.2)%	(5,927)	(15.7)%

Net income	$905	22.4%	$6,967	26.9%	$26,367	41.8%	$12,835	42.2%	$15,736	41.6%

Six months ended June 30, 2009 Compared to Six months ended June 30, 2008

Net revenues.  CME’s sales, net of business tax and related surcharges increased to $37.9 million for the six months ended June 30, 2009 from $30.5 million for the six months ended June 30, 2008. The increase was primarily attributable to the significantly increased total amount of advertising time that CME sold and an increase in average rates resulting from the expansion of the geographic coverage of CME’s network. In addition, increased sales of advertising time was attributable to the growth of CME’s advertising client base for the six months ended June 30, 2009.

Cost of sales.  CME’s cost of sales increased to $14.4 million for the six months ended June 30, 2009 from $11.9 million for the six months ended June 30, 2008 due to the following reasons:

Concession fees.  Concession fees charged by inter-city express bus operators increased to $11.5 million for the six months ended June 30, 2009 from $9.4 million for the six months ended
June 30, 2008. The increase was attributable to the increase in the concession fees payable to the group of bus operators participating in CME’s network through the execution of long-term framework agreements for the six months ended June 30, 2009 as well as an increase in the number of inter-city express buses carrying CME’s network.

Depreciation.  Depreciation for CME’s digital television displays and hard disk drives increased to $1.5 million for the six months ended June 30, 2009 from $1.4 million for the six months ended June 30, 2008. The increase was attributable to installation of new equipment and control systems in connection with the increase in the number of inter-city express buses in the CME’s networks

Business tax.  Business tax increased to $1.2 million for the six months ended June 30, 2009 from $1.0 million for the six months ended June 30, 2008. The increase was primarily attributable to Business taxes arising from consulting services Fujian Express provided to Fujian Fenzhong in the six months ended June 30, 2009.

Salary.  Salaries increased to $126,000 for the six months ended June 30, 2009, from $104,000 for the six months ended June 30, 2008. The increase was due to the increase in number of staff in the production and maintenance departments in the six months ended June 30, 2009.

Other operating costs.  Other operating costs increased to approximately $16,000 for the six months ended June 30, 2009 from approximately $15,000 for the six months ended June 30, 2008. The increase was primarily attributable to the increase in production costs in the six months ended June 30, 2009.

Gross profit.  As a result of the foregoing, CME’s gross profit increased to $23.5 million for the six months ended June 30, 2009 from $18.6 million for the six months ended June 30, 2008. CME’s gross profit margin for the six months ended June 30, 2009 was 62.1% compared to the gross profit margin of 60.9% for the six months ended June 30, 2008.

Operating expenses.  CME’s operating expenses increased to $1.9 million for the six months ended June 30, 2009 from $1.4 million for the six months ended June 30, 2008 due to the following reasons:

Selling expenses.  Selling expenses were $0.5 million and $0.5 million for the six months ended June 30, 2009 and 2008, respectively, which were comparable. The majority of selling expenses consisted of the salary and staff welfare of the sales force as well as travel and rent expense. There were no significant difference in the size of the sales force for the six months ended June 30, 2009 and 2008. Salaries and rent did increase for the six months ended June 30, 2009, which was offset by a decrease in travel and the removal of the staff welfare expense, which was an accrual previously required by the PRC for bonus and meal expenses for staff. This accrual was not required in 2009. Hence, the selling expenses for the six months ended June 30, 2009 and 2008 remained constant.

General and administrative expenses.  General and administrative expenses increased by 45.8% to $1.4 million for the six months ended June 30, 2009 from $0.9 million for the six months ended June 30, 2008. The increase was primarily attributable to the increase salaries, rental expenses on various offices in the PRC, professional fees, housing fund and welfare paid to additional management and administrative personnel to meet the demand arising from CME’s enlarged scale of operations.

Operating income.  As a result of the foregoing, CME’s operating income increased by 26.3% to $21.6 million for the six months ended June 30, 2009 from $17.1 million for the six months ended June 30, 2008.

Interest income.  CME’s interest income increased by 10.3% to $43,000 for the six months ended June 30, 2009 from $39,000 for the six months ended June 30, 2008, primarily as a result of higher cash and cash equivalent balances provided by CME’s operating activities.

Income tax expenses.  CME’s income tax expenses increased by 37.3% to $5.9 million for the six months ended June 30, 2009 from $4.3 million for the three months ended June 30, 2008. The increase was primarily attributable to the increase in income before income taxes and additional taxes relating to dividends paid, which were partially offset by the recognition of the deferred tax of $86,000 in relationship to the accrued concession fee and accrued severance payment for the six months ended June 30, 2009.

Net income.  As a result of the foregoing, CME’s net income increased by 22.6% to $15.7 million for the six months ended June 30, 2009 from $12.8 million for the six months ended June 30, 2008. CME’s net profit margin decreased to 41.6% for the six months ended June 30, 2009 from 42.2% for the six months ended June 30, 2008, primarily attributable to an increase in general and administrative expenses and additional taxes relating to dividends paid in the six months ended June 30, 2009.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Net revenues.  CME’s sales, net of business tax and related surcharges increased to $63.0 million for the year ended December 31, 2008 from $25.8 million for the year ended December 31, 2007. The increase was primarily attributable to the significantly increased total amount of advertising time that CME sold resulting from the expansion of the geographic coverage of CME’s network and an increase in the number of inter-city express buses carrying its network. For the year ended December 31, 2008, CME expanded its geographic coverage to include one municipality, Chongqing and two economically prosperous provinces, Anhui and Hubei. Partly as a result of such geographic expansion, CME’s sales of advertising time slots increased significantly from a total of 1,680 minutes in the year ended December 31, 2007 to a total of 2,240 minutes in the year ended December 31, 2008. In connection with such expansion, the number of inter-city express buses carrying CME’s network increased significantly from 10,053 as of December 31, 2007 to 15,260 as of December 31, 2008. In addition, increased sales of advertising time was attributable to the growth of CME’s advertising agency client base for the year ended December 31, 2008.

Cost of sales.  CME’s cost of sales increased to $25.1 million for the year ended December 31, 2008 from $13.2 million for the year ended December 31, 2007 due to the following reasons:

Concession fees.  Concession fees charged by inter-city express bus operators increased to $20.0 million for the year ended December 31, 2008 from $10.7 million for the year ended December 31, 2007. The substantial increase was attributable to the concession fees payable to the group of bus operators participating in CME’s network through the execution of long-term framework agreements for the year ended December 31, 2008 as well as an increase in the number of inter-city express buses carrying CME’s network to 15,260 as of December 31, 2008 from 10,053 as of December 31, 2007.

Depreciation.  Depreciation for CME’s digital television displays and hard disk drives increased to $2.8 million for the year ended December 31, 2008 from $1.6 million for the year ended December 31, 2007. The increase was attributable to installation of new equipment and control systems in connection with the increase in the number of inter-city express buses in the CME’s networks.

Business tax.  Business tax increased to $2.1 million for the year ended December 31, 2008 from $0.7 million for the year ended December 31, 2007. The increase was primarily attributable to business taxes arising from consulting services Fujian Express provided to Fujian Fenzhong in the year ended December 31, 2008.

Salary.  Salaries increased to the amount of $203,000 for the year ended December 31, 2008 from the amount of $156,000 for year ended December 31, 2007. The increase was primarily attributable to the increase in number of staff in production and maintenance department in 2008.

Other operating costs.  Other operating costs decreased slightly to approximately $9,000 for the year ended December 31, 2008 from approximately $13,000 for the year ended December 31, 2007. The decrease was primarily attributable to the decrease in production costs in 2008.

Gross profit.  As a result of the foregoing, CME’s gross profit increased to $37.9 million for the year ended December 31, 2008 from $12.7 million for the year ended December 31, 2007. CME’s gross profit margin increased to 60.2% for the year ended December 31, 2008 from 49.0% for the year ended December 31, 2007 because the rate of increase in CME’s net revenues exceeded the rate of increase in cost of sales for the year ended December 31, 2008 compared to the year ended December 31, 2007.

Operating expenses.  CME’s operating expenses increased to $2.8 million for the year ended December 31, 2008 from $1.7 million for the year ended December 31, 2007 due to the following reasons:

Selling expenses.  Selling expenses increased to $1.1 million for the year ended December 31, 2008 from $0.9 million for the year ended December 31, 2007. The increase was attributable to new marketing and promotional expenses resulting from the geographic expansion of CME’s network coverage and the growth of CME’s client base for the year ended December 31, 2008, offset by a decrease in salaries and commissions paid to CME’s sale force.

General and administrative expenses.  General and administrative expenses increased by 134.1% to $1.7 million for the year ended December 31, 2008 from $0.7 million for the year ended December 31, 2007. The increase was primarily attributable to the increase in salaries, rental expenses on various offices in the PRC, professional fees, housing fund and welfare paid to additional management and administrative personnel to meet the demand arising from CME’s enlarged scale of operations.

Operating income.  As a result of the foregoing, CME’s operating income increased by 218.8% to $35.1 million for the year ended December 31, 2008 from $11.0 million for the year ended December 31, 2007.

Interest income.  CME’s interest income increased by 316.7% to $100,000 for the year ended December 31, 2008 from $24,000 for the year ended December 31, 2007, primarily as a result of higher cash and cash equivalent balances provided by CME’s operating activities.

Income tax expenses.  CME’s income tax expenses increased by 117.4% to $8.9 million for the year ended December 31, 2008 from $4.1 million for the year ended December 31, 2007. The increase was primarily attributable to the increase in income before income taxes, which also partially offset by the recognition of the deferred tax of $0.7 million in relation to the accrued concession fee and accrued severance payment for the year ended December 31, 2008.

Net income.  As a result of the foregoing, CME’s net income increased by 278.5% to $26.4 million for the year ended December 31, 2008 from $7.0 million for the year ended December 31, 2007. CME’s net profit margin increased to 41.8% for the year ended December 31, 2008 from 26.9% for the year ended December 31, 2007.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Net revenues.  CME’s sales net of business tax and related surcharges increased to $25.8 million for the year ended December 31, 2007 from $4.0 million for the year ended December 31, 2006. The increase was primarily attributable to the significantly increased total amount of advertising time that CME sold resulting from the expansion of the geographic coverage of CME’s network and an increase in the number of inter-city express buses carrying its network. For the year ended December 31, 2006, CME’s geographic coverage was limited to Fujian. For the year ended December 31, 2007, CME expanded its geographic coverage to include three municipalities, namely, Beijing, Shanghai and Tianjin, and five other economically prosperous provinces, including Guangdong, Jiangsu, Sichuan, Hebei and Fujian. Partly as a result of such geographic expansion, CME’s sales of advertising time slots increased significantly from a total of 196 minutes in the year ended December 31, 2006 to a total of 1,680 minutes in the year ended December 31, 2007. In connection with such expansion, the number of inter-city express buses carrying CME’s network increased significantly to 10,053 as of December 31, 2007 from 1,126 as of December 31, 2006. In addition, increased sales of advertising time was attributable to the growth of CME’s advertising agency client base for the year ended December 31, 2007, because sales to each advertising agency client, which resells advertising time to a couple of their end-client advertisers, are larger than sales to each direct client representing one advertiser.

The increase in net revenues was partially offset by the decrease in average selling prices in the year ended December 31, 2007 compared to the year ended December 31, 2006 because of the increase in the proportion of CME’s time slots sold to advertising agency clients to whom CME offers larger volume discounts than to direct clients.

Cost of sales.  CME’s cost of sales increased to $13.2 million for the year ended December 31, 2007 from $1.5 million for the year ended December 31, 2006 due to the following reasons:

Concession fees.  Concession fees charged by inter-city express bus operators increased to $10.7 million for the year ended December 31, 2007 from $1.0 million for the year ended December 31, 2006. The substantial increase was attributable to the commencement of accrual of concession fees payable to an enlarged group of bus operators participating in CME’s network through the execution of long-term framework agreements in the year ended December 31, 2007 as well as a significant increase in the number of inter-city express buses carrying CME’s network to 10,053 as of December 31, 2007 from 1,126 as of December 31, 2006.

Depreciation.  Depreciation for CME’s digital television displays and hard disk drives increased to $1.6 million for the year ended December 31, 2007 from $0.3 million for the year ended December 31, 2006. The significant increase was attributable to installation of new equipment and control systems CME procured from Hangzhou Yusong in connection with the increase in the number of inter-city express buses.

Business tax.  Business tax increased to $737,000 for the year ended December 31, 2007 from $87,000 for the year ended December 31, 2006. The increase was primarily attributable to the increase in business taxes arising from consulting services Fujian Express provided to Fujian Fenzhong in the year ended December 31, 2007.

Salary.  Salaries increased to $156,000 for the year ended December 31, 2007 from $73,000 for the year ended December 31, 2006. The increase was primarily attributable to the increase in the personnel in the production department and the increase in salaries paid to these employees.

Other operating costs.  Other operating costs decreased slightly to approximately $13,000 for the year ended December 31, 2007 from approximately $14,000 for the year ended December 31, 2006.

Gross profit.  As a result of the foregoing, CME’s gross profit increased to $12.7 million for the year ended December 31, 2007 from $2.5 million for the year ended December 31, 2006. CME’s gross profit margin decreased to 49.0% for the year ended December 31, 2007 from 62.0% for the year ended December 31, 2006 because the rate of increase in CME’s cost of sales exceeded the rate of increase in revenues for the year ended December 31, 2007 compared to the year ended December 31, 2006. The increase in CME’s cost of sales in the year ended December 31, 2007 primarily resulted from the commencement of concession fees payable under the long-term framework agreements with the bus operators participating in CME’s network as CME signed more contracts to build up its network, whereas concession fees payable to the bus operators participating in CME’s network under short-term contracts prior to the year ended December 31, 2007 were expensed as they were incurred. The accrued concession fees for the year ended December 31, 2007 amounted to $3.1 million. Had it not been for such accrued concession fees, CME’s profit margin would have been 60.9% in the year ended December 31, 2007.

Operating expenses.  CME’s operating expenses increased to $1.7 million for the year ended December 31, 2007 from $0.9 million for the year ended December 31, 2006 due to the following reasons:

Selling expenses.  Selling expenses increased to $0.9 million for the year ended December 31, 2007 from $0.4 million for the year ended December 31, 2006. The increase was primarily attributable to the increase in employees in CME’s sales force from 58 as of December 31, 2006 to 76 as of December 31, 2007 as well as the increase in salaries and commissions paid to CME’s sales force. The increase was also attributable to new marketing and promotional expenses resulting from the geographic expansion of CME’s network coverage and the growth of CME’s client base for the year ended December 31, 2007.

General and administrative expenses.  General and administrative expenses increased by 56.8% to $0.7 million for the year ended December 31, 2007 from $0.5 million for the year ended December 31,

2006. The increase was primarily attributable to the increase in salaries, social insurance, housing fund and welfare paid to additional management and administrative personnel to meet the demand arising from CME’s enlarged scale of operations.

Operating income.  As a result of the foregoing, CME’s operating income increased by 594.6% to $11.0 million for the year ended December 31, 2007 from $1.6 million for the year ended December 31, 2006.

Interest income.  CME’s interest income increased by 200.0% to $24,000 for the year ended December 31, 2007 from $8,000 for the year ended December 31, 2006, primarily as a result of higher cash and cash equivalent balances provided by CME’s operating activities.

Income tax expenses.  CME’s income tax expenses increased by 491.1% to $4.1 million for the year ended December 31, 2007 from $0.7 million for the year ended December 31, 2006. The increase was primarily attributable to the increase in income before income taxes. The increase was partially offset by the recognition of reduction of income tax expenses in the amount of $0.7 million in the year ended December 31, 2007 in relation to the accrued concession fee for the year ended December 31, 2007 and due to remeasurement of CME’s deferred tax assets resulting from the reduced enterprise income tax rate under the EIT Law effective from January 1, 2008.

Net income.  As a result of the foregoing, CME’s net income increased by 669.8% to $7.0 million for the year ended December 31, 2007 from $0.9 million for the year ended December 31, 2006. CME’s net profit margin increased to 26.9% for the year ended December 31, 2007 from 22.4% for the year ended December 31, 2006.

Liquidity and Capital Resources

The following table sets forth a summary of CME’s net cash flows for the periods indicated:

				Six Months Ended
	Year Ended of December 31,			June 30,
	2006	2007	2008	2008	2009
			(In thousands)

Selected Consolidated Cash Flow Data:
Net cash provided by operating activities	$1,717	$12,105	$27,396	$12,585	$17,692
Net cash used in investing activities	(752)	(6,594)	(4,216)	(3,960)	(635)
Net cash used in financing activities	—	(1,315)	—	—	(17,555)
Net increase in cash and cash equivalents	965	4,196	23,180	8,625	(498)
Cash and cash equivalents at the beginning of the period/year	559	1,485	6,364	6,364	29,997
Cash and cash equivalents at the end of the period/year	1,485	6,364	29,997	15,848	29,437

As of June 30, 2009, CME had net cash and cash equivalents of $29.4 million. CME’s cash primarily consists of cash on hand and cash deposited in banks and interest-bearing savings accounts. CME’s liquidity requirements primarily include cash required to install its equipment and control systems on the inter-city express buses carrying its network, concession fees payable to the inter-city express bus operators participating in its network and its working capital needs.

To date, CME has financed its liquidity needs primarily through cash flows from operating activities. For the years ended December 31, 2006 and 2007, CME borrowed $0.1 million and $3.3 million, respectively, from CME’s shareholders, Zheng Cheng and Chunlan Bian, to fund the working capital of Fujian Fenzhong. These shareholder loans were unsecured, non-interest bearing and repayable on demand, and were fully settled in 2007.

As of June 30, 2009 and December 31, 2008, CME’s accounts receivable, one of the principal components of CME’s current assets, were $7.4 million and $6.1 million, respectively. CME’s accounts receivable relate to advertising fees payable by its clients. CME expects its accounts receivable to increase as it continues to grow its business. CME intends to maintain its current policies for collections of accounts receivable, which provide a 30-60-day credit period following the month in which the advertisements are displayed. CME mitigates its collection risk by evaluating the creditworthiness of its clients and monitoring outstanding balances payable by its clients. In addition, as of June 30, 2009 and December 31, 2008, CME’s accounts payable, one of the principal components of its current liabilities, were $1.8 million and $1.6 million, respectively. CME’s accounts payable relate to concession fees payable to the inter-city express bus operators participating in CME’s networks. CME expects its accounts payable to increase as the number of inter-city express buses carrying its network increases. CME settles such concession fees on a monthly basis based on the actual number of buses carrying its network in the preceding month. Moreover, as of December 31, 2007 and 2008, CME’s accrued liabilities for the purchase of property, plant and equipment were $1.4 million and $1.1 million, respectively. Such liabilities relate to CME’s purchase of equipment and control systems from Hangzhou Yusong, CME’s equipment supplier. CME typically pays Hangzhou Yusong 20% of the purchase price within one month after delivery, 40% of the purchase price within six months after delivery and the remaining 40% within 12 months after delivery. CME believes the cash it generates from its clients, together with the cash retained in TM after the Transaction, will be sufficient to fund its expansions and payment obligations to the inter-city express bus operators and CME’s equipment supplier.

CME believes that its existing cash resources, the anticipated cash flows from operating activities, and the cash retained in TM after the Transaction, will be sufficient to meet both its short-term and long-term liquidity needs, including capital expenditure requirements to achieve its expansion plans and the potential increase in costs as a result of becoming a public reporting company. CME recognizes that a substantial portion of the funds remaining in the Trust will be used to pay holders of TM’s public shares who exercise their right to convert such shares, TM’s fees from the Transaction, and the payment to Bulldog pursuant to financial contracts that it may enter into with TM of up to approximately $19.8 million. CME expects that TM will be required to secure a “permitted financing” of approximately $4.0 million to provide capital to offset a portion of these payments. In addition to the “permitted financing”, TM will have outstanding $10.0 million of promissory notes payable to CME’s shareholders. Notwithstanding these payments, CME expects that by virtue of its existing cash (approximately $29.4 million at June 30), to have adequate liquidity immediately following the closing of the Transaction. In addition, CME believes there will be minimal impact on its liquidity if TM stockholders exercise their conversion rights, due to CME’s existing cash resources and the anticipated positive cash flows from operating activities. Furthermore, CME expects to have adequate liquidity over the long-term and the payment of $20.9 million of the cash proceeds from the exercise of TM’s publicly held warrants to the Sellers is not expected to have a material impact on the operations and liquidity of CME. However, CME’s liquidity needs, including capital expenditure requirements are based on current estimates only and the actual amounts that it incurs may vary if CME changes its business plans or for reasons beyond CME’s control. In addition, CME may need additional cash resources in the future if it finds and wishes to pursue opportunities for investments, mergers and acquisitions or strategic partnership opportunities. If CME determines that its cash requirements exceed the amounts of cash on hand after the Transaction is completed, we may seek to issue debt or equity securities or obtain short-term or long-term bank financing.

Any issuance of equity securities could cause dilution for our shareholders. Any incurrence of indebtedness could increase our debt service obligations and cause us to be subject to restrictive operating and financial covenants.

Net cash provided by generated from operating activities

For the six months ended June 30, 2009, cash generated in operating activities was $17.7 million, consisting primarily of net income of $15.7 million, changes in operating assets and liabilities of $0.6 million and $1.5 million of depreciation, offset by $0.2 million of deferred tax benefits. For the six months ended June 30, 2008, cash generated in operating activities was $12.6 million, consisting primarily of net income of $12.8 million and $1.6 million of depreciation, offset by changes in operating assets and liabilities of $1.4 million, $0.4 million of deferred tax benefits.

For the year ended December 31, 2008, cash generated in operating activities was $27.4 million, consisting primarily of net income of $26.4 million and $2.9 million of depreciation, offset by changes in operating assets and liabilities of $1.0 million, $0.8 million of deferred tax benefits. For the year ended December 31, 2007, cash generated in operating activities was $12.1 million, consisting primarily of net income of $7.0 million, changes in operating assets and liabilities of $4.3 million and $1.6 million of depreciation, offset by $0.8 million of deferred tax benefits. For the year ended December 31, 2006, cash generated in operating activities was $1.7 million, consisting primarily of net income of $0.9 million, changes in operating assets and liabilities of $0.4 million and $0.4 million of depreciation.

Net cash used in investing activities

For the six months ended June 30, 2008 and 2009, cash used in investing activities was $4.0 million and $0.6 million, respectively, reflecting the procurement of equipment and control systems and the acquisition of digital television displays.

For the years ended December 31, 2006, 2007 and 2008 cash used in investing activities was $0.8 million, $6.6 million and $4.2 million, respectively, reflecting the procurement of equipment and control systems and the acquisition of digital television displays.

Net cash generated from financing activities

For the six months ended June 30, 2008 and 2009, cash used in financing activities was $0.0 million and $17.6 million, respectively, reflecting the payment of dividends to shareholders of CME.

For the years ended December 31, 2006, 2007 and 2008, cash used in financing activities was $0.0 million, $1.3 million and $0.0 million, respectively, reflecting the payment of dividends to shareholders of CME.

Capital Expenditures

For the six months ended June 30, 2008 and 2009, CME had capital expenditures of $4.0 million and $0.6 million, respectively. For the years ended December 31, 2006, 2007 and 2008, CME had capital expenditures of $0.8 million, $6.6 million and $4.2 million, respectively. CME’s capital expenditures were made primarily to procure equipment and control systems from Hangzhou Yusong and acquire digital television displays originally installed on inter-city express buses from some bus operators participating in CME’s network. CME’s capital expenditures were primarily funded by net cash generated from CME’s operating activities.

Based on current estimates, CME expects its capital expenditures in the future to primarily consist of:

•	approximately $1,000 on equipment and a control system for each bus added to its network as it expands its geographic coverage and increases the number of inter-city express buses within its network; and

•	approximately $150,000 per bus station and less than $100 per bus to upgrade CME’s technological capability to change programs and advertisements from a manual system to local wireless network technology; CME’s expects that the number of bus stations and number of buses that will be upgraded with the wireless network technology will be approximately 255 and 31,000, respectively, by the end of 2010.

In addition, as opportunities arise, CME may make acquisitions of other businesses that complement its operations or enter into strategic relationships. CME expects to fund its future capital expenditures by cash generated from operating activities and the cash retained by TM after the Transaction. CME may, however, require additional cash due to changing business conditions or other future developments, including investments, acquisitions or strategic relationships that CME may decide to pursue. If CME’s cash requirements exceed the amounts of cash on hand, CME may seek to issue debt or equity securities or obtain short-term or long-term bank financing.

Dividends

In the three months ended March 31, 2009 and prior to the execution of the Share Exchange Agreement, CME’s board of directors, in its sole discretion, approved a cash dividend payment of $17.6 million to its existing shareholders. In the Share Exchange Agreement dated May 1, 2009, the CME Parties agreed not to, without the prior written consent of TM, declare or pay any further dividends prior to the closing of the Transaction.

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Contractual Obligations

The following table sets forth CME’s contractual obligations as of June 30, 2009:

		Payment Due by Period
	Total	2009	2010	2011	2012	2013	2014
		(In thousands)

Concession fee obligations	$80,575	$10,799	$23,757	$26,132	$14,168	$4,420	$1,299
Capital commitments	—	—	—	—	—	—	—
Lease obligations	443	67	124	106	103	43	—

Concession fee obligations represent the future minimum concession fees that CME is obliged to pay under the long-term framework agreements (assuming a 10% increase per year) that CME has entered into with inter-city express bus operators participating in its network. These agreements have terms ranging from five to eight years and the concession fees provided in these agreements are subject to an increase at a minimum of 10% and a maximum of 30% per year.

Capital commitments represent CME’s unperformed purchase obligations under all agreements that it has entered into for the purchase of equipment and control systems to expand its network.

Operating lease obligations represent CME’s payment obligations under the rental agreements that it entered into for its office spaces.

Off-Balance Sheet Arrangements

As of June 30, 2009, CME did not have any off-balance sheet commitments or arrangements. CME does not anticipate entering into any such commitments or arrangements in the foreseeable future. CME has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, CME has not entered into any derivative contracts that are indexed to CME’s own shares and classified as shareholder’s equity, or that are not reflected in CME’s consolidated financial statements. Furthermore, CME does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, CME does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to CME or engages in leasing, hedging or research and development services with CME.

Inflation

In recent years, China has not experienced significant inflation, and thus inflation has not had a material impact on CME’s results of operations. According to the PRC National Bureau of Statistics, the change in Consumer Price Index in China was 1.5%, 4.8% and 5.9% in 2006, 2007 and 2008, respectively. See the section entitled “RISK FACTORS — Risks Relating to Doing Business in China — Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for CME’s services and have a material adverse effect on its business”.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

All of CME’s revenues, costs and expenses are denominated in RMB. Although the conversion of the RMB is highly regulated in China, the value of the RMB against the value of the U.S. dollar or any other currency nonetheless may fluctuate and be affected by, among other things, changes in China’s political and economic conditions. Under current policy, the value of the RMB is permitted to fluctuate within a narrow band against a basket of certain foreign currencies. China is currently under significant international pressures to liberalize this government currency policy, and if such liberalization were to occur, the value of the RMB could appreciate or depreciate against the U.S. dollar.

Because all of CME’s earnings and cash assets are denominated in RMB, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect CME’s financial results reported in U.S. dollar terms without giving effect to any underlying change in CME’s business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend CME issues after this offering that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments CME makes in the future.

Very limited hedging transactions are available in China to reduce CME’s exposure to exchange rate fluctuations. To date, CME has not entered into any hedging transactions in an effort to reduce CME’s exposure to foreign currency exchange risk. While CME may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and CME may not be able to successfully hedge CME’s exposure at all. In addition, CME’s currency exchange losses may be magnified by PRC exchange control regulations that restrict CME’s ability to convert RMB into foreign currency.

Interest Rate Risk

CME has not been, nor does it anticipate being, exposed to material risks due to changes in interest rates. CME’s risk exposure to changes in interest rates relates primarily to the interest income generated by cash deposited in interest-bearing savings accounts. CME has not used, and does not expect to use in the future, any derivative financial instruments to hedge its interest risk exposure. However, CME’s future interest income may fall short of its expectation due to changes in interest rates in the market.

Recently Issued Accounting Standards

In October 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position FAS 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3”) which clarifies the application of SFAS No. 157 in an inactive market and illustrates how an entity would determine fair value when the market for a financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP FAS 157-3 did not have a material impact on the consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transaction Are Participating Securities”, to address the question of whether instrument granted in share-based payment transaction are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The adoption of (FSP) No. EITF 03-6-1 did not have a material impact on the consolidated financial statements.

In May 2008, the FASB issued Financial Accounting Standard No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with GAAP. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP”. The Group is currently assessing the impact of this statement, but believes it will not have a material impact on its financial position, results of operations, or cash flows upon adoption.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (SFAS No. 161). The standard requires additional quantitative disclosures (provided in tabular form) and qualitative disclosures for derivative instruments. The required disclosures include how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows; the relative volume of derivative activity; the objectives and strategies for using derivative instruments; the accounting treatment for those derivative instruments formally designated as the hedging instrument in a hedge relationship; and the existence and nature of credit-risk-related contingent features for derivatives. SFAS No. 161 does not change the accounting treatment for derivative instruments. SFAS No. 161 is effective for the Group’s financial statements for the year beginning on January 1, 2009. The adoption of SFAS No. 161 did not have a material impact on the consolidated financial statements.

In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”). FSP FAS 157-2 delays the effective date of FASB Statement No. 157, Fair Value Measurements for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). For purposes of FSP FAS 157-2, nonfinancial assets and nonfinancial liabilities would include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of FASB Statement No. 157. FSP FAS 157-2 defers the effective date for items within its scope to fiscal years beginning after November 15, 2008. The adoption of FSP FAS 157-2 did not have a material impact on the consolidated financial statements.

In September 2008, the FASB issued FSP 133-1 and FASB Interpretation Number (“FIN”) 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). FSP FAS 133-1 and FIN 45-4 amend disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP FAS 133-1 and FIN 45-4 did not have a material impact on our current financial position, results of operation or cash flows.

In April 2008, the FASB Staff Position issued FAS No. 142-3 “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”) which applies to all entities that requires to consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible assets under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods which those fiscal years. Early adoption is prohibited. The adoption of FSP FAS 142-3 did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 160”) to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report net income attributable to both the parent and noncontrolling (minority) interests in subsidiaries in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring them be treated as equity transaction. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of SFAS No. 160 did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combination” (“SFAS No. 141R”) which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statements also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statement to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141R did not have a material impact on the consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts — an interpretation of FASB Statement No. 60” (“SFAS No. 163”). SFAS No. 163 requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Disclosure requirements in paragraphs 30(g) and 31 are effective for the first period (including interim periods) beginning after issuance of this statement. Except for the disclosures effective for the first period (including interim periods) beginning after issuance of this statement, earlier application is prohibited. The adoption of SFAS No. 163 did not have a material impact on the consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet presents the combined financial position of TM and CME giving effect to the Transaction as if the Transaction occurred on June 30, 2009. The following unaudited pro forma condensed combined statements of operations combines CME’s and TM’s results of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 giving effect to the Transaction as if it had occurred on January 1, 2008. TM’s historical balance sheet and statements of operations information was derived from its Quarterly Reports Form 10-Q for the six months ended June 30, 2009 (unaudited condensed) and Annual Report on Form 10-K for the year ended December 31, 2008. CME’s balance sheet and statements of operations information was derived from its unaudited results for the six months ended June 30, 2009 and its audited results for the year ended December 31, 2008. We are providing this unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transaction.

The unaudited pro forma condensed combined financial information should be read in conjunction with “CME’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of CME,” “TM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of TM,” the consolidated financial statements of CME and the related notes thereto and the consolidated financial statements of TM and the related notes thereto included elsewhere in this proxy statement.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transaction, are factually supportable and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial condition of the combined company would actually have been had the Transaction in fact occurred as of such date or to project the combined company’s results of operations for any future period or as of any future date.

The unaudited pro forma condensed combined financial information presented herein does not include the additional 15.0 million shares of TM Common Stock issuable to CME shareholders subject to achievement of certain net income targets. The achievement of these future annual net income targets are not reasonably estimateable at the measurement period, nor does the information available indicate the probability of achieving these targets; in accordance with SFAS 141R and FSP FAS 141R-1, CME shareholders will only be issued these shares if the future net income targets are met. Additionally the unaudited pro forma condensed combined financial information presented herein does not include $20.9 million of cash proceeds CME shareholders are entitled to receive from the exercise of TM’s publicly held warrants. The acquisition date fair value of these warrants can not be determined at the measurement period as the warrants are only exercisable upon completion of a business combination with a target business. The current transaction requires issuance of common stock to the acquiree as part of the purchase price, for which the potential dilution to the market price is unknown. Therefore, as the exercisability of the warrants is dependent upon the market value, the TM is unable to determine the acquisition date fair value. Additionally, those warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The holders of such warrants have until October 17, 2011 to exercise their warrants.

For accounting purposes CME is considered to be acquiring TM in the Transaction The reverse acquisition by CME, an operating company, with TM, a non-operating company with cash, is viewed as the issuance of equity by the accounting acquirer for the cash of TM. Accordingly, the Transaction is considered to be a capital transaction in substance. The Transaction will be treated as the equivalent of CME issuing stock for the net monetary assets of TM, accompanied by the recapitalization at book value which approximated fair value with no goodwill or other intangible assets recorded. Costs of the Transaction incurred by CME and by TM will be expensed.

The determination of CME as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the Transaction, including significant consideration given to the fact that upon consummation of the Transaction: (i) directors nominated by CME will constitute a majority of the board of directors of TM, (ii) CME shareholders will be the largest group of shareholders of TM and (iii) CME senior management will manage the combined entity.

The following unaudited pro forma condensed financial information has been prepared using two different levels of approval of the Transaction by the TM stockholders, as follows:

•	Assuming No Conversions: This presentation assumes that none of the holders of shares issued in our IPO exercise their conversation rights; and

•	Assuming Maximum Conversions: This presentation assumes that 100% of the holders of shares issued in our IPO exercise their conversion rights. Additionally, this presentation includes $3.8 million of additional capital through long-term debt that TM is required to secure prior to or contemporaneously with the closing of the Transaction, which is reflected in the pro forma balance sheet and pro forma statement of operations. Since the terms of such long-term debt are not currently known, the pro forma statement of operations data reflects interest expense at 10% per annum, a rate indicative of the current borrowing costs of the combined company based on terms provided by potential financing sources.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2009

			Pro Forma			Adjustments		Pro Forma
			Adjustments		Pro Forma	(Assuming		(Assuming
			(Assuming No		(Assuming No	Maximum		Maximum
	TM	CME	Conversions)		Conversions)	Conversions)		Conversions)
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$13	$29,437	$81,135	(1)	$106,785	$(81,135	) (7)	$29,450
			(3,800	) (4)		3,800	(12)
Accounts receivable, net	—	7,412			7,412			7,412
Prepaid expenses and other current assets	37	36			73			73

Total current assets	50	36,885	77,335		114,270	(77,335)		36,935
Cash held in trust-restricted	81,135		(81,135	) (1)	—			—
Property, plant and equipment, net	—	10,137			10,137			10,137
Deferred tax assets	—	1,753			1,753			1,753

Total assets	$81,185	$48,775	$(3,800)		$126,160	$(77,335)		$48,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Note payable	$200	$—	$(200	) (4)	$—	$—		$—
Accounts payable	896	1,800	(896	) (4)	1,800			1,800
Accrued expenses and other current liabilities	—	1,378			1,378			1,378
Income tax payable	—	3,426			3,426			3,426
Accounts due to related parties	—	1,343			1,343			1,343
Accrued liabilities for the purchase of property, plant and equipment	—	700			700			700

Total current liabilities	1,096	8,647	(1,096)		8,647			8,647
Long term debt	—	—	7,513	(2)	7,513	3,800	(12)	11,313
Deferred underwriting fee	3,282		(3,282	) (3)	—			—
Accrued severance payment	—	342			342			342
Deferred concession fees	—	6,671			6,671			6,671

Total liabilities	4,378	15,660	3,135		23,173	3,800		26,973
Commitments and contingencies
Common stock, subject to possible conversion of 3,075,475 shares	24,286		(24,286	) (5)	—			—
Interest income attributable to common stock, subject to possible conversion (net of taxes of $2 and $5 respectively)	46		(46	) (5)	—			—
Stockholders’ equity:
Preferred stock — 1,000,000 shares authorized, $.001 par value, none outstanding	—	—
Common stock — 40,000,000 authorized, $.001 par value, 12,505,000 outstanding (which includes 3,075,475 shares subject to possible conversion)	13		21	(6)(10)	34	(10	) (7)	24
Ordinary shares	—	1	(1	) (6)	—			—
Statutory reserves	—	4,314			4,314			4,314
Accumulated other comprehensive income	—	1,322			1,322			1,322
Additional paid-in capital	53,575	—	(7,513	) (2)	73,332	(81,125	) (7)	(7,793)
			3,282	(3)
			24,286	(5)
			1	(6)
			(21	) (6)(10)
			(1,067	) (6)
			789	(11)
Retained earnings (deficit)	(1,113)	27,478	(2,704	) (4)	23,985			23,985
			1,067	(6)

			46	(5)
			(789	) (11)

Total stockholders’ equity	52,475	33,115	17,397		102,987	(81,135)		21,852

Total liabilities and stockholders’ equity	$81,185	$48,775	$(3,800)		$126,160	$77,335		$48,825

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2008

						Pro Forma
			Pro Forma			Adjustments		Pro Forma
			Adjustments		Pro Forma	(Assuming		(Assuming
			(Assuming No		(Assuming No	Maximum		Maximum
	TM	CME	Conversions)		Conversions)	Conversions)		Conversions)
	(In thousands, except share data)

Sales, net of business tax and related surcharges	$—	$62,999	$—		$62,999	$—		$62,999
Cost of sales	—	(25,065)	—		(25,065)	—		(25,065)

Gross profit	—	37,934	—		37,934	—		37,934
Operating expenses:
Selling expenses	—	(1,095)	—		(1,095)	—		(1,095)
General and administrative expenses	(1,994)	(1,718)	—		(3,712)	—		(3,712)

Total operating expenses	(1,994)	(2,813)	—		(4,807)	—		(4,807)

Operating income	(1,994)	35,121	—		33,127	—		33,127
Interest expense	—	—	(751	)(2)	(751)	(380	)(12)	(1,131)
Interest income	1,619	100	—		1,719	(1,619	) (8)	100

Income (loss) before income taxes	(375)	35,221	(751)		34,095	(1,999)		32,096
Income taxes	—	(8,854)	—		(8,854)	—		(8,854)

Net (loss) income	(375)	26,367	(751)		25,241	(1,999)		23,242
Foreign currency translation adjustment	—	1,012	—		1,012	—		1,012

Comprehensive income (loss)	$(375)	$27,379	$(751)		$26,253	$(1,999)		$24,254

Net income (loss) per share:
Basic	$(0.03)	$2,636.70			$0.75			$1.00
Diluted	$(0.03)	$2,636.70			$0.69			$0.88
Weighted average shares outstanding
Basic	12,505,000	10,000		(6)	33,520,000	(10,255,000	) (9)	23,265,000
Diluted	12,505,000	10,000			36,517,393			26,262,393

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2009

						Pro Forma
			Pro Forma			Adjustments		Pro Forma
			Adjustments		Pro Forma	(Assuming		(Assuming
			(Assuming No		(Assuming No	Maximum		Maximum
	TM	CME	Conversions)		Conversions)	Conversions)		Conversions)
	(In thousands, except share data)

Sales, net of business tax and related surcharges	$—	$37,861	$—		$37,861	$—		$37,861
Cost of sales	—	(14,362)	—		(14,362)	—		(14,362)

Gross profit	—	23,499	—		23,499	—		23,499
Operating expenses:
Selling expenses	—	(526)	—		(526)	—		(526)
General and administrative expenses	(1,026)	(1,353)	—		(2,379)	—		(2,379)

Total operating expenses	(1,026)	(1,879)	—		(2,905)	—		(2,905)

Operating income	(1,026)	21,620	—		20,594	—		20,594
Interest expense	(3)	—	(367	) (2)	(370)	(190	) (12)	(560)
Interest income	148	43	—		191	(148	) (9)	43

Income (loss) before income taxes	(881)	21,663	(367)		20,415	(338)		20,077
Income taxes	—	(5,927)			(5,927)			(5,927)

Net (loss) income	(881)	15,736	(367)		14,488	(338)		14,150
Foreign currency translation adjustment	—	(47)	—		(47)	—		(47)

Comprehensive income (loss)	$(881)	$15,689	$(367)		$14,441	$(338)		$14,103

Net income (loss) per share:
Basic	$(0.07)	$1,573.60			$0.43			$0.61
Diluted	$(0.07)	$1,573.60			$0.39			$0.53
Weighted average shares outstanding
Basic	12,505,000	10,000		(6)	33,520,000	(10,255,000	) (9)	23,265,000
Diluted	12,505,000	10,000			36,927,995			26,672,995

(1)	Reflects the release of TM’s cash held in trust (including the amount held in the trust account representing the deferred portion of the underwriters’ fee), and the transfer of the balance to cash and cash equivalents at the completion of the Transaction.

(2)	Reflects the $10.0 million in notes payable to CME shareholders as consideration pursuant to the Agreement. The notes payable is recorded as a liability in the amount of $7.513 million, net of a discount in the amount of $2.487 million, which has been credited to additional paid-in capital, based on a 3 year maturity and an imputed interest rate of 10% per annum, a rate indicative of the current borrowing costs of the combined company. As the transaction is deemed to be a recapitalization, the value of the note and related debt discount are debited to additional paid-in capital. Interest expense calculated at the imputed interest rate of 10% per annum has been included if the pro-forma statements of operations. See note 6 below.

(3)	To record the deferred underwriting fee charged to capital at the time of the IPO which was contingently payable upon the consummation of a business combination and that had been waived by the underwriters on September 30, 2009 in exchange for such number of shares owned by our Initial Stockholders to be agreed upon. Upon transfer of these shares to the underwriters, the company will record a compensation charge for the fair value of such shares.

(4)	Payment of estimated costs related to the Transaction, including advisory fees, accumulated accounting fees, loan repayment, deferred service fees, and other miscellaneous transaction fees.

(5)	Reversal of common stock subject to possible redemption and attributable interest due to assumed 0 shares converted.

(6)	Recognition of issuance of 20.915 million common shares to CME shareholders as consideration pursuant to the Agreement, the issuance of 100,000 shares of common stock to a finder and elimination of CME’s stockholders’ ordinary shares and statutory reserves and elimination of TM’s deficit.

(7)	Repayment of 10,255,000 shares of common stock (100%) converted at an estimated conversion price of $7.91 per share as of June 30, 2009. Upon actual conversion, the amount paid will equal the initial per share conversion price plus the per share portion of interest accumulated within the trust that is allocated to the shares subject to possible conversion as of the date of the consummation of the Transaction.

(8)	Reduction in interest income resulting from conversion of shares.

(9)	Reduction of shares resulting from conversion.

(10)	Fair value of the 750,000 shares sold by the Initial Stockholders to the Sellers at par, was $5.9 million based on $7.90 per share as of September 25, 2009. The transaction is deemed to be a transaction of the company.

(11)	Fair value of the 100,000 shares issued as a finders fee was $0.8 million based on $7.90 per share as of September 25, 2009.

(12)	TM is required to secure approximately $3.8 million of additional capital through long-term debt prior to or contemporaneously with the closing of the Transaction, which is reflected in the pro forma balance sheet and pro forma statement of operations. Since the terms of such long-term debt are not currently known, the data reflects interest expense at 10% per annum, a rate indicative of the current borrowing costs of the combined company. Since actual rates may vary, the effect on income for the results of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 for a 1/8 percent variance in the interest rate is $4,750 and $2,375 respectively.

INFORMATION ABOUT TM ENTERTAINMENT AND MEDIA, INC.

Business of TM

Our management team has extensive experience in the entertainment, media, digital and communications industries as senior executives, business consultants or entrepreneurs.

Effecting a business combination

General

We intend to utilize cash derived from the proceeds of our IPO, our capital stock, debt or a combination of these in effecting the Transaction. Although substantially all of the net proceeds of our IPO are intended to be applied generally toward effecting the Transaction, the proceeds were not otherwise designated for any more specific purposes. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80.0% of our net assets at the time of such acquisition, our management has had virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management has considered a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination were based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we have conducted an extensive due diligence review which has encompassed, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review was conducted either by our management or by unaffiliated third parties we may engage. We have had all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. If any prospective target business refused to execute such agreement, we did not continue negotiations with such target business.

All costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination was not ultimately completed resulted in a loss to us and reduced the amount of capital available to otherwise complete a business combination. While we are entitled to have released to us for the purpose of, among other things, covering such costs up to $1.5 million of interest earned on the funds, the Trust Account as discussed elsewhere herein, we have received the full amount allowed and accordingly we have borrowed funds from one of our initial stockholder to operate. Our Initial Stockholders were under no obligation to advance funds to us.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80.0% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80.0% of our net assets. The fair market value of CME was determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow or book value).

Lack of business diversification

By consummating a business combination with only CME, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we scrutinized the management of CME when evaluating the desirability of effecting the Transaction, we cannot assure our stockholders that our assessment of CME’s management will prove to be correct. In addition, we cannot assure our stockholders that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in TM (Post-Transaction) following the Transaction cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following the Transaction, it is unlikely that they will devote their full time efforts to our affairs subsequent to the Transaction. While the personal and financial interests of our key personnel might have influenced their motivation in identifying and selecting CME as a target business, their ability to remain with the company after the consummation of the Transaction was not the determining factor in our decision as to whether or not we will proceed with the Transaction.

Following approval of the Transaction, we may seek to recruit additional managers to supplement the incumbent management of CME’s business. We cannot assure our stockholders that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of the Transaction

In connection with the vote required for the Transaction, all of our Initial Stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. If the majority of public stockholders voting at the meeting, regardless of percent, vote to approve the Transaction, our Initial Stockholders will vote all shares owned by them prior to our IPO in favor of the Transaction. Similarly, if the majority of public stockholders voting at the meeting, regardless of percent, vote against the Transaction, our Initial Stockholders will vote all shares owned by them prior to our IPO against the Transaction. This voting arrangement shall not apply to shares included in units purchased in our IPO or purchased following our IPO in the open market by any of our Initial Stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the Transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Transaction.

Conversion rights

Assuming the Initial Charter Amendment Proposal is approved, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes either for or against the business combination and the business combination is approved and completed. If the Initial Charter Amendment Proposal is not approved, we will not complete the Transaction and we will liquidate. Our Initial Stockholders will not have such conversion rights with respect to the initial shares, but will have such conversion rights with respect to any shares they purchase in our IPO or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in our IPO. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.91.

See the section entitled “The Special Meeting — Voting Your Shares”, — “Revoking Your Proxy”, and “Conversion Rights”.

If a vote on the Transaction is held and the Transaction is not approved, we will not continue to try to consummate a business combination with a different target. If the Transaction is not approved or completed for any reason, then public stockholders voting either for or against this Transaction who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that this Transaction, which they voted against, was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until October 17, 2009. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by October 17, 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete the Transaction by October 17, 2009, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our Initial Stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the Trust Account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the Trust Account. If such funds are insufficient, our Initial Stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Our management stockholders have personally agreed, pursuant to agreements with us and Pali that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the Trust Account, but only if, and to the extent, the claims reduce the amounts in the Trust Account. Although we have a fiduciary obligation to pursue our management stockholders to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so. Furthermore, our management stockholders will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a valid and enforceable waiver. Accordingly, the actual per-share liquidation price could be less than approximately $7.90, plus interest, due to claims of creditors. Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $8.00 per share upon liquidation. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure our stockholders we will be able to return to our public stockholders at least approximately $7.90 per share.

Our public stockholders will be entitled to receive funds from the Trust Account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after October 17, 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the Trust Account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, except for the independent accountants, and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the Trust Account to our public stockholders. Nevertheless, we cannot assure our stockholders of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the Trust Account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the Trust Account could be less than approximately $7.90 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the Trust Account to our public stockholders promptly after October 17, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure our stockholders that claims will not be brought against us for these reasons.

Competition

If the Transaction is completed, TM will become subject to competition from competitors of CME. Please see the section entitled “INFORMATION ABOUT TM ENTERTAINMENT AND MEDIA, INC. — Competition”.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We presently expect each of our executive officers to devote time not in excess of 40 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Facilities

We currently maintain our executive offices at 307 East 87th Street, New York, New York, 10128. Our management stockholders have agreed to provide us with, or to arrange for third parties to provide, certain administrative, technology and secretarial services, as well as the use of certain limited office space, at this location or another location pursuant to letter agreements between us and our management stockholders. Although we committed to pay $7,500 per month for these services, our management stockholders have elected to receive $6,400 per month. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Periodic Reporting and Audited Financial Statements

TM has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, TM’s annual reports contain financial statements audited and reported on by TM’s independent registered public accountant.

Legal Proceedings

We are not currently a party to any pending material legal proceedings.

TM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed under the laws of the State of Delaware on May 1, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media and communication industries. We intend to utilize cash derived from the proceeds of our initial public offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

On October 17, 2007, our initial public offering of 9,000,000 units at $8.00 per unit was declared effective and we sold an additional aggregate 1,255,000 units pursuant to the underwriters’ over-allotment option of the initial public offering. Simultaneously with the consummation of our initial public offering we sold an aggregate of 2,100,000 insider warrants to certain initial shareholders including Theodore S. Green, Malcolm Bird, Jonathan F. Miller and the John W. Hyde Living Trust, at a price of $1.00 per warrant, for an aggregate price of $2,100,000. The total gross proceeds from the initial public offering, excluding the warrants sold on a private placement basis but including the over-allotment, amounted to $82,040,000. After the payment of offering expenses, inclusive of the deferred underwriting fees, the net proceeds to us amounted to $75,748,282. Each unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.50 commencing the later of the completion of an initial business combination or one year from the effective date of the initial public offering (October 17, 2008) and expiring four years from the effective date of the initial public offering (October 17, 2011). Accordingly, the warrants are currently exercisable by their terms. However, there is not currently an effective registration statement with respect to the exercise of such warrants and accordingly the warrants could not be exercised.

In connection with our initial public offering, we issued an option, for $100, to the representatives of the underwriters in our initial public offering, to purchase 700,000 units. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of our initial public offering and expiring five years from the date of our initial public offering. The option and the 700,000 units, the 700,000 shares of common stock and the 700,000 warrants underlying such units, and the 700,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The underwriters will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 360 days from the effective date of our initial public offering.

We estimate that the value of the representative’s unit purchase option is approximately $2,207,000 using a Black-Scholes option pricing model. The fair value of the representative’s unit purchase option is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free discount rate of 4.95%, (3) contractual life of five years and (4) dividend rate of zero. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of our initial public offering except to any underwriter and selected dealers participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which our initial public offering forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of our initial public offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Since our initial public offering, we have been actively searching for a suitable business combination candidate. We have met with service professionals and other intermediaries to discuss our company, the background of our management and our combination preferences. In the course of these discussions, we have also spent time explaining the capital structure of the initial public offering, the combination approval process and the timeline within which we must either enter into a letter of intent or definitive agreement for a business combination, or return the proceeds of the initial public offering held in the trust account to investors.

We are not presently engaged in, and will not engage in, any substantive commercial business until we consummate an initial transaction. We intend to utilize cash derived from the proceeds of our initial public offering, the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting an initial transaction. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our current stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock or preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of one or more of our present officers and directors; and

•	could enhance or adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets, if our operating revenues after an initial transaction were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We anticipate that we would only consummate such a financing simultaneously with the consummation of a business combination, although nothing would preclude us from raising more capital in anticipation of a possible business combination.

We may use all or substantially all of the proceeds held in trust other than the deferred portion of the underwriter’s fee to acquire one or more target businesses. We may not use all of the proceeds held in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with capital stock or debt securities that we can issue. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses. The operating businesses that we acquire in such business combination must have, individually or collectively, a fair market value equal to at least 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. If we consummate multiple business combinations that collectively have a fair market value of 80% of our net assets, then we would require that such transactions are consummated simultaneously.

If we are unable to find a suitable target business by October 17, 2009, we will be forced to liquidate. If we are forced to liquidate, the per share liquidation amount may be less than the initial per unit offering price because of the underwriting commissions and expenses related to our initial public offering and because of the value of the warrants in the per unit offering price. Additionally, if third parties make claims against us, the initial public offering proceeds held in the trust account could be subject to those claims, resulting in a further reduction to the per share liquidation price. Under Delaware law, our stockholders who have received distributions from us may be held liable for claims by third parties to the extent such claims have not been paid by us. Furthermore, our warrants will expire worthless if we liquidate before the completion of a business combination.

On May 1, 2009, the Company and privately-held Hong Kong Mandefu Holdings Limited (d/b/a China MediaExpress) (“CME”) entered into a definitive share exchange agreement as amended as of September 30, 2009, whereby the Company will acquire 100% of the outstanding equity of CME, subject to approval of shareholder of the Company. Upon the closing of the transaction, which is anticipated in the third quarter of 2009, the Company will change its name to China MediaExpress Holdings, Inc.

Under the terms of the transaction, the CME’s shareholders will receive 20.915 million newly issued shares of the Company’s common stock and $10.0 million in three year, no interest promissory notes upon the closing of the transaction. CME shareholders may earn up to an additional 15.0 million shares of the Company’s common stock, subject to the achievement of the following net income targets for 2009 — 2011:

Year	Net Income (RMB)	Net Income (US$)(1)	Shares
2009	287.0 million	$42.0 million	1.0 million
2010	570.0 million	$83.5 million	7.0 million
2011	889.0 million	$130.2 million	7.0 million

(1)	Based on exchange rate of 6.83 RMB/USD.

In addition, CME shareholders are entitled to receive up to $20.9 million of the cash proceeds from the exercise of the Company’s publicly held common stock purchase warrants.

In addition, as part of an amendment to the Share Exchange Agreement, our Initial Stockholders agreed to transfer 750,000 shares of TM Common Stock owned by them to the Sellers upon the closing of the transaction contemplated by the Share Exchange Agreement and to sign lock-ups of up to 2 years with respect to 2,100,000 warrants owned by them.

CME generates revenue by selling advertisements on its network of television displays installed on express buses originating in nine of China’s regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and five provinces, namely Guangdong, Jiangsu, Fujian, Sichuan and Hebei.

The transaction will be accounted for as a reverse acquisition in which CME is the accounting acquirer, equivalent to a recapitalization. The net monetary assets of the Company will be recorded as of the closing date of the transaction at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the transaction. The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the proposed transaction. Upon the approval by the SEC, the proxy statement will be sent to stockholders in connection with a meeting to approve of the proposed transaction.

There can be no assurance that the transaction with CME will be approved by the Company’s shareholders, in which event the transaction with CME will not be consummated.

Liquidity and Capital Resources

$80,978,800 of the net proceeds of our initial public offering, over-allotment exercise, private sale of warrants, and a portion of the underwriters’ discounts and expense allowance were deposited in trust, with the remaining net proceeds being placed in our operating account. Since inception, we used the interest income earned on the trust proceeds of $1,500,000 to identify, evaluate and negotiate with prospective acquisition candidates as well as cover our ongoing operating expenses until a transaction is approved by our shareholders or the trust funds are returned to them.

We will use substantially all of the net proceeds of the initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination and funding the conversion by our stockholders who elect to convert their public shares. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We may need to raise additional funds through a private or public offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us and to fund the conversion by our stockholders who elect to convert their public shares. We would only consummate such a financing contemporaneously with the consummation of a business combination. There can be no assurance, however, that adequate financing will be available at all or upon terms and conditions acceptable to us. At June 30, 2009, we had cash outside of the trust fund of $13,089 and other current assets of $37,184 and total liabilities of $4,377,783 (including $3,281,600 of deferred underwriting fees). Therefore, at June 30, 2009, the Company has incurred liabilities, which exceed cash available. The Company is seeking to obtain deferrals of payables from its vendors, including its professional advisors, except its independent accountants.

On May 4, Theodore S. Green, the Chairman and Co-CEO and interim CFO of the Company, loaned the Company $200,000 (the “Loan”) as evidenced by a promissory note issued by the Company (the “Note”). On July 1, 2009 Mr. Green loaned the Company an additional $35,000. Mr. Green may lend the Company up to an additional $65,000 in his discretion. The principal balance of the Note outstanding is payable on the earlier of (i) October 17, 2009 and (ii) the date on which the Company consummates a business combination as contemplated by its prospectus for its initial public offering. The principal balance of the Note bears interest at a rate of 10% per year, compounded semiannually. The proceeds of the loans were used to fund certain expenses incurred in connection with the proposed transaction with CME and the balance for working capital.

Upon the failure of the Company to repay the Note within 1 business day of when it is due, Mr. Green may declare the entire amount due under the Note (including interest) due and payable. Upon the filing of a voluntary bankruptcy by the Company or an involuntary bankruptcy which is not dismissed within 60 days, the entire amount due under the Note will automatically become due and payable.

In connection with the Loan, Mr. Green and Mr. Malcolm Bird, a director and Co-CEO of the Company, have entered into an agreement pursuant to which Mr. Bird has agreed to reimburse Mr. Green for 7/18ths of the amount of the Loan and corresponding interest thereon in the event the Company does not consummate a business combination by October 17, 2009 and is dissolve

Commencing on October 17, 2007 we began incurring a fee of $6,400 per month for certain administrative services. In addition, in 2007, one of our initial stockholders loaned to us an aggregate of $100,000 for payment of offering expenses on our behalf. This loan plus interest was repaid on December 12, 2007 from the proceeds of the initial public offering that were allocated to pay offering expenses.

Going Concern

Going concern consideration — As indicated in the accompanying financial statements, at June 30, 2009, the Company had unrestricted cash of $13,089 and a note payable of $200,000 and $896,183 in accrued expenses. Additionally, the Company has incurred and expects to incur additional significant costs in pursuit of its acquisition plans. In addition, there is no assurance that the Company will successfully complete a Business Combination by October 17, 2009. If such business combination is not consummated the Company will be forced to liquidate upon expiration of this time constraint. In the event of such liquidation, the Company will have no means of satisfying any of such accrued expenses or other liabilities. The Company’s Chairman of the Board and Co-Chief Executive Officer, and the Company’s Co-Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business).

As of June 30, 2009 the Company withdrew $1,500,000 of interest from the trust for operating expenses (excluding $593,996 of interest earned and used to pay taxes). Since inception to March 31, 2009 the Company has incurred $2,726,956 of operating and interest expenses (excluding taxes) of which $896,183 was payable as of June 30, 2009. The Company had cash available at June 30, 2009 of $13,089 for operating expenses. Therefore, at June 30, 2009, the Company has incurred liabilities which exceed cash available. The Company expects to incur additional significant costs in pursuit of its acquisition plans. The Company is seeking to obtain deferrals of payables from its vendors, including its professional advisors except for its independent accountants. As noted above on May 4, 2009, Theodore S. Green, the Chairman and Co-CEO and interim CFO of the Company, loaned the Company $200,000, and on July 1, 2009, an additional $35,000. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date, other than in connection with our initial public offering. Our entire activity since inception has been to prepare for and consummate our initial public offering and to identify and investigate targets for a potential business combination. We will not generate any operating revenues until we are successful consummating a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents from the funds held in our trust account which we invested mainly in a New York Tax Free Money Market.

Net loss for the three month period ended June 30, 2009 was $(573,100), excluding ($3,359) reduction of interest income net of taxes, attributable to stockholders subject to possible conversion, consisting of interest income of $47,415 earned predominantly on the trust account, offset by a $59,161 provision for New York State, New York City, and Delaware Franchise and Capital Taxes and $561,354 of general and administrative expenses (primarily attributable to $463,200 of due diligence and acquisition related expenses, $26,700 of legal and accounting expenses, $26,900 of insurance expense, $19,200 of fees for a monthly administrative services agreement and approximately $8,000 of travel and business expenses).

Net loss for the six month period ended June 30, 2009 was $(881,206) excluding $4,625 of interest income net of taxes, attributable to stockholders subject to possible conversion, consisting of interest income of $147,700 earned predominantly on the trust account, offset by a $132,661 provision for New York State, New York City, and Delaware Franchise and Capital Taxes and $896,245 of general and administrative expenses (primarily attributable to $548,000 of due diligence and acquisition related expenses, $170,900 of legal and accounting expenses, $55,575 of insurance expense, $38,400 of fees for a monthly administrative services agreement and approximately $15,000 of travel and business expenses).

For the period from May 1, 2007 (inception) to June 30, 2009, we had a net loss of $(1,066,217), excluding $46,761 of interest income net of taxes, attributable to stockholders subject to possible conversion, consisting of $2,254,735 of interest income earned predominantly on the trust account, less $3,315,087 of formation and operating expenses. The main components of the formation and operating expenses include approximately $1,580,000 of due diligence and acquisition related expenses, $594,400 of New York State, New York City and Delaware Capital and Franchise Taxes, $122,000 of travel and business expense, $528,900 of legal and accounting fees.

Interest income in for the six month period ended June 30, 2009, and fiscal 2008 and 2007 was primarily earned on the net proceeds from our initial public offering which was placed in a trust account.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financing arrangements and have not established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations, purchase obligations or other long-term liabilities.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we re-evaluate all of our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions as additional information becomes available in future periods.

Management has discussed the development and selection of critical accounting estimates with the Audit Committee of the Board of Directors and the Audit Committee has reviewed our disclosure relating to critical accounting estimates in the Company’s Report on Form 10-Q for the quarter ended June 30, 2009. We believe the following sets forth the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Recently Adopted Accounting Pronouncements

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“FASB 160”). This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition, FASB 160 changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. This statement also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. FASB 160 shall be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except for the presentation and disclosure requirement which shall be applied retrospectively for all periods presented. We have not yet determined the impact that this requirement may have on our condensed consolidated financial position, results of operations, cash flows or financial statement disclosures for future acquisitions.

In December 2007, FASB issued SFAS No. 141R, Business Combinations (“FASB 141R”). FASB 141R replaces FASB Statement No. 141 Business Combinations but retains the fundamental requirements in FASB 141. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. FASB 141R also requires that an acquirer recognized the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. In addition, this statement requires that the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. FASB 141R is applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply the standard before that date. FASB 141R will be applied prospectively for acquisitions beginning in 2009 or thereafter.

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”), FSP 157-3 clarified the application of FAS 157. FSP 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of this standard did not have an impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161 (“SFAS 161”). Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”). SFAS No. 161 requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities in order to better convey the purpose of derivative use in terms of risk management. Disclosures about (i) how and why an entity used derivative instruments, (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows, are required. This Statement retains the same scope as SFAS No. 133 and is effective for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 161 will have on its consolidated financial position and results of operations.

In June 2008, the FASB issued Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1), which is effective January 1, 2009. FSP EITF 03-6-1 clarifies that share-based payment awards that entitle holders to receive nonforfeitable dividends before they vest will be considered participating securities and included in the basic earnings per share calculation. The Company is assessing the impact of adoption FSP EITF 03-6-1 on its results of operations.

On April 1, 2009, the FASB issued FASB Staff Position (FSP) FAS 141(R) -1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. This FSP provides additional guidance and disclosure requirements regarding the recognition and measurement of contingent assets acquired and contingent liabilities assumed in a business combination where the fair value of the contingent assets and liabilities cannot be determined as of the acquisition date. This FSP is effective for acquisitions occurring after January 1. 2009. The adoption of this FSP did not have any impact on the Company, and its future impact will be dependent upon the specific terms of future business combinations, if any.

On April 9, 2009, the FASB simultaneously issued the following three FSPs:

•	FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, provides additional guidance to companies for determining fair values of financial instruments for which there is no active market or quoted prices may represent distressed transactions. The guidance includes a reaffirmation of the need to use judgment in certain circumstances.

•	FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, requires companies to provide additional fair value information for certain financial instruments in interim financial statements, similar to what is currently required to be disclosed on an annual basis.

•	FSP FAS 115-2, FAS 124-2, and EITF 99-20-2, Recognition and Presentation of Other-Than-Temporary Impairments, amends the existing guidance regarding impairments for investments in debt securities. Specifically, it changes how companies determine if an impairment is considered to be other-than-temporary and the related accounting. This standard also provides for increased disclosures.

These FSPs apply to both interim and annual periods and will be effective for us beginning April 1, 2009. We have evaluated these standards and believe they will have no impact on our financial condition and results of operations.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The Company adopted SFAS 165 and it had no impact on the financial statements except for disclosure of consideration of subsequent events.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after

November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Company is evaluating the impact the adoption of SFAS 168 will have on its financial statements.

MANAGEMENT

Directors, Management and Key Employees Following the Transaction

Immediately following the consummation of the Transaction, our directors, executive officers and key employees will be as follows:

Name	Age	Position

Theodore S. Green	56	Director
Malcolm Bird	41	Director
Zheng Cheng	38	Chairman of the Board and Chief Executive Officer
George Zhou	46	Director
Marco Kung	35	Director
Jacky Wai Kei Lam	35	Director and Chief Financial Officer
Jian Yu	33	Chief Operating Officer
Jinlong Du	38	Chief Marketing Officer
Biaoxing Chen	32	Chief Technology Officer
Weisheng Liu	41	Chief Administration Officer
Zhuofeng Zheng	32	Financial Controller

Theodore S. Green

Theodore (Ted) S. Green has served as our Chairman, Co-Chief Executive Officer, interim Chief Financial Officer and a director since our inception. From 2003 to 2006, Mr. Green was the Chief Executive Officer of Anchor Bay Entertainment, which at such time was the subsidiary of IDT Entertainment, Inc. that focused on the production, marketing and distribution of various media. Mr. Green began serving as Chief Executive Officer, with the acquisition of Anchor Bay from The Handleman Co. Mr. Green had full operating authority over the marketing, financial, sales, products, operations, legal, business and corporate resources departments. Prior to that, in 2001, Mr. Green established Greenlight Consulting Inc., a project-based consulting practice focused on the media and entertainment industry. Greenlight Consulting’s clients include Sony Music and Vivendi-Universal as well as numerous other regional media organizations. Prior to founding Greenlight Consulting, in 2000, Mr. Green was President and Chief Operating Officer of MaMaMedia, Inc., an Internet company that creates activity-based learning products for children and their families. From 1992 to 2000, Mr. Green was the founder and President of Sony Wonder, the division of Sony BMG Music Entertainment responsible for the production and distribution of media geared toward youthful audiences and also for all home video distribution. Mr. Green was responsible for all creative, production, operations, finance, marketing and business efforts. Beginning in 1989, Mr. Green was the Executive Vice President of Administration and Operations for ATCO Records, a music industry label co-owned with The Warner Music Group. Mr. Green was responsible for all business, legal and financial operations. From 1982 until 1989, Mr. Green served as the Senior Vice President of Polygram Records, overseeing the Business Affairs and Music Publishing divisions of the company. Mr. Green was responsible for negotiations, administration, rights and contracts. Mr. Green’s career in the entertainment industry began first in the legal department and thereafter as the Director of Business Affairs for CBS Records. Prior to that Mr. Green practiced general entertainment law at the firm of Moses Singer. Mr. Green holds a BS from Cornell University and received his JD from Columbia University School of Law.

Malcolm Bird

Malcolm Bird has served as our Co-Chief Executive Officer and a director since our inception. Mr. Bird has worked in the entertainment industry for the past 25 years. Mr. Bird served as senior vice president of kids and teens for AOL from December 2002 through his resignation in March 2007. Mr. Bird was responsible for strategy, development, instigation, sales, staffing, business development, marketing, and public relations. From 1995 to 1997 Mr. Bird was Director of International Programming at Hanna-Barbera Studio responsible for program development, negotiation with international broadcasters, production, licensing development, liaison with International Cartoon Network and branding for Europe, Asia Pacific and Latin America. From 1997 to

1999, Mr. Bird was head of youth programming at USA Broadcasting. Working with the senior management team, (Jon Miller and Barry Diller), Mr. Bird was responsible for 20 hours of Barry Diller’s new “CityVision” network, WAMI. From 1999 to 2002, Mr. Bird was President of Craftsman Productions, Inc., a company he co-founded in 1995 to develop and produce innovative programs for television. Mr. Bird created, developed and sold into broadcast and cable networks programming. Mr. Bird has been involved in publishing, marketing, public relations, radio, television development, television production, international business (overseeing operations in Europe, Asia Pacific, and Latin America for a Hollywood studio), and multi-platform business development. Mr. Bird has received two Emmy awards and two Telly awards. Mr. Bird sits on the executive board of directors of the National Children’s Museum in Washington, D.C.

Zheng Cheng

Zheng Cheng is the founder of CME and has served as the chairman of the board of directors and the chief executive officer since its incorporation in 2002. He has over ten years’ experience in enterprise management and is primarily in charge of the government relations, formulation of the growth strategies and management of the business. Prior to the establishment of CME, he had held a number of senior executive positions in various government agencies, state-owned enterprises and other companies, including the agriculture department of the Chinese Communist Youth League in Yunnan Province, Yunnan Qingnian Xinchangzheng Trading Company, Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd., Fuzhou Electronics Mall Co., Ltd. and Fuzhou Mandefu Food Co., Ltd. He is also a philanthropist dedicated to community development in China. In 2002, he was recognized by the Industry and Commerce Association in Fuzhou for his reputation for charity and assistance of children in need of education. He launched activities to raise funds to help relieve damage resulting from the earthquake in Sichuan in May 2008. In 2005, he was awarded Fuzhou Distinguished Young Entrepreneur of the Year. In addition, he currently serves as the vice president of Fuzhou Advertising Association, as well as the vice president of the Industry and Commerce Association of Jin’an District and Gulou District of Fuzhou. He is also a director in the standing committee of Fuzhou Industry and Commerce Association, the Sixth Political Consultative Conference Committee of Jin’an District of Fuzhou, and the Fujian Entrepreneurs’ Association. Further, he is a visiting professor of Minjiang College who teaches subjects relating to the advertising industry in China. Mr. Cheng received his bachelor’s degree in economics from Yunnan University in China in 1994.

George Zhou

Mr. George Zhou is currently the CEO and a director of Beijing Tengzhong Investment Ltd. and a director of Sichuan Tengzhong Heavy Machinery Industrial Co., Ltd. Prior to joining Beijing Tengzhong, Mr. Zhou was Chief Operation Officer of Benda Pharmaceutical. Prior to joining Benda Pharmaceutical, Mr. Zhou was a Partner and Managing Director of Eos Funds, where he directed investments in Chinese companies which intended to list on U.S. and Canadian exchanges. Prior to that, Mr. Zhou served as Co-Founder, President & CEO, and member of the Board of Directors of Abepharma Ltd. and Red Mountain Pharmaceuticals (China) Ltd. respectively. He was also a Co-Founder, CEO, and Chairman of the Board of Directors of Kangjian Pharmaceutical Co., Ltd. Before entrering the pharmaceutical industry, Mr. Zhou was a post-doctoral fellow in molecular biology at the University of Victoria, Canada, and received a Ph.D. in molecular biology from Umea University, Sweden. He had his Master degree in Genetics at Southwest University, China. He also worked as an Associate Professor at Chongqing University, China.

Marco Kung

Mr. Marco Kung Wai Chiu, is currently serving as a financial controller, qualified accountant and company secretary of Wuyi International Pharmaceutical Company Limited, a company listed on the Hong Kong Stock Exchange. He has over ten years’ experience in business advisory services and financial management. He graduated from Hong Kong Lingnan University in 1997 with a bachelor’s degree in business administration. He further obtained two master degrees in business administration from the University of Wollongong, Australia, in 2005, and in corporate governance from the Hong Kong Polytechnic University in 2008. He is a fellow member of both the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants. He registered as a Certified Public Accountant (practising) in

Hong Kong since 2007. He is also an associate member of both the Institute of Chartered Secretaries and Administrators and the Hong Kong Institute of Chartered Secretaries.

Jacky Wai Kei Lam

Jacky Wai Kei Lam has served as Chief Financial Officer since May 2009. He is experienced in public company accounting and is primarily in charge of CME’s finance and accounting related matters. Prior to joining CME, he spent over eight years at PricewaterhouseCoopers Hong Kong and was most recently a senior manager. He also served as an accounting supervisor in a multinational company and was employed by a local audit firm before joining PricewaterhouseCoopers Hong Kong. He received his bachelor degree of business administration in accounting from Hong Kong University of Science and Technology in 1996 and a masters degree in financial engineering from the City University of Hong Kong in 2004.

Jian Yu

Jian Yu has served as Chief Operating Officer of CME since January 2007. He is primarily in charge of business development, the procurement of content and equipment from CME’s content and equipment suppliers and execution of CME’s business strategies. Prior to joining CME’s company, he worked for several other media companies in China. He was the director and general manager of Quanzhou New Continent Cultural Media Co., Ltd. from April 2004 to December 2006, and has served as the deputy general manager of Fujian Tang Culture Media Co., Ltd. from January 2003 to April 2004. He received his diploma in computer science from Fuzhou University in 2005.

Jinlong Du

Jinlong Du has served as chief marketing officer of CME since January 2006. He is primarily in charge of CME’s daily business operation and management as well as its business planning and strategies. Prior to joining CME, he served in several senior positions in the electrical equipment industry. He was the general manager of Fuzhou Baoli Tongfang Electronics Co., Ltd. and the general manager of Fuzhou Wuzhou Mechanical and Electrical Equipment Co., Ltd. from January 2003 to January 2006. He received his diploma in electrical engineering and automation from Nanjing Architecture and Civil Engineering Institute in 1991.

Biaoxing Chen

Biaoxing Chen has served as Chief Technology Officer of CME since December 2003. He is primarily in charge of technology and system installation and maintenance. He is experienced in business operations, management and formulation of strategies. Prior to joining CME, he served in several senior positions in the media industry, including marketing manager of Fujian Tang Culture Media Co., Ltd. from September 2002 to November 2003, project manager of Fujian Enterprise Culture Exchange Center from August 2001 to August 2002 and project specialist of Guoguang Enterprise Brand Strategizing Co., Ltd. from October 2000 to July 2001. He received his diploma in trade and economics from Fujian Agriculture and Forestry University in 2001.

Weisheng Liu

Weisheng Liu has served as Chief Administration Officer of CME since June 2008. He is primarily in charge of administration of CME. He is experienced in human resources and administration. Prior to joining CME, he held a number of senior executive positions in the banking and finance industry. He was the president of the Hualin Sub-branch of the Fuzhou Branch of China CITIC Bank Corporation Limited from November 2006 to May 2008. He has also served as the vice president in the Fuzhou Branch of China Minsheng Banking Corp., Ltd from July 2001 to October 2006. He received his first bachelors degree in credit management and investment from Fuzhou University in 1990, and his second bachelors degree in finance from China Central Radio and Television University in 2003.

Zhuofeng Zheng

Zhuofeng Zheng has served as CME’s financial controller since January 2003. She is experienced in accounting management and is primarily in charge of CME’s finance and accounting function. Prior to joining CME’s company, she served as the manager in the investment department of Fujian Fengquan Environmental

Protection Group Co., Ltd. from August 2002 to August 2003 as well as the deputy manager in the finance department of Fujian Chaoda Group Co., Ltd. from July 1999 to July 2002. She received her bachelor’s degree in accounting from Shanghai Ocean University in 1999.

Number and Terms of Directors

The board of directors, after the Transaction, will consist of seven directors, divided into three classes. Each year, one class is elected to serve for a term of three years. However, since we did not hold an annual meeting in 2008, we are asking stockholders to elect the first class of directors to serve for a term of two years and to elect the second class of directors to serve for a term of three years.

The parties have agreed that upon the closing of the Share Exchange Agreement, and for a period ending not sooner than March 31, 2012 (or March 31, 2013 if the shares subject to the earn-out provision have not been issued prior to such date), the TM board of directors will consist of seven persons, of which the Sellers will initially designate five directors and TM will initially designate two directors. Of the five directors designated by the Sellers, at least three will be “independent directors” as such term is defined by Section 803 of the AMEX Company Guide, provided that the Company may amend, modify or terminate the requirement that the Sellers designate five directors and how many of those five must be independent directors with the consent of a majority of the independent directors then serving on the TM board.

The board of directors shall establish and maintain an Audit Committee which shall consist of three Independent Directors, of which one shall be designated as the Chairman of the Audit Committee, who shall be an expert in the field of media finance, and whom shall be designated as part of the class of directors whose term expires three years after he or she is elected.

Prior Involvement of Principals in Blank Check Companies

None of our directors or officers has been or currently is a principal of, or affiliated with, entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received, we believe that, during the fiscal year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Board Meetings and Committee Meetings

There were six meetings of the Board of Directors of TM during 2008 (TM’s last fiscal year). No director attended fewer than 75 percent of the board meetings. The Audit Committee of the Board of Directors also held four meetings during 2008. No member of the Audit Committee attended fewer than 75 percent of such meetings.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement in connection with our IPO. These documents can be accessed by reviewing our public filings on the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us in writing at 307 East 87th Street, New York, NY 10128 or by telephone at (212) 289-6942. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Committees of the Board of Directors

Our board of directors has established the following standing committees: nominating, compensation and audit.

Nominating Committee

Effective upon completion of the Transaction, our nominating committee of the board of directors will consist of Messrs. Green, Bird and Zhou, all of whom will be Independent Directors. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective upon completion of the Transaction, our compensation committee of the board of directors will consist of Messrs. Green, Bird and Kung, all of whom will be Independent Directors. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	evaluating the performance of our named executive officers and approve their compensation;

•	preparing an annual report on executive compensation for inclusion in our Proxy Statement;

•	reviewing and approving compensation plans, policies and programs, considering their design and competitiveness;

•	administering and reviewing changes to our equity incentive plans pursuant to the terms of the plans; and

•	reviewing our non-employee independent director compensation levels and practices and recommending changes as appropriate.

The compensation committee reviews and approves corporate goals and objectives relevant to our Chief Executive Officers’ compensation, evaluate our Chief Executive Officers’ performance in light of those goals and objectives, and recommend to the board our Chief Executive Officers’ compensation levels based on its evaluation.

Audit Committee

Prior to the completion of the Transaction, our audit committee consisted of Messrs. Theodore Green, John Hyde, Jonathan Miller and Gerald Hellerman. Mr. Theodore Green had served on the audit committee until Mr. Hellerman’s appointment in June 2009. Mr. Green, as the Co-Chief Executive Officer and Chairman of the Board was not “independent.” The audit committee discussed with our independent auditors all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public

Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent accountants the independent accountant’s independence, and based on these discussions and disclosures recommended to the board of directors that the audited financial statements be included in the our annual report on Form 10-K for the year ended December 31, 2008.

Effective upon completion of the Transaction, our Audit Committee of the board of directors will consist of Messrs. Green, Zhou and Kung, all of whom will be Independent Directors. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The Audit Committee will consist of Messrs. Green, Zhou and Kung. This committee will be composed exclusively of Independent Directors who are “financially literate” as defined under the NYSE Amex listing standards. The NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

We designate Mr. Kung to be our Financial Expert, as required by the NYSE Amex as he has, and will continue to have, past employment experience in finance or accounting, the requisite professional certification in accounting, or other comparable experience or background that results in his financial sophistication.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed for professional services rendered by GGK for the period ended December 31, 2007 for (a) the audit of our financial statements dated as of October 23, 2007 and filed on our current report on Form 8-K on October 29, 2007 and (b) reviews of SEC filings amounted to approximately $47,500.

The aggregate fees incurred for professional services rendered by Eisner for (a) the audit of our annual financial statements and (b) the review of quarterly financial statements, amounted to approximately $40,000 for the period ended December 31, 2007, and $60,000 for the year ended December 31, 2008.

Audit-Related Fees

We did not receive audit-related services that are not reported as Audit Fees for the fiscal period ended December 31, 2007 and the year ended December 31, 2008.

Tax Fees

During the year ended December 31, 2008 and the period ended December 31, 2007, we did not pay any fees to Eisner or GGK related to tax compliance and advice.

All Other Fees

For the year ended December 31, 2008 we engaged Eisner to perform financial due diligence in regard to a potential acquisition. Fees of $121,835 were paid to Eisner for these services. We did not receive products and services from Eisner or GGK other than those discussed above, for the year ended December 31, 2008 or the period ended December 31, 2007.

Communications with the Board of Directors

TM’s stockholders may communicate with TM’s board of directors and executive officers by sending written communications addressed to such person or persons in care of TM Entertainment and Media, Inc., 307 East 87th Street, New York, New York 10128, Attention: Theodore S. Green. All communications will be compiled and submitted to the addressee.

COMPENSATION DISCUSSION AND ANALYSIS

Historical Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of our IPO through the acquisition of a target business, we will pay our management stockholders, an affiliate of our management stockholders or third parties a fee of $6,400 per month for providing CME with certain administrative, technology and secretarial services, as well as the use of certain limited office space. However, this arrangement is solely for our benefit and is not intended to provide our management stockholders compensation in lieu of a salary. Although we committed to pay $7,500 per month for these services, our management stockholders have elected to receive $6,400 per month. Other than the $6,400 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our management stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, our Initial Stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Anticipated Executive Compensation for Certain Executive Officers

Following the consummation of the Transaction, the compensation and other terms of employment of the executive officers of TM Post-Transaction will be comparable to the compensation packages of comparable level executives at similarly situated companies. At present, there have been no agreements or discussions regarding the terms of employment with such executive officers other than those agreements described below.

Other Executive Management Agreements

Prior to consummation of the Transaction, TM will use commercially reasonable efforts to enter into management agreements, to be effective as of the consummation of the Transaction, with Mr. Zheng Cheng.

Historical Compensation of Directors

No director other than Mr. Hellerman has received any cash compensation for his services to TM. No compensation of any kind will be paid to any of our directors other than Mr. Hellerman for services rendered prior to or in connection with the initial business combination. For his services as a director, Mr. Hellerman is to be paid a monthly fee at the rate of $25,000 per year, but in no event less than $10,000 in the aggregate. He was paid $2,083 in June 2009.

Anticipated Compensation of Directors

Following the consummation of the Transaction, we anticipate that our directors who are also employees of TM or any of its affiliates will not receive any compensation (other than certain expense reimbursement as described below) for their services on our board of directors or any committee thereof. We anticipate that each director who is not an employee of TM or any of its affiliates will receive an annual fee, the amount and form of payment of which is to be determined.

In addition, we anticipate that all of the directors, whether non-employees or employees of TM or any of its affiliates, will be reimbursed for significant travel expenses, if any, incurred in attending meetings of the board of directors and its committees.

Compensation Committee Interlocks and Insider Participation

None.

Compensation Committee Report

The Compensation Committee of the board of directors has reviewed and discussed with our management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Registration Rights

The holders of our initial shares and insider warrants (and underlying securities), are entitled to registration rights pursuant to an agreement executed in connection with our IPO. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing on the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Services

Our management stockholders have agreed to provide us with, or to arrange for third parties to provide, certain administrative, technology and secretarial services, as well as the use of certain limited office space pursuant to letter agreements between us and our management stockholders. Although we committed to pay $7,500 per month for these services, our management stockholders have elected to receive $6,400 per month.

Conflicts of Interest

Stockholders should be aware of the following potential conflicts of interest:

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Accordingly, due to this affiliation, he may have a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us which could cause additional conflicts of interest. No other officers or directors have a fiduciary obligation to present potential business opportunities to affiliated entities.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in our IPO or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. The purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them) until the later of October 17, 2008 and 60 days after the consummation of our business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	Our directors and officers may purchase shares of common stock in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure our stockholders that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our management stockholders has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be a management stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

In connection with the vote required for any Transaction, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in our IPO. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to our IPO. Any common stock acquired by existing stockholders in our initial offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

Director Independence

Beginning one year after our IPO, the NYSE Amex requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of our IPO, Mr. Miller and Mr. Hyde became our independent directors. On June 1, 2009, Mr. Gerald Hellerman joined our board as an independent director and member of our audit committee.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors (to the extent that we have any).

Upon the completion of the Transaction, Messrs. Green, Bird, Zhou and Kung will become our Independent Directors.

BENEFICIAL OWNERSHIP OF TM SECURITIES

Except as set forth in the footnotes to this table, the persons named in the table below have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. The following table does not reflect record or beneficial ownership of the Initial Stockholders’ warrants, as these warrants are not exercisable within 60 days of the date hereof.

The following table sets forth, as of September 25, 2009, (i) the actual beneficial ownership of TM’s Common Stock and (ii) the projected beneficial ownership of TM’s Common Stock immediately following the Transaction assuming no holders of shares of TM Common Stock issued in our IPO exercise their conversion rights by (a) person owning (or expected to own) greater than 5% of TM’s outstanding common stock; (b) each current director and named executive officers of TM; (c) each current director and executive officer as a group prior to the Transaction; (d) each person that is expected to be a director or named executive officer following the Transaction; and (e) each person that is expected to be a director or executive officer following the

Transaction as a group. The following table has been prepared based on the assumptions set forth in the pro forma financial statements.

	Before the Transaction		After the Transaction (without Earn-Out)				After the Transaction (with Earn-Out)
			Assuming No Conversions		Assuming Maximum Conversions		Assuming No Conversions		Assuming Maximum Conversions
Name of Beneficial Owner and	Number of	Percent of	Number of	Percent of	Number of	Percent of	Number of	Percent of	Number of	Percent of
Management	Shares	Class(1)	Shares	Class(1)	Shares	Class(1)	Shares	Class(1)	Shares	Class(1)

Theodore S. Green(2)(3)	1,237,500	9.9%	825,000	2.5%	825,000	3.5%	825,000	1.7%	825,000	2.2%
Malcolm Bird(2)	787,500	6.3%	525,000	1.6%	525,000	2.3%	525,000	1.1%	525,000	1.4%
John W. Hyde(2)(4)	112,500	0.9%	75,000	0.2%	75,000	0.3%	75,000	0.2%	75,000	0.2%
Jonathan F. Miller(2)	112,500	0.9%	75,000	0.2%	75,000	0.3%	75,000	0.2%	75,000	0.2%
Gerald Hellerman(2)	—	—	—	—	—	—	—	—	—	—
Bulldog Investors,	2,500,078	20.0%	2,500,078	7.5%	—	—	2,500,078	5.2%	—	—
60 Heritage Drive, Pleasantville, NY 10570(5)
Malibu Partners(6)	1,467,650	11.7%	1,467,650	4.4%	—	—	1,467,650	3.0%	—	—
QVT Financial LP,	1,014,200	8.1%	1,014,200	3.0%	—	—	1,014,200	2.1%	—	—
1177 Avenue of the Americas, 9th Fl New York, NY 10036(7)
HBK Investments L.P.,	942,453	7.5%	942,453	2.8%	—	—	942,453	1.9%	—	—
300 Crescent Ct., Ste. 700, Dallas, TX 75201(8)
Citigroup Global Markets Inc.	818,680	6.5%	818,680	2.4%	—	—	818,680	1.7%	—	—
388 Greenwich Street New York, NY 10013(9)
Zheng Cheng	—	—	13,266,684	39.6%	13,266,684	57.0%	22,191,684	45.7%	22,191,684	58.0%
15G, Block A, Huakaifugui Building No. 36 Dongda Road Gulou District Fuzhou City Fujian Province, China
Thousand Space Holdings Limited	—	—	6,095,085	18.2%	6,095,085	26.2%	10,670,085	22.0%	10,670,085	27.9%
P.O. Box 957 Offshore Incorporators Centre Road Town, Tortola British Virgin Islands
Bright Elite Management Limited	—	—	2,303,231	6.9%	2,303,231	9.9%	3,803,231	7.8%	3,803,231	9.9%
P.O. Box 957 Offshore Incorporators Centre Road Town, Tortola British Virgin Islands
All directors and executive officers as a group (4 individuals)	2,250,000	18.0%	1,500,000	4.5%	1,500,000	6.4%	1,500,000	3.1%	1,500,000	3.9%

(1)	Amount and applicable percentage of ownership is based on 12,505,000 shares of TM Common Stock outstanding on September 25, 2009 before the Transaction, 33,520,000 shares outstanding after the Transaction (without earn-out) assuming no conversions, 23,265,000 shares outstanding after the Transaction (without earn-out) assuming maximum conversions, 48,520,000 shares outstanding after the Transaction (with earn-out) assuming no conversions, and 38,265,000 shares outstanding after the Transaction (with earn-out) assuming maximum conversions.

(2)	The business address of each of the individuals is c/o TM Entertainment and Media, Inc., 307 East 87th Street, New York, NY 10128.

(3)	Includes an aggregate of 375,000 shares of TM Common Stock owned by two trusts established for the benefit of Mr. Green’s daughters. Effective upon consummation of the our IPO, Mr. Green and the trustee of the trusts entered into a voting agreement under which Mr. Green has the right to vote the shares owned by the trusts on all matters that come before the shareholders of the company, and accordingly Mr. Green has beneficial ownership of such shares. Mr. Green disclaims any other beneficial or pecuniary interest in such shares.

(4)	Includes 112,500 shares of TM Common Stock owned by the John W. Hyde Living Trust.

(5)	Based on a Schedule 13D/A filed on September 25, 2009 with the SEC on behalf of Bulldog Investors, Phillip Goldstein and Andrew Dakos (collectively, “Bulldog”), Bulldog has sole voting power over

1,816,017 shares of TM Common Stock, shared voting power over 674,161 shares of TM Common Stock and sole dispositive power over 2,500,078 shares of TM Common Stock.

(6)	Based on a Schedule 13D filed on May 15, 2009 with the SEC on behalf of Malibu Partners LLC (“Malibu”), Malibu has sole voting and dispositive power over 498,000 shares of TM Common Stock and shared voting and dispositive power over 969,650 shares of TM Common Stock.

(7)	Based on a Form 13-F filed on May 15, 2009 with the SEC on behalf of QVT Financial LP.

(8)	Based on a Form 13-F filed on May 15, 2009 with the SEC on behalf of HBK Investments L.P.

(9)	Based on a 13-F filed on May 15, 2009 with the SEC on behalf of Citigroup Global Markets Inc., Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Citigroup Inc.

TM SHARES ELIGIBLE FOR FUTURE SALE

After consummation of the Transition, it is estimated that there will be approximately 33,520,000 shares of TM Common Stock outstanding, of which all but 1,500,000 shares of TM Common Stock owned by our current officers and our current or former directors and their respective affiliates and 21,665,000 shares of TM Common Stock to be issued or transferred to the Sellers upon consummation of the Transaction) shares will be registered and freely tradable without securities law restriction. In addition, there are outstanding 12,505,000 warrants, each to purchase one share of TM Common Stock, and the warrants issued to the underwriter in our initial public offering to purchase 700,000 units, each consisting of one share of common stock and one warrant to purchase common stock.

The 2,250,000 shares of TM Common Stock owned by our current officers and current or former directors and their respective affiliates are being held in escrow, and, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until three years after our IPO, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of TM Common Stock for cash, securities or other property.

In general, under Rule 144, a person who has owned restricted shares beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then-average preceding four weeks’ average weekly trading volume or one percent of the total number of shares outstanding. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been an affiliate of the company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

No prediction can be made about the effect that market sales of TM Common Stock or the availability for sale of TM Common Stock will have on its market price. Sales of substantial amounts of TM Common Stock in the public market could adversely affect the market price for TM’s securities and could impair TM’s future ability to raise capital through the sale of TM Common Stock or securities linked to it.

DESCRIPTION OF TM COMMON STOCK AND OTHER TM SECURITIES

General

We are authorized to issue 40 million shares of Common Stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of September 21, 2009, 12,505,000 shares of TM Common Stock are outstanding, held by 41 record holders.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants began to trade separately on November 14, 2007.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to our IPO in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in our IPO or purchased following our IPO in the open market by any of our existing stockholders, officers and directors. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the Transaction only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by October 17, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the Trust Account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the Trust Account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock were issued or registered in our IPO. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the common stock on a business combination.

Warrants

Warrants to purchase an aggregate of 10,255,000 shares of TM Common Stock (excluding the insider warrants and the underwriter’s purchase option, each described below) are currently outstanding. The material terms of the warrants are set forth herein. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of our IPO.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire October 17, 2011 at 6:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants held by the underwriters as a result of the exercise of their option, but excluding any insider warrants held by our existing stockholders or their affiliates), without the consent of Pali Capital, Inc.:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants was established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Although the material provisions of the warrants are set forth herein, a copy of the warrant agreement has been filed as an exhibit to the registration statement.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure our stockholders that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

Simultaneously with the consummation of our IPO we privately sold an aggregate of 2,100,000 warrants to our Initial Stockholders at a purchase price of $1.00 per warrant, for an aggregate purchase price of $2,100,000. All of the proceeds we received from these purchases were placed in the Trust Account. The insider warrants are identical to the warrants underlying the units were offered in our IPO except that the insider warrants are exercisable on a cashless basis and are not redeemable by us so long as they are still held by the purchasers or their affiliates. Each of the purchasers agreed not to sell or transfer the insider warrants (except to an affiliate of such purchaser, to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them) until the later of October 17, 2008 or 60 days after the consummation of our business combination.

The price per share for the insider warrants was determined based on a survey of recently completed IPOs of blank check companies in which management of the issuers were purchasing warrants or units simultaneously with the completion of the offering in a private placement.

Purchase Option

We agreed to sell to the representative of the underwriters an option for $100 to purchase up to a total of 700,000 units at a per unit price of $10.00. The units issuable upon exercise of this option were identical to those offered in our IPO. In no event are we required to net cash settle this option or the underlying warrants.

Change of Control Provisions

A number of provisions in (i) TM’s Amended and Restated Certificate of Incorporation, (ii) TM’s bylaws and (iii) under the General Corporation Law of the State of Delaware, may make it more difficult to acquire control of TM. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by TM’s board of directors, but which individual stockholders may deem to be in their best interests or in which they may receive a substantial premium over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may also adversely affect the prevailing market price of the TM Common Stock. These provisions, which are described below, are intended to:

•	Enhance the likelihood of continuity and stability in the board of directors;

•	Discourage some types of transactions that may involve an actual or threatened change in control;

•	Discourage certain tactics that may be used in proxy fights;

•	Ensure that the board of directors will have sufficient time to act in what it believes to be in the best interests of the company and its stockholders; and

•	Encourage persons seeking to acquire control to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

Limitation of Liability of Directors and Officers

TM’s Amended and Restated Certificate of Incorporation provides that no director will be personally liable to TM or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent this limitation or exemption is not permitted by the General Corporation Law of the State of Delaware. As currently enacted, the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

The principal effect of this provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed above applies. This provision, however, will not eliminate or limit liability arising under federal securities laws. TM’s Amended and Restated Certificate of Incorporation will not eliminate its directors’ fiduciary duties. The inclusion of this provision in the Amended and Restated Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited TM and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of his or her fiduciary duties.

The General Corporation Law of the State of Delaware provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation (commonly known as “derivative suits”), except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. TM’s Amended and Restated Certificate of Incorporation and, with regard to its officers, its bylaws provide that TM will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under these provisions and subject to the General Corporation Law of the State of Delaware, TM will be required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with TM or another entity that the director or officer serves as a director, officer, employee or agent at TM’s request, subject to various conditions, and to advance funds to TM’s directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of TM. The bylaws also specifically authorize TM to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of TM, or is or was serving at TM’s request as a director, officer, employee or agent of another entity, against certain liabilities.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

APPRAISAL RIGHTS

Under the General Corporation Law of the State of Delaware, TM stockholders do not have appraisal rights in connection with the Transaction or any of the other proposals to be presented at the Special Meeting. However, if you hold TM Common Stock issued in our IPO (and you are not an initial stockholder), you may exercise your conversion rights. See the section entitled “THE SPECIAL MEETING — Conversion Rights”.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at an annual meeting of stockholders only if they comply with the proxy rules under the Exchange Act, applicable Delaware law and our bylaws. Under the Exchange Act, in order for a stockholder proposal to be included in our proxy solicitation materials for our next annual meeting of stockholders, it must be delivered to our principal executive offices within a reasonable time before we begin to print and mail our proxy materials for such annual meeting. We have not established a date for our next annual meeting of stockholders.

EXPERTS

The consolidated financial statements of CME as of December 31, 2008, 2007 and 2006 and for the years then ended included in this Proxy Statement have been audited by AJ Robbins, P.C. as set forth in their report appearing in this Proxy Statement, and are included in this Proxy Statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of TM as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the period from May 1, 2007 (inception) through December 31, 2007, and for the period from May 1, 2007 (inception) through December 31, 2008 included in this Proxy Statement have been audited by Eisner LLP as set forth in their report (which contains an explanatory paragraph about TM’s ability to continue as a going concern) appearing in this Proxy Statement and are included in this Proxy Statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Eisner are not expected to be present at the Special Meeting but will be available by telephone with the opportunity to make statements and respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, TM and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of TM’s annual report to stockholders and Proxy Statement. Upon written or oral request, TM will deliver a separate copy of the annual report to stockholders and/or Proxy Statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that TM deliver single copies of such documents in the future. Stockholders may notify TM of their requests by calling or writing TM’s proxy solicitor, MacKenzie Partners, Inc., by telephone at (800) 322-2885 or by email at proxy@mackenziepartners.com.

WHERE YOU CAN FIND MORE INFORMATION

TM files annual, quarterly and current reports, proxy statements and other documents with the SEC as required by the Exchange Act.

You may read and copy such annual, quarterly and current reports, proxy statements and other information filed by TM with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

TM files its annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may access information on TM at the SEC web site containing reports, Proxy Statements and other information at http://www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information described in this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this Proxy Statement.

All information contained or incorporated by reference in this Proxy Statement relating to TM has been supplied by TM, and all such information relating to CME has been supplied by the Sellers and CME. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this Proxy Statement, or if you have questions about the Transaction, you should contact:

Attention:	MacKenzie Partners Inc. 105 Madison Avenue New York, NY 10016 Phone: (800) 322-2885 Fax: (212) 929-0308 Email: proxy@mackenziepartners.com

We undertake to provide without charge to any person solicited upon written request of such person a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and the financial statement schedules contained therein. Such requests should be directed in writing to TM Entertainment and Media, Inc., 307 East 87th Street, New York, New York 10128, Attention: Theodore S. Green, Co-Chief Executive Officer.

INDEX TO FINANCIAL STATEMENTS

TM ENTERTAINMENT AND MEDIA, INC.

Audited
Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheets at December 31, 2008 and 2007	F-3
Combined Statements of Operations for the years ended December 31, 2008, and for the periods of May 1, 2007 (inception) to December 31, 2007 and May 1, 2007 (inception) to December 31, 2008	F-4
Combined Statements of Stockholders’ Equity for the period from May 1, 2007 (inception) to December 31, 2008	F-5
Combined Statements of Cash Flows for the years ended December 31, 2008, and for the periods of May 1, 2007 (inception) to December 31, 2007 and May 1, 2007 (inception) to December 31, 2008	F-6
Notes to Financial Statements	F-7

Unaudited

Condensed Balance Sheet as at June 30, 2009 and December 31, 2008	F-14
Condensed Statements of Operations for the three and six months ended June 30, 2009, and June 30, 2008 and for the period from May 1, 2007 (inception) to June 30, 2009	F-15
Condensed Statements of Stockholders’ Equity for the period from May 1, 2007 (inception) to June 30, 2009	F-16
Condensed Statements of Cash Flows for the six months ended June 30, 2009 and June 30, 2008, and for the period from May 1, 2007 (inception) to June 30, 2009	F-17
Notes to Condensed Financial Statements (unaudited)	F-18

Hong Kong Mandefu Holding Limited

Audited

Report of Independent Registered Public Accounting Firm	F-28
Consolidated Balance Sheets at December 31, 2008, December 31, 2007 and December 31, 2006	F-29
Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2008, December 31, 2007 and December 31, 2006	F-30
Consolidated Statements of Cash Flows for the years ended December 31, 2008, December 31, 2007 and December 31, 2006	F-31
Consolidated Statement of Shareholders’ Equity for the years ended December 31, 2008, December 31, 2007 and December 31, 2006	F-32
Notes to Financial Statements	F-33

Unaudited

Report of Independent Registered Public Accounting Firm	F-50
Consolidated Balance Sheet at June 30, 2009	F-51
Consolidated Statements of Operations and Other Comprehensive Income for the six months ended June 30, 2009 and June 30, 2008	F-53
Consolidated Statements of Cash Flows for the six months ended June 30, 2009 and June 30, 2008	F-54
Consolidated Statement of Changes in Shareholders’ Equity for the period from December 31, 2008 to June 30, 2009	F-55
Notes to the Consolidated Financial Statements	F-56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
TM Entertainment and Media, Inc.

We have audited the accompanying balance sheets of TM Entertainment and Media, Inc (a development stage company) (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008, the period from May 1, 2007 (inception) through December 31, 2007 and for the period from May 1, 2007 (inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. Our audits include consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008, the period from May 1, 2007 (inception) through December 31, 2007 and for the period from May 1, 2007 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination within 24 months of the Company’s IPO. The possibility of such business combination not being consummated within the required time raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Eisner LLP
Eisner LLP

New York, New York
March 31, 2009

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Balance Sheets

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash	$159,689	$465,373
Cash held in trust available for taxes	15,770	—
Prepaid expenses	89,776	199,930

Total current assets	265,235	665,303
Cash held in trust — restricted	81,119,299	80,978,800

Total assets	$81,384,534	$81,644,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$414,563	$299,025

Total current liabilities	414,563	299,025
Deferred underwriting fee	3,281,600	3,281,600

Total liabilities	3,696,163	3,580,625

Commitments and contingencies
Common stock, subject to possible conversion of 3,075,475 shares	24,285,542	24,285,542
Interest income attributable to common stock, subject to possible conversion (net of taxes of $4,731 and $0 respectively)	42,136	—
Stockholders’ equity:
Preferred stock — 1,000,000 shares authorized,$.001 par value, none outstanding	—	—
Common stock — 40,000,000 authorized,$.001 par value, 12,505,000 outstanding (which includes 3,075,475 shares subject to possible conversion)	12,505	12,505
Additional paid-in capital	53,575,335	53,575,335
(Deficit) retained earnings accumulated during the development stage	(227,147)	190,096

Total stockholders’ equity	53,360,693	53,777,936

Total liabilities and stockholders’ equity	$81,384,534	$81,644,103

The accompanying notes are an integral part of the financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statements of Operations

		For the Period	For the Period
		May 1, 2007	May 1, 2007
	For the Year Ended	(Inception) to	(Inception) to
	December 31, 2008	December 31, 2007	December 31, 2008

Formation and operating expenses	$(1,993,784)	$(295,598)	$(2,289,382)
Interest expense	—	(2,664)	(2,664)
Interest income	1,618,677	488,358	2,107,035

(Loss) income before taxes	(375,107)	190,096	(185,011)
Income taxes	—	—	—

Net (loss) income	(375,107)	190,096	(185,011)
Less: interest attributable to common stock subject to possible conversion (net of taxes of $4,731, $0 and $4,731 respectively)	(42,136)	—	(42,136)

Net (loss) income attributable to common stock not subject to possible conversion	$(417,243)	$190,096	$(227,147)

Net (loss) income per share:
Basic	$(0.03)	$0.04

Diluted	$(0.03)	$0.03

Weighted average shares outstanding:
Basic	12,505,000	5,389,286

Diluted — Pro-forma	12,505,000	6,306,169

Weighted average shares outstanding subject to possible conversion:	3,075,475	941,472

Net (loss) income per share attributable to common stock not subject to possible conversion:
Basic	$(0.04)	$0.04

Diluted — Pro-forma	$(0.04)	$0.02

The accompanying notes are an integral part of the financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statements of Stockholders’ Equity

				(Deficit)
				Retained Earnings
			Additional	Accumulated
	Common Stock		Paid-In	During	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity

Issuance of common stock to Initial Stockholders on
May 1, 2007 at $.011 per share	2,250,000	$2,250	$22,750		$25,000
Sale of Private Placement Warrants			2,100,000		2,100,000
Sale of 10,255,000 units through public offering (net of underwriter’s discount and offering expenses) Including 3,075,475 shares subject to possible Conversion	10,255,000	10,255	75,738,027		75,748,282
Proceeds from sale of underwriters’ purchase option			100		100
Proceeds subject to possible conversion			(24,285,542)		(24,285,542)
Net Income				$190,096	190,096

Balance at December 31, 2007	12,505,000	12,505	53,575,335	190,096	53,777,936

Accretion of trust fund relating to common stock subject to possible conversion (net of taxes of $4,731)				(42,136)
Net loss for the year ended December 31, 2008				(375,107)	(375,107)

Balance at December 31, 2008	12,505,000	$12,505	$53,575,335	$(227,147)	$53,360,693

The accompanying notes are an integral part of the financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Statements of Cash Flows

		For the Period	For the Period
		May 1, 2007	May 1, 2007
	For the Year Ended	(Inception) to	(Inception) to
	December 31, 2008	December 31, 2007	December 31, 2008

Cash flows from operating activities:
Net (loss) income	$(375,107)	$190,096	$(185,011)
Decrease (increase) in prepaid expenses	110,154	(199,930)	(89,776)
Increase in accounts payable and accrued liabilities	115,538	271,025	414,563

Net cash (used in ) provided by operating activities	(149,415)	261,191	139,776

Cash flows from investing activities:
Cash placed in Trust	(140,499)	(80,978,800)	(81,119,299)

Net cash used in investing activities	(140,499)	(80,978,800)	(81,119,299)

Cash flows from financing activities:
Proceeds from sale of shares of common stock to Initial Stockholders	—	25,000	25,000
Proceeds from sale of units to public	—	82,040,000	82,040,000
Proceeds from private placement of warrants	—	2,100,000	2,100,000
Proceeds from note payable to Initial Stockholder	—	100,000	100,000
Repayment of note payable to Initial Stockholder		(100,000)	(100,000)
Proceeds from sale of underwriters’ purchase option	—	100	100
Payment of deferred offering costs	—	(2,982,118)	(3,110,118)

Net cash provided by financing activities	—	81,182,982	81,054,982

Net (decrease) increase in cash	(289,914)	465,373	175,459
Cash at beginning of period	465,373	—	—

Cash at end of period	$175,459	$465,373	$175,459

Supplemental disclosure of non cash financing activities:
Accrual of deferred underwriting fee	$—	$3,281,600	$3,281,600
Accrual of deferred offering costs	$—	$28,000	$—

The accompanying notes are an integral part of the financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements

1.	Organization and Business Operations/Going Concern Considerations

TM Entertainment and Media, Inc. (the “Company”) was incorporated in Delaware on May 1, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media, digital and communications industry.

At December 31, 2008, the Company had not yet commenced any operations. All activity through December 31, 2008 relates to the Company’s formation and the public offering (the “Offering”) described below, and activities relating to identifying and evaluating prospective acquisition candidates and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company (described in Note 2) was declared effective October 17, 2007. The Company consummated the Offering on October 23, 2007, and received net proceeds of $77,848,282, including $2,100,000 of proceeds from the private placement (the “Private Placement”) sale of 2,100,000 insider warrants to the officers and directors of the Company, and their affiliates. The insider warrants purchased by these individuals and their affiliates are identical to the warrants underlying the Units sold in the Offering (see Note 3) except that the insider warrants will be exercisable on a cashless basis and will not be redeemable by the Company so long as they are still held by the purchasers or their affiliates. The purchasers of the insider warrants have agreed that they will not sell or transfer the insider warrants (except in certain cases) until 60 days after the consummation of the Company’s business combination. The sale of the warrants to management will not result in the recognition of any stock-based compensation expense because they were sold above fair market value.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Following the closing of the Offering and Private Placement, $80,978,800, including $3,281,600 of the underwriters’ discount as described in Note 2 has been and continues to be held in a trust account (“Trust Account”) and will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged by the Company to assist it in any way in connection with the Company’s search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with the Company, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and Co-Chief Executive Officer, and the Company’s Co-Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business).

The remaining net proceeds, initially $100,000, (not held in the Trust Account) were used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,500,000 of interest earned on the Trust Account

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

balance has been released to the Company to fund working capital requirements and additional amounts will be released to the Company as necessary to satisfy income or other tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30.0% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their initial shares of Common Stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his, hers, or its shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of Common Stock held by Public Stockholders at the consummation of the Proposed Offering, approximately $7.90 per share. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Offering (29.99% of the amount held in Trust Account, including the deferred portion of the underwriters’ discount) has been classified as common stock subject to possible conversion in the accompanying financial statements.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the effective date of the IPO. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the IPO price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 2).

Going concern consideration — As indicated in the accompanying financial statements, at December 31, 2008 the Company had unrestricted cash of $159,689 and $398,793 in accrued expenses exclusive of income taxes payable of $15,770. However, the Company has incurred and expects to incur significant costs in pursuit of its acquisition plans which is in excess of its unrestricted cash available at December 31, 2008. In addition, there is no assurance that the Company will successfully complete a Business Combination as required under the terms of the public offering and the Company’s Certificate of Incorporation. If such business combination is not consummated the Company will be forced to liquidate upon expiration of this time constraint.

As of December 31, 2008 the Company withdrew $1,500,000 of interest from the trust for operating expenses (excluding $446,710 of interest earned and used to pay taxes). Since inception to December 31, 2007 the Company has incurred $1,829,561 of operating expenses (excluding taxes) of which $398,793 was payable as of December 31, 2008. The Company had cash available at December 31, 2008 of $159,689 for operating expenses. Therefore, at December 31, 2008, the Company has incurred liabilities which exceed cash available. The Company expects to incur additional costs in pursuit of its acquisition plans. The Company is seeking to obtain deferrals of payables from its vendors, including its professional advisors except for its independent accountants. In the event the Company is unsuccessful in obtaining these deferrals, it may seek additional financing, including loans from its Initial Stockholders. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

Cash and cash equivalents — The Company considers all highly liquid investments with maturities of three months or less when purchased, to be cash equivalents. At December 31, 2008, cash includes unrestricted cash for taxes of $15,770 in the trust fund.

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account. The Company’s Money Market account is currently guaranteed by the U.S. Department of Treasury through April 30, 2009.

Net (Loss) Income Per Share — Basic and diluted net (loss) income per share is computed by dividing net (loss) income applicable to common stockholders by the weighted average number of common shares outstanding for the period.

The Company’s 12,355,000 outstanding warrants are contingently exercisable on the completion of a business combination, provided there is an effective registration statement covering the shares issuable upon exercise of the warrants. Hence, these are presented in the proforma diluted EPS for the period ended December 31, 2007.

Pro forma diluted EPS includes the determinants of basic and diluted EPS plus to the extent dilutive, the incremental number of shares of common stock to settle outstanding common stock purchase warrants, as calculated using the treasury stock method. The 12,355,000 warrants outstanding for the year ended December 31, 2008 were not included in the computation of pro-forma dilutive loss per share because the net effect would have been anti-dilutive.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements — The fair values of the Company’s financial instruments reflect the estimates of amounts that would be received from selling an asset in an orderly transaction between market participants at the measurement date. The fair value estimates presented in this report are based on information available to the Company as of December 31, 2008 and December 31, 2007.

In accordance with Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), the Company applies a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The three levels are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value of cash and investments held in the trust account were estimated using Level 1 inputs and approximates the fair value because of their nature and respective duration.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for the first quarter of 2008. The Company did not have certain

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

financial instruments to elect fair value accounting; therefore, the adoption of SFAS 159 did not have an impact on the Company’s financial statements.

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”), FSP 157-3 clarified the application of FAS 157. FSP 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of this standard did not have an impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements, Not Yet Effective

Noncontrolling Interest in Consolidated Financial Statements — In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements (“SFAS 160”). SFAS 160 re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of minority interests as a component of equity. Under SFAS 160, a change in control will be measured at fair value, with any gain or loss recognized in earnings. The effective date for SFAS 160 is for annual periods beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 160 to fiscal years preceding the effective date are not permitted. The Company will evaluate the impact of SFAS 160 on the financial statements should it complete a business acquisition within its required timeframe (prior to October 24, 2009).

Business Combinations — In December 2007, FASB issued SFAS No. 141R, Business Combinations (“FASB 141R”). FASB 141R replaces FASB Statement No. 141 Business Combinations but retains the fundamental requirements in FASB 141. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. FASB 141R also requires that an acquirer recognize the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. In addition, this statement requires that the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. FASB 141R is applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply the standard before that date. FASB 141R will be applied prospectively for acquisitions beginning in 2009 or thereafter.

2.	Initial Public Offering

On October 17, 2007 the Company sold 10,255,000 Units in the Offering at a price of $8.00 per Unit, including 1,255,000 Units of their over-allotment option. Each Unit consists of one share of the Company’s common stock and one redeemable common stock purchase Warrant. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing on the later of the completion of a Business Combination and one year from the effective date of the Offering (October 17, 2007) and expiring four years from the effective date of the Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant will not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless.

The Company paid the underwriters in the Offering an underwriting discount of 7% of the gross proceeds of the Offering. However, the underwriters have agreed that 4% of the gross proceeds will be held in the Trust Account and will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

The Company sold to Pali Capital, Inc. (“Pali”), as representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 Units at $10.00 per Unit. The Units issuable upon the exercise of this option are identical to those sold in the Offering. This option is exercisable at $10.00 per Unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a Business Combination and one year from the date of the effectiveness of the Offering and expiring five years from the date of the effectiveness of the Offering. The estimated fair value of this option is approximately $2,207,000, $3.15 per Unit, using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free discount rate of 4.95%, (3) expected life of five years and (4) dividend rate of zero. The volatility is based on the average five year daily volatility of the 20 smallest (by market capitalization) media companies in the Russell 2000 Index. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and automatically dissolves and subsequently liquidates the trust account, the option will become worthless.

3.	Related Party Transactions

The Company may occupy office space provided by the Initial Stockholders, or an affiliate of one of the Initial Stockholders, or a third party. Such Initial Stockholders, affiliate or third party has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed that it will pay up to $7,500 per month for such services commencing on the effective date of the Offering. However, such Initial Stockholders have elected to receive $6,400 per month instead. For the year ended December 31, 2008, the Company has incurred $76,800 of expense relating to this agreement which is included in formation and operating expenses in the accompanying Statements of Operations, of which $44,800 was payable as of December 31, 2008. For the period from May 1, 2007 (inception) through December 31, 2007 the Company has incurred $15,897 of expense relating to this agreement which is included in formation and operating expenses in the accompanying Statement of Operations.

Pursuant to letter agreements which the Initial Stockholders have entered into with the Company and the underwriters, the Initial Stockholders waived their right to receive distributions with respect to their initial shares upon the Company’s liquidation.

The Company’s officers and directors purchased a total of 2,100,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $2,100,000) concurrently with the consummation of the Offering pursuant to a private placement agreement with the Company. All of the proceeds received from these initial purchases were placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units included in the Offering except that the Insider Warrants may not be called for redemption and the Insider Warrants are exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination. The sale of the warrants to management did not result in the recognition of any stock-based compensation expense because they were sold above fair market value. The holder of these Insider Warrants will not have any right to any liquidation distributions with respect to shares

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

underlying these warrants if the Company fails to consummate a Business Combination, in which event these warrants will expire worthless.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their initial shares or Insider Warrants (or underlying securities) pursuant to an agreement signed on the date of the Offering. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after the Company consummates a Business Combination. The holders have certain “piggyback registration rights” with respect to registration statements filed after the Company’s consummation of a Business Combination. The Insider Warrants may be exercisable for unregistered shares of common stock even if no registration relating to the common stock issuable upon exercise of the warrants is effective and current.

4.	Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s deferred tax assets are as follows:

	December 31,	December 31,
	2008	2007

Deferred tax benefit	$1,020,000	$116,000
Less: valuation allowance	(1,020,000)	(116,000)

Total	$—	$—

The Company is considered in the development stage for income tax reporting purposes. Federal income tax regulations require that the Company defer certain expenses for tax purposes. Therefore, the Company has recorded a deferred income tax asset of $1,020,000 for deferred expenses. The Company believes that it is not more likely than not that it will be able to realize this deferred tax asset in the future and, therefore, it has provided a valuation allowance against this deferred tax asset.

The effective tax rate differs from the statutory rate of 34% due to state and local taxes and deferred start up costs, an increase in the valuation allowance and permanent differences relating to tax free interest income.

The Company has adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, the Company reports a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken in a tax return and recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company intends to classify any future expense for income tax related interest and penalties as component of tax expense. The adoption of FIN 48 had no impact on the Company’s financial position.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Financial Statements — (Continued)

5.	Common Stock Subject to Possible Redemption

The Company will not proceed with a Business Combination if Public Stockholders owning 30.0% or more of the shares sold in the Offering vote against the Business Combination and exercise their redemption rights. Accordingly, the Company may effect a Business Combination only if stockholders owning less than 29.99% of the shares sold in this Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to 29.99% of the 10,255,000 shares of common stock sold in the Offering, or 3,075,475 shares of common stock, at an initial per-share redemption price of $7.90 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $1,500,000 of interest income released to the Company to fund its working capital), which includes $0.32 per share of deferred underwriting discount and commissions.

The actual per-share redemption price will be equal to:

•	the initial amount in the trust account which includes the amount attributable to deferred underwriting discounts and commissions and including all accrued interest (less taxes payable and up to $1,500,000 of interest income released to the Company to fund its working capital), as of two business days prior to the proposed consummation of the Business Combination, divided by

•	the number of shares of common stock sold in the Offering.

The dissenting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of the deferred underwriting fees at the time of the consummation of the initial business combination. The Company will be responsible for such payments to both the converting stockholders and underwriters.

6.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7.	Subsequent Events

In the first quarter of 2009, the Company withdrew $80,770 of interest earned on the funds held in the trust account for the purpose of paying 2008 Franchise taxes and to pay 2009 estimated Franchise and Capital taxes.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Condensed Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash	$13,089	$159,689
Cash held in trust available for taxes	—	15,770
Prepaid expenses	37,184	89,776

Total current assets	50,273	265,235
Cash held in trust — restricted	81,134,675	81,119,299

Total assets	$81,184,948	$81,384,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$200,000	$—
Accounts payable and accrued liabilities (including related parties of $86,679 and $46,350 respectively)	896,183	414,563

Total current liabilities	1,096,183	414,563
Deferred underwriting fee	3,281,600	3,281,600

Total liabilities	4,377,783	3,696,163

Commitments and contingencies
Common stock, subject to possible conversion of 3,075,475 shares	24,285,542	24,285,542
Interest income attributable to common stock, subject to possible conversion (net of taxes of $0 and $4,731 respectively)	46,747	42,136
Stockholders’ equity:
Preferred stock — 1,000,000 shares authorized, $.001 par value, none issued and outstanding	—	—
Common stock — 40,000,000 authorized, $.001 par value, 12,505,000 issued and outstanding (which includes 3,075,475 shares subject to possible conversion)	12,505	12,505
Additional paid-in capital	53,575,335	53,575,335
(Deficit) accumulated during the development stage	(1,112,964)	(227,147)

Total stockholders’ equity	52,474,876	53,360,693

Total liabilities and stockholders’ equity	$81,184,948	$81,384,534

The accompanying notes are an integral part of the condensed financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Condensed Statements of Operations
(unaudited)

					For the Period
	For the Three	For the Three	For the Six	For the Six	from May 1, 2007
	Months Ended	Months Ended	Months Ended	Months Ended	(inception) to
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008	June 30, 2009

Formation and operating expenses	$(617,314)	$(667,647)	$(1,025,705)	$(1,520,696)	$(3,315,087)
Interest expense	(3,201)	—	(3,201)	—	(5,865)
Interest income	47,415	336,128	147,700	806,098	2,254,735

(Loss) before Taxes	(573,100)	(331,519)	(881,206)	(714,598)	(1,066,217)
Income taxes	—	—	—	—	—

Net (loss)	(573,100)	(331,519)	(881,206)	(714,598)	(1,066,217)

Less: interest attributable to common stock subject to possible conversion (net of taxes of $0, $0, $0, $0 and $0 respectively)	3,373	—	(4,611)	—	(46,747)
Net (loss) attributable to common stock not subject to possible conversion	$(569,727)	$(331,519)	$(885,817)	$(714,598)	$(1,112,964)

Net loss per share:
Basic	$(0.05)	$(0.03)	$(0.07)	$(0.06)

Diluted	$(0.05)	$(0.03)	$(0.07)	$(0.06)

Weighted average shares outstanding:
Basic	12,505,000	12,505,000	12,505,000	12,505,000

Diluted — Pro-forma	12,505,000	12,505,000	12,505,000	12,505,000

Weighted average shares outstanding subject to possible conversion	3,075,475	3,075,475	3,075,475	3,075,475

Net (loss) per share attributable to common stock not subject to possible conversion:
Basic	$(0.06)	$(0.04)	$(0.09)	$(0.08)

Diluted — Pro-forma	$(0.06)	$(0.04)	$(0.09)	$(0.08)

The accompanying notes are an integral part of the condensed financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Condensed Statement of Stockholders’ Equity

	For the Period from May 1, 2007 (inception) to June 30, 2009
				(Deficit)
				Retained Earnings
				Accumulated
	Common	Common	Additional	During
	Stock	Stock	Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock to Initial Stockholders on May 1, 2007 at $.011 per share	2,250,000	$2,250	$22,750		$25,000
Sale of Private Placement Warrants			2,100,000		2,100,000
Sale of 10,255,000 units through public offering (net of underwriter’s discount and offering expenses) Including 3,075,475 shares subject to possible conversion	10,255,000	10,255	75,738,027		75,748,282
Proceeds from sale of underwriters’ purchase option			100		100
Proceeds subject to possible conversion			(24,285,542)		(24,285,542)
Net Income				$190,096	190,096

Balance at December 31, 2007	12,505,000	12,505	53,575,335	190,096	53,777,936

Accretion of trust fund relating to common stock subject to possible conversion (net of taxes of $4,731)				(42,136)	(42,136)
Net loss for the year ended December 31, 2008				(375,107)	(375,107)

Balance at December 31, 2008	12,505,000	12,505	53,575,335	(227,147)	53,360,693

Accretion of trust fund relating to common stock subject to possible conversion (net of taxes of $0)				(4,611)	(4,611)
Net loss for the six months ended June 30, 2009				(881,206)	(881,206)

Balance at June 30, 2009 (unaudited)	12,505,000	$12,505	$53,575,335	$(1,112,964)	$52,474,876

The accompanying notes are an integral part of the condensed financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Condensed Statements of Cash Flows
(Unaudited)

			For the Period from
			May 1, 2007
	For the Six Months	For the Six Months	(Inception) to
	Ended June 30, 2009	Ended June 30, 2008	June 30, 2009

Cash flows from operating activities:
Net (loss)	$(881,206)	$(714,598)	$(1,066,217)
Decrease (increase) in prepaid expenses	52,592	36,381	(37,184)
Increase in accounts payable and accrued liabilities	481,620	376,473	896,183

Net cash used in operating activities	(346,994)	(301,744)	(207,218)

Cash flows from investing activities:
Cash placed in Trust	(15,376)	—	(81,134,675)

Net cash used in investing activities	(15,376)	—	(81,134,675)

Cash flows from financing activities:
Proceeds from sale of shares of common stock to Initial Stockholders	—	—	25,000
Proceeds from sale of units to public	—	—	82,040,000
Proceeds from private placement of warrants	—	—	2,100,000
Proceeds from note payable to Initial Stockholder	200,000	—	300,000
Repayment of note payable to Initial Stockholder	—	—	(100,000)
Proceeds from sale of underwriters’ purchase option	—	—	100
Payment of deferred offering costs	—	—	(3,010,118)

Net cash provided by financing activities	200,000	—	81,354,982

Net (decrease) increase in cash	(162,370)	(301,744)	13,089
Cash at beginning of period	175,459	465,373	—

Cash at end of period	$13,089	$163,629	$13,089

Supplemental disclosure of non cash financing activities
Accrual of deferred underwriting fee	$—	$—	$3,281,600

The accompanying notes are an integral part of the condensed financial statements.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited)

1.	Organization and Business Operations/Going Concern Considerations

TM Entertainment and Media, Inc. (the “Company”) was incorporated in Delaware on May 1, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the entertainment, media, digital and communications industry.

At June 30, 2009, the Company had not yet commenced any operations. All activity through June, 2009 relates to the Company’s formation and the public offering (the “Offering”) described below, and activities relating to identifying and evaluating prospective acquisition candidates and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company (described in Note 3) was declared effective October 17, 2007. The Company consummated the Offering on October 23, 2007, and received net proceeds of $77,848,282, including $2,100,000 of proceeds from the private placement (the “Private Placement”) sale of 2,100,000 insider warrants to the officers and directors of the Company, and their affiliates. The insider warrants purchased by these individuals and their affiliates are identical to the warrants underlying the Units sold in the Offering (see Note 3), except that the insider warrants will be exercisable on a cashless basis and will not be redeemable by the Company so long as they are still held by the purchasers or their affiliates. The purchasers of the insider warrants have agreed that they will not sell or transfer the insider warrants (except in certain cases) until 60 days after the consummation of the Company’s business combination. The sale of the warrants to management will not result in the recognition of any stock-based compensation expense because they were sold above fair market value.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Following the closing of the Offering and Private Placement, $80,978,800, including $3,281,600 of the underwriters’ discount as described in Note 3 has been and continues to be held in a trust account (“Trust Account”) and will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged by the Company to assist it in any way in connection with the Company’s search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with the Company, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and Co-Chief Executive Officer, and the Company’s Co-Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business).

The remaining net proceeds, initially $100,000, (not held in the Trust Account) were used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, $1,500,000 of interest earned on the Trust Account balance has been released to

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

the Company to fund working capital requirements and additional amounts will be released to the Company as necessary to satisfy income or other tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their initial shares of Common Stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his, hers, or its shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of Common Stock held by Public Stockholders at the consummation of the Proposed Offering, approximately $7.91 per share. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Offering (29.99% of the amount held in Trust Account, including the deferred portion of the underwriters’ discount) has been classified as common stock subject to possible conversion in the accompanying financial statements.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the effective date of the initial public offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

Going concern consideration — As indicated in the accompanying financial statements, at June 30, 2009 the Company had unrestricted cash of $13,089 and a note payable of $200,000 and $896,183 of accounts payable and accrued liabilities. Additionally, the Company has incurred and expects to incur additional significant costs in pursuit of its acquisition plans which is in excess of its unrestricted cash available at June 30, 2009. In addition, there is no assurance that the Company will successfully complete a Business Combination as required under the terms of the public offering and the Company’s Certificate of Incorporation. If such business combination is not consummated by the Company on or before October 17, 2009, the Company will be forced to liquidate upon expiration of this time constraint.

Through June 30, 2009 the Company withdrew $1,500,000 of interest from the trust for operating expenses (excluding $593,996 of interest earned and used to pay taxes). Since inception to June 30, 2009 the Company has incurred $2,726,956 of operating and interest expenses (excluding taxes) of which $896,183 was payable as of June 30, 2009. The Company had cash available at June 30, 2009 of $13,089 for operating expenses. Therefore, at June 30, 2009, the Company has incurred liabilities which exceed cash available. The Company expects to incur additional significant costs in pursuit of its acquisition plans. The Company is seeking to obtain deferrals of payables from its vendors, including its professional advisors except for its independent accountants. In the event the Company is unsuccessful in obtaining these deferrals, it may seek additional financing, including loans from its Initial Stockholders. On May 4, 2009, Thoedore S. Green, the Chairman, Co-CEO and interim CFO of the Company, loaned the Company $200,000. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern. The

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of Reporting

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United Sates (“GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items which are considered necessary for a fair presentation of the financial position of TM Entertainment and Media, Inc. (the “Company”) and the results of operations and cash flow for the periods presented). The results of operations for the period ended June 30, 2009 are not necessarily indicative of the operating results for the full year. It is suggested that these financial statements be read in conjunction with the financial statements and related disclosures for the period ended December 31, 2008 included in the Annual Report of the Company on Form 10-K filed with the SEC on March 31, 2009. The Condensed Balance Sheet at December 31, 2008 is derived from the December 31, 2008 audited financials statements.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased, to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account. The Company’s Money Market account is currently guaranteed by the U.S. Department of Treasury through September 18, 2009.

Net (Loss) Income Per Share

Basic and diluted net (loss) income per share is computed by dividing net (loss) income applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Pro forma diluted EPS includes the determinants of basic and diluted EPS plus to the extent dilutive, the incremental number of shares of common stock to settle outstanding common stock purchase warrants, as calculated using the treasury stock method. The 12,355,000 warrants outstanding for the period ended June 30, 2009 and 2008 were not included in the computation of pro-forma dilutive loss per share because the net effect would have been anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair values of the Company’s financial instruments reflect the estimates of amounts that would be received from selling an asset in an orderly transaction between market participants at the measurement date. The fair value estimates presented in this report are based on information available to the Company as of June 30, 2009 and December 31, 2008.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

In accordance with Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), the Company applies a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The three levels are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value of cash and investments held in the trust account were estimated using Level 1 inputs and approximates the fair value because of their nature and respective duration.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for the first quarter of 2008. The Company did not have certain financial instruments to elect fair value accounting; therefore, the adoption of SFAS 159 did not have an impact on the Company’s financial statements.

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”), FSP 157-3 clarified the application of FAS 157. FSP 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of this standard did not have an impact on the Company’s financial statements.

Consideration of Subsequent Events

The Company evaluated all events and transactions occurring after June 30, 2009 through August 14, 2009, the date these condensed financial statements were issued, to identify subsequent events which may need to be recognized or non-recognizable events which would need to be disclosed. No recognizable events were identified. See Note 12 for non-recognizable events identified for disclosure.

Recently Adopted Accounting Pronouncements

Noncontrolling Interest in Consolidated Financial Statements — In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements (“SFAS 160”). SFAS 160 re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of minority interests as a component of equity. Under SFAS 160, a change in control will be measured at fair value, with any gain or loss recognized in earnings. The effective date for SFAS 160 is for annual periods beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 160 to fiscal years preceding the effective date are not permitted. The Company will evaluate the impact of SFAS 160 on the financial statements should it complete a business acquisition within its required timeframe (prior to October 24, 2009).

Business Combinations — In December 2007, FASB issued SFAS No. 141R, Business Combinations (“FASB 141R”). FASB 141R replaces FASB Statement No. 141 Business Combinations but retains the fundamental requirements in FASB 141. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. FASB 141R also requires that an acquirer recognize the assets acquired, the

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. In addition, this statement requires that the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. FASB 141R is applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply the standard before that date. FASB 141R will be applied prospectively for acquisitions beginning in 2009 or thereafter.

On April 1, 2009, the FASB issued FASB Staff Position (FSP) FAS 141(R) -1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. This FSP provides additional guidance and disclosure requirements regarding the recognition and measurement of contingent assets acquired and contingent liabilities assumed in a business combination where the fair value of the contingent assets and liabilities cannot be determined as of the acquisition date. This FSP is effective for acquisitions occurring after January 1. 2009. The adoption of this FSP did not have any impact on the Company, and its future impact will be dependent upon the specific terms of future business combinations, if any.

On April 9, 2009, the FASB simultaneously issued the following three FSPs:

•	FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, provides additional guidance to companies for determining fair values of financial instruments for which there is no active market or quoted prices may represent distressed transactions. The guidance includes a reaffirmation of the need to use judgment in certain circumstances.

•	FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, requires companies to provide additional fair value information for certain financial instruments in interim financial statements, similar to what is currently required to be disclosed on an annual basis.

•	FSP FAS 115-2, FAS 124-2, and EITF 99-20-2, Recognition and Presentation of Other-Than-Temporary Impairments, amends the existing guidance regarding impairments for investments in debt securities. Specifically, it changes how companies determine if an impairment is considered to be other-than-temporary and the related accounting. This standard also provides for increased disclosures.

These FSPs apply to both interim and annual periods and will be effective for us beginning April 1, 2009. We have evaluated these standards and believe they will have no impact on our financial condition and results of operations.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The Company adopted SFAS 165 and it had no impact on the financial statements except for disclosure of consideration of subsequent events.

3.	Recent Accounting Pronouncements, Not Effective

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is non authoritative.

4.	Initial Public Offering

On October 17, 2007 the Company sold 10,255,000 Units in the Offering at a price of $8.00 per Unit, including 1,255,000 Units of their over-allotment option. Each Unit consists of one share of the Company’s common stock and one redeemable common stock purchase Warrant. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing on the later of the completion of a Business Combination and one year from the effective date of the Offering (October 17, 2007) and expiring four years from the effective date of the Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice, while the Warrants are exercisable only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant will not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless.

The Company sold to Pali Capital, Inc. (“Pali”), as representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 Units at $10.00 per Unit. The Units issuable upon the exercise of this option are identical to those sold in the Offering. This option is exercisable at $10.00 per Unit, and may

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

be exercised on a cashless basis, commencing on the later of the consummation of a Business Combination and one year from the date of the effectiveness of the Offering and expiring five years from the date of the effectiveness of the Offering. The estimated fair value of this option is approximately $2,207,000, $3.15 per Unit, using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 45.2%, (2) risk-free discount rate of 4.95%, (3) expected life of five years and (4) dividend rate of zero. The volatility is based on the average five year daily volatility of the 20 smallest (by market capitalization) media companies in the Russell 2000 Index. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and automatically dissolves and subsequently liquidates the trust account, the option will become worthless.

5.	Related Party Transactions

The Company may occupy office space provided by the Initial Stockholders, or an affiliate of one of the Initial Stockholders, or a third party. The Initial Stockholders agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed that it will pay up to $7,500 per month for such services commencing on the effective date of the Offering. However, such Initial Stockholders have elected to receive $6,400 per month instead. For the six months ended June 30, 2009, the Company has incurred $38,400 of expense relating to this agreement, which is included in formation and operating expenses in the accompanying Statements of Operations, which was payable as of June 30, 2009. For the period from May 1, 2007 (inception) through June 30, 2009 the Company has incurred $131,097 of expense relating to this agreement, which is included in formation and operating expenses in the accompanying Statement of Operations, of which $83,200 was payable as of June 30, 2009.

Pursuant to letter agreements, which the Initial Stockholders have entered into with the Company and the underwriters, the Initial Stockholders waived their right to receive distributions with respect to their initial shares upon the Company’s liquidation.

The Company’s officers and directors purchased a total of 2,100,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $2,100,000) concurrently with the consummation of the Offering pursuant to a private placement agreement with the Company. All of the proceeds received from these initial purchases were placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units included in the Offering except that the Insider Warrants may not be called for redemption and the Insider Warrants are exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination. The sale of the warrants to management did not result in the recognition of any stock-based compensation expense because they were sold above fair market value. The holder of these Insider Warrants will not have any right to any liquidation distributions with respect to shares underlying these warrants if the Company fails to consummate a Business Combination, in which event these warrants will expire worthless.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their initial shares or Insider Warrants (or underlying securities) pursuant to an agreement signed on the date of the Offering. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after the Company consummates a Business Combination. The holders have certain “piggy-back registration rights” with respect to registration statements filed after the Company’s consummation of a Business Combination. The Insider Warrants may be exercisable for unregistered shares of common stock even if no registration relating to the common stock issuable upon exercise of the warrants is effective and current.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

6.	Note Payable

On May 4, 2009, Theodore S. Green, the Chairman and Co-CEO and interim CFO and initial stockholder of the Company, loaned the Company $200,000 (the “Loan”) as evidenced by a promissory note issued by the Company (the “Note”). Mr. Green may lend the Company up to an additional $100,000 in his discretion (see Note 10). The principal balance of the Note outstanding is payable on the earlier of (i) October 17, 2009 and (ii) the date on which the Company consummates a business combination as contemplated by its prospectus for its initial public offering. The principal balance of the Note bears interest at a rate of 10% per year, compounded semiannually. The proceeds of the loans were used to fund certain expenses incurred in connection with the proposed transaction with CME and the balance for working capital.

Upon the failure of the Company to repay the Note within 1 business day of when it is due, Mr. Green may declare the entire amount due under the Note (including interest) due and payable. Upon the filing of a voluntary bankruptcy by the Company or an involuntary bankruptcy which is not dismissed within 60 days, the entire amount due under the Note will automatically become due and payable.

In connection with the Loan, Mr. Green and Mr. Malcolm Bird, a director and Co-CEO and initial stockholder of the Company, have entered into an agreement pursuant to which Mr. Bird has agreed to reimburse Mr. Green for 7/18ths of the amount of the Loan and corresponding interest thereon in the event the Company does not consummate a business combination by October 17, 2009 and is dissolved.

7.	Commitments and contingencies

The Company paid the underwriters in the Offering an underwriting discount of 7% of the gross proceeds of the Offering. However, the underwriters have agreed that 4% of the gross proceeds will be held in the Trust Account and will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

8.	Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s deferred tax assets are as follows:

	June 30, 2009	December 31, 2008
	(Unaudited)

Deferred tax benefit	$1,470,000	$1,020,000
Less: valuation allowance	(1,470,000)	(1,020,000)
Total	$—	$—

The Company is considered in the development stage for income tax reporting purposes. Federal income tax regulations require that the Company defer certain expenses for tax purposes. Therefore, the Company has recorded a deferred income tax asset of $1,470,000 for deferred expenses. The Company believes that it is not more likely than not that it will be able to realize this deferred tax asset in the future and, therefore, it has provided a valuation allowance against this deferred tax asset.

The effective tax rate differs from the statutory rate of 34% due to state and local taxes and deferred start up costs, an increase in the valuation allowance and permanent differences relating to tax free interest income.

The Company has adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

Statement No. 109. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, the Company reports a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken in a tax return and recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company intends to classify any future expense for income tax related interest and penalties as component of tax expense. The adoption of FIN 48 had no impact on the Company’s financial position.

9.	Common Stock Subject to Possible Redemption

The Company will not proceed with a Business Combination if Public Stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their redemption rights. Accordingly, the Company may effect a Business Combination only if stockholders owning less than 29.99% of the shares sold in this Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to 29.99% of the 10,255,000 shares of common stock sold in the Offering, or 3,075,475 shares of common stock, at an initial per-share redemption price of $7.90 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $1,500,000 of interest income released to the Company to fund its working capital), which includes $0.32 per share of deferred underwriting discount and commissions.

The actual per-share redemption price will be equal to:

•	the initial amount in the trust account which includes the amount attributable to deferred underwriting discounts and commissions and including all accrued interest (less taxes payable and up to $1,500,000 of interest income released to the Company to fund its working capital), as of two business days prior to the proposed consummation of the Business Combination, divided by

•	the number of shares of common stock sold in the Offering.

The dissenting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of the deferred underwriting fees at the time of the consummation of the initial business combination. The Company will be responsible for such payments to both the converting stockholders and underwriters.

10.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

11.	Acquisition

On May 1, 2009, the Company and the shareholders of privately-held Hong Kong Mandefu Holdings Limited (d/b/a China MediaExpress) (“CME”) entered into a definitive share exchange agreement whereby the Company will acquire 100% of the outstanding equity of CME, subject to approval of the Company’ stockholders. Upon the closing of the transaction, which is anticipated in the third quarter of 2009, the Company will change its name to China MediaExpress Holdings, Inc.

TM ENTERTAINMENT AND MEDIA, INC.
(A CORPORATION IN THE DEVELOPMENT STAGE)

Notes to Condensed Financial Statements (unaudited) — (Continued)

Under the terms of the transaction, the CME’s shareholders will receive 19.5 million newly issued shares of the Company’s common stock and $20.0 million in cash upon the closing of the transaction. CME shareholders may earn up to an additional 15.0 million shares of the Company’s common stock, subject to the achievement of the following net income targets for 2009 — 2011:

Year	Net Income (RMB)	Net Income (US$)(1)	Shares

2009	287.0 million	$42.0 million	1.0 million
2010	570.0 million	$83.5 million	7.0 million
2011	889.0 million	$130.2 million	7.0 million

(1)	Based on exchange rate of 6.83 RMB/USD.

In addition, CME shareholders are entitled to receive up to $20.9 million of the cash proceeds from the exercise of the Company’s publicly held common stock purchase warrants.

CME generates revenue by selling advertisements on its network of television displays installed on express buses originating in nine of China’s regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and five provinces, namely Guangdong, Jiangsu, Fujian, Sichuan and Hebei.

The transaction will be accounted for as a reverse acquisition in which CME is the accounting acquirer, equivalent to a recapitalization. The net monetary assets of the Company will be recorded as of the closing date of the transaction at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the transaction. The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the proposed transaction. Upon the approval by the SEC, the proxy statement will be sent to stockholders in connection with a meeting to approve of the proposed transaction.

12.	Subsequent Events

On July 1, 2009 Theodore S. Green loaned the Company an additional $35,000 pursuant to the promissory note, and on the same terms as the loan, described in Note 6.

The Company has evaluated events and transactions that occurred between July 1, 2009 and August 14, 2009, which is the date the financial statements were issued and through September 30, 2009 (date of reissue) for possible disclosure or recognition in the financial statements. The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements except as disclosed.

On September 30, 2009, the Company amended the Share Exchange Agreement with CME. The changes included issuing 1.415 million additional shares of TM Common Stock and $10.0 million in notes payable to CME shareholders, in lieu of the $20.0 million cash consideration. Additionally, it was agreed that the $10.0 working capital requirement would be removed and that TM would limit its transaction expenses to a maximum of $3.8 million. The note payable will not bear interest and be repaid on the earlier of a financing following the business combination or at such times the Board of Directors determines. In addition, the sellers of CME would be entitled to purchase 750,000 shares from the initial stockholders at $.01 per share.

On September 30, 2009, Pali agreed to waive its deferred underwriting fee in exchange for such number of shares of TM Common Stock owned by the initial stockholders to be agreed upon.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

ASSETS
Current assets:
Cash and cash equivalents	$1,485	$6,364	$29,997
Accounts receivable, net	186	2,716	6,065
Prepayment and other current assets	3	13	59

Total current assets	1,674	9,093	36,121
Non-current assets:
Property, plant and equipment, net	3,269	8,848	11,417
Deferred tax assets	—	766	1,578

Total non-current assets	3,269	9,614	12,995

Total assets	$4,943	$18,707	$49,116

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87	$769	$1,565
Accrued expenses and other current liabilities	270	761	1,301
Income tax payable	341	1,854	3,072
Amounts due to related parties	744	3,195	798
Accrued liabilities for the purchase of property, plant and equipment	1,888	1,448	1,072

Total current liabilities	3,330	8,027	7,808

Non-current liabilities
Accrued severance payment	—	—	307
Deferred concession fees	—	3,063	6,005

Total non-current liabilities	—	3,063	6,312

Total liabilities	3,330	11,090	14,120

Commitments and contingencies
Shareholders’ equity:
Ordinary shares $0.13 par value, 10,000 shares authorized and 10,000 shares issued and outstanding	1	1	1
Statutory reserves	351	1,435	4,314
Accumulated other comprehensive income	20	372	1,384
Retained earnings	1,241	5,809	29,297

Total shareholders’ equity	1,613	7,617	34,996

Total liabilities and shareholders’ equity	$4,943	$18,707	$49,116

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars, except for number of shares and per share data)

Sales, net of business tax and related surcharges:	$4,035	$25,837	$62,999
Cost of sales:	(1,533)	(13,164)	(25,065)

Gross profit	2,502	12,673	37,934
Operating expenses:
Selling expenses	(448)	(923)	(1,095)
General and administrative expenses	(468)	(734)	(1,718)

Total operating expenses	(916)	(1,657)	(2,813)

Operating income	1,586	11,016	35,121
Interest income	8	24	100

Income before income taxes	1,594	11,040	35,221
Income tax expenses	(689)	(4,073)	(8,854)

Net income	$905	$6,967	$26,367

Foreign currency translation adjustment	$20	$352	$1,012

Comprehensive income	$925	$7,319	$27,379

Earnings per share
Basic and diluted	$90.50	$696.70	$2,636.70

Weighted average number of ordinary shares outstanding:
Basic and diluted	10,000	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	905	6,967	26,367
Adjustments to reconcile net income to net cash generated from (used in) operating activities:
Depreciation of property, plant and equipment	365	1,621	2,875
Loss on disposal of property, plant and equipment	—	32	—
Deferred tax benefits	—	(766)	(812)
Changes in operating assets and liabilities:
Increase in accounts receivable	(93)	(2,530)	(3,349)
Decrease (increase) in prepayments and other current assets	—	(10)	(46)
Increase in accounts payable	50	682	796
Increase/(decrease) in accrued expenses and other liabilities	143	(918)	(505)
Increase in deferred concession fees	—	3,063	2,942
Increase in accrued severance payment	—	—	307
Increase in income tax payable	261	1,513	1,218
(Decrease) increase in amounts due to related parties	86	2,451	(2,397)

Net cash provided by operating activities	1,717	12,105	27,396

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment, net of related payables	(752)	(6,594)	(4,216)

Net cash used in investing activities	(752)	(6,594)	(4,216)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	—	(1,315)	—

Net cash provided by financing activities	—	(1,315)	—
Net increase in cash and cash equivalents	965	4,196	23,180
Effect of foreign currency translation adjustment on cash	(39)	683	453
Cash and cash equivalents at the beginning of the year	559	1,485	6,364

Cash and cash equivalents at the end of the year	1,485	6,364	29,997

Supplemental schedule of cash flows information:
— Income tax paid	436	3,381	8,526
— Interest paid	95	426	717
Supplemental schedule of non-cash activities:
— Acquisition of property, plant and equipment included in accrued liabilities	(1,888)	(969)	(669)

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

				Accumulated
	Number of			Other		Total
	Ordinary	Ordinary	Statutory	Comprehensive	Retained	Shareholders’
	Shares	Shares	Reserves	Income	Earnings	Equity
	(Amounts in thousands of US dollars, except for number of ordinary shares)

Balance as of January 1, 2006	10,000	$1	$137	$—	$550	$688
Foreign currency translation	—	—	—	20	—	20
Net income for the year	—	—	—	—	905	905
Appropriation of statutory reserves	—	—	214	—	(214)	—

Balance as of December 31, 2006	10,000	1	351	20	1,241	1,613
Foreign currency translation				352	—	352
Net income for the year	—	—	—	—	6,967	6,967
Appropriation of statutory reserves	—	—	1,084	—	(1,084)	—
Deemed dividends arising from purchase of patent from the controlling shareholder	—	—	—	—	(1,315)	(1,315)

Balance as of December 31, 2007	10,000	1	1,435	372	5,809	7,617
Foreign currency translation	—	—	—	1,012	—	1,012
Net income for the year	—	—	—	—	26,367	26,367
Appropriation of statutory reserves	—	—	2,879	—	(2,879)

Balance as of December 31, 2008	10,000	$1	$4,314	$1,384	$29,297	$34,996

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

The accompanying consolidated financial statements include the financial statements of Hong Kong Mandefu Holding Limited (the “Company”) and its subsidiaries, including Fujian Across Express Information (“Across Express”) Technology Co., Ltd. (Formerly known as Fuzhou Shoushan Water Fall Group Em Polder Co., Ltd.) (“Fuzhou Shoushan”) and Fujian Fengzhong Media Co., Ltd. (“Fengzhong Media”). The Company and its subsidiaries are collectively referred to as the “Group”.

The Company was incorporated in Hong Kong on April 25, 2001 and does not conduct any business operation since its incorporation, other than being the holding company of the Group. The Group is principally engaged in operating mobile television advertising networks on passenger buses traveling on highways in the People’s Republic of China (the “PRC”). The Group develops and operates its business through its subsidiaries. Details of the Company’s subsidiaries are as follows:

			Percentage of
	Date of	Place of	Ownership by
Company	Establishment	Establishment	the Company	Principal Activities

Across Express	Jun 23, 2003	PRC	100%	Provision of technical support
Fengzhong Media	May 31, 2002	PRC	0%	Operating mobile television advertising network

Fengzhong Media operated all the business of the Group prior to December 1, 2003. Fengzhong Media was 100% owned by Mr. Zheng Cheng, the controlling shareholder, and his mother (the “Cheng Family”) since its establishment through December 31, 2008.

In order to comply with PRC laws and regulations which prohibit foreign control of companies in certain industries and in contemplation of an IPO or reverse merger in the United States, effective control over Fengzhong Media was transferred to the Company through a series of contractual arrangements without transferring legal ownership in Fengzhong Media. As a result of these contractual arrangements, the Company maintained the ability to approve decisions made by Fengzhong Media and was entitled to substantially all of the economic benefits of Fengzhong Media. Therefore, the Company consolidates Fengzhong Media in accordance with Accounting Research Bulletin No. 51 “Consolidated Financial Statements” and its related interpretations (including but not limited to Statement of Financial Accounting Standards (“SFAS”) No. 94, “Consolidation of All Majority-Owned Subsidiaries”, and FASB Interpretation No. 46R “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46R”)) and Regulations S-X 3A-02. Immediately before and after the Reorganization, the Cheng Family controlled Fengzhong Media; therefore, the Reorganization is accounted for as a transaction between entities under common control in a manner similar to pooling of interests. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the Company’s financial statements include, but are not limited to the useful lives of property, plant and equipment, accrual of concession fees and realization of deferred tax assets. Actual results could materially differ from those estimates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

PRC laws and regulations restrict foreign ownership of companies that provide advertising services, including out-of-home television advertising services. To comply with these foreign ownership restrictions, the Company operates its television advertising services in the PRC through Fengzhong Media, which is an entity legally owned by the Cheng Family, and holds the license and approvals to provide television advertising services in the PRC. A series of agreements were entered into amongst Across Express, Fengzhong Media and Fengzhong Media’s direct equity holders, providing Across Express the ability to control Fengzhong Media, including its financial interest as described below.

Pursuant to the contractual arrangements, Across Express provides certain technical and consulting services to Fengzhong Media in exchange for fees. As Across Express has a contractual controlling interest in Fengzhong Media, the Company, through its wholly-owned equity interest in Across Express, has unilateral discretion in setting the fees charged to Fengzhong Media.

In addition to the exclusive technical support and consulting services agreement, in which Across Express provides exclusive technical and consulting services to Fengzhong Media, Across Express has entered into an agreement with Fengzhong Media and its equity holders with respect to certain shareholder rights that provide Across Express with the ability to control Fengzhong Media. Pursuant to this contractual arrangement, the equity holders of Fengzhong Media would not exercise their equity holders’ right without obtaining the consent from Across Express and all the beneficial interests and rights of the equity holders of Fengzhong Media belong to Across Express.

With the above agreements, the Company demonstrates its ability to control Fengzhong Media, through the Company’s right to all residual benefits of Fengzhong Media and the Company’s obligation to fund losses of Fengzhong Media. Thus Fengzhong Media’s results are consolidated in the consolidated financial statements. Business taxes relating to service fees charged by Across Express are recorded as cost of services in the consolidated statements of operations.

Foreign currency

The Group’s functional currency is the Chinese Renminbi (RMB). The Group maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

For financial reporting purposes, the financial statements of the Group, which are prepared using the functional currency, are then translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment in other comprehensive income, a component of shareholders’ equity.

	December 31
	2006	2007	2008

Year end RMB:US$ exchange rate	7.80:1	7.29:1	6.82:1
Average annual RMB:US$ exchange rate	7.97:1	7.60:1	6.95:1

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use.

Allowance for doubtful accounts

An allowance for doubtful accounts is recorded in the period when the loss is determined to be probable based on an assessment of collectability, historical bad debts, account balance characteristics such as aging and prevailing economic condition. The Group has not experienced such loss to date and as such the allowance is $0 for the years ended December 31, 2006, 2007 or 2008.

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated Useful Life

Buildings	20 years
Electronic and office equipment	5 years
Motor vehicles	10 years
Display network equipment	5 years

Payments for purchase of display network equipment are made by installment. Outstanding unpaid installments for purchase of display network equipment are recognized as liabilities and recorded as accrued liabilities for the purchase of property, plant and equipment on the accompanying consolidated balance sheets. Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of operations as general and administrative expense.

Accrued severance payments

The Law of the People’s Republic of China on Employment Contracts (the “Employment Contract Law”) was adopted by the Standing Committee of the National People’s Congress of the PRC in 2007 and became effective on January 1, 2008. Pursuant to the Employment Contract Law, the Group’s PRC subsidiaries are required to make severance payment to an employee when the term of the employment contract expires unless the employee voluntarily terminates the contract or voluntarily rejects the offer to renew the contract in which the terms are no worse off than the terms of other employment contracts available to the employee. The severance payment will be equal to one month’s wages times the number of years that the employee has been working for the employer. For employment periods less than six months, the severance payment will be equal to one-half of one month’s salary. If the employment period is more than six months but less than one year, the severance payment will be equal to one month’s salary. The Group has calculated the potential severance payments in accordance with the Employment Contract Law and has recorded an amount for this potential liability as accrued severance payments on the accompanying consolidated balance sheets.

Impairment of Long-Lived Assets

The Group evaluates its long-lived assets or asset group with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of a group of long-lived assets may not be fully recoverable, such as a significant adverse change in market conditions that will impact the future use of the assets. When these events occur, the Group evaluates the impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Group recognizes an impairment loss based on the excess of the carrying amount of the asset group over its fair value that is generally based on the expected discounted cash flows using a risk-free rate. There was no such impairment charge for the periods presented.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepayment and other current assets, accounts payable, accrued expenses and other liabilities, and amounts due to related parties approximate their fair value due to the short-term maturity of these instruments.

Revenue Recognition

Revenue is recognized when the following four criteria are met in accordance with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

The Group’s revenues are derived from selling advertising time slots on the Group’s mobile television advertising network placed in contracted buses in the PRC.

The Group typically signs standard contracts with its customers, who require the Group to broadcast the advertisements provided by customers on the Group’s network in specified areas (or specified provinces) and on specified passenger buses for a period of time generally ranging from 3 to 12 months. The service price, agreed at the contract date, is final and not subject to any adjustment. The Group recognizes advertising revenues ratably over the contracted performance period for which the advertisements are broadcasted, so long as the collection of such fees is probable. Generally, the Group’s customers pay the monthly service amount ratably over the contracts one month after the services are provided. The Group assesses customer’s creditworthiness before accepting service contracts; historically the Group has not experienced any credit losses related to sales.

Fengzhong Media is subject to business tax and other surcharges on the revenues earned for services provided in the PRC. The applicable rate of business tax is 5%. Fengzhong Media is also subject to culture and education construction fees and embankment protection fees on the revenues earned for services provided in the PRC. The applicable rates of the culture and education construction fee and embankment protection fees are 3% and 0.09%, respectively. The Group records revenue net of these taxes and surcharges. Such business tax and related surcharges for the years ended December 31, 2006, 2007 and 2008 were approximately, $382,000, $2,443,000 and $5,958,000, respectively.

Cost of Sales

Cost of sales consists primarily of concession fees charged by the operators of passenger buses, depreciation of media display equipment and other operating costs.

The Group enters into long-term exclusive agreements with the operators of various inter-city express passenger buses in the PRC generally ranging from 5 to 8 years, providing the Group the concession right to install its mobile digital televisions and patented automatic control system on inter-city express passenger buses. Such equipment and systems on the inter-city express passenger buses serve as the Group’s advertising platform. The Group pays a pre-determined network concession fee each year, which is based upon the number of busses operated, subject to an increase by 10% to 30% per year, to the passenger bus operators for the exclusive rights to install the Group’s advertising network equipment on their buses.

Fees under concession agreements with the passenger bus operators are generally due every month. The Group accounts for the increase by the provisions of FAS 13 “Accounting for Leases (as amended)” as well as FTB 85-3 “Accounting for Operating Leases with Schedule Rent Increases”. In accordance with FAS 13 and FTB 85-3, if rent payments are not made on a straight-line basis, rental expense shall be recognized on a straight line basis. As the concession fees increase by 10% to 30% per year and the agreements are long term

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5 to 8 years), the Group calculates the minimum concession fees due over the term of the agreement and amortizes that amount using the straight line method over the term of the agreement. Since the Company does not know exactly what the increase will be each year, the minimum 10% increase is used in its calculation for each yearly increase. If an increase is any higher than the 10% increase, that amount is expensed as incurred on a monthly basis. The total concession fees under each agreement are charged to the consolidated statements of operations on a straight-line basis over the agreement period. Differences between concession fee payments and concession expenses charged to the consolidated statements of operations on a straight-line basis over the agreement periods are recorded as deferred concession fees on the accompanying consolidated balance sheets.

Advertising Expense

Advertising costs are expensed when incurred and are included in “selling expenses” in the consolidated statements of operations. For the years ended December 31, 2006, 2007 and 2008, advertising expenses were approximately $1,000, $1,000 and $5,000, respectively.

Leases

Leases are classified at the inception date as either a capital lease or an operating lease. For the lessee, a lease is a capital lease if any of the following conditions is met: a) the ownership of the leased property is transferred to the lessee by the end of the lease term, b) there is a bargaining purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are expensed as incurred. The Group had no capital leases for any of the periods stated herein.

Income Taxes

The Group accounts for deferred income taxes using the liability method, under which the expected future tax consequences of temporary differences between the financial reporting and tax basis of its assets and liabilities are recognized as deferred tax assets and liabilities. A valuation allowance is established for any deferred tax asset when it is more likely than not that the deferred tax asset will not be recovered. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Group has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Group’s consolidated financial position or results of operations.

Earnings per Share

Earnings per share are calculated in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per ordinary share is computed by dividing income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. There were no potentially dilutive securities for the years ended December 31, 2006, 2007 and 2008.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Group does not believe that SFAS 159 will have a material impact on its consolidated financial statements.

On December 4, 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Group is currently assessing the impact, if any, that the adoption of SFAS 160 will have on its consolidated financial statements.

On December 4, 2007 the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (SFAS 141(R)). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R) an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141(R) will change the accounting treatment for certain specific item, including:

•	Acquisition costs will be generally expensed as incurred;

•	Non-controlling interests (formerly known as “minority interests”) will be valued at fair value at the acquisition date;

•	Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Charges in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SFAS 141(R) also includes a substantial number of new disclosure requirements. The statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Group is currently assessing the impact, if any, that the adoption of SFAS 141(R) will have on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities”, an amendment of FASB Statement No. 133. The new standard requires enhanced disclosures to help investors better understand the effect of an entity’s derivative instruments and related hedging activities on its financial position, financial performance, and cash flows. Statement 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Group is currently assessing the impact, if any, that the adoption of SFAS No. 161 will have on its consolidated financial statements.

On May 23, 2008 the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” clarifies how FASB Statement No. 60, “Accounting and Reporting” by Insurance Enterprises, applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts. The Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of the Statement. The Group is currently assessing the impact, if any, that SFAS 163 will have on its consolidated financial statements.

Concentration of Risks

Concentration of credit risk

Assets that potentially subject the Group to significant concentration of credit risk primarily consist of cash and accounts receivable. As of December 31, 2008, substantially all of the Group’s cash was deposited in financial institutions located in the PRC, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from revenues earned from customers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring process of outstanding balances. The Group has not experienced a loss in such account.

Concentration of customers and vendors

The Group currently provides a substantial portion of its service to a limited number of customers. There are revenues from customers which individually represent greater than 10% of the total revenues (see Note 15). The loss of sales from any of these customers would have a significant negative impact on the Group’s business. Sales to customers are mostly made through non-exclusive, short-term arrangements. Due to the Group’s dependence on a limited number of customers, any negative events with respect to the Group’s customers may cause material fluctuations or declines in the Group’s revenue and have a material adverse effect on the Group’s financial condition and results of operations.

The Group currently conducts a substantial portion of its services with a limited number of vendors. There are concessions paid to vendors which individually represent greater than 10% of the total concession fees included in cost of sales and accounts payable balances to vendors which individually represent greater than 10% of accounts payable (see Note 15). The loss of any of these vendors could have a significant negative impact on the Group’s business. Concessions paid to vendors are mostly made through contracts ranging from 5-8 years. Due to the Group’s dependence on a limited number of vendors, any negative events with respect to the Group’s vendors may cause material fluctuations or declines in the Group’s revenue and have a material adverse effect on the Group’s financial condition and results of operations.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Current vulnerability due to certain other concentrations

The Group’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The Group transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign ownership of advertising businesses is subject to significant restrictions under current

PRC laws and regulations. Currently, the Group conducts its operations in the PRC through a series of contractual arrangements entered into among Across Express, Fengzhong Media and its shareholders.

The relevant regulatory authorities may find the current ownership structure, contractual arrangements and businesses to be in violation of any existing or future PRC laws or regulations. If so, the relevant regulatory authorities would have broad discretion in dealing with such violations.

3.	ACCOUNTS RECEIVABLE

	December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

Balance at end of year	$186	$2,716	$6,065

All the accounts receivable are non-interest bearing.

4.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

Buildings	$200	$214	$229
Electronic and office equipment	44	69	94
Motor vehicles	37	178	190
Display network equipment	3,677	10,791	16,402

Total	3,958	11,252	16,915
Less: Accumulated depreciation	(689)	(2,404)	(5,498)

	$3,269	$8,848	$11,417

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation expenses were approximately $365,000, $1,621,000 and $2,875,000 for the years ended December 31, 2006, 2007 and 2008, respectively.

5.	ACCOUNTS PAYABLE

	December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

Concession fee payable	$87	$769	$1,565

All the accounts payables are non-interest bearing.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The components of accrued expenses and other current liabilities are as follows:

	December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

Accrued expenses	$2	$3	$—
Salary and welfare payable	173	218	101
Business tax	51	361	848
Culture and education construction fee	13	85	185
Other surcharges	9	47	96
Other payable	22	47	71

	$270	$761	$1,301

7.	ACCRUED LIABILITY FOR THE PURCHASE OF PROPERTY, PLANT AND EQUIPMENT

	December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

Balance at the end of	$1,888	$1,448	$1,072

The amounts represent the remaining balance of consideration payable for purchasing of display network equipment. The amounts are non-interest bearing and payable within one year.

8.	ORDINARY SHARES

Authorized, issued and outstanding 10,000 shares at par value of $0.13.

December 31,
2006	2007	2008
(Amounts in thousands of US dollars)

$1	$1	$1

9.	RESTRICTED NET ASSETS (RESERVES)

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reserves, namely a general reserve fund, the enterprise expansion fund and a staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Across Express was established as a wholly-owned foreign invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Fengzhong Media was established as a domestic invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company.

Amounts restricted include paid-in capital and statutory reserve funds of the Company’s PRC subsidiaries, as determined pursuant to PRC generally accepted accounting principles, totaling approximately $8,256,000 as of December 31, 2008; therefore in accordance with Rules 504 and 4.08 (e) (3) of Regulation S-X, the condensed parent company only financial statements as of December 31, 2006, 2007 and 2008 and for each of the three years in the period ended December 31, 2008 are disclosed in Note 17.

10.	TAXATION

Income taxes

Hong Kong

The Company was incorporated in Hong Kong and does not conduct any substantive operations since its incorporation other than being the holding company of the Group.

No provision for Hong Kong profits tax has been made in the financial statements as the Company has no assessable profits for the years ended December 31, 2006, 2007 and 2008, respectively. In addition, upon payments of dividends by the Company to its shareholders, no Hong Kong withholding tax will be imposed.

China

PRC enterprise income tax, “EIT”, is generally assessed at the rate of 33% in 2006 and 2007, 25% in 2008 of taxable income. Across Express and Fengzhong Media were subjected to statutory EIT rates of 33% in accordance with the relevant PRC Enterprise Income Tax Laws in 2006 and 2007 and 25% in 2008.

Income before income taxes consists of:

	For the Years Ended December 31,
	2006	2007	2008
	(Amounts in thousands of US dollars)

The PRC	$1,594	$11,040	$35,221

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The current and deferred components of the income tax expense (benefit) appearing in the consolidated statements of operations are as follows:

	For the Years Ended December 31,
	2006	2007	2008

Current	$689	$4,807	$9,599
Deferred	—	(734)	(745)

	$689	$4,073	$8,854

The reconciliation of tax computed by applying the statutory income tax rate applicable to PRC operations to income tax benefit is:

	For the Years Ended December 31,
	2006	2007	2008

Income tax computed at applicable tax rates	$526	$3,643	$8,805
Non-deductible expenses	163	278	49
Effects of tax rate changes*	—	152	—

	$689	$4,073	$8,854

*	On March 16, 2007, the Fifth Plenary Session of the Tenth National People’s Congress passed the Corporate Income Tax Law of the People’s Republic of China (“new tax law”) which was effective on January 1, 2008. As a result of the new tax law, the income tax rate applicable to Fengzhong Media is 25% effectively from January 1, 2008. Accordingly, the Group’s deferred taxes were remeasured to reflect the enactment of the new tax law. Such a remeasure in deferred taxes has been recognized as a reduction in income tax expenses of $257,000 in the consolidated statement of operations for the year ended December 31, 2007.

Deferred tax assets reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets are as follows:

	December 31,
	2006	2007	2008

Deferred tax assets, non-current portion
Deferred concession fee	$—	$766	$1,501
Accrued severance payment	—	—	77

	$—	$766	$1,578

11.	RELATED PARTY TRANSACTIONS

a) Related parties

Name of Related Parties	Relationship with the Group

Mr. Zheng Cheng	Director of the Company and ultimate controlling shareholder of the Company
Ms. Chunlan Bian	Director of the Company

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b)	The Group had the following related party transactions for the years ended December 31, 2006, 2007 and 2008:

	For the Years Ended December 31,
	2006	2007	2008
	Amounts in thousands of US dollars

Purchase a vehicle from Mr. Zheng Cheng*	$—	$14	$—
Purchase patent from Mr. Zheng Cheng*	—	1,315	—
Loans from Cheng Family**	$64	$3,298	$—

*	In 2007, the Group purchased a vehicle and a display patent from Mr. Zheng Cheng for total consideration of $1,329,000. As such transaction was considered under common control, the excess of the consideration paid by the Group over the net carrying value of the assets, amounting to $1,315,000, was reflected as deemed dividends distributed to Mr. Zheng Cheng, the controlling shareholder of the Company, in the consolidated statement of changes in shareholders’ equity.

**	The loans were non-interest bearing and were fully settled in 2007.

c)	The Group had the following related party balances as of December 31, 2006, 2007 and 2008:

	December 31,
	2006	2007	2008
	Amounts in thousands of US dollars

Amounts due to related parties
Ms. Chunlan Bian	$—	$494	$—
Mr. Zheng Cheng	744	2,701	798

	$744	$3,195	$798

All balances with related parties as of December 31, 2006, 2007 and 2008 were unsecured, non-interest bearing and repayable on demand.

12.	EMPLOYEE DEFINED CONTRIBUTION PLAN

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require that the PRC subsidiaries make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were approximately $292,000, $363,000 and $384,000 for the years ended December 31, 2006, 2007 and 2008, respectively.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	COMMITMENTS AND CONTINGENCIES

(a) Rental lease

Future minimum payments under non-cancelable operating leases with initial terms of one-year or more consist of the following at December 31, 2008:

2009	$167
2010	$131
2011	$105
2012	$103
2013	$43
$549

Payments under operating leases are expensed on the straight-line basis over the periods of their respective leases. The terms of the leases do not contain rent escalation or contingent rents. For the years ended December 31, 2006, 2007 and 2008, total rental expenses for all operating leases amounted to approximately $16,000, $25,000 and $116,000 respectively.

(b)	Capital commitments

Purchase of property, plant and equipment

As of December 31, 2008, the Group did not have any commitments related to the purchase of display network equipment.

(c)	Concession fees

The Group has entered into concession right agreements with passenger bus operators. The contract terms of such concession rights are usually five to eight years. The concession rights expire between 2011 and 2014 and are renewable upon negotiation.

Future minimum concession fee payments under non-cancelable concession right agreements were as follows at December 31, 2008:

(Amounts in
Thousands of US $)

2009	$21,627
2010	23,789
2011	26,168
2012	14,187
2013	4,426
2014	1,301

$91,498

14.	SEGMENT REPORTING

The Group operates and manages its business as a single reportable segment that includes primarily selling advertising time slots on its advertising network of television screens placed in passenger buses traveling on the highways throughout the PRC.

Geographic information

The Group operates in the PRC and all of the Group’s identifiable assets are located in the PRC.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Although the Group operates in multiple cities in China which include Fujian, Beijing Shanghai, Guangzhou, Tianjin and Chengdu, the chief operating decision maker evaluates the Group’s performance as a single reportable segments and thus the Group believes it operates in one segment as it provide services to customers irrespective of their locations.

15.	MAJOR CUSTOMERS AND VENDORS

Details of the customers accounting for 10% or more of total net sales in any of the periods presented are as follows:

	For the Years Ended December 31,
	2006	2007	2008
	(Amounts are in thousands of US dollars)

Company A	$—	$2,954	$—
Company B	—	2,841	—

	$—	$5,795	$—

Details of the customers accounting for 10% or more of total accounts receivable in any of the periods presented are as follows:

	As of December 31,
	2006	2007	2008

Company C	$42	$—	$—
Company D	32	—	—
Company E	28	—	—

	$102	$—	$—

Details of vendors accounting for 10% or more of concession fees included in costs of sales in any of the periods presented are as follows:

	For the Years Ended December 31,
	2006	2007	2008

Company 1	$—	$—	$2,941
Company 2	—	816	—
Company 3	312	—	—
Company 4	298	—	—
Company 5	155	—	—
Company 6	116	—	—

	$881	$816	$2,941

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Details of vendors accounting for 10% or more of accounts payable in any of the periods presented are as follows:

	As of December 31,
	2006	2007	2008

Company 1	$—	$—	$250
Company 7	—	96	—
Company 3	27	—	—
Company 4	25	—	—
Company 5	13	—	—
Company 6	10	—	—

	$75	$96	$250

16.	EARNINGS PER SHARE

Basic and diluted earnings per share for each of the periods presented are calculated as follows:

	For the Years Ended December 31,
	2006	2007	2008
	US$	US$	US$
	(Amounts in thousands except for the number of shares and per share data)

Numerator:
Net income	$905	$6,967	$26,367

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic and diluted income per share	10,000	10,000	10,000

Basic and diluted earnings per share	$90.50	$696.70	$2,636.70

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Amounts in thousands of US dollars, except for number of shares and per share data)

Condensed balance sheets

	December 31,
	2006	2007	2008

ASSETS
Current assets:
Prepayment and other deposits	$—	$—	$20
Dividend receivable	1,424	5,636	17,752

Total current assets	1,424	5,636	17,772

Non-current assets:
Investment in subsidiaries	518	1,273	13,709

Total non-current assets	518	1,273	13,709

Total assets	$1,942	$6,909	$31,481

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Amount due to a related party	$680	$727	$799

Total current liabilities	680	727	799

Total liabilities	680	727	799

Shareholders’ equity:
Ordinary shares (Authorized, issued and outstanding-10,000 shares of $0.13 each)	1	1	1
Accumulated comprehensive income	20	372	1,384
Retained earnings	1,241	5,809	29,297

Total shareholders’ equity	1,262	6,182	30,682

Total liabilities and shareholders’ equity	$1,942	$6,909	$31,481

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed statements of income

	For the Years Ended December 31,
	2006	2007	2008

Operating income
Equity in profit of subsidiaries	$691	$5,883	$23,488

Net income	$691	$5,883	$23,488

Foreign currency translation adjustment	$20	$352	$1,012

Comprehensive income	$711	$6,235	$24,500

Condensed cash flow statements

	For the Years Ended December 31,
	2006	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$691	$5,883	$23,488
Adjustment to reconcile net income to net cash generated in operating activities:
Equity in profit of subsidiaries	(691)	(5,883)	(23,488)

Net cash generated in operating activities	—	—	—

Net change in cash and cash equivalents	—	—	—

Cash and cash equivalents at beginning of the year	—	—	—

Cash and cash equivalents at
end of the year	$—	$—	$—

Basis of Presentation

For the presentation of the parent company only condensed financial information, the Company records its investment in subsidiaries under the equity method of accounting as prescribed in Accounting Principles Board (“APB”) opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”.

20.	SUBSEQUENT EVENT

On February 5, 2009, the Company declared to pay a dividend of $17,589,000 to Mr. Zheng, the sole shareholder of the Company.

ajrobbins pc
Certified Public Accountants

REVIEW REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Hong Kong Mandefu Holding Limited
Hong Kong

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
September 8, 2009, except for Note 18
for which the date is September 30, 2009

Columbine Place
216 16th Street, Suite 600
Denver, Colorado 80202
303 321 1281 > T 303 321 1288 > F
www.ajrobbins.com

INDEPENDENT MEMBER OF
POLARIS™
INTERNATIONAL

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED BALANCE SHEET

June 30, 2009
(Unaudited)
(Amounts in thousands
of US dollars)

ASSETS
Current assets:
Cash and cash equivalents	$29,437
Accounts receivable, net	7,412
Prepayment and other current assets	36

Total current assets	36,885

Non-current assets:
Property, plant and equipment, net	10,137
Deferred tax assets	1,753

Total non-current assets	11,890

Total assets	$48,775

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED BALANCE SHEET — (Continued)

June 30, 2009
(Unaudited)
(Amounts in thousands
of US dollars,
except for number of
shares and per
share data)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,800
Accrued expenses and other current liabilities	1,378
Income tax payable	3,426
Amount due to a related party	1,343
Accrued liabilities for the purchase of property, plant and equipment	700

Total current liabilities	8,647

Non-current liabilities:
Accrued severance payment	342
Deferred concession fees	6,671

Total non-current liabilities	7,013

Total liabilities	15,660

Commitments and contingencies
Shareholders’ equity:
Ordinary shares $0.13 par value, 10,000 shares authorized and 10,000 shares issued and outstanding	1
Statutory reserves	4,314
Accumulated other comprehensive income	1,322
Retained earnings	27,478

Total shareholders’ equity	33,115

Total liabilities and shareholders’ equity	$48,775

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the Six Months Ended
	June 30,
	2008	2009
	(Unaudited)	(Unaudited)
	(Amounts in thousands of
	US dollars, except for number of
	shares and per share data)

Sales, net of business tax and related surcharges:	$30,450	$37,861
Cost of sales:	(11,900)	(14,362)

Gross profit	18,550	23,499
Operating expenses:
Selling expenses	(510)	(526)
General and administrative expenses	(928)	(1,353)

Total operating expenses	(1,438)	(1,879)

Operating income	17,112	21,620
Interest income	39	43

Income before income taxes	17,151	21,663
Income tax expenses	(4,316)	(5,927)

Net income	$12,835	$15,736

Foreign currency translation adjustment	$438	$(47)

Comprehensive income	$13,273	$15,689

Earnings per share
Basic and diluted	$1,283.5	$1,573.6

Weighted average number of ordinary shares outstanding:
Basic and diluted	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2008	2009
	(Unaudited)	(Unaudited)
	(Amounts in thousands of
	US dollars)

CASH FLOWS FROM (TO) FROM OPERATING ACTIVITIES
Net income	$12,835	$15,736
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	1,562	1,543
Deferred tax benefits	(424)	(175)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(2,734)	(1,347)
Decrease/(increase) in prepayments and other current assets	(64)	23
Increase in accounts payable	640	235
Increase in accrued expenses and other liabilities	435	77
Increase in deferred concession fees	1,460	666
Increase in accrued severance payment	237	35
Increase in income tax payable	1,039	354
(Decrease)/increase in amounts due to related parties	(2,401)	545

Net cash provided by operating activities	12,585	17,692

CASH FLOWS (TO) FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment, net of related payables	(3,960)	(635)

Net cash used in investing activities	(3,960)	(635)

CASH FLOWS (TO) FROM FINANCING ACTIVITIES
Dividends paid	—	(17,555)

Net cash (used in) financing activities	—	(17,555)

Net increase/(decrease) in cash and cash equivalents	8,625	(498)
Effect of foreign currency translation adjustment on cash	859	(62)
Cash and cash equivalents at the beginning of the period	6,364	29,997

Cash and cash equivalents at the end of the period	$15,848	$29,437

Supplemental schedule of cash flows information:
— Income tax paid	$3,277	$5,748
— Interest paid	$—	$—
Supplemental schedule of non-cash activities:
— Acquisition of property, plant and equipment included in accrued liabilities	$1,566	$114

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

				Accumulated
	Number of			Other		Total
	Ordinary	Ordinary	Statutory	Comprehensive	Retained	Shareholders’
	Shares	Shares	Reserves	Income	Earnings	Equity
	(Amounts in thousands of US dollars, except for number of ordinary shares)

Balance as of December 31, 2008	10,000	$1	$4,314	$1,384	$29,297	$34,996
Foreign currency translation	—	—	—	(62)	—	(62)
Net income for the period	—	—	—	—	15,736	15,736
Dividend paid to shareholders	—	—	—	—	(17,555)	(17,555)

Balance as of June 30, 2009 (unaudited)	10,000	$1	$4,314	$1,322	$27,478	$33,115

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.	ORGANIZATION AND BASIS OF PRESENTATION

The accompanying consolidated financial statements include the financial statements of Hong Kong Mandefu Holding Limited (the “Company”) and its subsidiaries, including Fujian Across Express Information Technology Co., Ltd. (“Across Express”) and Fujian Fengzhong Media Co., Ltd. (“Fengzhong Media”). The Company and its subsidiaries are collectively referred to as the “Group”.

The Company was incorporated in Hong Kong on April 25, 2001 and does not conduct any business operation since its incorporation, other than being the holding company of the Group. The Group is principally engaged in operating mobile television advertising networks on passenger buses traveling on highways in the People’s Republic of China (the “PRC”). The Group develops and operates its business through its subsidiaries. Details of the Company’s subsidiaries are as follows:

			Percentage of
	Date of	Place of	Ownership by
Company	Establishment	Establishment	the Company	Principal Activities

Across Express	Jun 23, 2003	PRC	100%	Provision of technical support
Fengzhong Media	May 31, 2002	PRC	0%	Operating mobile television advertising network

Fengzhong Media operated all the business of the Group prior to December 1, 2003. Fengzhong Media was 100% owned by Mr. Zheng Cheng, the controlling shareholder, and his mother (the “Cheng Family”) since its establishment.

In order to comply with PRC laws and regulations which prohibit foreign control of companies in certain industries and in contemplation of an initial public offering or reverse merger in the United States, effective control over Fengzhong Media was transferred to the Company through a series of contractual arrangements without transferring legal ownership in Fengzhong Media (the “Reorganization”). As a result of these contractual arrangements, the Company maintained the ability to approve decisions made by Fengzhong Media and was entitled to substantially all of the economic benefits of Fengzhong Media. Therefore, the Company consolidates Fengzhong Media in accordance with Accounting Research Bulletin No. 51 “Consolidated Financial Statements” and its related interpretations (including but not limited to Statement of Financial Accounting Standards (“SFAS”) No. 94, “Consolidation of All Majority-Owned Subsidiaries”, and FASB Interpretation No. 46R “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46R”)) and Regulations S-X 3A-02. Immediately before and after the Reorganization, the Cheng Family controlled Fengzhong Media; therefore, the Reorganization is accounted for as a transaction between entities under common control in a manner similar to pooling of interests. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

On May 1, 2009, the Company and TM Entertainment & Media, Inc (“TMI”), a company listed on the American Stock Exchange, entered into a definitive share exchange agreement whereby TMI will acquire 100% of the outstanding equity of the Company, subject to approval of the shareholders of TMI. The closing of the transaction is anticipated in the beginning of the fourth quarter of 2009. See notes 17 and 18.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto for the years ended December 31, 2008, 2007 and 2006. In the opinion of management, the unaudited interim financial statements furnished here include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. In the opinion of management, the interim financial statements include all adjustments that are necessary in order to make the financial statements not misleading. The results of the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the Company’s financial statements include, but are not limited to the useful lives of property, plant and equipment, accrual of concession fees and realization of deferred tax assets. Actual results could materially differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

PRC laws and regulations restrict foreign ownership of companies that provide advertising services, including out-of-home television advertising services. To comply with these foreign ownership restrictions, the Company operates its television advertising services in the PRC through Fengzhong Media, which is an entity legally owned by the Cheng Family, and holds the license and approvals to provide television advertising services in the PRC. A series of agreements were entered into amongst Across Express, Fengzhong Media and Fengzhong Media’s direct equity holders, providing Across Express the ability to control Fengzhong Media, including its financial interest as described below.

Pursuant to the contractual arrangements, Across Express provides certain technical and consulting services to Fengzhong Media in exchange for fees. As Across Express has a contractual controlling interest in Fengzhong Media, the Company, through its wholly-owned equity interest in Across Express, has unilateral discretion in setting the fees charged to Fengzhong Media.

In addition to the exclusive technical support and consulting services agreement, in which Across Express provides exclusive technical and consulting services to Fengzhong Media, Across Express has entered into an agreement with Fengzhong Media and its equity holders with respect to certain shareholder rights that provide Across Express with the ability to control Fengzhong Media. Pursuant to this contractual arrangement, the equity holders of Fengzhong Media would not exercise their equity holders’ right without obtaining the consent from Across Express and all the beneficial interests and rights of the equity holders of Fengzhong Media belong to Across Express.

With the above agreements, the Company demonstrates its ability to control Fengzhong Media, through the Company’s right to all residual benefits of Fengzhong Media and the Company’s obligation to fund losses of Fengzhong Media. Thus Fengzhong Media’s results are consolidated in the consolidated financial statements. Business taxes relating to service fees charged by Across Express are recorded as cost of services in the consolidated statements of operations.

Foreign currency

The Group’s functional currency is the Chinese Renminbi (RMB). The Group maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

For financial reporting purposes, the financial statements of the Group, which are prepared using the functional currency, are then translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and shareholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment in other comprehensive income, a component of shareholders’ equity.

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2008	June 30, 2009

Period end RMB:US$ exchange rate	6.86:1	6.83:1
Average RMB:US$ exchange rate	7.06:1	6.83:1

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use.

Allowance for doubtful accounts

An allowance for doubtful accounts is recorded in the period when the loss is determined to be probable based on an assessment of collectability, historical bad debts, account balance characteristics such as aging and prevailing economic condition. The Group has not experienced such loss to date and as such the allowance is $0 for the six month periods ended June 30, 2008 and 2009.

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated Useful Life

Buildings	20 years
Electronic and office equipment	5 years
Motor vehicles	10 years
Display network equipment	5 years

Payments for purchase of display network equipment are made by installment. Outstanding unpaid installments for purchase of display network equipment are recognized as liabilities and recorded as accrued liabilities for the purchase of property, plant and equipment on the accompanying consolidated balance sheet. Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of operations as general and administrative expense.

Accrued severance payments

The Law of the People’s Republic of China on Employment Contracts (the “Employment Contract Law”) was adopted by the Standing Committee of the National People’s Congress of the PRC in 2007 and became effective on January 1, 2008. Pursuant to the Employment Contract Law, the Group’s PRC subsidiaries are required to make severance payment to an employee when the term of the employment contract expires unless the employee voluntarily terminates the contract or voluntarily rejects the offer to renew the contract in which

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

the terms are no worse off than the terms of other employment contracts available to the employee. The severance payment will be equal to one month’s wages times the number of years that the employee has been working for the employer. For employment periods less than six months, the severance payment will be equal to one-half of one month’s salary. If the employment period is more than six months but less than one year, the severance payment will be equal to one month’s salary. The Group has calculated the potential severance payments in accordance with the Employment Contract Law and has recorded an amount for this potential liability as accrued severance payments on the accompanying consolidated balance sheet.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Group reviews its long-lived assets and finite-lived intangible assets for potential impairment based on a review of projected undiscounted cash flows associated with these assets. Long-lived assets and finite-lived intangible assets are evaluated for impairment whenever events and circumstances exist that indicates the carrying amount of these assets may not be recoverable. If the sum of the projected undiscounted cash flows is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the difference between the estimated fair value of the assets and the carrying amount. There was no such impairment charge for the periods presented.

Long-lived assets to be disposed of are stated at the lower of fair value less cost to sell or carrying amount.

Management judgment is required in the area of asset impairment, particularly in assessing whether: (1) an event has occurred that may affect asset values; (2) the carrying value of an asset can be supported by the net present value of future cash flows from the asset using estimated cash flow projections; and (3) the cash flow is discounted using an appropriate rate.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepayment and other current assets, accounts payable, accrued expenses and other liabilities, and amounts due to related parties approximate their fair value due to the short-term maturity of these instruments.

Revenue Recognition

Revenue is recognized when the following four criteria are met in accordance with U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

The Group’s revenues are derived from selling advertising time slots on the Group’s mobile television advertising network placed in contracted buses in the PRC.

The Group typically signs standard contracts with its customers, who require the Group to broadcast the advertisements provided by customers on the Group’s network in specified areas (or specified provinces) and on specified passenger buses for a period of time generally ranging from 3 to 12 months. The service price, agreed at the contract date, is final and not subject to any adjustment. The Group recognizes advertising revenues ratably over the contracted performance period for which the advertisements are broadcasted, so long as the collection of such fees is probable. Generally, the Group’s customers pay the monthly service amount ratably over the contracts one month after the services are provided. The Group assesses customer’s creditworthiness before accepting service contracts; historically the Group has not experienced any credit losses related to sales.

Fengzhong Media is subject to business tax and other surcharges on the revenues earned for services provided in the PRC. The applicable rate of business tax is 5%. Fengzhong Media is also subject to culture and education construction fees and embankment protection fees on the revenues earned for services provided

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

in the PRC. The applicable rates of the culture and education construction fee and embankment protection fees are 3% and 0.09%, respectively. The Group records revenue net of these taxes and surcharges. Such business tax and related surcharges for the six months ended June 30, 2008 and 2009 were approximately $2,880,000 and $3,581,000, respectively.

Cost of Sales

Cost of sales consists primarily of concession fees charged by the operators of passenger buses, depreciation of media display equipment and other operating costs.

The Group enters into long-term exclusive agreements with the operators of various inter-city express passenger buses in the PRC generally ranging from 5 to 8 years, providing the Group the concession right to install its mobile digital televisions and patented automatic control system on inter-city express passenger buses. Such equipment and systems on the inter-city express passenger buses serve as the Group’s advertising platform. The Group pays a pre-determined network concession fee each year, which is based upon the number of buses operated, subject to an increase by 10% to 30% per year, to the passenger bus operators for the exclusive rights to install the Group’s advertising network equipment on their buses.

Fees under concession agreements with the passenger bus operators are generally due every month. The Group accounts for the increase by the provisions of FAS 13 “Accounting for Leases (as amended)” as well as FTB 85-3 “Accounting for Operating Leases with Schedule Rent Increases”. In accordance with FAS 13 and FTB 85-3, if rent payments are not made on a straight-line basis, rental expense shall be recognized on a straight line basis. As the concession fees increase by 10% to 30% per year and the agreements are long term (5 to 8 years), the Group calculates the minimum concession fees due over the term of the agreement and amortizes that amount using the straight line method over the term of the agreement. Since the Company does not know exactly what the increase will be each year, the minimum 10% increase is used in its calculation for each yearly increase. If an increase is any higher than the 10% increase, that amount is expensed as incurred on a monthly basis. The total concession fees under each agreement are charged to the consolidated statements of operations on a straight-line basis over the agreement period. Differences between concession fee payments and concession expenses charged to the consolidated statements of operations on a straight-line basis over the agreement periods are recorded as deferred concession fees on the accompanying consolidated balance sheets.

Advertising Expense

Advertising costs are expensed when incurred and are included in “selling expenses” in the consolidated statements of operations. For the six months ended June 30, 2008 and 2009, advertising expenses were approximately $496 and $10,204, respectively.

Leases

Leases are classified at the inception date as either a capital lease or an operating lease. For the lessee, a lease is a capital lease if any of the following conditions is met: a) the ownership of the leased property is transferred to the lessee by the end of the lease term, b) there is a bargaining purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are expensed as incurred. The Group had no capital leases for any of the periods stated herein.

Income Taxes

The Group accounts for deferred income taxes using the liability method, under which the expected future tax consequences of temporary differences between the financial reporting and tax basis of its assets and liabilities are recognised as deferred tax assets and liabilities. A valuation allowance is established for any deferred tax asset when it is more likely than not that the deferred tax asset will not be recovered. The effect

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

on deferred taxes of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Group has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Group’s consolidated financial position or results of operations.

Earnings per Share

Earnings per share are calculated in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per ordinary share is computed by dividing income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. There were no potentially dilutive securities for the six months ended June 30, 2008 and 2009.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Recent Accounting Pronouncements

In October 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position FAS 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3”) which clarifies the application of SFAS No. 157 in an inactive market and illustrates how an entity would determine fair value when the market for a financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP FAS 157-3 did not have a material impact on the consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transaction Are Participating Securities”, to address the question of whether instrument granted in share-based payment transaction are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The adoption of (FSP) No. EITF 03-6-1 did not have a material impact on the consolidated financial statements.

In May 2008, the FASB issued Financial Accounting Standard No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with GAAP. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP”. The Group is currently assessing the impact of this statement, but believes it will not have a material impact on its financial position, results of operations, or cash flows upon adoption.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (SFAS No. 161). The standard requires additional quantitative disclosures (provided in tabular form) and qualitative disclosures for derivative instruments. The required disclosures include how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows; the relative volume of derivative activity; the objectives and strategies for using derivative instruments; the accounting treatment for those derivative instruments formally designated as the hedging instrument in a hedge relationship; and the existence and nature of credit-risk-related contingent features for derivatives. SFAS No. 161 does not change the accounting treatment for derivative instruments. SFAS No. 161 is effective for the Group’s financial statements for the year beginning on January 1, 2009. The adoption of SFAS No. 161 did not have a material impact on the consolidated financial statements.

In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”). FSP FAS 157-2 delays the effective date of FASB Statement No. 157, Fair Value Measurements for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). For purposes of FSP FAS 157-2, nonfinancial assets and nonfinancial liabilities would include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of FASB Statement No. 157. FSP FAS 157-2 defers the effective date for items within its scope to fiscal years beginning after November 15, 2008. The adoption of FSP FAS 157-2 did not have a material impact on the consolidated financial statements.

In September 2008, the FASB issued FSP 133-1 and FASB Interpretation Number (“FIN”) 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). FSP FAS 133-1 and FIN 45-4 amend disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP FAS 133-1 and FIN 45-4 did not have a material impact on our current financial position, results of operation or cash flows.

In April 2008, the FASB Staff Position issued FAS No. 142-3 “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”) which applies to all entities that requires to consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible assets under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods which those fiscal years. Early adoption is prohibited. The adoption of FSP FAS 142-3 did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 160”) to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report net income attributable to both the parent and noncontrolling (minority) interests in subsidiaries in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring them be treated as equity transaction. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of SFAS No. 160 did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combination” (“SFAS No. 141R”) which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statements also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statement to evaluate the nature and financial effects of the business combination.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

SFAS No. 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 141R did not have a material impact on the consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts — an interpretation of FASB Statement No. 60” (“SFAS No. 163”). SFAS No. 163 requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Disclosure requirements in paragraphs 30(g) and 31 are effective for the first period (including interim periods) beginning after issuance of this statement. Except for the disclosures effective for the first period (including interim periods) beginning after issuance of this statement, earlier application is prohibited. The adoption of SFAS No. 163 did not have a material impact on the consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard also includes a required disclosure of the date through which the entity has evaluated subsequent events and whether the evaluation date is the date of issuance or the date the financial statements were available to be issued. The standard is effective for interim or annual periods ending after June 15, 2009. The Company has complied with the disclosure requirements.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162. The FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company will comply with the requirements of the Statement beginning in the third quarter of 2009.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 165, Subsequent Events, the Company has evaluated subsequent events through the date of this filing. The Company does not believe there are any material subsequent events which would require further disclosure.

Concentration of Risks

Concentration of credit risk

Assets that potentially subject the Group to significant concentration of credit risk primarily consist of cash and accounts receivable. As of June 30, 2009, substantially all of the Group’s cash was deposited in financial institutions located in the PRC, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from revenues earned from customers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring process of outstanding balances. The Group has not experienced a loss in such account.

Concentration of customers and vendors

The Group currently provides a substantial portion of its service to various customers. There are no revenues from customers which individually represent greater than 10% of the total revenues for the six months ended June 30, 2008 or 2009 (see Note 15). Sales to customers are mostly made through non-exclusive, short-term arrangements. As the customer base is diversified, the Group considers that the concentration risk of its customers is not significant to the Group’s financial condition and results of operations.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

The Group currently conducts a substantial portion of its services with a limited number of vendors. There are concessions paid to a vendor which individually represents greater than 10% of the total concession fees included in cost of sales and an accounts payable balance to a vendor which individually represents greater than 10% of accounts payable (see Note 15). The loss of this vendor could have a significant negative impact on the Group’s business. Concessions paid to vendors are mostly made through contracts ranging from 5-8 years. Due to the Group’s dependence on a limited number of vendors, any negative events with respect to the Group’s vendors may cause material fluctuations or declines in the Group’s revenue and have a material adverse effect on the Group’s financial condition and results of operations.

Current vulnerability due to certain other concentrations

The Group’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The Group transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign ownership of advertising businesses is subject to significant restrictions under current PRC laws and regulations. Currently, the Group conducts its operations in the PRC through a series of contractual arrangements entered into among Across Express, Fengzhong Media and its shareholders.

The relevant regulatory authorities may find the current ownership structure, contractual arrangements and businesses to be in violation of any existing or future PRC laws or regulations. If so, the relevant regulatory authorities would have broad discretion in dealing with such violations.

3.	ACCOUNTS RECEIVABLE

June 30, 2009
(Amounts in
thousands of
US dollars)

Balance at end of period	$7,412

All the accounts receivable are non-interest bearing.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

4.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

June 30, 2009
(Amounts in
thousands of
US dollars)

Buildings	$228
Electronic and office equipment	94
Motor vehicles	190
Display network equipment	16,666

Total	17,178
Less: Accumulated depreciation	(7,041)

$10,137

Depreciation expenses were approximately $1,562 and $1,543 for the six months ended June 30, 2008 and 2009, respectively.

5.	ACCOUNTS PAYABLE

June 30, 2009
(Amounts in
thousands of
US dollars)

Concession fee payable	$1,800

All the accounts payables are non-interest bearing.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The components of accrued expenses and other current liabilities are as follows:

June 30, 2009
(Amounts in
thousands of
US dollars)

Salary and welfare payable	98
Business tax payable	963
Culture and education construction fee	209
Other surcharges	108

$1,378

7.	ACCRUED LIABILITY FOR THE PURCHASE OF PROPERTY, PLANT AND EQUIPMENT

June 30, 2009
(Amounts in
thousands of
US dollars)

Balance at the end of	$700

The amounts represent the remaining balance of consideration payable for purchasing of display network equipment. The amounts are non-interest bearing and payable within one year.

8.	ORDINARY SHARES

Authorized, issued and outstanding 10,000 shares at par value of $0.13.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

June 30, 2009
(Amounts in
thousands of
US dollars)

$1

9.	RESTRICTED NET ASSETS (RESERVES)

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely a general reserve fund, the enterprise expansion fund and a staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Across Express was established as a wholly-owned foreign invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Fengzhong Media was established as a domestic invested enterprise and therefore is subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company.

Amounts restricted include paid-in capital ($3,709,000) and statutory reserve funds ($4,314,000) of the Company’s PRC subsidiaries, as determined pursuant to PRC generally accepted accounting principles, totaling approximately $8,023,000 as of December 31, 2008. No appropriation of the reserves were made for the six months period ended June 30, 2009 as the reserves will be allocated on an annual basis.

10.	TAXATION

Income taxes

Hong Kong

The Company was incorporated in Hong Kong and does not conduct any substantive operations since its incorporation other than being the holding company of the Group.

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

No provision for Hong Kong profits tax has been made in the financial statements as the Company has no assessable profits for the six months ended June 30, 2008 and 2009, respectively. In addition, upon payments of dividends by the Company to its shareholders, no Hong Kong withholding tax will be imposed.

China

PRC enterprise income tax, “EIT”, is generally assessed at the rate of 25% for the six months ended June 30, 2008 and 2009 of taxable income. Across Express and Fengzhong Media were subjected to statutory EIT rates of 25% in accordance with the relevant PRC Enterprise Income Tax Laws started from 2008.

On February 22, 2008, the Ministry of Finance (“MOF”) and the State Administration of Taxation (“SAT”) jointly issued Cai Shui 2008 Circular 1 (“Circular 1”). According to Article 4 of Circular 1, distributions of accumulated profits earned by a foreign investment enterprise prior to January 1, 2008 to foreign investor(s) in 2008 or after will be exempt from withholding tax (“WHT”) while distribution of the profit earned by an FIE after January 1, 2008 to its foreign investor(s) shall be subject to WHT. As a result, the dividends declared out of the retained earnings as of December 31, 2007 should be exempt from WHT.

For the six months ended June 30, 2009, 2008 final dividends of US$11,703,000 (RMB80,000,000) were declared and paid from Across Express to the Company. Out of these total dividends, US$6,931,000 (RMB47,379,000) was attributable to the 2008 profits of Across Express while the remaining was attributable to the accumulated profits prior to December, 2007. The applicable tax rate of the WHT on the dividends attributable to the profits earned after January 1, 2008 is 5%. The Company paid $347,000 for this tax for the six months ended June 30, 2009.

There is no dividend policy for the Group and there is no plan to declare dividends in the future as of now. As a result, no deferred tax provision was provided to the financial statements for the remaining non-distributable profits earned in 2008 by Across Express. Should this policy be changed in future, deferred tax liabilities would be provided on the profits that are planned to distribute from Across Media to the Company.

Income before income taxes consists of:

	For the Six
	Months Ended
	June 30,
	2008	2009
	(Amounts in
	thousands of
	US dollars)

The PRC	$17,151	$21,663

The current and deferred components of the income tax expense (benefit) appearing in the consolidated statements of operations are as follows:

	For the Six
	Months Ended
	June 30,
	2008	2009
	(Amounts in
	thousands of
	US dollars)

Current	4,681	6,105
Deferred	(365)	(178)

	$4,316	$5,927

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

The reconciliation of tax computed by applying the statutory income tax rate applicable to PRC operations to income tax benefit is:

	For the Six
	Months Ended
	June 30,
	2008	2009
	(Amounts in
	thousands of
	US dollars)

Income tax computed at applicable tax rates	$4,288	$5,763
Non-deductible expenses	28	164
Non-taxable income	—	—

	$4,316	$5,927

Deferred tax assets reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets are as follows:

June 30, 2009
(Amounts in
thousands of
US dollars)

Deferred tax assets, non-current portion
Deferred concession fee	$1,668
Accrued severance payment	85

$1,753

11.	RELATED PARTY TRANSACTIONS

a) Related parties

Name of Related Parties	Relationship With the Group

Mr. Zheng Cheng	Director of the Company and ultimate controlling shareholder of the Company
Ms. Chunlan Bian	Director of the Company

b) The Group had the following related party balance as of June 30, 2009:

June 30, 2009
Amounts in
thousands of
US dollars

Amount due to a related party Mr. Zheng Cheng	$1,343

All balances with related parties as of June 30, 2009 were unsecured, non-interest bearing and repayable on demand.

12.	EMPLOYEE DEFINED CONTRIBUTION PLAN

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require that the PRC subsidiaries make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

benefits, which were expensed as incurred, were approximately $173,000 and $208,000 for the six months ended June 30, 2008 and 2009, respectively.

13.	COMMITMENTS AND CONTINGENCIES

(a)	Rental lease

Future minimum payments under non-cancelable operating leases with initial terms of one-year or more consist of the following at June 30, 2009:

(Amounts in
thousands of
US dollars)

2009	$67
2010	124
2011	106
2012	103
2013	43

$443

Payments under operating leases are expensed on the straight-line basis over the periods of their respective leases. The terms of the leases do not contain rent escalation or contingent rents. For the six months ended June 30, 2008 and 2009, total rental expenses for all operating leases amounted to approximately $41,000 and $99,000 respectively.

(b)	Capital commitments

Purchase of property, plant and equipment

As of June 30, 2009, the Group did not have any commitments related to the purchase of display network equipment.

(c)	Concession fees

The Group has entered into concession right agreements with passenger bus operators. The contract terms of such concession rights are usually five to eight years. The concession rights expire between 2011 and 2014 and are renewable upon negotiation.

Future minimum concession fee payments under non-cancelable concession right agreements at June 30, 2009 were as follows:

(Amounts in
thousands of
US dollars)

2009	$10,799
2010	23,757
2011	26,132
2012	14,168
2013	4,420
2014	1,299

$80,575

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

14.	SEGMENT REPORTING

The Group operates and manages its business as a single reportable segment that includes primarily selling advertising time slots on its advertising network of television screens placed in passenger buses traveling on the highways throughout the PRC.

Geographic information

The Group operates in the PRC and all of the Group’s identifiable assets are located in the PRC.

Although the Group operates in multiple cities in China which include Fujian, Beijing Shanghai, Guangzhou, Tianjin and Chengdu, the chief operating decision maker evaluates the Group’s performance as a single reportable segments and thus the Group believes it operates in one segment as it provide services to customers irrespective of their locations.

15.	MAJOR CUSTOMERS AND VENDORS (Amounts are in thousands of US dollars)

There were no customers accounting for 10% or more of total net sales for the six months ended June 30, 2008 and 2009.

Details of vendors accounting for 10% or more of concession fees included in costs of sales in any of the periods presented are as follows:

	For the Six Months Ended June 30,
	2008	2009

Company 1	$1,447	$1,661

	$1,447	$1,661

Details of vendors accounting for 10% or more of accounts payable in the period presented are as follows:

	As of June 30,
	2008	2009

Company 1	$248	$277

	$248	$277

16.	EARNINGS PER SHARE

Basic and diluted earnings per share for each of the periods presented are calculated as follows (Amounts in thousands except for the number of shares and per share data):

	For the Six Months Ended June 30,
	2008	2009
	US$	US$

Numerator:
Net income	$12,835	$15,736

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic and diluted income per share	10,000	10,000

Basic and diluted earnings per share	$1,283.5	$1,573.6

HONG KONG MANDEFU HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) — (Continued)

17.	PROPOSED SHARE EXCHANGE

As disclosed in Note 1 to the financial statements, the Company entered into a definitive share exchange agreement with TMI. TMI will issue 19.5 million new common shares of TMI and $20 million in cash in exchange for 100% of the outstanding equity of the Company, subject to the approval from the shareholders of TMI. The Company’s shareholders may earn up to an additional 15 million shares of TMI subject to the achievement of some net income targets for 2009 — 2011. Upon the completion of this transaction, the Company will become a wholly owned subsidiary of TMI, which is listed on the American Stock Exchange. The transaction will be treated as a reverse merger and a recapitalization of the Company for accounting purposes. The historical financial statements will become those of the Company.

18.	SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between July 1, 2009 and September 8, 2009, which is the date the financial statements were issued and through September 30, 2009 (date of reissue) for possible disclosure or recognition in the financial statements. The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the financial statements except as disclosed.

On September 30, 2009, the Company amended the Share Exchange Agreement with TMI (See Note 17). The changes included receiving 1.415 million additional shares of TMI common stock and $10.0 million in notes payable to the Company’s shareholders, in lieu of the $20.0 million cash consideration. Additionally, it was agreed that a $10.0 working capital requirement would be removed and that TMI would limit its transaction expenses to a maximum of $3.8 million. The note payable will not bear interest and be repaid on the earlier of a financing following the business combination or at such times when the Board of Directors of TMI determines. In addition, the sellers of the Company would be entitled to purchase 750,000 shares from the initial stockholders of TMI at $.01 per share.

Annex A-1
Execution Copy

SHARE EXCHANGE AGREEMENT
BY AND AMONG
TM ENTERTAINMENT AND MEDIA, INC.
HONG KONG MANDEFU HOLDINGS LTD.
FUJIAN ZHONG HENG EXPRESS INFORMATION TECHNOLOGY CO., LTD.
FUJIAN FENZHONG MEDIA CO., LTD.
THOUSAND SPACE HOLDING LIMITED
BRIGHT ELITE MANAGEMENT LIMITED
ZHENG CHENG
QING PING LIN
AND
OU WEN LIN
Dated: May 1, 2009

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ARTICLE VII		A-25
Covenants of TM		A-25
Section 7.1	Proxy Statement Filing, SEC Filings and Special Meeting	A-25
Section 7.2	Fulfillment of Conditions	A-25
Section 7.3	Disclosure of Certain Matters	A-25
Section 7.4	Regulatory and Other Authorizations; Notices and Consents	A-26
Section 7.5	Exclusivity; No Other Negotiations	A-26
Section 7.6	Related Tax	A-26
Section 7.7	Valid Issuance of TM Shares	A-26

ARTICLE VIII		A-26
Additional Agreements and Covenants		A-26
Section 8.1	Disclosure Schedules	A-26
Section 8.2	Confidentiality	A-26
Section 8.3	Public Announcements	A-27
Section 8.4	Board Composition	A-27
Section 8.5	Fees and Expenses	A-27
Section 8.6	Director and Officer Insurance	A-27
Section 8.7	Estimates, Projections and Forecasts	A-29

ARTICLE IX		A-28
Conditions to Closing		A-28
Section 9.1	HMDF Parties Conditions Precedent	A-28
Section 9.2	TM Conditions Precedent	A-29

ARTICLE X		A-31
Indemnification		A-31
Section 10.1	Survival	A-31
Section 10.2	Indemnification by the HMDF Shareholders	A-31
Section 10.3	Indemnification by TM	A-32
Section 10.4	Limitations on Indemnity	A-32
Section 10.5	Defense of Third Party Claims	A-32
Section 10.6	Determining Damages	A-33
Section 10.7	Right of Setoff	A-33
Section 10.8	Limitation on Recourse; No Third Party Beneficiaries	A-33
Section 10.9.	Liquidated Damages	A-34

ARTICLE XI		A-34
Termination		A-34
Section 11.1	Methods of Termination	A-34
Section 11.2	Effect of Termination	A-35

ARTICLE XII		A-35
Miscellaneous		A-35
Section 12.1	Notices	A-35
Section 12.2	Amendments; Waivers; No Additional Consideration	A-35

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Section 12.3	No Fractional Shares	A-35
Section 12.4	Lost, Stolen or Destroyed Certificates	A-35
Section 12.5	Adjustments to Initial Equity Payment	A-35
Section 12.6	Withholding Rights	A-36
Section 12.7	Expenses	A-36
Section 12.8	Interpretation	A-36
Section 12.9	Severability	A-36
Section 12.10	Counterparts; Facsimile or Electronically Transmitted Execution	A-36
Section 12.11	Entire Agreement; Third Party Beneficiaries	A-37
Section 12.12	Governing Law	A-37
Section 12.13	Dispute Resolution	A-37
Section 12.14	Assignment	A-37
Section 12.15	Governing Language	A-37

ANNEX
ANNEX A Definitions		A-41

EXHIBITS
EXHIBIT A Form of Lock-up Agreement
EXHIBIT B Form of Voting Agreement
EXHIBIT C Form of Registration Rights Agreement

SCHEDULES
SCHEDULE A Mandefu Share Ownership
SCHEDULE B Share and Payment Allocation
SCHEDULE C Mandefu Disclosure Schedule
SCHEDULE D TM Disclosure Schedule

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SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of May 1, 2009 (this “Agreement”), by and among TM ENTERTAINMENT AND MEDIA, INC., a corporation incorporated in the State of Delaware, USA (“TM” or, following the consummation of the Share Exchange (as defined below), the “Company”), HONG KONG MANDEFU HOLDINGS LTD, a limited company incorporated in Hong Kong (“HMDF”), FUJIAN ZHONG HENG EXPRESS INFORMATION TECHNOLOGY CO., LTD. a limited liability company established in the PRC and a wholly-owned subsidiary of HMDF (“ZH”), ZHENG CHENG, an individual, OU WEN LIN, an individual, and QINGPING LIN, an individual, FUJIAN FENZHONG MEDIA CO., LTD., a limited liability company operating in media business established in PRC (“FF” and, together with HMDF and ZH, the “HMDF Entities”), controlled by ZH by contractual agreements and arrangements, THOUSAND SPACE HOLDING LIMITED, a company organized under the laws of the British Virgin Islands (“Thousand”), and BRIGHT ELITE MANAGEMENT LIMITED, a company organized under the laws of the British Virgin Islands (“Bright”). Each of the HMDF Entities, Zheng Cheng, Ou Wen Lin, Qingping Lin, Thousand and Bright is sometimes individually referred to herein as a “HMDF Party,” and collectively as the “HMDF Parties” and each HMDF Party that from time to time is also a registered shareholder of HMDF is sometimes individually referred to herein as an “HMDF Shareholder” and collectively as the “HMDF Shareholders”. Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

BACKGROUND

The board of directors of each of TM and HMDF have declared this Agreement advisable and approved the Transactions, including the acquisition by TM of the HMDF Shares from the HMDF Shareholders through a share exchange transaction (the “Share Exchange”) pursuant to which TM will initially (i) issue to the HMDF Shareholders an aggregate of 19,500,000 TM Shares and (ii) pay to the HMDF Shareholders $20,000,000, in each case, subject to adjustment as set forth in Section 1.1(d) below, in exchange for the HMDF Shares.

The HMDF Shareholders are the direct owners of all of the outstanding capital stock of HMDF (all such shares of capital stock are referred to as the “HMDF Shares”).

The Share Exchange requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock cast at the meeting, provided, that the Share Exchange will only proceed if the Public Stockholders owning no more than 30% of the Publicly Held Common Stock exercise their Conversion Rights.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Share Exchange

Section 1.1  Share Exchange.  Upon the terms and subject to the conditions hereof, at the Closing, each of the HMDF Shareholders shall sell, transfer, convey, assign and deliver to TM free and clear of all Liens, all of the right, title and interest of each such HMDF Shareholder in and to the HMDF Shares set forth opposite such HMDF Shareholder’s name on Schedule A. In exchange for the HMDF Shares, TM shall sell, issue and deliver to the HMDF Shareholders free and clear of all Liens, the number of TM Shares set forth opposite each such HMDF Shareholder’s name on Schedule B as well as the other consideration set forth in Section 1.2 hereof.

Section 1.2  Payments.

(a) Payment.  Upon the terms and subject to the conditions hereof, TM shall pay by wire transfer in immediately available funds to HMDF $150,000 on the later of (i) the date hereof and (ii) the date that HMDF furnishes TM with the HMDF Financial Statements; provided that (x) the HMDF Financial Statements shall have been prepared in accordance with U.S. GAAP and are covered by an audit report issued by an independent certified public accounting firm reasonably acceptable to TM and are suitable for inclusion the Proxy Statement, as determined by TM; (y) the Net Income of the HMDF Entities for the fiscal year ended December 31, 2008 (the “HMDF FY2008 Net Income”), as derived from the HMDF Financial Statements, is not less than $15,000,000 and (z) the HMDF Financial Statements shall have been furnished to TM no later than five (5) days after the date hereof.

(b) Initial Equity Payment.  Subject to Section 1.2(d) below, upon the terms and subject to the conditions hereof, at the Closing, TM shall issue and deliver to each HMDF Shareholder the number of TM Shares set forth opposite such HMDF Shareholder’s name on Schedule B in the column entitled “Initial Equity Payment,” representing, in the aggregate, 19,500,000 TM Shares (the “Initial Equity Payment”).

(c) Initial Cash Payment.  Subject to Section 1.2(d) below, upon the terms and subject to the conditions hereof, at the Closing, TM shall pay by wire transfer in immediately available funds to each HMDF Shareholder the amount set forth opposite such HMDF Shareholder’s name on Schedule B in the column entitled “Initial Cash Payment,” representing, in the aggregate, $20,000,000 (the “Initial Cash Payment”).

(d) Adjustment to Initial Equity Payment and Initial Cash Payment.  Notwithstanding anything herein to the contrary, in the event that the HMDF FY2008 Net Income, as derived from the HMDF Financial Statements, is less than $25,000,000, the Initial Equity Payment and Initial Cash Payment payable by TM at Closing shall each be reduced to an amount computed by multiplying the Initial Equity Payment and Initial Cash Payment, respectively, by a fraction, of which (x) the numerator is the actual HMDF FY2008 Net Income and (y) the denominator is $25,000,000; provided, however, in no event shall such numerator be less than $15,000,000.

(e) Earn-Out Share Payments.  The Company shall issue and deliver up to an aggregate of 15,000,000 TM Shares (the “Earn-Out Shares”) to the HMDF Shareholders in accordance with the terms set forth below.

(i) Targeted Net Income Threshold Achieved.  If the Adjusted Net Income of the Company, as derived from its annual report on Form 10-K (“Form 10-K”) for FY2009, FY2010 or FY2011, as applicable, equals or exceeds the Targeted Net Income Threshold for such fiscal year, as certified in writing by the Chief Executive Officer and Chief Financial Officer of the Company, then the Company shall issue and deliver to each HMDF Shareholder, the number of Earn-Out Shares set forth opposite such HMDF Shareholder’s name in the applicable column of Schedule B with respect to such fiscal year. Such delivery of Earn-Out Shares is referred to herein as the “Earn-Out Share Payment.” Subject to Section 1.2(e)(ii) below, the applicable portion of the Earn-Out Shares shall be issued and delivered to the HMDF Shareholders within thirty (30) days following the filing by the Company of its Form 10-K with the SEC for such fiscal year, which contains audited financial statements for such applicable year that are prepared in accordance with U.S. GAAP and that indicates that the Targeted Net Income Threshold for such fiscal year has been achieved.

(ii) Targeted Net Income Threshold Not Achieved.  If the Company’s Adjusted Net Income, as derived from its Form 10-K for FY2009, FY2010 or FY2011, as applicable, does not equal or exceed the Targeted Net Income Threshold for such fiscal year, as certified in writing by the Chief Executive Officer and Chief Financial Officer of the Company, then the Company will not issue any Earn-Out Shares applicable to such fiscal year (the “Non-Achieving Fiscal Year”); provided, however, that if the Company’s Adjusted Net Income in the fiscal year immediately succeeding the Non-Achieving Fiscal Year, as derived from the Company’s Form 10-K for such immediately succeeding fiscal year, exceeds the sum of (x) the Targeted Net Income Threshold for such immediately succeeding fiscal year and (y) the shortfall amount by which Adjusted Net Income failed to achieve the Targeted Net Income Threshold for the Non-Achieving Fiscal Year, as certified in writing by the Chief Executive Officer and Chief Financial Officer of the Company, then the Company shall issue and deliver to each HMDF Shareholder, the number of Earn-Out Shares set forth opposite such HMDF Shareholder’s name in the applicable column of Schedule B with respect to the Non-Achieving Fiscal Year within thirty (30) days following the filing by the Company of its Form 10-K with the SEC for such immediately succeeding fiscal year.

(iii) Earn-Out Share Number.  The aggregate number of Earn-Out Shares to be issued and delivered to the HMDF Shareholders if the Adjusted Net Income of the Company achieves or exceeds the applicable Targeted Net Income Threshold is (A) 1,000,000 shares for FY2009 threshold, (B) 7,000,000 shares for FY2010 threshold and (C) 7,000,000 shares for FY2011 threshold.

(iv) Filing of Form 10-K.  From the Closing until it has filed a Form 10-K (or any successor form) for FY2012 (unless the Earn-Out Shares applicable to FY2011 have been issued and delivered), the Company shall file its Form 10-K within the time-frames specified by the SEC for the filing of such form. Notwithstanding the foregoing, if the Company is no longer required or eligible to file a Form 10-K, then for purposes of determining whether Targeted Net Income Thresholds have been achieved under Sections 1.2(e)(i)-(ii), the Adjusted Net Income of the Company for any particular fiscal year shall be as derived from the audited financial statements of the Company for such fiscal year.

(f) Lock-Up and Registration Rights.  The TM Shares (including the Earn-Out Shares, if any) issued and delivered to the HMDF Shareholders shall be subject to Lock-Up Agreements that are substantially in the form of Exhibit A and shall be entitled to customary registration rights pursuant to the Registration Rights Agreement substantially in the form of Exhibit D.

(g) Warrants Payment.  Within fifteen (15) days after the end of the first full fiscal quarter ending after the Closing Date and each fiscal quarter ending thereafter, the Company shall pay to the HMDF Shareholders, by wire transfer in immediately available funds, the cash proceeds received by the Company from the exercise of the Publicly Held TM Warrants during such fiscal quarter; provided, however, that in no event shall that aggregate amount paid by the Company under this Section 1.2(g) exceed $20,888,888. The amounts to be paid by the Company under this Section 1.2(g) shall be paid to each HMDF Shareholder in accordance with the percentage ownership set forth opposite such HMDF Shareholder’s name on Schedule A in the column entitled “Percentage Ownership Interest.”

ARTICLE II

The Closing

Section 2.1  Closing.  The Closing (the “Closing”) of the Share Exchange and the other transactions contemplated hereby (the “Transactions”), shall take place at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, New York 10022 commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing), or on such other date and at such other time as the Parties may mutually determine (the “Closing Date”).

Section 2.2  Deliveries of the Parties.  At the Closing, (i) the HMDF Parties (directly and/or through their nominees) shall deliver to TM the various certificates, opinions, instruments, agreements and documents referred to in Section 9.2 below, (ii) TM shall deliver to the HMDF Parties, as applicable, the various certificates, opinions, instruments, agreements and documents referred to in Section 9.1 below, (iii) each of the HMDF Shareholders shall deliver to TM (a) a certificate representing the right, title and interest in and to the HMDF Shares set forth opposite such HMDF Shareholder’s name on Schedule A, free and clear of all Liens, (b) a copy of resolutions of the board of directors or similar governing body of HMDF authorizing the transfer of the HMDF Shares and updating the register of members of HMDF, and (c) a duly certified copy of the updated register of members of HMDF reflecting the acquisition by TM of all HMDF Shares, and (iv) TM shall deliver to the HMDF Shareholders (directly or through their designated nominees in the allocation as set forth on Schedule B) the Initial Cash Payment, the Initial Equity Payments and a duly certified copy of the stockholder ledger of TM reflecting the issuance of the Initial Equity Payments to the HMDF Shareholders.

Section 2.3  Additional Agreements.  At the Closing, the following agreements (collectively, the “Transaction Documents”) will have been duly executed by each party thereto, delivered or otherwise effectuated: (i) the Lock-Up Agreements; (ii) the Executive Employment Agreement with Zheng Cheng; (iii) the Voting Agreement; (iv) the Registration Rights Agreement; and (v) the Investor Representation Letters.

Section 2.4  Further Assurances.  Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

ARTICLE III

Representations and Warranties of HMDF Parties

Subject to the exceptions set forth in the Disclosure Schedule of the HMDF Parties attached hereto as Schedule C (the “HMDF Disclosure Schedule”), each of the HMDF Parties jointly and severally represents and warrants to TM as of the date hereof and as of the Closing as follows:

Section 3.1  HMDF Shares.

(a) Good Title.  The HMDF Shareholders are the registered owners of the HMDF Shares and have good and marketable title to the HMDF Shares, with the right and authority to sell and deliver such HMDF Shares. On the Closing Date, the HMDF Shareholders listed on Schedule A hereto will own the HMDF Shares in the amounts and according to the percentage ownership set forth on Schedule A hereto. Such shares constitute all of the registered capital stock of HMDF. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and upon registering of TM as the new owner of such HMDF Shares in the share register of HMDF, TM will receive good title to such HMDF Shares, free and clear of all Liens.

(b) Capital Structure.  The registered capital of HMDF and the total number of shares and type of all authorized, issued and outstanding capital stock of HMDF and all shares of capital stock of HMDF reserved for issuance under HMDF’s various option and incentive plans, are set forth in Section 3.1(b) of the HMDF Disclosure Schedule. Except as set forth in Section 3.1(b) of the HMDF Disclosure Schedule: (i) no shares of capital stock or other voting securities of HMDF are issued, reserved for issuance or outstanding; (ii) all outstanding shares of the capital stock of HMDF are duly authorized, validly issued, fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the HMDF Constituent Instruments or any Contract to which any of the HMDF Parties is a party or otherwise bound; (iii) there are no bonds, debentures, notes or other indebtedness of HMDF having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of capital stock of HMDF may vote (“Voting HMDF Debt”); (iv) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which HMDF is a party or is bound (A) obligating HMDF to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, HMDF or any Voting HMDF Debt, or (B) obligating HMDF to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; (v) as of the date of this Agreement, there are no outstanding contractual obligations of HMDF to repurchase, redeem or otherwise acquire any shares of HMDF capital stock; and (vi) except for the Structure Agreements, none of the HMDF Parties is a party to any voting trust or other voting agreement or Contract with respect to any of the shares of capital stock of any HMDF Party or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any HMDF Party.

Section 3.2  Organization and Standing.  Each of the HMDF Parties (if an entity) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Except as set forth in Section 3.2 of the HMDF Disclosure Schedule, each of the HMDF Entities is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as set forth in Section 3.2 of the HMDF Disclosure Schedule, each of the HMDF Entities (i) has all requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted and (ii) has no substantial encumbrance in obtaining any Permits to conduct its business as required by PRC Law except as otherwise set forth on Section 3.11 of the HMDF Disclosure Schedule. HMDF has delivered to TM true and complete copies of the HMDF Constituent Instruments.

Section 3.3  Authority; Execution and Delivery; Enforceability.  Each of the HMDF Parties (and their respective nominees), if an entity, has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. Except as set forth in Section 3.3 of the HMDF Disclosure Schedule, the execution and delivery by the HMDF Parties of this Agreement and the consummation by them of the Transactions have been duly authorized and approved by the boards of directors or other governing body of each of the HMDF Parties (if an entity), such authorization and approval remains in effect and has not been rescinded or qualified in any way, and no other proceedings on the part of any such entities are necessary to authorize this Agreement and the Transactions. Each of this Agreement and the Transaction Documents to which any HMDF Party is a party has been duly executed and delivered by such party and constitutes the valid, binding, and enforceable obligation of each of them, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.4  Subsidiaries.  Section 3.4 of the HMDF Disclosure Schedule lists, as of the date hereof, all Subsidiaries of HMDF and indicates as to each the type of entity, its jurisdiction of organization and its stockholders or other equity holders. Except as set forth in Section 3.4 of the HMDF Disclosure Schedule, HMDF does not directly or indirectly own any other equity or similar interest in or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 3.4 of the HMDF Disclosure Schedule, HMDF is the direct or indirect owner of all outstanding shares of capital stock of its Subsidiaries, and all such shares are duly authorized, validly issued, fully paid and nonassessable and are owned by HMDF free and clear of all Liens. Except as set forth in Section 3.4 of the HMDF Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiaries of HMDF or otherwise obligating any Subsidiaries of HMDF to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

Section 3.5  No Conflicts.  Except as set forth in Section 3.5 of the HMDF Disclosure Schedule, the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by each of the HMDF Parties and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets and properties of any HMDF Entity under any provision of: (i) any HMDF Constituent Instrument; (ii) any HMDF Material Contract (as defined in Section 3.18(a) herein) to which any HMDF Entity is a party or to or by which it (or any of its assets and properties) is subject or bound; or (iii) conflict with any Material Permit of a HMDF Entity; (b) subject to the filings and other matters referred to in Section 3.6, any material Judgment applicable to any HMDF Entity, or its properties or assets, (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which any HMDF Entity is a party; or (d) cause any of the assets owned by any HMDF Party to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (a)(iii), (b), (c) and (d) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities.

Section 3.6  Consents and Approvals.  Except as set forth in Section 3.6 of the HMDF Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with any Governmental Authority (“Consent”) is required to be obtained or made by or with respect to any HMDF Party, in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a Material Adverse Effect on the HMDF Parties and would not prevent or materially alter or delay any of the Transactions.

Section 3.7  Financial Statements and Projections.  The projections furnished by the HMDF Entities to TM on or prior to the date hereof and attached to Section 3.7 of the HMDF Disclosure Schedule (the “Projections”) have been prepared by HMDF in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the three (3) year period beginning on January 1, 2009 on a year-by-year basis. The Projections are based upon the same accounting principles as those used in the preparation of the HMDF Financial Statements described above and the estimates and assumptions stated therein, all of which HMDF believes to be reasonable and fair in light of current conditions and current facts known to HMDF and, as of the date hereof, reflect HMDF’s good faith and reasonable estimates of the future financial performance of the HMDF Entities and its Subsidiaries for the period set forth therein.

Section 3.8  Absence of Certain Changes or Events.  Except as disclosed in the HMDF Financial Statements or in Section 3.8 of the HMDF Disclosure Schedule, from December 31, 2008 to the date of this Agreement, there has not been:

(a) any event, situation or effect (whether or not covered by insurance) that has resulted in, or to the HMDF Entities’ Knowledge, is reasonably likely to result in, a Material Adverse Effect on the HMDF Entities;

(b) any damage, destruction or loss to, or any material interruption in the use of, any of the assets of any of the HMDF Entities (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the HMDF Entities;

(c) any material change to a Material Contract by which any of the HMDF Entities or any of its respective assets is bound or subject;

(d) any mortgage, pledge, transfer of a security interest in, or Lien, created by any of the HMDF Entities, with respect to any of its material properties or assets, except for Permitted Liens;

(e) any loans or guarantees made by any of the HMDF Entities to or for the benefit of its shareholders, officers or directors, or any members of their immediate families, or any material loans or guarantees made by the HMDF Entities to or for the benefit of any of its employees or any members of their immediate families, in each case, other than travel advances and other advances made in the ordinary course of its business;

(f) any change of the identity of its auditors or material alteration of any of the HMDF Entities’ method of accounting or accounting practice;

(g) any declaration, accrual, set aside or payment of dividend or any other distribution of cash or other property in respect of any shares of capital stock of any of the HMDF Entities or any purchase, redemption or agreements to purchase or redeem by any of the HMDF Entities of any shares of capital stock or other securities;

(h) any sale, issuance or grant, or authorization of the issuance of equity securities of any HMDF Entity, except pursuant to existing stock option plans of the HMDF Entities;

(i) any amendment to any HMDF Constituent Instruments, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any HMDF Entity;

(j) any creation of any Subsidiary of any HMDF Entity or acquisition by any HMDF Entity of any equity interest or other interest in any other Person;

(k) any material Tax election by any HMDF Entity;

(l) any commencement or settlement of any material Actions (as defined below) by any HMDF Entity; or

(m) any negotiations, arrangements or commitments by any of the HMDF Parties to take any of the actions described in this Section 3.8.

Section 3.9  No Undisclosed Liabilities.  Except as set forth in Section 3.9 of the HMDF Disclosure Schedule, the HMDF Entities have no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including any obligations to issue capital stock or other securities of the HMDF Entities) due after the date hereof in excess of $100,000, other than (a) those set forth or adequately provided for in the Balance Sheet included in the HMDF Financial Statements (the “HMDF Balance Sheet”), (b) those not required to be set forth in the HMDF Balance Sheet under U.S. GAAP, (c) those incurred since the HMDF Balance Sheet date and not reasonably likely to result in a Material Adverse Effect on the HMDF Entities, and (d) those incurred in connection with the execution of this Agreement.

Section 3.10  Litigation.  As of the date of this Agreement, there is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding (including any partial proceeding such as a deposition) or investigation (“Action”) pending or threatened in writing against any of the HMDF Entities, any of their respective executive officers or directors (in their capacities as such) or any of their respective properties before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or would reasonably be expected to result in a Material Adverse Effect on the HMDF Entities. As of the date of this Agreement, there is no Judgment imposed upon any of the HMDF Parties or any of their respective properties, that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on the HMDF Entities. Neither the HMDF Entities, nor any director or executive officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a material claim or material violation of or material liability under the company laws and securities laws of any Governmental Authority or a material claim of breach of fiduciary duty.

Section 3.11  Licenses, Permits, Etc.  Except as set forth in Section 3.11 of the HMDF Disclosure Schedule, each of the HMDF Entities possesses or will possess prior to the Closing all Material Permits. Such Material Permits are described or set forth on Section 3.11 of the HMDF Disclosure Schedule. True, complete and correct copies of the Material Permits issued to the HMDF Entities have previously been delivered to TM. All such Material Permits are in full force and effect.

Section 3.12  Title to Properties.

(a) Real Property.  Section 3.12(a) of the HMDF Disclosure Schedule contains an accurate and complete list and description of (i) all real properties owned or leased by the HMDF Entities (except for such leased real estate for which the annual rental payment is less than $100,000) (collectively, the “Real Property”), and (ii) any lease under which any such Real Property is possessed and which involve an annual rental payment of $100,000 or more (the “Real Estate Leases”). None of the HMDF Entities is in default under any of the Real Estate Leases, and, as of the date of this Agreement, the Chief Executive Officer and the Chief Financial Officer of the HMDF Entities are not aware of any default by any of the lessors thereunder, except any such default that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities.

(b) Tangible Personal Property.  Except as would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities, the HMDF Entities are in possession of and have good title to, or have valid leasehold interests in or valid contractual rights to use all tangible personal property as reflected in the HMDF Financial Statements, and tangible personal property acquired (and not otherwise disposed of in the ordinary course of business with a value not exceeding $100,000) since December 31, 2008 (collectively, the “Tangible Personal Property”). All Tangible Personal Property is free and clear of all Liens other than Permitted Liens, and is in good order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

(c) Accounts Receivable and Inventory.  The accounts receivable and inventory of the HMDF Entities (x) reflected in each balance sheet included in the HMDF Financial Statements and (y) that will be reflected in each balance sheet to be included in the HMDF Interim Financial Statements, has been or will be (as applicable) presented in accordance with U.S. GAAP applied in a manner consistent with the accounting principles applied in the preparation of the HMDF Financial Statements.

Section 3.13  Intellectual Property.

(a) Section 3.13 of the HMDF Disclosure Schedule sets forth an accurate and complete listing of all Intellectual Property and applications for Intellectual Property owned, used or held for use by each of the HMDF Entities and material to the conduct of its business, including, as applicable, the Intellectual Property that has been registered (or regarding which an application for registration has been submitted) with any Governmental Authority of any kind. Except as set forth in Section 3.13 of the HMDF Disclosure Schedule, there are no Actions before any Governmental Authority challenging the validity or any HMDF Entity’s ownership of any of such Intellectual Property. All such Intellectual Property owned by each HMDF Entity is owned by it free and clear of any Liens. Except as set forth in Section 3.13(a) of the HMDF Disclosure Schedule, the HMDF Entities’ operation of their business, as such business is currently conducted, does not infringe or misappropriate the Intellectual Property of any other Person. Except as set forth in Section 3.13 of the HMDF Disclosure Schedule, no HMDF Entity has granted to any Person any rights in any such Intellectual Property owned or controlled by such HMDF Entity. Except as set forth in Section 3.13 of the HMDF Disclosure Schedule, (i) no claims are pending or, to the Knowledge of the HMDF Entities, threatened that any of the HMDF Entities is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property owned forth on Section 3.13 of the HMDF Disclosure Schedule; and (ii) to the Knowledge of the HMDF Entities, no Person is infringing the rights of any of the HMDF Entities with respect to any such Intellectual Property.

(b) Section 3.13 of the HMDF Disclosure Schedule lists (i) all licenses, sublicenses and other agreements (“In-Bound Licenses”) pursuant to which a third party authorizes any of the HMDF Entities to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party and material to the conduct of the business of such HMDF Entity, other than In-Bound Licenses that consist solely of “shrink-wrap” and similar commercially available end-user licenses, and (ii) all licenses, sublicenses and other agreements (“Out-Bound Licenses”) pursuant to which any of the HMDF Entities authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by any HMDF Entity and which Out-Bound Licenses are material to the business of such HMDF Entity or pursuant to which any of the HMDF Entities grants rights to use or practice any rights under any Intellectual Property owned by a third party.

Section 3.14  Taxes.

(a) The HMDF Entities have timely filed, or have caused to be timely filed on their behalf, all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of group of corporations, pursuant to applicable Legal Requirements. All Tax Returns filed by (or that include on a consolidated basis) any of the HMDF Entities were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities. There are no unpaid Taxes of any of the HMDF Entities claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes of any of the HMDF Entities for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities.

(b) Section 3.14(b) of the HMDF Disclosure Schedule lists all the relevant Governmental Authorities in charge of taxation in which Tax Returns are filed with respect to the HMDF Entities, and indicates those Tax Returns that have been audited or that are currently the subject of an audit since January 1, 2002. None of the HMDF Entities has received any notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to, any Taxes of any of the HMDF Entities for any period. The HMDF Entities have delivered or made available to TM correct and complete copies of all

Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by the HMDF Entities, for and during fiscal years 2002 through 2007.

(c) The HMDF Financial Statements reflect an adequate reserve for all Taxes payable by the HMDF Entities (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. None of the HMDF Entities is a party to or bound by any Tax indemnity, Tax sharing or similar agreement, and the HMDF Entities currently have no material liability and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against any of the HMDF Entities, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities.

(d) None of the HMDF Entities has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. None of the HMDF Entities has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No power of attorney currently in force has been granted by any of the HMDF Entities concerning any Taxes or Tax Return.

(e) None of the HMDF Entities (i) is currently engaged in the conduct of a trade or business within the United States; (ii) is a corporation or other entity organized or incorporated in the United States; and (iii) has or has ever owned any United States real property interests as described in Section 897 of the Code.

Section 3.15  Employment Matters.

(a) Benefit Plan.  Except as set forth in Section 3.15(a) of the HMDF Disclosure Schedule, none of the HMDF Entities has or maintains any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of any of the HMDF Entities (collectively, “HMDF Benefit Plans”). Except as set forth in Section 3.15(a) of the HMDF Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of any of the HMDF Entities. Except as set forth in Section 3.15(a) of the HMDF Disclosure Schedule, as of the date of this Agreement, there are no severance or termination agreements or arrangements currently in effect between any of the HMDF Entities and any of its current or former employees, officers or directors, nor do any of the HMDF Entities have any general severance plan or policy currently in effect for any of its employees, officers or directors. Since December 31, 2008, there has not been any adoption or amendment in any material respect by any of the HMDF Entities of any HMDF Benefit Plan.

(b) Labor Matters.  Except as disclosed in Section 3.15(b) of the HMDF Disclosure Schedule, (a) there are no collective bargaining or other labor union agreements to which any of the HMDF Entities is a party or by which it is bound; (b) no material labor dispute exists or, to the Knowledge of the HMDF Entities, is imminent with respect to any of the employees of any of the HMDF Entities; (c) to the Knowledge of the HMDF Entities, none of the HMDF Entities is, and no event, condition or other circumstance exists as of the date hereof which could reasonably be expected to cause any HMDF Entity to become, the subject of any Actions asserting that any of the HMDF Entities has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (d) there is no strike, work stoppage or other labor dispute involving any of the HMDF Entities pending or, to the HMDF Entities’ Knowledge, threatened; (e) no complaint, charge or Actions by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to HMDF Entities’ Knowledge, threatened against any of the HMDF Entities; (f) no material grievance is pending or, to the HMDF Entities’ Knowledge, threatened against any of the HMDF Entities; and (g) none of the HMDF Entities is a party to, or otherwise bound by, any consent decree with, or to the Knowledge of the HMDF Entities, citation by, any Governmental Authorities relating to employees or employment practices.

Section 3.16  Transactions With Affiliates and Employees.  Except as disclosed in Section 3.16 of the HMDF Disclosure Schedule, none of the executive officers or directors of the HMDF Entities and none of the HMDF Shareholders is presently a party, directly or indirectly, to any transaction with any of the HMDF Entities that is required to be disclosed under Rule 404(a) of Regulation S-K (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or, to the Knowledge of the HMDF Entities, any entity in which any executive officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 3.17  Insurance.  Section 3.17 of the HMDF Disclosure Schedule (i) sets forth an accurate and complete list of each insurance policy or contract which covers any of the HMDF Entities or to which any of the HMDF Entities is party, and (ii) lists all pending claims and the claims history for each HMDF Entity during the current year and the three (3) preceding years. All such insurance policies are in full force and effect, all premiums due thereon have been paid or provided for and the HMDF Entities have complied with the material provisions of such policies. The HMDF Entities have been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the HMDF Entities under or in connection with any of their insurance policies. Except as set forth in Section 3.17 of the HMDF Disclosure Schedule, the HMDF Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the HMDF Entities are engaged and in the geographic areas where any of which engages in such businesses.

Section 3.18  Material Contracts.

(a) HMDF has made available to TM, prior to the date of this Agreement, true, correct and complete copies of each of the following written Contracts, as amended and supplemented to which any of the HMDF Entities is a party: (i) Contracts that would be considered a material contract pursuant to Item 601(b)(10) of Regulation S-K; (ii) Contracts (including all advertising and advertising-related agreements) pursuant to which any of the HMDF Entities has received or has paid amounts in excess of an aggregate of $100,000 during the fiscal year ended December 31, 2008; (iii) Contracts that are in full force and effect with any bus company or transportation company or authority; (iv) Contracts that are in full force and effect with any program or content provider (including any television stations or video press); (v) Contracts that relate to the acquisition, disposition or transfer of any equipment; (vi) loan agreements, indentures or similar Contracts relating to any indebtedness in excess of $250,000; (vii) partnership, joint venture or similar Contracts; (viii) Contracts with a Governmental Authority or any Person affiliated with a Governmental Authority; (ix) Contracts that relate to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); (x) the Structure Agreements; and (xi) Contracts that restrict or purport to restrict the right of any Person to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or grant any exclusive distribution rights, in any market, field or territory (each, a “HMDF Material Contract”). A list of each such HMDF Material Contract is set forth on Section 3.18 of the HMDF Disclosure Schedule. Except as set forth on Section 3.18 of the HMDF Disclosure Schedule, none of the HMDF Entities is party to any oral or unwritten Contracts that would be considered a material contract pursuant to Item 601(b)(10) of Regulation S-K. Except as set forth on Section 3.18 of the HMDF Disclosure Schedule, as of the date of this Agreement, none of the HMDF Entities is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the HMDF Entities; and, to the Knowledge of the HMDF Entities, except as set forth on Section 3.18 of the HMDF Disclosure Schedule, as of the date of this Agreement, no other Person has violated or breached, or committed any default under, any HMDF Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities.

(b) Each HMDF Material Contract is a legal, valid and binding agreement and is in full force and effect. Except as set forth on Section 3.18 of the HMDF Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities, (i) none of the HMDF Entities is in breach or default of any HMDF Material Contract to which it is a party; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any HMDF Material Contract; (B) permit any of the HMDF Entities or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any HMDF Material Contract; and (iii) none of the HMDF Entities has received notice of the pending or threatened cancellation, revocation or termination of any HMDF Material Contract to which it is a party. Except as set forth on Section 3.18 of the HMDF Disclosure Schedule, since December 31, 2008, none of the HMDF Entities has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any HMDF Material Contract.

(c) Section 3.18 of the HMDF Disclosure Schedule sets forth all of the Structure Agreements, which constitute all of the Contracts enabling HMDF to effect control over and consolidate with its financial statements each HMDF Entity (including FF). The execution, delivery and performance of each Structure Agreement by the parties thereto did not and is not reasonably expected to (i) result in any material violation of the business license, articles of association, other constitutional documents (if any) or permits of any HMDF Party; (ii) result in any violation of or penalty under any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC as in effect as of the date hereof; or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other Contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument in effect as of the date hereof to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject; except, in the case of clause (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect on the HMDF Parties. No breach or default under any of the Structure Agreements by any HMDF Party will occur as a result of the execution, delivery and performance of this Agreement or any other Transaction Document. Except as set forth in Section 3.18 of the HMDF Disclosure Schedule, consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, any HMDF Party under any Structure Agreement.

Section 3.19  Compliance with Applicable Laws.  Except as set forth in Section 3.19 of the HMDF Disclosure Schedule, the HMDF Entities are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment to which they are subject, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the HMDF Entities. Except as set forth in Section 3.19 of the HMDF Disclosure Schedule, none of the HMDF Entities has received any written communication during the past two years from a Governmental Authority alleging that any of the HMDF Entities is not in compliance in any material respect with any applicable Law. This Section 3.19 does not relate to matters with respect to Taxes, which are the subject of Section 3.14.

Section 3.20  Foreign Corrupt Practices.  None of the HMDF Parties and, to the Knowledge of the HMDF Entities, any of their respective Representatives, has, in the course of its actions for, or on behalf of, any of the HMDF Entities, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of the HMDF Entities to any foreign or domestic government official or employee.

Section 3.21  Money Laundering Laws.  None of the HMDF Parties has violated any money laundering statute or any rules and regulations relating to money laundering statutes (collectively, the “Money Laundering Laws”) and no proceeding involving any of the HMDF Parties with respect to the Money Laundering Laws is pending or, to the Knowledge of the HMDF Entities, is threatened.

Section 3.22  Brokers; Schedule of Fees and Expenses.  Except as set forth in Section 3.22 of the HMDF Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of HMDF Parties.

Section 3.23  OFAC.  None of the HMDF Parties, any director or officer of any of the HMDF Entities, and, to the Knowledge of the HMDF Entities, any Representative acting on behalf of any of the HMDF Entities is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the HMDF Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 3.24  Additional PRC Representations and Warranties.  Except as set forth in Section 3.24 of the HMDF Disclosure Schedule:

(a) All material consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of FF have been duly obtained from the relevant PRC Governmental Authority and are in full force and effect.

(b) All filings and registrations with the PRC Governmental Authorities required in respect of FF and its operations including, without limitation, the registration with and/or approval by the Ministry of Commerce, the State Administration for Industry and Commerce, the State Administration of Foreign Exchange, the State Administration of Taxation, the State Administration of Radio, Film and Television, the General Administration of Customs of the PRC and their relevant local counterparts, the tax bureau and other PRC Governmental Authorities that administer foreign investment enterprises have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c) FF has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Authority. There are no outstanding rights to acquire, or commitments made by FF to sell, any of its equity interests.

(d) FF is not in receipt of any letter or notice from any relevant PRC Governmental Authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by FF.

(e) FF has conducted its business activities within its permitted scope of business or has otherwise operated its business in compliance, in all material respects, with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities. As to licenses, approvals and government grants and concessions required or material for the conduct of any part of FF’s business which is subject to periodic renewal, FF does not have any Knowledge, as of the date of this Agreement, of any grounds on which renewals of any such licenses, approvals, grants or concessions will not be granted by the relevant PRC Governmental Authorities.

(f) With regard to employment and staff or labor, FF has complied, in all material respects, with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

Section 3.25  Environmental Matters.  Each of the HMDF Entities is in substantial compliance with, and has not been and is not in material violation of or subject to any material liability under, any Environmental Law and no proceeding involving any of the HMDF Entities with respect to any Environmental Law is pending or, to the Knowledge of the HMDF Entities, is threatened.

Section 3.26  Customers and Suppliers.

(a) Set forth on Section 3.26(a) of the HMDF Disclosure Schedule is a true and correct list of (i) the ten (10) largest customers (measured by revenues paid to the HMDF Entities, in the aggregate, during the twelve-month period ended December 31, 2008), together with the dollar amount of sales made to such customers during such period, (ii) the ten (10) largest suppliers in terms of purchases and leases by the HMDF Entities during the twelve-month period ended December 31, 2008, and (iii) any sole source suppliers of goods or services for which there is no ready alternative to the HMDF Entities on comparable or better terms, together with the dollar amount paid to such suppliers during such period.

(b) Except as set forth in Section 3.26(b) of the HMDF Disclosure Schedule, the relationships of the HMDF Entities with each supplier and customer listed in Section 3.26(a) of the HMDF Disclosure Schedule (including each supplier and customer listed in Section 3.26(a) of the HMDF Disclosure Schedule party to a Contract) are good commercial working relationships. Except as set forth in Section 3.26(b) of the HMDF Disclosure Schedule, no such supplier or customer has canceled or otherwise terminated, or to the HMDF Entities’ Knowledge, threatened to cancel or otherwise terminate, its relationship with the HMDF Entities. Since December 31, 2008, except as provided in Section 3.26(b) of the HMDF Disclosure Schedule, none of the HMDF Parties has received any written or oral notice that any such supplier or customer may cancel, terminate or otherwise materially and adversely modify its relationship with the HMDF Entities (including by modifying its pricing) or limit its services, supplies or materials to the HMDF Entities, either as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

ARTICLE IV

Representations and Warranties of TM

Except as set forth in the Disclosure Schedule of TM attached hereto as Schedule D (the “TM Disclosure Schedule”), TM represents and warrants to the HMDF Parties as follows:

Section 4.1  Capital Structure.

(a) Section 4.1(a) of the TM Disclosure Schedule sets forth, as of the date hereof, the share capitalization of TM and all the outstanding options, warrants or rights to acquire any share capital of TM. Other than those set forth on Section 4.1(a) of the TM Disclosure Schedule: (i) there are no options, warrants or other rights outstanding which give any Person the right to acquire any share capital of TM or to subscribe to any increase of any share capital of TM; and (ii) there are no disputes, arbitrations or litigation proceedings involving TM with respect to the share capital of TM.

(b) Except as set forth in Section 4.1(b) of the TM Disclosure Schedule: (i) no shares of capital stock or other voting securities of TM were issued, reserved for issuance or outstanding and there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of TM; (ii) all outstanding shares of the capital stock of TM are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the TM Constituent Instruments (as defined below) or any Contract to which TM is a party or otherwise bound; and (iii) there are no outstanding contractual obligations of TM to repurchase, redeem or otherwise acquire any shares of capital stock of TM.

(c) Except as set forth in Section 4.1(c) of the TM Disclosure Schedule, as of the date of this Agreement: (i) there are no bonds, debentures, notes or other indebtedness of TM having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock may vote (“Voting TM Debt”); and (ii) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which TM is a Party or by which it is bound (A) obligating TM to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, TM or any Voting TM Debt, or (B) obligating TM to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

(d) Except as set forth in Section 4.1(d) of the TM Disclosure Schedule, TM is not a party to any agreement granting any security holder of TM the right to cause TM to register shares of the capital stock or other securities of TM held by such security holder under the Securities Act. The stockholder list provided to HMDF is a current shareholder list generated by TM’s stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of TM’s capital stock.

Section 4.2  Organization and Standing.  TM is duly organized, validly existing and in good standing under the laws of the State of Delaware. TM is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by TM or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on TM. TM has the requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Government Authorities, as presently contemplated to be conducted. TM has delivered to HMDF true and complete copies of the certificate of incorporation of TM, as amended to the date of this Agreement and the bylaws of TM, as amended to the date of this Agreement (the “TM Constituent Instruments”).

Section 4.3  Authority; Execution and Delivery; Enforceability.  TM has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party and to consummate the Transactions. The execution and delivery by TM of this Agreement and the consummation by TM of the Transactions have been duly authorized and approved by the TM Board and no other corporate proceedings on the part of TM are necessary to authorize this Agreement and the Transactions. All action, corporate and otherwise, necessary to be taken by TM to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by TM in connection with the Transactions have been duly and validly taken. Each of this Agreement and the Transaction Documents to which TM is a party has been duly executed and delivered by TM and constitutes the valid, binding, and enforceable obligation of TM, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.4  No Subsidiaries or Equity Interests.  TM does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 4.5  No Conflicts.  Except as set forth in Section 4.5 of the TM Disclosure Schedule, the execution and delivery of this Agreement or any of the Transaction Documents by TM and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets and properties of TM, under, any provision of: (i) any TM Constituent Instrument; (ii) any TM Material Contract (as defined in Section 4.23(a) hereof) to which TM is a party or to or by which it (or any of its assets and properties) is subject or bound; or (iii) any Material Permit; (b) subject to the filings and other matters referred to in Section 4.6, conflict with any material Judgment or Law applicable to TM, or its properties or assets; (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to TM; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which TM is a party; or (e) cause any of the assets owned by TM to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (a)(iii), (b), (c), (d) and (e) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TM.

Section 4.6  Consents and Approvals.  Except as set forth in Section 4.6 of the TM Disclosure Schedule, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to TM in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with, and clearance by the SEC of a preliminary proxy statement (the “Proxy Statement”) pursuant to which TM’s stockholders must vote at a special meeting of stockholders to approve, among other thing, this Agreement and the Transactions; (ii) the filing of a Form 8-K with the SEC within four (4) business days after the execution of this Agreement and of the Closing Date; (iii) any filings as required under applicable securities laws of the United States and the securities laws of any foreign country; (iv) any filing required with the AMEX; and (v) the procurement of such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on TM and would not prevent, or materially alter or delay consummation of any of the Transactions.

Section 4.7  SEC Documents.  TM has filed all reports, schedules, forms, statements and other documents required to be filed by TM with the SEC since October 17, 2007, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “TM SEC Documents”). As of its respective filing date, each TM SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such TM SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any TM SEC Document has been revised or superseded by a later filed TM SEC Document, none of the TM SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of TM included in the TM SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of TM as of the dates thereof and the consolidated results of their operations and cash flows as at the respective dates of and for the periods referred to in such financial statements (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the omission of notes to the extent permitted by Regulation S-X of the SEC).

Section 4.8  Internal Accounting Controls.  TM maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. TM’s officers have established disclosure controls and procedures for TM and designed such disclosure controls and procedures to ensure that material information relating to TM is made known to the officers by others within those entities.

Section 4.9  Solvency.  Based on the financial condition of TM as of the Closing Date (and assuming that the Closing shall have occurred and the monies in the Trust Fund are released to TM), (i) TM’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of TM’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) TM’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by TM and projected capital requirements and capital availability thereof, and (iii) the current cash flow of TM, together with the proceeds TM would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. TM does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

Section 4.10  Absence of Certain Changes or Events.  Except as disclosed in Section 4.10 of the TM Disclosure Schedule, from the date of the most recent audited financial statements and interim financial statements included in the filed TM SEC documents to the date of this Agreement, there has not been:

(a) any event, situation or effect (whether or not covered by insurance) that has resulted in, or to TM’s Knowledge, is reasonably likely to result in, a Material Adverse Effect on TM;

(b) any damage, destruction or loss to, or any material interruption in the use of, any of the assets of TM (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on TM;

(c) any material change to a material Contract by which TM or any of its assets is bound or subject;

(d) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(e) any resignation or termination of employment of the Chief Executive Officer, Chief Financial Officer, President or the Secretary of TM;

(f) any mortgage, pledge, transfer of a security interest in, or Lien, created by TM, with respect to any of its material properties or assets, except for Permitted Liens;

(g) any loans or guarantees made by TM to or for the benefit of its officers or directors, or any members of their immediate families, or any material loans or guarantees made by TM to or for the benefit of any of its employees or any members of their immediate families, in each case, other than travel advances and other advances made in the ordinary course of its business;

(h) any declaration, setting aside or payment or other distribution in respect of any of TM’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by TM;

(i) any alteration of TM’s method of accounting or the identity of its auditors;

(j) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing TM shares option plans; or

(k) any negotiations, arrangements or commitments by TM to take any of the actions described in this Section 4.10.

Section 4.11  Undisclosed Liabilities.  Except as set forth in Section 4.11 of the TM Disclosure Schedule, TM has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) due after the date hereof other than those not required to be set forth on a balance sheet of TM or in the notes thereto under U.S. GAAP. Section 4.11 of the TM Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of TM) due after the date hereof.

Section 4.12  Litigation.  As of the date hereof, there is no Action which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on TM. Neither TM, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 4.13  Compliance with Applicable Laws.  Except as set forth in Section 4.13 of the TM Disclosure Schedule, TM is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TM. Except as set forth in Section 4.13 of the TM Disclosure Schedule, TM has not received any written communication during the past two (2) years from a Governmental Authority alleging that TM is not in compliance in any material respect with any applicable Law.

Section 4.14  Sarbanes-Oxley Act of 2002.  TM is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to it as of the date hereof and as of the Closing. There has been no change in TM’s accounting policies since inception except as described in the notes to the TM Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since inception, was accompanied by the certifications required to be filed or submitted by TM’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Neither TM, nor to the Knowledge of TM, any Representative of TM, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of TM or their respective internal accounting controls, including any complaint, allegation, assertion or claim that TM has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to TM’s accounting or auditing practices, procedures methodologies or methods of TM or its internal accounting controls, and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of TM’s financial statements and periodic reports. To the Knowledge of TM, no attorney representing TM, whether or not employed by TM, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by TM or any of its officers, directors, employees or agents to the TM Board or any committee thereof or to any director or officer of TM. To the Knowledge of TM, no employee of TM has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

Section 4.15  Certain Registration Matters.  Except as specified in Section 4.15 of the TM Disclosure Schedule, and except for registration rights granted in connection with the TM Public Offering or pursuant to the Registration Rights Agreement, TM has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of TM registered with the SEC or any other Governmental Authority that have not been satisfied.

Section 4.16  Broker’s and Finders’ Fees.  Except for fees payable to Pali Capital, Inc. and Sinova Capital pursuant to agreements previously delivered to the HMDF Parties and except for fees and expenses of finders in connection with Permitted Financings payable in cash or as otherwise specified in Section 4.16 of the TM Disclosure Schedule, TM has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any Transaction. Notwithstanding anything in this Agreement to the contrary, Section 4.16 of the TM Disclosure Schedule may not be amended without the consent of the HMDF Parties.

Section 4.17  Minute Books.  The minute books of TM made available to HMDF contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of TM since inception and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

Section 4.18  Vote Required.  The approval of the TM Board and the affirmative vote of the stockholders of TM in accordance with Section 9.1 hereof are the only approvals or votes necessary to approve this Agreement and the Transactions; provided, however, that TM will not consummate the Transactions if Public Stockholders holding 30% or more of the Publicly Held Common Stock, vote against the Share Exchange and exercise their Conversion Rights described in the TM Prospectus.

Section 4.19  Board Approval.  The TM Board (including any required committee or subgroup of the TM Board) has, as of the date of this Agreement, (i) adopted resolutions declaring the advisability of and approving this Agreement and the Transactions, and (ii) determined that the Transactions are in the best interests of the stockholders of TM.

Section 4.20  AMEX Quotation.  The Common Stock and TM Warrants are quoted on the AMEX. There is no Action pending or, to the Knowledge of TM, threatened against TM by AMEX with respect to any intention by such entities to prohibit or terminate the quotation of such securities on the AMEX. The Common Stock and TM Warrants are registered pursuant to Section 12(g) of the Exchange Act and TM has taken no action designed to, or which is likely to have the effect of, terminating the registration of such securities under the Exchange Act nor has TM received any notification that the SEC is contemplating terminating such registration.

Section 4.21  Trust Fund.  Section 4.21 of the TM Disclosure Schedule sets forth as of March 31, 2009 the dollar amount (including an accrual for the earned but uncollected interest thereon) held in the trust account established in connection with TM’s Public Offering for the benefit of its Public Stockholders (the “Trust Fund”) for use by TM in connection with a business combination as set forth in the TM Constituent Instruments. Section 4.21 of the TM Disclosure Schedule sets forth as of March 31, 2009 the dollar amount of the Trust Fund that represents deferred underwriting commissions which will be paid to the underwriters of TM’s Public Offering at the Closing.

Section 4.22  Transactions With Affiliates and Employees.  Except as set forth in Section 4.22 of the TM Disclosure Schedule, none of the officers or directors of TM and, to the Knowledge of TM, none of the employees of TM is presently a party to any transaction with TM that is required to be disclosed under Rule 404(a) of Regulation S-K (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of TM, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.23  Material Contracts.

(a) TM has made available to HMDF, prior to the date of this Agreement, true, correct and complete copies of each material contract which would be considered a material contract pursuant to Item 601(b)(10) of Regulation S-K or pursuant to which TM receives or pays amounts in excess of $100,000 (each a “TM Material Contract”). A list of each such TM Material Contract is set forth on Section 4.23 of the TM Disclosure Schedule. As of the date of this Agreement, TM is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any TM Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on TM; and, to the Knowledge of TM, as of the date of this Agreement, no other Person has violated or breached, or committed any default under, any TM Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TM.

(b) Each TM Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (i) TM is not in breach or default of any TM Material Contract in any material respect; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any TM Material Contract; (B) permit TM or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any TM Material Contract; or (iii) TM has not received notice of the pending or threatened cancellation, revocation or termination of any TM Material Contract to which it is a party. Since December 31, 2008, TM has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any TM Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on TM.

Section 4.24  Taxes.

(a) all Tax Returns that are or were required to be filed by it have been timely filed, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TM. There are no unpaid Taxes of TM claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes of TM for any period for which Tax Returns have been filed, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on TM, and the officers of TM know of no basis for any such claim.

(b) TM has not received any notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to, any Taxes of TM for any period. TM has delivered to HMDF correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by TM from its inception.

(c) The TM financial statements reflect an adequate reserve for all Taxes payable by TM (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. TM is neither a party to nor is it bound by any tax indemnity, tax sharing or similar agreement and TM currently has no material liability and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against TM, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on TM.

Section 4.25  Foreign Corrupt Practices.  Neither TM, nor to TM’s Knowledge, any Representative of TM has, in the course of its actions for, or on behalf of, TM (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on TM.

Section 4.26  Money Laundering Laws.  The operations of TM are and have been conducted at all times in compliance with Money Laundering Laws and no proceeding involving TM with respect to the Money Laundering Laws is pending or, to the Knowledge of the officers of TM, is threatened.

ARTICLE V

Conduct Prior To The Closing

Section 5.1  Covenants of HMDF Parties.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the HMDF Parties agree that each of the HMDF Entities shall use commercially reasonable efforts, or cause such entities to use commercially reasonable efforts, to (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other Parties), (i) carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, and (ii) use its commercially reasonable efforts consistent with past practice to keep available the services of its present officers, directors and employees and use its commercially reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that there shall not be a Material Adverse Effect in its ongoing businesses as of the Closing Date. The HMDF Parties agree to promptly notify TM of any material event or occurrence not in the ordinary course of its business that would have or reasonably be expected to have a Material Adverse Effect on the HMDF Entities. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except for (i) the Permitted Financing, (ii) as listed on Section 5.1 of the HMDF Disclosure Schedule or (iii) as otherwise expressly permitted by or provided for in this Agreement, none of the HMDF Parties shall do, allow, cause or permit any of the following actions to occur with respect to any of the HMDF Entities without the prior written consent of TM, which shall not be unreasonably delayed or withheld:

(a) Charter Documents and Structure Agreements.  Cause or permit any amendments to or termination of (i) any of the HMDF Constituent Instruments or any other equivalent organizational documents or

(ii) any of the Structure Agreements, except, in each case, as contemplated by this Agreement and necessary, to the extent to which shall not have any effect on this Agreement;

(b) Dividends; Changes in Capital Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(c) Material Contracts.  Enter into any new Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Material Contract, other than (i) in the ordinary course of business consistent with past practice or (ii) upon prior consultation with, and prior written consent (which shall not be unreasonably delayed or withheld) of TM;

(d) Issuance of Securities.  Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(e) Intellectual Property.  Transfer or license to any Person or entity any intellectual property rights other than the license of non-exclusive rights to intellectual property rights in the ordinary course of business consistent with past practice;

(f) Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

(g) Indebtedness.  Except in its ordinary course of business, issue or sell any debt securities or guarantee any debt securities of others in excess of $100,000 in the aggregate;

(h) Payment of Obligations.  Pay, discharge or satisfy in an amount in excess of $100,000, in any one case, or $250,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the HMDF Financial Statements, as applicable;

(i) Acquisitions.  Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization, in each case, to the extent that financial statements of or relating to such acquired assets or business would be required under applicable U.S. federal securities laws to be publicly disclosed on a Report on Form 8-K or in the Proxy Statement;

(j) Employment.  Except as required to comply with Legal Requirements or agreements or pursuant to plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance, retirement, retention, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director, executive officer or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, executive officer, (iii) materially amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, or (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder;

(k) Broker’s and Finder’s Fees.  Enter into any binding discussions, negotiations or arrangements with any broker, investment banker, agent or finder, whether in writing or oral, relating to this Agreement or any Transaction, other than with Piper Jaffray in connection with the Transactions.

(l) Other.  Agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through (k) above.

Section 5.2  Covenants of TM.  From the date hereof until the earlier of the termination of this Agreement or the Closing Date, TM agrees that TM shall use commercially reasonable efforts to, except to the extent expressly contemplated by this Agreement or as consented to in writing by the other Parties, (i) carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations and (ii) keep available the services of its present officers, directors and employees and to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that there shall not be a Material Adverse Effect in its ongoing businesses as of the Closing Date. TM agrees to promptly notify the HMDF Parties of any material event or occurrence not in the ordinary course of its business and of any event that would have a Material Adverse Effect on TM. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except for (i) the Permitted Financing, (ii) as listed on Section 5.2 of the TM Disclosure Schedule or (iii) as otherwise expressly permitted by or provided for in this Agreement, TM shall not do, allow, cause or permit any of the following actions to occur without the prior written consent of the HMDF Parties, which consent shall not be unreasonably delayed or withheld:

(a) Charter Documents.  TM shall not adopt or propose any change in any of its constituent instruments except for such amendments required by any Legal Requirement or the rules and regulations of the SEC or AMEX or as are contemplated by this Agreement (or such other applicable national securities exchange).

(b) Accounting Policies and Procedures.  TM shall not change any method of accounting or accounting principles or practices by TM, except for any such change required by any Legal Requirement or by a change in any Legal Requirement or U.S. GAAP;

(c) SEC Reports.  TM shall not fail to timely file or furnish to or with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished (except those filings by affiliates of TM required under Section 13(d) or 16(a) of the Exchange Act which do not have a Material Adverse Effect on TM);

(d) Dividends; Changes in Capital Stock.  TM shall not declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(e) Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its properties or assets;

(f) Material Contracts.  Enter into any new TM Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing TM Material Contract, other than (i) contracts involving the payment or receipt by TM of no more than $100,000, individually, or in the aggregate, that, in TM’s reasonable judgment, are necessary for the completion of the Transactions; or (ii) upon prior consultation with, and prior written consent (which shall not be unreasonably delayed or withheld) of the HMDF Parties;

(g) Issuance of Securities.  Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(h) Indebtedness.  Issue or sell any debt securities or guarantee any debt securities of other Persons;

(i) Payment of Obligations.  Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the TM financial statements, as applicable;

(j) Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements;

(k) Acquisitions.  Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

(l) Taxes.  Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(m) Litigation.  Initiate, compromise or settle any material litigation or arbitration proceedings; and

(n) Other.  Agree in writing or otherwise to take any of the actions described in Sections 5.2(a) through (m) above.

ARTICLE VI

Covenants of the HMDF Parties

Section 6.1  Access to Information.  Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which any HMDF Party is subject, between the date of this Agreement and the Closing Date, subject to TM’s undertaking to use its commercially reasonable efforts to keep confidential and protect the Trade Secrets of the HMDF Parties against any disclosure, the HMDF Parties will permit TM and its Representatives reasonable access at dates and times agreed upon by the applicable HMDF Party and TM, to all of the books and records of HMDF which are necessary for (i) the preparation and amendment of the Proxy Statement and such other filings or submissions in accordance with SEC rules and regulations as are necessary to consummate the Transactions and as are necessary to respond to requests of the SEC’s staff, TM’s accountants and relevant Governmental Authorities or (ii) TM to confirm any of the financial statements or reports delivered by the HMDF Entities pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the failure to use commercially reasonable efforts to protect against any disclosure of any Trade Secrets of HMDF Parties by TM or any of its Representatives in violation of this Section, shall constitute a breach of a covenant in a material respect pursuant to Section 11.1(c) hereof; provided, however, that TM may make a disclosure otherwise prohibited by this Section 6.1 if required by applicable law or regulation or regulatory, administrative or legal process (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process) or the rules and regulations of the SEC or any stock exchange having jurisdiction over TM. In the event that TM or any of its Representatives is requested or required to disclose any Trade Secrets of HMDF Parties as provided in the proviso in the immediately preceding sentence, TM shall provide the HMDF Entities with prompt written notice of any such request or requirement so that the HMDF Entities may seek a protective order or other appropriate remedy.

Section 6.2  Financial Information.

(a) TM acknowledges and agrees that HMDF shall engage CCIF and a US accounting firm to render accounting reports jointly (“Report”) and that TM shall accept the Report. On or before five (5) days following the date hereof, HMDF shall furnish TM the audited consolidated financial statements of the HMDF Entities for the fiscal years ended December 31, 2006, 2007 and 2008 (collectively, the “HMDF Financial Statements”). The HMDF Financial Statements, including the notes thereto, shall have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be otherwise specified in the notes thereto) by an independent public accounting firm acceptable to TM and shall be suitable for inclusion in the Proxy Statement. The HMDF Financial Statements will fairly present in all material respects the financial condition and operating results, change in stockholders’ equity and cash flow of

HMDF, as of the dates, and for the periods, indicated therein. The HMDF Entities do not and shall not have any Off-Balance Sheet Arrangements.

(b) The HMDF Entities shall deliver to TM within thirty (30) days after the end of each fiscal quarter consolidated and consolidating financial information regarding the HMDF Entities (the “HMDF Quarterly Interim Financial Statements”), certified by the Chief Executive Officer or Chief Financial Officer of HMDF, including (i) unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flow for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with U.S. GAAP.

(c) The HMDF Entities shall deliver to TM within fifteen (15) days after the end of each calendar month any financial information regarding the HMDF Entities prepared by its management in the ordinary course of business consistent with past practice (the “HMDF Monthly Interim Financial Statements” and, together with the HMDF Quarterly Interim Financial Statements, the “HMDF Interim Financial Statements”), certified by the Chief Executive Officer or Chief Financial Officer of HMDF, including (i) unaudited balance sheets as of the close of such calendar month and the related statements of income and cash flow for that portion of the fiscal year ending as of the close of such calendar month and (ii) unaudited statements of income and cash flows for such calendar month, in each case setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with U.S. GAAP. The HMDF Interim Financial Statements will fairly present in all material respects the financial condition and operating results, change in stockholders’ equity and cash flow of the HMDF Entities, as of the dates, and for the periods, indicated therein, subject to the normal, recurring year-end adjustments.

Section 6.3  Insurance .  Through the Closing Date, the HMDF Entities and each HMDF Shareholder shall cause the HMDF Entities to maintain insurance policies providing insurance coverage for the businesses in which the HMDF Entities are engaged and the assets and properties of the HMDF Entities of the kinds, in the amounts and against the risks as are commercially reasonable for such businesses and risks covered and for the geographic areas where any of the HMDF Entities engages in such businesses.

Section 6.4  Exclusivity; No Other Negotiations.

(a) None of the HMDF Entities and the HMDF Shareholders shall take (or authorize or permit any Representative by or acting for or on behalf of the HMDF Entities and/or any of the HMDF Shareholders to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person other than TM: (i) relating to the acquisition of any capital stock or other voting securities of any of the HMDF Entities or any assets of the HMDF Entities other than sales of assets in the ordinary course of business (including any acquisition structured as a merger, consolidation, share exchange or other business combination) (an “Acquisition Proposal”); (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Acquisition Proposal with any of the HMDF Entities and/or any HMDF Shareholder; (iii) to participate in discussions or negotiations with or to furnish or cause to be furnished any information with respect to any of the HMDF Entities or afford access to the assets and properties or books and records of the HMDF Entities to any Person (other than as contemplated by Section 6.1) who any of the HMDF Entities (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Acquisition Proposal relating to any of the HMDF Entities; (iv) to participate in any discussions or negotiations regarding, furnish any material non-public information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; or (v) to take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.

(b) The HMDF Parties will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 6.4(a) above, if applicable. The HMDF Parties will promptly (i) notify TM if any of the HMDF Parties receives any proposal or inquiry or request for information in connection with an Acquisition Proposal, and (ii) notify TM of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal.

(c) The covenants, agreements and obligations set forth in this Section 6.4 shall remain binding and in full force and effect unless and until this Agreement and the Transactions are terminated in accordance with Section 11.1(b) of this Agreement.

Section 6.5  Fulfillment of Conditions.  The HMDF Parties shall use their commercially reasonable efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions contemplated hereby, (b) engaging in a road show, at mutually agreed to times and places, to seek the approval of the Transactions, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct their business in such manner that on the Closing Date the representations and warranties of the each of the HMDF Parties contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 6.6  Disclosure of Certain Matters.  From the date hereof through the Closing Date, each of the HMDF Parties shall give TM prompt written notice of any event or development that occurs that (a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on the HMDF Entities, or (b) would require any amendment or supplement to the Proxy Statement.

Section 6.7  Regulatory and Other Authorizations; Notices and Consents.

(a) The HMDF Entities shall use their commercially reasonable efforts to obtain all material Consents that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate with TM in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) Each HMDF Entity shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as are required to consummate the Transactions.

(c) TM shall cooperate and use commercially reasonable efforts to assist the HMDF Entities in giving such notices and obtaining such consents and estoppel certificates as are required to consummate the Transactions; provided, however, that TM shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which TM in its sole discretion may deem adverse to the interests of TM, the HMDF Entities or the business of the HMDF Entities.

Section 6.8  Related Tax.  From the date hereof through the Closing Date, each of the HMDF Entities, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a Material Adverse Effect on the HMDF Entities, subject to extensions permitted by law and properly granted by the appropriate authority; provided, that HMDF notifies TM that any of the HMDF Entities is availing itself of such extensions, and (ii) pay all Tax shown as due on such Tax Returns. Each HMDF Shareholder covenants and agrees to pay any tax and duties as required to be paid by such Shareholder by any Governmental Authority of the PRC on such Shareholder’s receipt of payments, if any, pursuant to this Agreement.

Section 6.9  Proxy Statement.  Each of the HMDF Parties shall provide promptly to TM such information concerning its business affairs and financial statements as may reasonably be required for inclusion in the Proxy Statement, shall direct that its counsel cooperate with TM’s counsel in the preparation of the Proxy Statement and shall request the cooperation of TM’s auditors in the preparation of the Proxy Statement. None of the information supplied or to be supplied by or on behalf of the HMDF Parties for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If any information provided by the HMDF Parties is discovered or any event occurs with respect to any of the HMDF Parties, or any change occurs with respect to the other information provided by the HMDF Parties included in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the HMDF Parties shall notify TM promptly of such event.

Section 6.10  Covenant Not to Sue.  In consideration of TM’s entry into this Agreement, each of the HMDF Parties waives all right, title, interest or claim of any kind against the Trust Fund that any of the HMDF Parties may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with TM, and will not seek recourse against the Trust Fund.

Section 6.11  Permitted Financing.  Each of the HMDF Parties, on the one hand, and TM, on the other shall cooperate with one another and use their commercially reasonable best efforts to secure the Permitted Financing on or prior to the Closing Date, including by means of involving Piper Jaffray as an additional financial advisor in the event such becomes necessary to ensure the completion of the Permitted Financing. Each of the HMDF Parties shall provide reasonably promptly to TM such information concerning such HMDF Party’s business affairs and financial statements as may reasonably be required to secure the Permitted Financing.

Section 6.12  Effective Control and Consolidation.  Each of the HMDF Parties shall cause HMDF to continue to consolidate the financial results of FF with the financial statements of HMDF.

ARTICLE VII

Covenants of TM

Section 7.1  Proxy Statement Filing, SEC Filings and Special Meeting.

(a) TM shall cause a meeting of its stockholders (the “Stockholders’ Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement and the Transactions contemplated thereby. The TM Board shall recommend to its stockholders that they vote in favor of the adoption of such matters. In connection with the Stockholders’ Meeting, TM (a) will use commercially reasonable efforts to file with the SEC as promptly as practicable, but in any event on or prior to May 27, 2009, the Proxy Statement, which shall serve as a proxy statement pursuant to Section 14(a), Regulation 14A, and Schedule 14A under the Exchange Act and all other proxy materials for such meeting, (b) upon receipt of any comments from the SEC relating thereto, will respond as promptly as practicable and otherwise use its commercially reasonable efforts to obtain approval from the SEC, and following which, will mail to its stockholders the Proxy Statement and any other necessary proxy materials, (c) will use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions contemplated hereby, and (d) will otherwise comply in all material respects with all Legal Requirements applicable to the Stockholders’ Meeting.

(b) TM will provide to HMDF all correspondence received from and to be sent to the SEC and will not file any amendment to the filings with the SEC without (i) providing HMDF the opportunity to review and comment on any responses to the SEC and (ii) the prior consent of HMDF, which consent shall not be unreasonably delayed or withheld.

Section 7.2  Fulfillment of Conditions.  From the date hereof to the Closing Date, TM shall use its commercially reasonable efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions, (b) engaging in a road show, at mutually agreed to times and places, to seek the approval of the Transactions, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of TM in such manner that on the Closing Date the representations and warranties of TM contained herein shall be accurate as though then made).

Section 7.3  Disclosure of Certain Matters.  From the date hereof through the Closing Date, TM shall give HMDF and the HMDF Shareholders prompt written notice of any event or development that occurs that

(a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on TM, or (b) would require any amendment or supplement to the Proxy Statement.

Section 7.4  Regulatory and Other Authorizations; Notices and Consents.  TM shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents to which it is a party and will use commercially reasonable efforts to cooperate with HMDF in promptly seeking to obtain all such authorizations, consents, orders and approvals (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit HMDF and/or its counsel to participate in the conversation and correspondence with such Government Authorities together with TM counsel).

Section 7.5  Exclusivity; No Other Negotiations.

(a) TM shall not take (or authorize or permit any Representative retained by or acting for or on behalf of TM to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person: (i) relating to the acquisition by TM of that Person (regardless of the structure of any such acquisitions) or any affiliate of that Person, or (ii) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.

(b) TM will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 7.5(a) above, if applicable. TM will promptly (i) notify the HMDF Parties if TM receives any such proposal or inquiry or request for information in connection with such proposal and (ii) notify the HMDF Parties of the significant terms and conditions of any such proposal including the identity of the party making the proposal.

Section 7.6  Related Tax.  From the date hereof through the Closing Date, TM, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could reasonably be expected to have a Material Adverse Effect on TM, subject to extensions permitted by law and properly granted by the appropriate authority; provided, that TM notifies HMDF that TM is availing itself of such extensions, and (ii) pay all Tax shown as due on such Tax Returns.

Section 7.7  Valid Issuance of TM Shares.  At the Closing, the TM Shares to be issued to the HMDF Shareholders hereunder will be duly authorized, validly issued, fully paid and nonassessable and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute a valid, binding and enforceable obligation of TM in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

ARTICLE VIII

Additional Agreements and Covenants

Section 8.1  Disclosure Schedules.  Each of Parties shall, as of the Closing Date, have the obligation to supplement or amend their respective Disclosure Schedules being delivered concurrently with the execution of this Agreement and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which resulted in, or could reasonably be expected to result in a Material Adverse Effect on such Party. The obligations of the Parties to amend or supplement their respective Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

Section 8.2  Confidentiality.  Between the date hereof and the Closing Date, each of TM, on the one hand, and the HMDF Parties, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system, all documents and information concerning the other Party furnished to it by such other Party or its Representatives in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party, or (c) later lawfully acquired by the Party to which it was furnished from other sources, which source is not a Representative of the other Party, and each Party shall not release or disclose such information to any other Person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party in connection with the Transactions, if it exercises the same care as it takes to preserve confidentiality for its own similar information. For the avoidance of doubt, any disclosure of information required to be included by TM or the HMDF Parties in their respective filings with the SEC as required by the applicable laws will not be violation of this Section 8.2.

Section 8.3  Public Announcements.  From the date of this Agreement until the Closing or termination of this Agreement, TM and each of the HMDF Entities shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of TM (in the case of HMDF Entities) or any of the HMDF Entities (in the case of TM), except as required by Law or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 8.4  Board Composition.

(a) For a period commencing on the Closing Date and ending not sooner than March 31, 2012 (or March 31, 2013 if the Earn-Out Shares applicable to FY2011 have not been issued and delivered pursuant to Section 1.2(e)(i)-(ii) hereof), the Combined Board will consist of seven (7) persons. For a period commencing from the Closing Date until the next annual meeting of stockholders of the Company, or until each director’s successor is elected and takes office, the Combined Board shall consist of: (i) two (2) persons nominated by the TM Representatives (with each such person to have the right to designate an alternate) and (ii) five (5) persons nominated by the HMDF Shareholders (at least three (3) of which shall be “independent directors” as such term is defined in Section 803 of the AMEX Company Guide (the “Independent Directors”); provided, however, that, in the case of clause (ii) above and in the case of clause (ii) above only, such clause may be amended, modified or terminated by the Company after the Closing Date with the consent of the majority of the Independent Directors then serving on the board of the directors of the Company.

(b) Each of the HMDF Shareholders agrees, pursuant to the Voting Agreement, that, for a period commencing from the Closing Date and ending not sooner than March 31, 2011 (or March 31, 2013 if the Earn-Out Shares applicable to FY2011 have not been issued and delivered pursuant to Section 1.2(e)(i)-(ii) hereof), they shall vote all TM Shares then owned by them in favor of the persons nominated by TM Representatives; it being understood that if there is any conflict between the terms of this Section 8.4 and the Voting Agreement (as amended, modified or supplemented in accordance with its terms), the terms of the Voting Agreement will control.

(c) The Combined Board shall, within sixty (60) days following the Closing, establish an audit committee consisting of not less than three (3) Independent Directors.

Section 8.5  Fees and Expenses.  Except as expressly provided in Article XI or Article XII, in the event there is no Closing of the Transactions contemplated by this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 8.6  Director and Officer Insurance .  As soon as practicable after the date hereof, TM will file an application with a reputable insurance company seeking a tail liability insurance policy (the “Tail Policy”) that will be paid for by the Company upon the Closing and covering those Persons who are currently covered by TM’s directors and officers’ liability insurance policy. The HMDF Shareholders shall use commercially reasonable efforts to cause the Company to purchase (to the extent available in the market) the Tail Policy for the coverage available at a price of up to $200,000 with coverage in amount and scope at least as favorable to such Persons as TM’s existing coverage (or the maximum amount that may be purchased for up to $200,000, which Tail Policy shall continue for at least six (6) years following the Closing.

Section 8.7  Estimates, Projections and Forecasts.  Except as otherwise expressly set forth in this Agreement: TM acknowledges and agrees that none of the HMDF Parties is making or has made any representations or warranties whatsoever with respect to any estimates, projections or other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections or forecasts) regarding the HMDF Parties, their business or any other matters; and TM acknowledges and agrees that there are uncertainties inherent in attempting to make any estimates, projections or other forecasts and plans, that TM is familiar with such uncertainties, that TM is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that TM has no claim against the HMDF Parties or anyone else with respect thereto.

ARTICLE IX

Conditions to Closing

Section 9.1  HMDF Parties Conditions Precedent.  The obligations of the HMDF Parties to enter into and complete the Closing are subject, at the option of the HMDF Parties, to the fulfillment on or prior to the Closing Date of the following conditions by TM, any one or more of which may be waived by HMDF in writing.

(a) Representations and Covenants.  The representations and warranties of TM contained in this Agreement (including the TM Disclosure Schedule) shall be true and correct in all material respects (except that those representations and warranties which are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct in all respects), in each case, on and as of the Closing Date, and TM shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and TM shall have delivered to HMDF a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation.  No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, or (ii) which has would reasonably be expected to have, in the reasonable opinion of HMDF, a Material Adverse Effect on the HMDF Entities.

(c) No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2008 which has had or is reasonably likely to cause a Material Adverse Effect on TM.

(d) Filing of Proxy Statement.  TM shall have filed the definitive Proxy Statement with the SEC and mailed it to TM’s stockholders.

(e) Approval by TM’s Stockholders.  This Agreement and the Transactions contemplated hereby shall have been approved by a majority of the issued and outstanding Common Stock, in accordance with Section 253 of the DGCL and other applicable laws, and the aggregate number of shares of Publicly Held Common Stock held by Public Stockholders who exercise their Conversion Rights with respect to their Common Stock in accordance with the TM Constituent Instruments shall not constitute thirty percent (30%) or more of the Publicly Held Common Stock.

(f) Notice to Trustee.  TM shall have, prior to the Closing, delivered to the trustee of the Trust Fund instructions to disburse on the Closing Date the monies in the Trust Fund in accordance with the documents governing the Trust Fund.

(g) Resignations.  Effective as of the Closing, the directors and officers of TM who are not continuing directors and the officers of TM following the Closing will have resigned and the copies of the resignation letters (each of which shall include a full release of any claims for past or future employment compensation) of such directors and officers shall have been delivered to HMDF upon the Closing.

(h) SEC Reports.  TM shall have filed all reports and other documents required to be filed by TM under the U.S. federal securities laws through the Closing Date.

(i) AMEX Quotation.  TM shall have maintained its status as a Company whose Common Stock and TM Warrants are quoted on the AMEX and no reason shall exist as to why such status shall not continue immediately following the Closing.

(j) Secretary’s Certificate.  HMDF shall have received a certificate from TM, signed by its Secretary certifying that the attached copies of the TM Constituent Instruments and resolutions of the TM Board approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(k) Deliveries.  The deliveries required to be made by TM in Article II shall have been made by TM.

(l) Governmental Approval.  Each of the HMDF Entities shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby, including such approvals, waivers and consents as may be required under PRC Laws.

(m) Available Working Capital.  Either (i) TM shall have sufficient cash and cash equivalents upon the Closing to make the payments required pursuant to Sections 1.2(c) and 12.7 hereof (and any and all other fees and expenses associated with the Transactions for the account of TM) and to repay, perform or satisfy any Permitted Financing (other than periodic interest payments) due by its terms within the thirty-six (36) months following the Closing, and shall have either an additional approximately $10 million in cash and cash equivalents or binding commitments for Permitted Financing in such amount, or (ii) the Permitted Financing shall otherwise be committed by Closing on terms and conditions satisfactory to the HMDF Parties in their reasonable discretion (regardless of the amounts of and various forms of financing contemplated by the definition of Permitted Financing herein or otherwise discussed between the TM Parties and the HMDF Parties prior or subsequent to the date of this Agreement) taking into account the future planned development of the Company after the Closing.

(n) Transaction Documents.  The Transaction Documents shall have been executed and delivered by the Parties.

(o) Opinions.  HMDF shall have received the opinion of TM’s legal counsel in customary form and substance for transactions similar to the Transactions contemplated in this Agreement.

(p) Certificate of Good Standing.  HMDF shall have received a certificate of good standing under the applicable Law of TM.

(q) Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting TM’s conduct or operation of the business of TM following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(r) SEC Actions.  No formal or informal SEC investigation or proceeding shall have been initiated by the SEC against TM or any of its officers or directors.

Section 9.2  TM Conditions Precedent.  The obligations of TM to enter into and complete the Closing are subject, at the option of TM, to the fulfillment on or prior to the Closing Date of the following conditions by each of the HMDF Parties, any one or more of which may be waived by TM in writing:

(a) Representations and Covenants.  The representations and warranties of the HMDF Parties contained in this Agreement (including the HMDF Disclosure Schedule) shall be true and correct in all material respects (except that those representations and warranties which are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct in all respects), in each case, on and as of the Closing Date, and each of the HMDF Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the HMDF Parties shall have delivered to TM a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation.  No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, or (ii) which has or may have, in the reasonable opinion of TM, a Material Adverse Effect on TM.

(c) No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2008 which has had or is reasonably likely to cause a Material Adverse Effect on any of the HMDF Entities.

(d) Approval by TM’s Stockholders.  This Agreement and the Transactions contemplated hereby shall have been approved by a majority of the issued and outstanding Common Stock, in accordance with Section 253 of the DGCL and other applicable laws, and the aggregate number of shares of Publicly Held Common Stock held by Public Stockholders who exercise their Conversion Rights with respect to their Common Stock in accordance with the TM Constituent Instruments shall not constitute thirty percent (30%) or more of the Publicly Held Common Stock.

(e) Delivery of HMDF Interim Financial Statements.  HMDF shall have furnished TM the HMDF Financial Statements and HMDF Interim Financial Statements in accordance with the terms of this Agreement, which financial statements shall have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved.

(f) Opinion.  TM shall have received the opinion of HMDF’s legal counsel in the PRC in the customary form and substance for Transactions similar to the transactions contemplated by this Agreement.

(g) Officer’s Certificate.  TM shall have received a certificate from each of HMDF Parties signed by an authorized officer or representative of such Party, respectively, certifying that the attached copies of each such Party’s constituent instruments and resolutions or other authorizing documents approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(h) Certificate of Good Standing.  TM shall have received a certificate of good standing or equivalent under the applicable Law of each of HMDF, FF and each other HMDF Entity.

(i) Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any HMDF Entity’s conduct or operation of the business of any of the HMDF Entities following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(j) Appointment of Chief Financial Officer.  HMDF shall have appointed a Chief Financial Officer that is mutually acceptable to HMDF and TM, acting reasonably.

(k) Expenses.  All amounts required to be paid pursuant to Section 12.7 shall have been paid in full.

(l) Deliveries.  All other deliveries required to be made by the HMDF Parties in Article II shall have been made by them.

(m) Governmental Approval.  Each of the HMDF Entities and the HMDF Shareholders shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby, including such approvals, waivers and consents as may be required under PRC Laws.

(n) Transaction Documents.  The Transaction Documents shall have been executed and delivered by the Parties.

(o) Investor Representation Letters.  The Investor Representation Letters shall have been executed and delivered by each of HMDF Shareholders.

(p) SEC Actions.  No formal or informal SEC investigation or proceeding shall have been initiated or sent by the SEC against TM or any of its officers or directors.

ARTICLE X

Indemnification

Section 10.1  Survival .  The representations and warranties of the Parties contained in this Agreement, including the schedules and exhibits hereto, shall not survive the Closing; provided, however, that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 4.1(a), 4.2, 4.3, 4.7, 4.20 and 4.21 (the “Basic Representations”) shall survive the Closing for a period equal to any applicable statute of limitations. All of the covenants and obligations of the Parties contained in this Agreement shall survive the Closing unless they expire sooner in accordance with their terms. The term during which any representation, warranty, or covenant survives hereunder is referred to as the “Survival Period.” Anything herein to the contrary notwithstanding, if written notice is properly given pursuant to this Article X with respect to any alleged breach of a representation, warranty, covenant or agreement to which such Party is entitled to be indemnified hereunder prior to the expiration of such representation, warranty, covenant or agreement, such representation, warranty, covenant or agreement shall survive, with respect to the subject matter of such written notice only, until the applicable claim is finally resolved in accordance with the provisions of this Article X.

Section 10.2  Indemnification by the HMDF Shareholders.

(a) The HMDF Shareholders shall, subject to the terms hereof, severally (pro rata in proportion to their pre-Closing percentage ownership of the HMDF Shares) and not jointly indemnify, defend and hold harmless TM (which term, for the purposes of this Article X shall include any of TM’s successors) and permitted assigns (the “TM Indemnified Parties”) from and against any liabilities, loss, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising from: (i) any breach of any Basic Representation made by the HMDF Entities in this Agreement (including the HMDF Disclosure Schedule) or in any certificate delivered by the HMDF Entities pursuant to this Agreement; (ii) any breach by any HMDF Entity of its covenants, agreements or obligations in this Agreement to be performed or complied with by such HMDF Entity; (iii) any breach of any Basic Representation made by such HMDF Shareholder in this Agreement (including the HMDF Disclosure Schedule) or in any certificate delivered by such HMDF Shareholder pursuant to this Agreement; and (iv) any breach by such HMDF Shareholder of any of its covenants, agreements or obligations in this Agreement to be performed or complied with by such HMDF Shareholder. Notwithstanding the foregoing, however, the representations, warranties, covenants and obligations contained in this Agreement that relate specifically and solely to a particular HMDF Shareholder are the obligations of that particular HMDF Shareholder only and the other HMDF Shareholders shall not be responsible therefor.

(b) The amount of any and all Damages suffered by TM Indemnified Parties shall be paid in cash, or, at the option of the HMDF Shareholders, may be recovered by delivery of a specified number of TM Shares owned by the HMDF Shareholders (the “Returned Shares”) for repurchase by TM on terms set forth in this Section 10.2(b). If TM suffers Damages and Damages are paid by the HMDF Shareholders through the delivery of Returned Shares in lieu of a cash payment, then such Returned Shares shall be cancelled. If the HMDF Shareholders opt to deliver Returned Shares instead of cash hereunder, the number of Returned Shares to be returned by the HMDF Shareholders shall be equal to the aggregate amount of the indemnifiable Damages agreed to be paid by the HMDF Shareholders, divided by $8.00.

(c) Pursuant to the provisions of this Article X, if any claim for indemnification is to be brought against the HMDF Shareholders on behalf of or by right of TM, such claim shall be determined and approved by a committee of directors comprised of (i) all Independent Directors, and (ii) a director nominated by the TM Representatives, each as elected pursuant to Section 8.4(a) (the “Independent Committee”). Any settlement of any claim described in the immediately preceding sentence shall be determined and approved by the

Independent Committee. Any determination or approval of the Independent Committee made pursuant to the provisions of this Article X shall be by majority vote.

Section 10.3  Indemnification by TM.

(a) The Company shall, subject to the terms hereof, indemnify, defend and hold harmless each of the HMDF Parties and their respective successors and permitted assigns (the “HMDF Indemnified Parties”) from and against any Damages arising from: (i) any breach of any Basic Representation made by TM in this Agreement (including the TM Disclosure Schedule) hereof or in any certificate delivered by TM pursuant to this Agreement; or (ii) any breach by TM of its covenants, agreements or obligations in this Agreement to be performed or complied with by TM.

(b) The amount of any and all Damages suffered by the HMDF Indemnified Parties shall be paid in cash or, at the option of the Company, newly issued TM Shares. The number of TM Shares to be issued to the HMDF Indemnified Parties shall be equal to the aggregate amount of the indemnifiable Damages agreed to be paid by the Company, divided by $8.00.

Section 10.4  Limitations on Indemnity.

(a) Notwithstanding any other provision in this Agreement to the contrary, the TM Indemnified Parties shall not be entitled to indemnification pursuant to Section 10.2(a)(i) or 10.2(a)(iii), unless and until the aggregate amount of Damages to the TM Indemnified Parties with respect to such matters under Sections 10.2(a)(i) and (a)(iii) exceeds $1,000,000 (the “Deductible”), and then only to the extent such Damages exceed the Deductible; provided that the aggregate amount of Damages payable by the HMDF Shareholders to the TM Indemnified Parties pursuant to Sections 10.2(a)(i) and 10.2(a)(iii) shall not exceed $25,000,000 (the “Cap”) .

(b) Notwithstanding any other provision in this Agreement to the contrary, the HMDF Parties shall not be liable to, or indemnify the TM Indemnified Parties for any Damages (i) resulting from any nonfulfillment or breach of any such representations, warranties, covenants, and obligations of which HMDF disclosed to TM on or prior to the date hereof; or (ii) that are punitive (except to the extent constituting third party punitive claims), special, consequential, incidental, exemplary or otherwise not actual damages. This Article X constitutes TM’s sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement and the transactions contemplated hereby.

(c) Notwithstanding any other provision in this Agreement to the contrary, no HMDF Party shall be entitled to indemnification pursuant to Section 10.3, unless and until the aggregate amount of Damages with respect to such matters under Section 10.3 exceeds the Deductible, and then only to the extent such Damages exceed the Deductible; provided that the aggregate amount of Damages payable by the Company to the HMDF Indemnified Parties pursuant to Section 10.3(a)(i) shall not exceed the Cap.

(d) Notwithstanding any other provision in this Agreement to the contrary, the Company shall not be liable to, or indemnify any HMDF Party for any Damages (i) resulting from any nonfulfillment or breach of any such representations, warranties, covenants, and obligations of which TM disclosed to the HMDF Parties on or prior to the date hereof; or (ii) that are punitive (except to the extent constituting third party punitive claims), special, consequential, incidental, exemplary or otherwise not actual damages. This Article X constitutes the HMDF Parties’ sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement and the transactions contemplated hereby.

Section 10.5  Defense of Third Party Claims.  If the Independent Committee determines to make a claim for indemnification under Section 10.2 or any HMDF Party makes a claim for indemnification under Section 10.3 (each as applicable an “Indemnitee”), the Independent Committee or such HMDF Party as applicable shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnitee (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail (such written notice, an “Indemnification Notice”). Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option shall be entitled to assume the defense thereof ; provided, that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be recoverable from such Indemnitor under this Article X. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided, that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim. If the Indemnitor assumes such defense, the Indemnitor shall not be liable for any amount required to be paid by the Indemnitee that exceeds, where the Indemnitee has unreasonably withheld or delayed consent in connection with the proposed compromise or settlement of a third party claim, the amount for which that third party claim could have been settled pursuant to that proposed compromise or settlement. In all cases, the Indemnitee shall provide its reasonable cooperation with the Indemnitor in defense of claims or litigation, including by making employees, information and documentation reasonably available. If the Indemnitor shall not assume the defense of any such action, lawsuit, proceeding, investigation or other claim, the Indemnitee may defend against such matter as it deems appropriate; provided that the Indemnitee may not settle any such matter without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Indemnitee is seeking or will seek indemnification hereunder with respect to such matter.

Section 10.6  Determining Damages.  The amount of Damages subject to indemnification under Section 10.2 or Section 10.3 shall be calculated net of (i) any Tax Benefit inuring to the Indemnitee on account of such Damages, (ii) any reserves set forth in any of the HMDF Financial Statements or the HMDF Interim Financial Statements relating to such Damages and (iii) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnitee on account of such Damages. If the Indemnitee receives a Tax Benefit on account of such Damages after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, “Tax Benefit” shall mean any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be paid by the Indemnitee, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. To the extent Damages are recoverable by insurance, the Indemnitees shall take all commercially reasonable efforts to obtain maximum recovery from such insurance. In the event that an insurance or other recovery is made by any Indemnitee with respect to Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. The Indemnitors shall be subrogated to all rights of the Indemnitees in respect of Damages indemnified by the Indemnitors. The Indemnitees shall take all commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to Damages. For Tax purposes, the Parties agree to treat all payments made under this Article X as adjustments to the consideration received for the HMDF Shares.

Section 10.7  Right of Setoff .  To the extent that any Party is obligated to indemnify any other Party after Closing under the provisions of this Article X for Damages reduced to a monetary amount, such Party after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with the other Party, whether under this Agreement or any other agreement between such Parties on the one hand, and any of the other Party or any of their respective Affiliates, Subsidiaries or controlled persons or entities on the other.

Section 10.8  Limitation on Recourse; No Third Party Beneficiaries.

(a) No claim shall be brought or maintained by any Party or its respective successors or permitted assigns against any officer, director, partner, member, agent, representative, Affiliate, equity holder, successor or permitted assign of any Party which is not otherwise expressly identified as a Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

(b) Except as set forth in Section 10.3, the provisions of this Article X are for the sole benefit of the Parties and nothing in this Article X, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article X (it being understood that only the Independent Committee and not TM, any Person acting on its behalf or any other Person, may exercise any indemnity rights under Section 10.2 or any other provision of Article XIV).

Section 10.9.  Liquidated Damages.  Notwithstanding any other provision in this Agreement to the contrary, in the event a committed Permitted Financing contemplated by Section 9.1(m)(i) shall not have been consummated at or prior to the Closing and the amount of cash and cash equivalents owned by the Company at the Closing shall be less than approximately $10 million (after making the payments required pursuant to Sections 1.2(c) and 12.7 hereof (and any and all other fees and expenses associated with the Transactions for the account of TM) and to repay, perform or satisfy any Permitted Financing (other than periodic interest payments) due by its terms within the thirty-six (36) months following the Closing), then in the event the closing and funding of such Permitted Financing or any other Permitted Financing that would have satisfied such condition had commitments therefor been in place prior to the Closing does not take place for any reason by the sixtieth (60th) calendar day following the Closing, (i) the TM Representatives shall transfer the number of shares of Common Stock beneficially owned by them as of the Closing and held pursuant to existing escrow arrangements to the Company for no consideration and the Voting Agreement shall be of no further force and effect with respect to such shares of Common Stock. The provisions of this Section 10.9 are intended to compensate the HMDF Shareholders for the damages for which no reasonable estimate can be made that will result from the lack of adequate financing for the Company after the Closing, in light of its future development, and are not intended as a penalty. At or prior to the Closing, the escrow arrangements pursuant to which the shares of Common Stock beneficially owned by the TM Representatives are held shall be modified accordingly to reflect the obligations of the TM Representatives under this Section 10.9.

ARTICLE XI

Termination

Section 11.1  Methods of Termination.  Unless waived by the Parties hereto in writing, the Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a) by mutual written consent of the Parties;

(b) by the HMDF Parties, if the Closing has not occurred by the Termination Date;

(c) by any HMDF Party, if there has been a breach by TM of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the HMDF Parties at the Closing under Section 9.1(a) and such violation or breach has not been waived by the HMDF Parties or cured by TM, to the extent capable of being cured, within ten (10) business days after written notice thereof from the HMDF Parties;

(d) by TM, if there has been a breach by the HMDF Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of TM at the Closing under Section 9.2(a) and such violation or breach has not been waived by TM or cured by the HMDF Parties, to the extent capable of being cured, within ten (10) business days after written notice thereof from TM;

(e) by TM, if the actual HMDF FY2008 Net Income, as derived from the HMDF Financial Statements, is less than $15,000,000;

(f) by any HMDF Party, if the TM Board (or any committee thereof) shall have failed to recommend or shall have withdrawn its approval or recommendation of this Agreement and the Transactions; or

(g) by either TM or the HMDF Parties, if, at the Stockholders’ Meeting (including any adjournments thereof), this Agreement and the Share Exchange and payments contemplated hereby shall fail to be approved and adopted by the affirmative vote of holders of a majority of the outstanding Common Stock cast at the meeting in accordance with TM Constituent Instruments and the DGCL or if the aggregate number of shares of Publicly Held Common Stock held by Public Stockholders who exercise their

Conversion Rights with respect to their Common Stock in accordance with the TM Constituent Instruments shall constitute thirty percent (30%) or more of the Publicly Held Common Stock.

Section 11.2  Effect of Termination.

(a) In the event of termination and abandonment by either TM, on the one hand, or the HMDF Parties, on the other hand, or all of them, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Article XI, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

(b) If the Transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(i) each Party hereto will destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the Transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(ii) all confidential information received by either Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 8.2 hereof, which shall survive such termination or abandonment. The following other provisions shall survive termination of this Agreement: Article X, Article XI and Article XII.

ARTICLE XII

Miscellaneous

Section 12.1  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

Section 12.2  Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 12.3  No Fractional Shares.  No certificates or scrip for any such fractional shares shall be issued. Any holder of TM Shares who would otherwise be entitled to receive a fraction of a TM Share on the Closing Date (after aggregating all fractional TM Shares issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing bid price of a TM Share on the AMEX, or such other public trading market on which TM Shares may be trading at such time, at the Closing Date.

Section 12.4  Lost, Stolen or Destroyed Certificates.  In the event any certificates representing the HMDF Shares or TM Shares shall have been lost, stolen or destroyed, HMDF or TM, as applicable, shall issue in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof, such HMDF Shares or TM Shares, as applicable; provided, however, that HMDF or TM, as applicable, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HMDF or TM, as applicable, with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 12.5  Adjustments to Initial Equity Payment.  In addition to any adjustments pursuant to Section 1.2(d), the Initial Equity Payment and the payment of any Earn-Out Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to TM Shares, occurring prior to the date thereof.

Section 12.6  Withholding Rights.  TM shall be entitled to deduct and withhold from the number of TM Shares and any other consideration otherwise deliverable under this Agreement, such amounts as TM reasonably determines are required to be deducted and withheld with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that any amounts are so withheld all appropriate evidence of such deduction and withholding, including any receipts or forms required in order for the person with respect to whom such deduction and withholding occurred to establish the deduction and withholding and payment to the appropriate authority as being for its account with the appropriate authorities shall be delivered to the Person with respect to whom such deduction and withholding has occurred, and such withheld amounts shall be treated for all purposes as having been delivered and paid to the Person otherwise entitled to the TM Shares or such other consideration in respect of which such deduction and withholding was made by TM. Notwithstanding the foregoing, TM, at its option, may require any such amounts required to be deducted and withheld to be reimbursed in cash to TM prior to the issuance of the TM Shares or such other consideration.

Section 12.7 Expenses.  The Company shall pay for and/or reimburse TM for all fees and Expenses (including the reasonable, documented fees and expenses of its counsel, advisors, consultants, auditors and other Representatives) incurred by TM in connection with or related to this Agreement, the Transaction Documents and the Transactions contemplated hereby in amounts consistent with the estimates provided by TM to HMDF prior to the date hereof.

Section 12.8 Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in the meaning or interpretation of this Agreement. Except where the context clearly requires to the contrary or is otherwise stated: (i) when a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated; (ii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (iii) all pronouns contained in this Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as applicable, as the identity of any party may require; (iv) references to laws, regulations and other governmental rules, as well as to contracts, agreements and other instruments, shall mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date of this Agreement) and shall include all successor rules and instruments thereto; (v) references to “cash,” “$” or “dollars” shall mean the lawful currency of the United States; (vi) references to “RMB” shall mean the lawful currency of the PRC; (vii) references to “Federal” or “federal” shall be to laws, agencies or other attributes of the United States or other relevant national government (and not to any State or locality thereof); and (viii) the meaning of the terms “domestic” and “foreign” shall be determined by reference to the United States.

Section 12.9 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party (it being understood that if any provision of Section 11.3 hereof is invalid, illegal or incapable of being enforced by any Law or public policy, it will be deemed to be a change to the economic and legal substance of the Transactions that is materially adverse to the Parties and will entitle either the HMDF Parties or TM to terminate the Agreement without penalty and none of the Parties and their respective shareholders and Affiliates will have recourse against any other Parties). Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 12.10 Counterparts; Facsimile or Electronically Transmitted Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or other electronically transmitted execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 12.11 Entire Agreement; Third Party Beneficiaries.  This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any Person other than the Parties any rights or remedies.

Section 12.12 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.13 Dispute Resolution.

(a) All judicial proceedings brought against any Party hereto arising out of or relating to this Agreement, the Transaction Documents or any respective obligations thereunder, may be brought in any State court of competent jurisdiction in the State of New York, County of New York, or any Federal court of competent jurisdiction in the Southern District of New York. By executing and delivering this Agreement, each Party, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts, (ii) waives any defense of forum non coveniens, (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Party at its address provided in accordance with Section 12.1 hereof or other address in the possession of the sending Party, (iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect and (v) agrees that the rights to serve process and bring proceedings provided above shall be in addition to any other rights to serve process in any other manner permitted by law and to bring proceedings in the courts of any other jurisdiction.

(b) Waiver of Trial By Jury.  EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY AND REPRESENTS TO THE OTHER PARTIES THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS COUNSEL AND THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS RIGHT TO TRIAL BY JURY AFTER CONSULTATION WITH SUCH COUNSEL.

Section 12.14 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 12.15 Governing Language.  This Agreement shall be governed and interpreted in accordance with the English language.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TM ENTERTAINMENT AND MEDIA, INC.

By:	/s/ Theodore S. Green
Name:     Theodore S. Green

Title:	Chairman and Co-Chief Executive Officer

By:	/s/ Malcolm Bird
Name:     Malcolm Bird

Title:	Co-Chief Executive Officer

307 East 87th Street
New York, New York 10128
United States of America

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR HMDF PARTIES FOLLOW]

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HONG KONG MANDEFU HOLDINGS LTD.

By:	/s/ Zheng Cheng
Name:     Zheng Cheng

Title:	Chairman

Address:

FUJIAN ZHONG HENG EXPRESS INFORMATION TECHNOLOGY CO., LTD.

By:	/s/ Zheng Cheng
Name:     Zheng Cheng

Title:	Chairman

Address:

FUJIAN FENZHONG MEDIA CO., LTD.

By:	/s/ Zheng Cheng
Name:     Zheng Cheng

Title:	Chairman

Address:

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[SIGNATURE PAGE FOR THE HMDF SHAREHOLDERS FOLLOWS]

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THOUSAND SPACE HOLDING LIMITED

By:	/s/ Ou Wen Lin
Name:     Ou Wen Lin

Title:	Chairman

Address:

BRIGHT ELITE MANAGEMENT LIMITED

By:	/s/ Qingping Lin
Name:     Qingping Lin

Title:	Chairman

Address:

/s/  Zheng Cheng
Name:     Zheng Cheng

Address:

/s/  Ou Wen Lin
Name:     Ou Wen Lin

Address:

/s/  Qingping Lin
Name:     Qingping Lin

Address:

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[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

ANNEX A

Definitions

“Acquisition Proposal” has the meaning set forth in Section 6.4(a) of the Agreement.

“Action” has the meaning set forth in Section 3.10 of the Agreement.

“Adjusted Net Income” as such term is used in Section 1.2 means the “Net Income Attributable to the Parent” as calculated and disclosed pursuant to Statement of Accounting Standards (“SFAS”) No. 160, as set forth on the audited consolidated financial statements of the Company comprising a part of the Forms 10-K filed with the SEC for the fiscal years ending December 31, 2009, 2010 or 2011 adjusted to:

(i) add back to the “Net Income Attributable to the Parent” any charges for (a) “acquisition-related costs” as defined in and charged to expense pursuant to SFAS No. 141(R) and any other fees, expenses or payments to any third party related to the Share Exchange, (b) the amortization of intangibles, (c) impairment of goodwill, (d) compensation expense arising from the Earn-Out Shares, each (a) — (d) as it relates to any acquisitions completed in, or pending at the end of, the applicable period (including the Share Exchange), by TM or HMDF Entities;

(ii) add back to the “Net Income Attributable to the Parent” any out of pocket (i.e., third party) expenses incurred to design, implement and annually assess disclosure controls and procedures and internal controls over financial reporting by TM or the HMDF Entities as a consequence of the Company’s compliance with the Sarbanes-Oxley Act;

(iii) add back to the “Net Income Attributable to the Parent” any charges for Taxes payable by any of TM or the HMDF Entities that are directly attributable to the Share Exchange and that apply to the applicable period; and

(iv) deduct from the “Net Income Attributable to Parent” the financial statement tax benefit of the amount in (i), (ii) and (iii) above, computed by multiplying the amount of the adjustment in (i), (ii) or (iii) above by the statutory tax rate applicable to TM or HMDF Entity that incurred the expense;

provided, however, that if the Company is no longer required or eligible to file a Form 10-K, then the “Net Income Attributable to Parent” as calculated and disclosed pursuant to SFAS No. 160 for any particular fiscal year shall be as set forth on the audited consolidated financial statements of the Company for such fiscal year.

“Affiliates” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person, (b) directly or indirectly, whether through one or more intermediaries or otherwise, owns or holds five percent (5%) or more of any equity interest in such Person or (c) five percent (5%) or more of whose voting stock other equity interest is directly or indirectly owned or held by such Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“AMEX” means the NYSE Alternext US LLC.

“Basic Representation” has the meaning set forth in Section 10.1 of the Agreement.

“Cap” has the meaning set forth in Section 10.4(a) of the Agreement.

“Closing” has the meaning set forth in Section 2.1 of the Agreement.

“Closing Date” has the meaning set forth in Section 2.1 of the Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combined Board” means the board of directors of the Company following the Closing.

“Common Stock” means the Common Stock, $0.001 par value per share, of TM.

“Company” has the meaning set forth in the preamble to the Agreement.

“Consent” has the meaning set forth in Section 3.6 of the Agreement.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of TM who (i) was a member of such Board of Directors within sixty (60) days after the closing of the Transactions or (ii) was nominated for election or elected to such Board of Directors with (A) the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; (B) the approval of a majority of the members of the nominating committee or other committee performing similar functions, if such committee exists and the Continuing Directors constitute a majority of the members of the Board of Directors of TM at the time of such nomination or election; or (C) was nominated or designated for election to the Board of Directors either (x) pursuant to the Voting Agreement or (y) by any of the HMDF Shareholders or their Affiliates or assigns.

“Contract” means a contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Conversion Rights” means the right of Public Stockholders of the Publicly Held Common Stock voting against a business combination to convert their shares of Publicly Held Common stock for a pro-rata share of the Trust Fund, if the business combination is approved and completed. The Public Stockholders of the Publicly Held Common Stock who exercise such Conversion Rights will continue to have the right to exercise any TM Warrants they may hold.

“Damages” has the meaning set forth in Section 10.2(a) of the Agreement.

“Deductible” has the meaning set forth in Section 10.4(a) of the Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Schedules” means the HMDF Disclosure Schedule and the TM Disclosure Schedule.

“Earn-Out Shares” has the meaning set forth in Section 1.2(e) of the Agreement.

“Earn-Out Share Payments” has the meaning set forth in Section 1.2(e)(i) of the Agreement.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” shall mean any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Employment Agreement” means the Executive Employment Agreement entered into by Zheng Cheng and the HMDF Entities, in form and substance customary for the PRC market and transactions similar to the Transactions contemplated by this Agreement.

“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party on its behalf in connection with or related to the authorization, preparation, diligence, negotiation, execution and performance of this Agreement and the Transaction Documents.

“Facilities” shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by any of the HMDF Entities and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any of the HMDF Entities.

“FCPA” has the meaning set forth in Section 3.20 of the Agreement.

“FF” has the meaning set forth in the preamble to the Agreement.

“Form 10-K” has the meaning set forth in Section 1.2(e)(i) of the Agreement.

“FY2009” means the fiscal year of the Company ending December 31, 2009.

“FY2010” means the fiscal year of the Company ending December 31, 2010.

“FY2011” means the fiscal year of the Company ending December 31, 2011.

“FY2012” means the fiscal year of the Company ending December 31, 2012.

“Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

“HMDF” has the meaning set forth in the preamble to the Agreement.

“HMDF Balance Sheet” has the meaning set forth in Section 3.9 of the Agreement.

“HMDF Benefit Plans” has the meaning set forth in Section 3.15(a) of the Agreement.

“HMDF Constituent Instruments” means the memorandum and articles of association of HMDF together with its statutory registers and such constituent instruments of other HMDF Entities as may exist, each as amended to the date of the Agreement.

“HMDF Disclosure Schedule” has the meaning set forth in Article III of the Agreement.

“HMDF Financial Statements” has the meaning set forth in Section 6.2(a) of the Agreement.

“HMDF FY2008 Net Income” has the meaning set forth in Section 1.2(a) of the Agreement.

“HMDF Interim Financial Statements” has the meaning set forth in Section 6.2(c) of the Agreement.

“HMDF Indemnified Parties” has the meaning set forth in Section 10.3(a) of the Agreement.

“HMDF Material Contract” has the meaning set forth in Section 3.18(a) of the Agreement.

“HMDF Monthly Interim Financial Statements” has the meaning set forth in Section 6.2(c) of the Agreement.

“HMDF Party” or “HMDF Parties” has the meaning set forth in the preamble to the Agreement.

“HMDF Quarterly Interim Financial Statements” has the meaning set forth in Section 6.2(b) of the Agreement.

“HMDF Shares” has the meaning set forth in the background to the Agreement.

“HMDF Shareholder(s)” has the meaning set forth in the preamble to the Agreement.

“In-Bound Licenses” has the meaning set forth in Section 3.13(b) of the Agreement.

“Indemnitee” has the meaning set forth in Section 10.5 of the Agreement.

“Indemnitor” has the meaning set forth in Section 10.5 of the Agreement.

“Indemnification Notice” has the meaning set forth in Section 10.5 of the Agreement.

“Independent Committee” has the meaning set forth in Section 10.2(c) of the Agreement.

“Independent Director(s)” has the meaning set forth in Section 8.4(a) of the Agreement.

“Initial Cash Payment” has the meaning set forth in Section 1.2(c) of the Agreement.

“Initial Equity Payment” has the meaning set forth in Section 1.2(b) of the Agreement.

“Intellectual Property” means all tangible and intangible intellectual property, including: (i) discoveries and inventions, patents, patent applications (either filed or in preparation for filing) and statutory invention registrations (including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof) and all rights therein and all improvements thereto; (ii) trademarks, service marks, trade names, slogans, logos, trade dress, corporate names and other source identifiers (whether or not registered), including all common law rights, and registrations and applications for registration thereof and all rights therein and all renewals of any of the foregoing; (iii) copyrightable works, copyrights (whether or not registered) and copyright registrations and applications for registration therefor, derivative work and all rights therein and all extensions and renewals of any of the foregoing; (iv) electronic addresses and passwords, domain names and registrations and applications or reservations for registration thereof, and any similar rights and all content embodied in all websites and web pages found at such uniform resource locators; (v) Software; (vi) confidential and proprietary information, trade secrets, know-how, models, algorithms, processes, formulas, and techniques, research and development information, ideas, technical data, designs, drawings and specifications; (vii) advertising and promotional materials; (viii) rights under all Contracts under which intellectual property rights were granted to any Person by a third party, or to a third party by any Person; (ix) modifications or improvements to any item described in the immediately preceding clauses (i) through (viii); (x) copies and tangible embodiments of any item described in the immediately preceding clauses (i) through (ix); and (xi) other proprietary rights relating to any item described in the immediately preceding clauses (i) through (x), including associated goodwill, remedies against past and future infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions.

“Investor Representation Letter” means the representation letter to be provided by each HMDF Shareholder in the form and substance customary for transactions similar to the Transactions contemplated by this Agreement.

“Judgment” means any judgment, order or decree.

“Knowledge” (i) with respect to the HMDF Entities shall mean the actual knowledge after due inquiry of Zheng Cheng, Chunlan Bian, Qingping Lin, Ou Wen Lin and its executive officers and the members of its Board of Directors, and (ii) with respect to TM shall mean the actual knowledge after due inquiry of its executive officers and the members of its Board of Directors.

“Law(s)” means any law, statute, ordinance, rule, regulation, order, writ, injunction or decree.

“Legal Requirement” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national securities exchange upon which TM Shares then listed or traded)

“Liens” means any liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.

“Lock-Up Agreements” means the lock-up agreements to be entered into by Zheng Cheng, Qingping Lin and Ou Wen Lin as of the Closing Date, each in the form of Exhibit A to the Agreement.

“Material Adverse Effect” means any event, change, circumstance, condition or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, prospects, assets, liabilities, business, operations or results of operations of such Person and its subsidiaries, taken as a whole. Notwithstanding the foregoing, the definition of Material

Adverse Effect shall not include events caused by (A) changes in the U.S. or PRC economic conditions, except to the extent that the same disproportionately impact such Person as compared to other similarly situated companies; (B) changes to the economic conditions affecting the industries in which the Person and its subsidiaries operate, except to the extent that the same disproportionately impact such Persons as compared to other companies in the industries in which such Persons operate; (C) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, governmental authorities, customers, suppliers, distributors or employees; (D) changes in accounting requirements or principles or any change in applicable laws or the interpretation thereof; or (E) matters listed in the Disclosure Schedules as they exist at the time of the execution of the Agreement.

“Material Permits” mean all Permits other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on any Parties.

“Money Laundering Laws” has the meaning set forth in Section 3.21 of the Agreement.

“Non-Achieving Fiscal Year” has the meaning set forth in Section 1.2(e)(ii) of the Agreement.

“OFAC” has the meaning set forth in Section 3.23 of the Agreement.

“Off-balance Sheet Arrangement” means with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have: (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; or (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements.

“Out-Bound Licenses” has the meaning set forth in Section 3.13(b) of the Agreement.

“Party” or ‘‘Parties” has the meaning set forth in the preamble to the Agreement.

“Permits” mean all governmental franchises, licenses, permits, authorizations and approvals necessary to enable a Person to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

“Permitted Lien” shall mean (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP; (c) any statutory Liens arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due and delinquent and which are not, individually or in the aggregate, significant; (d) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used or proposed to be used in connection with the such relevant Person’s business; (f) Liens identified on title policies, title opinions or preliminary title reports or other documents or writings included in the public records; (g) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) those Liens set forth in the HMDF Disclosure Schedule.

“Permitted Financing” shall mean (i) the incurrence or issuance by TM or the Company of up to $50,000,000 of secured or unsecured indebtedness (which may be convertible into TM Shares) or preferred stock, the net proceeds of which may be utilized by TM or the Company to purchase up to $50,000,000 of Publicly Held Common Stock; (ii) the exchange of TM Shares for any senior ranking security that shall remain outstanding following the Closing Date; or (iii) forward contracts with existing TM stockholders to be settled contemporaneously with the Closing using TM’s cash, including cash proceeds from another Permitted Financing or cash from the Trust Fund.

“Person” shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“PRC” shall mean the People’s Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region and Taiwan.

“Projections” has the meaning set forth in Section 3.7 of the Agreement.

“Proxy Statement” means the proxy statement to be sent to TM stockholders in connection with the Stockholders’ Meeting

“Public Stockholders” shall mean the holders of the Publicly Held Common Stock.

“Publicly Held Common Stock” shall mean the TM Shares which were sold as part of the TM Public Offering (whether purchased in connection with such offering or in the aftermarket).

“Publicly Held TM Warrants” means the TM Warrants issued as part of the equity units sold by TM in TM’s Public Offering other than to the directors of TM or to TM’s underwriters and their respective employees and Affiliates in connection with the Underwriters Purchase Option, in each case prior to the date of this Agreement.

“Real Estate Leases” has the meaning set forth in Section 3.12(a) of the Agreement.

“Real Property” has the meaning set forth in Section 3.12(a) of the Agreement.

“Registration Rights Agreement” means the registration rights agreement among the Company and the HMDF Shareholders in the form of Exhibit C of the Agreement.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act of 1933, as amended.

“Representatives” of either Party shall mean such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants and any other person acting on behalf of such Party.

“Returned Shares” has the meaning set forth in Section 10.2(b) of the Agreement.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.14 of the Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Exchange” has the meaning set forth in the background to the Agreement.

“Software” means all computer software and open-source software, including source code, object code, machine-readable code, HTML, program listings, comments, user interfaces, menus, buttons and icons, and all files, data, manuals, design notes and other items and documentation related thereto or associated therewith.

“Stockholders’ Meeting” has the meaning set forth in Section 7.1 of the Agreement.

“Structure Agreements” means, collectively, the Contracts which were executed and delivered to enable HMDF to effectively control and consolidate the financial results of FF with its financial statements.

“Subsidiary” an entity shall be deemed to be a “Subsidiary” of another Person if (a) such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at leased a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

“Survival Period” means the applicable period of time that a representation, warranty, covenant or obligation survives the Closing pursuant to Section 10.1 of the Agreement.

“Tail Policy” has the meaning set forth in Section 8.6 of the Agreement.

“Tangible Personal Property” has the meaning set forth in Section 3.12(b) of the Agreement.

“Targeted Net Income Threshold” means Adjusted Net Income of RMB 287,000,000 for FY2009, RMB 570,000,000 for FY2010, RMB 889,000,000 for FY2011 and RMB 1,155,700,000 for FY2012, as applicable.

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Authority, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Benefit” has the meaning set forth in Section 10.6 of the Agreement.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Termination Date” means the date that is forty-five (45) days following the date that TM receives final approval from and clearance by the SEC enabling TM to mail the definitive Proxy Statement to TM’s stockholders.

“TM” has the meaning set forth in the preamble to the Agreement.

“TM Board” means the board of directors of TM.

“TM Constituent Instruments” has the meaning set forth in Section 4.2 of the Agreement.

“TM Disclosure Schedule” has the meaning set forth in Article IV of the Agreement.

“TM Indemnified Parties” has the meaning set forth in Section 10.2(a) of the Agreement.

“TM Material Contract” has the meaning set forth in Section 4.23(a) of the Agreement.

“TM Prospectus” means the prospectus filed by TM with the SEC and made effective on October 17, 2007.

“TM Public Offering” means the initial public offering of TM completed on October 4, 2007, in which TM sold 10,255,000 Units at a price of $8.00 per Unit and the related subsequent exercise of the over-allotment option.

“TM Representatives” means each of Theodore S. Green and Malcolm Bird.

“TM SEC Documents” has the meaning set forth in Section 4.7 of the Agreement.

“TM Share(s)” means the shares of Common Stock.

“TM Warrant(s)” means the redeemable Warrant(s) of TM which entitles the registered holder to purchase one TM Share at a price of $5.50 per share.

“Trade Secrets” means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it.

“Transaction Documents” shall have the meaning set forth in Section 2.3 of the Agreement.

“Transactions” has the meaning set forth in Section 2.1 of the Agreement.

“Trust Fund” has the meaning set forth in Section 4.21 of the Agreement.

“Underwriters Purchase Option” means options granted by TM to the representatives of the underwriters of the TM Public Offering, to purchase up to a total of 700,000 Units at a per-unit price of $10.00. The Units that would be issued upon exercise of this option are identical to those sold in TM Public Offering. The option to purchase the Units granted to the representatives of the underwriters will expire on October 17, 2012 and the warrants granted to them will expire on October 17, 2011.

“Units” shall mean units consisting of one TM Share and one TM Warrant at a price of $8.00 per unit, issued in connection with the TM Public Offering.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Voting Agreement” means the voting agreement among the Company and the HMDF Shareholders in the form of Exhibit B of the Agreement.

“Voting HMDF Debt” has the meaning set forth in Section 3.1(b) of the Agreement.

“Voting TM Debt” has the meaning set forth in Section 4.1(c) of the Agreement.

Annex A-2

AMENDMENT NO. 1
TO
SHARE EXCHANGE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of September 30, 2009 to SHARE EXCHANGE AGREEMENT, dated as of May 1, 2009 (the “Original Agreement”), by and among TM ENTERTAINMENT AND MEDIA, INC., a corporation incorporated in the State of Delaware, USA (“TM” or, following the consummation of the Share Exchange, the “Company”), HONG KONG MANDEFU HOLDINGS LTD., a limited company incorporated in Hong Kong (“HMDF”), FUJIAN ZHONG HENG EXPRESS INFORMATION TECHNOLOGY CO., LTD., a limited liability company established in the PRC and a wholly-owned subsidiary of HMDF (“ZH”), ZHENG CHENG, an individual, OU WEN LIN, an individual, and QINGPING LIN, an individual, FUJIAN FENZHONG MEDIA CO., LTD., a limited liability company operating in media business established in PRC (“FF” and, together with HMDF and ZH, the “HMDF Entities”), controlled by ZH by contractual agreements and arrangements, THOUSAND SPACE HOLDING LIMITED, a company organized under the laws of the British Virgin Islands (“Thousand”), and BRIGHT ELITE MANAGEMENT LIMITED, a company organized under the laws of the British Virgin Islands (“Bright”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Original Agreement.

BACKGROUND

The Parties desire to amend or waive certain provisions of the Original Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Section 1.2(b) of the Original Agreement is amended and restated to read in its entirety as follows:

(b) Initial Equity Payment.  Subject to Section 1.2(d) below, upon the terms and subject to the conditions hereof, at the Closing, TM shall issue and deliver to each HMDF Shareholder the number of TM Shares set forth opposite such HMDF Shareholder’s name on Schedule B in the column entitled “Initial Equity Payment,” representing, in the aggregate, 20,915,000 TM Shares (the “Initial Equity Payment”).

2. Section 1.2(c) of the Original Agreement is amended to read in its entirety as follows:

(c) Initial Note Payment.  Subject to Section 1.2(d) below, upon the terms and subject to the conditions hereof, at the Closing, TM shall issues to each HMDF Shareholder a Promissory Note in the principal amount set forth opposite such HMDF Shareholder’s name on Schedule B in the column entitled “Initial Note Payment,” representing, the aggregate principal amount of $10,000,000 (the “Initial Note Payment”).

3. Section 2.3 of the Original Agreement is amended to read in its entirety as follows:

2.3 Additional Agreements.  At the Closing, the following agreements (collectively, the “Transaction Documents” will have been duly executed by each party thereto, delivered or otherwise effectuated: (i) the Lock-Up Agreements; (ii) the Executive Employment Agreement with Zheng Cheng; (iii) the Voting Agreement; (iv) the Registration Rights Agreement; (v) the Investor Representation Letters; (vi) the TM Holders Share Sales Agreements; and (vii) the TM Holders Lock-up Agreements.

4. Section 4.1(a) of the Disclosure Schedule is amended to read in its entirety as set forth in Schedule 4.1(a) to this Agreement.

5. Section 4.18 of the Original Agreement is amended to read in its entirety as follows:

4.18 Vote Required.  The approval of the TM Board and the Affirmative vote of the stockholders of TM in accordance with Section 9.1 hereof are the only approvals or votes necessary to approve this Agreement and the Transactions; provided, however, that TM will not consummate the Transactions if otherwise prohibited by its Certificate of Incorporation.

6. The HMDF Stockholders hereby waive the covenant set forth in Section 5.2 to the extent necessary to permit (i) the proposal and adoption of amendments to TM’s Certificate of Incorporation to eliminate the requirement that holders of no more than 30% of TM’s Publicly Held Common Stock held by Public Stockholders exercise their Conversion Rights with respect to their Common Stock and to permit any holder of TM’s Publicly Held Common Stock who votes either for or against the approval of the Transactions to exercise Conversion Rights, and (ii) the issuance at closing of 100,000 shares of Common Stock to Sinova Capital.

7. Section 9.1(e) of the Original Agreement is amended to read in its entirety as follows:

(e) Approval by TM’s Stockholders.  This Agreement and the Transactions contemplated hereby shall have been approved by a majority of the issued and outstanding Common Stock, in accordance with Section 253 of the DGCL and other applicable laws, and the consummation of the Transactions is not otherwise prohibited by the Certificate of Incorporation of TM.

8. Section 9.1(m) of the Original Agreement is amended to read in its entirety as follows:

(m) Sufficient Cash.  TM shall have a sufficient amount of cash to pay the expenses provided for in Section 12.7 after giving effect to the satisfaction of (i) all requested conversions of IPO Shares in connection with the approval of the business combination and (ii) any Permitted Financing requiring repayment or settlement upon the closing or within six months thereafter.

9. Section 9.2(d) of the Original Agreement is amended to read in its entirety as follows:

(d) Approval by TM’s Stockholders.  This Agreement and the Transactions contemplated hereby shall have been approved by a majority of the issued and outstanding Common Stock, in accordance with Section 253 of the DGCL and other applicable laws, and the consummation of the Transactions is not otherwise prohibited by the Certificate of Incorporation of TM.

10. Section 10.9 of the Original Agreement is amended to read in its entirety as follows:

Section 10.9. Reserved.

11. Section 12.7 of the Original Agreement is amended to read in its entirety as follows:

Section 12.7  Expenses.  The Company shall, or shall cause its subsidiaries to, pay directly and/or reimburse TM for all fees and Expenses up to $3.8 million (including the reasonable, documented fees and expenses of its counsel, advisors, consultants, auditors and other Representatives) incurred in connection with or related to this Agreement, the Transaction Documents and the Transactions contemplated hereby in amounts consistent with the estimates provided by TM to HMDF prior to the date hereof.

12. TM acknowledges and agrees that the current Employment Agreement effective as of December 1, 2008, between Fujian Fenzhong and Mr. Zheng Cheng constitutes the Executive Employment Agreement with Mr. Zheng Cheng contemplated by the Original Agreement.

13. The defined terms Initial Cash Payment as used throughout the Original Agreement is amended to read “Initial Note Payment.”

14. The defined term Conversion Rights is amended to read in its entirety as follows:

“Conversion Rights” means the right of Public Stockholders of the Publicly Held Common Stock to convert their shares of Publicly Held Common Stock for a pro-rata share of the Trust Fund, if the business combination is approved and completed. The Public Stockholders of the Publicly Held Common Stock who exercise such Conversion Rights will continue to have the right to exercise any TM Warrants they may hold.

15. The following defined terms shall be added to Annex A of the Original Agreement in proper alphabetical order:

“TM Holders Lock-up Agreements” means one or more agreements between TM on the one hand and Theodore Green and Malcolm Bird on the other, pursuant to which each such TM Seller agrees that sales of warrants owned by them on the Closing Date shall be restricted for one year following the Closing on the same terms as the Lock-up Agreements executed by such TM Sellers in connection with TM’s initial public offering, such agreements to be in form and substance mutually agreeable to the parties thereto.

“TM Holders Share Sale Agreements” means one or more agreements between the HMDF Shareholders on the one hand and one or more TM Sellers on the other, pursuant to which the TM Sellers executing such agreements agree to (i) sell an aggregate of 750,000 share of Common Stock (in such amounts as the TM Sellers shall agree) to each of the aggregate number of shares of Common Stock set forth opposite such HMDF Shareholder’s name on Schedule B in the column entitled “TM Holders Sale”, for consideration of $.01 per share, and (ii) transfer up to an aggregate of 250,000 shares to investors (A) in any Permitted Financing occurring prior to the consummation of the transactions contemplated by this Agreement in such amounts and in such instances the TM Sellers and the HMDF Entities reasonably determine or (B) in a financing following the consummation of the transactions contemplated by this Agreement, in such amounts and in such instances as the Company reasonably determines to contribute as part of any such financing, such agreements to be in form and substance mutually agreeable to the parties thereto.

“Promissory Note” means an interest free promissory note of TM maturing on the third anniversary of the Closing Date, which note shall be prepayable in whole or in part without penalty or premium and shall be prepaid from time to time upon the earliest of a financing following the consummation of the transactions contemplated by this Agreement or such times as the Company’s Board of Directors shall determine, and which Note shall be in customary form reasonably acceptable to the Company and the HMDF Parties.

“TM Sellers” means each of Theodore S. Green, Malcolm Bird, John W. Hyde, and Jonathan F. Miller.

16. Schedule B to the Original Agreement shall be amended and restated to read in its entirety as set forth on Schedule B to this Amendment.

17. TM acknowledges and agrees that CME and the HMDF Shareholders shall have the right to discuss financing options for the Company after the Closing with any potential financing sources without violating the provisions of the Original Agreement.

18. Except as set forth herein the terms and provisions of the Original Agreement shall remain in full force and effect. Upon execution of this Amendment all references to the Agreement in the Original Agreement shall be deemed to mean the Original Agreement as amended by this Amendment.

19. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or other electronically transmitted execution and delivery of this Agreement is legal, valid and binding for all purposes.

20. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

TM ENTERTAINMENT AND MEDIA, INC.

By:	/s/ Theodore S. Green
Name:     Theodore S. Green

Title:	Chairman and Co-Chief Executive
Officer

By:	/s/ Malcolm Bird
Name:     Malcolm Bird

Title:	Co-Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR HMDF PARTIES FOLLOW]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HONG KONG MANDEFU HOLDINGS LTD.

By:	/s/ Zhen Cheng
Name:     Zhen Cheng

Title:	Chairman

FUJIAN ZHONG HENG EXPRESS
INFORMATION TECHNOLOGY CO., LTD.

By:	/s/ Zhen Cheng
Name:     Zhen Cheng

Title:	Chairman

FUJIAN FENZHONG MEDIA CO., LTD.

By:	/s/ Zhen Cheng
Name:     Zhen Cheng

Title:	Chairman

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOR THE HMDF SHAREHOLDERS FOLLOWS]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THOUSAND SPACE HOLDING LIMITED

By:	/s/ Ou Wen Lin
Name:     Ou Wen Lin

Title:	Chairman

BRIGHT ELITE MANAGEMENT LIMITED

By:	/s/ Qingping Lin
Name:     Qingping Lin

Title:	Chairman

/s/  Zheng Cheng
Name:     Zheng Cheng

/s/  Ou Wen Lin
Name:     Ou Wen Lin

/s/  Qingping Lin
Name:     Qingping Lin

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT]

ANNEX B

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [          ], 2009, by and between the stockholder set forth on the signature page to this Agreement (the “Holder”) and TM ENTERTAINMENT AND MEDIA, INC., a Delaware corporation, or its successor corporation (the “Company”). Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Exchange Agreement (as defined below).

BACKGROUND

A. The Company has entered into that certain Share Exchange Agreement, dated May 1, 2009 (the “Exchange Agreement”), with Hong Kong Mandefu Holdings Ltd., a limited company incorporated in Hong Kong (“HMDF”), and various other parties set forth on the signature pages to the Exchange Agreement. The Holder is the beneficial owner (directly or through his or her nominees) of the Lock-up Shares (as defined below). Pursuant to the Exchange Agreement, the Company will issue to the HMDF Shareholders the number of TM Shares as are specified on Schedule B to the Exchange Agreement, in exchange for all of the issued and outstanding shares of HMDF.

B. As a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Exchange Agreement, the Holder has agreed to execute, deliver and be bound by the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Effectiveness of Agreement.  This Agreement shall become null and void if the Exchange Agreement is terminated prior to the Closing.

2. Representations and Warranties.  Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Company, the Company’s legal counsel or any other Person.

3. Beneficial Ownership.  The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees, (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) any TM Shares, or any economic interest therein or derivative therefrom, other than those TM Shares specified on the signature page hereto. For purposes of this Agreement, the number of TM Shares beneficially owned by such Holder as specified on the signature hereto, plus any number of TM Shares acquired during the Lock-Up Period (as defined below), including, but not limited to, the Earn-Out Shares, if any, are collectively referred to as the “Lock-up Shares.”

4. Lock-Up.

(a) During the Lock-up Period, the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers or intends to transfer, in whole or in part, any of the economic or beneficial consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Company.2 Notwithstanding the foregoing, nothing in this Section 4(a) intends to restrict transfer of the Lock-up Shares by the Holder pursuant to an underwritten secondary offering.3

(b) In furtherance of the foregoing, the Company will (i) place an irrevocable stop order on all Lock-up Shares, including those which are covered by a registration statement; (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement; and (iii) place a notation on the stockholder ledger of the Company about the restrictions on such Lock-up Shares under this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, “Lock-up Period” means a period of [12 months/6 months]4 from the Date of Delivery. “Date of Delivery” means the date of the delivery of the Lock-up Shares to the HMDF Shareholders (which shall be the Closing Date with respect to the Initial Equity Payment being delivered to the HMDF Shareholders at the Closing, and which shall be the dates that the Earn-Out Shares are issued and delivered in accordance with Section 1.2(e) of the Exchange Agreement, with respect to the Earn-Out Shares).

5. No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6. Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient

2 In the case of Thousand Space Holding Limited and Bright Elite Management Limited, insert the following additional language: “During the six-month period immediately following the Lock-up Period, the Holder shall not sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, in excess of 500,000 Lock-up Shares during such six-month period.”
3 In the case of Thousand Space Holding Limited and Bright Elite Management Limited, insert the following additional carve-out at the end of this sentence: “or to an institutional investor.”
4 In the case of Zheng Cheng, the Lock-up period shall be 12 months from the Date of Delivery, and in the case of Thousand Space Holding Limited and Bright Elite Management Limited, the Lock-up Period shall be 6 months from the Date of Delivery.

and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a) If to the Company, to:

[Insert address]

(b) If to the Holder, to:

[Insert address]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings.  The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns.  This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

10. Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment.  This Agreement may be amended or modified by written agreement executed by each of the parties, hereto; provided, however, that any such amendment or modification shall require the written consent and approval of the TM Representatives.

12. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Dispute Resolution.

(a) All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any respective obligations hereunder, may be brought in any State court of competent jurisdiction in the State of New York, County of New York, or any Federal court of competent jurisdiction in the Southern District of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts, (ii) waives any defense of forum non coveniens, (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Party at its address provided in accordance with Section 6 hereof or other address in the possession of the sending party, (iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect and (v) agrees that the rights to serve process and bring proceedings provided above shall be in addition to any other rights to serve process in any other manner permitted by law and to bring proceedings in the courts of any other jurisdiction.

(b) Waiver of Trial By Jury.  EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY AND REPRESENTS TO THE OTHER PARTIES THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS COUNSEL AND THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS RIGHT TO TRIAL BY JURY AFTER CONSULTATION WITH SUCH COUNSEL.

15. Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

16. Controlling Agreement.  To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Exchange Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TM ENTERTAINMENT AND MEDIA, INC.

By:
Name:
Title:

HOLDER:

LOCK-UP SHARES:

ANNEX C

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [          ] day of [          ] 2009, by and among TM Entertainment and Media, Inc., a Delaware corporation (the “Company”) and the undersigned parties listed under Investor on the signature page hereto (each, an “Investor” and collectively, the “Investors”). Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Exchange Agreement (as defined below).

WHEREAS, the Company and the Investors are party to that certain Share Exchange Agreement, dated as of May 1, 2009 (the “Exchange Agreement”), with Hong Kong Mandefu Holdings Ltd., a limited company incorporated in Hong Kong, and various other parties set forth on the signature pages to the Exchange Agreement, pursuant to which, the parties agreed, among other things, that the Investors will sell, transfer, convey, assign and deliver to the Company, free and clear of all Liens, all their rights, title and interest in and to the HMDF Shares, in exchange for the aggregate number of TM Shares specified on Schedule B to the Exchange Agreement.

WHEREAS, the Company and the Investors desire to enter into this Agreement in order to, among other things, reflect the registration rights to be provided to the Investors in connection with the TM Shares to be issued to the Investors pursuant to the Exchange Agreement and the other transactions contemplated in connection therewith.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.  The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Period Expiration Date” means the date of the one (1) year anniversary of the date hereof.

“Majority-in-Interest” is defined in Section 2.1.1.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean all of the shares of Common Stock owned or held by Investors. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are saleable without any volume restrictions under Rule 144 of the Securities Act.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration.  At any time and from time to time on or after the Lock-Up Period Expiration Date, the holders of a majority-in-interest (determined on a fully diluted basis, i.e., assuming the exercise of all warrants that are Registrable Securities) (the “Majority-in-Interest”) of the Registrable Securities held by the Investors or the transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities.

2.1.2 Effective Registration.  A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration registering at least 75% of the Registrable Securities specified in the notice received pursuant to Section 2.1.1, determined on the basis described in Section 2.1.1, has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a Majority-in-Interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Reduction of Offering.  Subject to the piggy-back registration rights set forth in those certain Unit Purchase Options issued to Pali Capital, Inc. or its designees in connection with the Company’s initial public offering (the “Unit Purchase Options” and such registrable securities, the “Option Securities”), which rights in no way shall be limited by the Maximum Number of Securities to be included in the Registration Statement pursuant to this Section 2.1.3, if the Company chooses to engage in an underwritten public offering of a Demand Registration and if the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) first, (A) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders, and (B) the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, pro rata in accordance with the number of securities that each such person has requested be included in such registration, regardless of the number of securities held by each such person (such proportion is referred to herein as “Pro Rata”), that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities.

2.1.4 Withdrawal.  If a Majority-in-Interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such Majority-in-Interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Majority-in-Interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights.  If at any time on or after the Lock-Up Period Expiration Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing

Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering.  Subject to the piggy-back registration rights set forth in the Unit Purchase Options, which rights in no way shall be limited by the Maximum Number of Securities to be included in the Registration Statement pursuant to this Section 2.2.2, if the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of securities which the Company desires to sell, taken together with shares of Common Stock or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A) (x) the shares of Common Stock or other securities, if any, that are Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, and (y) the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons, Pro Rata, that can be sold without exceeding the Maximum Number of Securities; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, (x) the shares of Common Stock or other securities for the account of the demanding persons, (y) the shares of Common Stock or other securities comprised of Registrable Securities as to which registration has been requested pursuant to the terms hereof, and (z) the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, Pro Rata, that can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities.

2.2.3 Withdrawal.  Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Form S-3.  The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3(i) if Form S-3 is not available for such offering or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.	REGISTRATION PROCEDURES.

3.1 Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement.  The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements.  The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4 Notification.  After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance.  The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition.  The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the Registration Statement and other documents relating to any offering in which they include securities pursuant to Section 2 hereof. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, as applicable, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

3.1.7 Cooperation.  The principal executive officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the

Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records.  The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters.  The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing.  The Company shall use its reasonable best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a Majority-in-Interest of the Registrable Securities included in such registration.

3.2 Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses.  The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a Majority-in-Interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information.  The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4.	INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities.  Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the

Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

4.3 Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144.  The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights.  Except with respect to (i) those securities issued or issuable upon exercise of the Unit Purchase Options, and (ii) all of the shares of Common Stock owned or held by the investors party to that certain Registration Rights Agreement dated as of October 17, 2007, the Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Investors or holder of Registrable Securities or of any assignee of the Investors or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

[Insert Address]

To an Investor, to such Investor at the address of such Investor set forth on the signature page hereto.

6.4 Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments.  No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8 Titles and Headings.  Titles and headings of Sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions.  Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative.  In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.12 Waiver of Trial by Jury.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

TM ENTERTAINMENT AND MEDIA, INC.

By:
Name:
Title:

INVESTORS:

Name:     Zheng Cheng
[Address]

THOUSAND SPACE HOLDING LIMITED

By:
Name:
Title:
[Address]

BRIGHT ELITE MANAGEMENT LIMITED

By:
Name:
Title:
[Address]

[Signature page to Registration Rights Agreement]

ANNEX D

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of [          ], 2009, by and among TM ENTERTAINMENT AND MEDIA, INC., a Delaware corporation, or its successors (the “Company”), representatives of the Company identified on the signature page hereto (the “TM Representatives”), ZHENG CHENG, THOUSAND SPACE HOLDING LIMITED, a company organized under the laws of the British Virgin Islands (“Thousand”), and BRIGHT ELITE MANAGEMENT LIMITED, a company organized under the laws of the British Virgin Islands (“Bright”). Each of Zheng Cheng, Thousand and Bright are sometimes referred to herein as a “HMDF Shareholder,” and collectively as the “HMDF Shareholders.” Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Exchange Agreement (as defined below).

BACKGROUND

The Company, the TM Representatives and the HMDF Shareholders are party to that certain Share Exchange Agreement, dated as of May 1, 2009 (the “Exchange Agreement”), with Hong Kong Mandefu Holdings Ltd., a limited company incorporated in Hong Kong (“HMDF”), and various other parties set forth on the signature pages to the Exchange Agreement, pursuant to which, the parties agreed, among other things, that the HMDF Shareholders will sell, transfer, convey, assign and deliver to the Company, free and clear of all Liens, all their rights, title and interest in and to the HMDF Shares, in exchange for the aggregate number of TM Shares specified on Schedule B to the Exchange Agreement.

As a condition to the closing of the Exchange Agreement, the Company, the TM Representatives and the HMDF Shareholders have agreed to enter into this Agreement.

Each HMDF Shareholder is or expects to be the record and beneficial owner of such number of TM Shares set forth opposite such HMDF Shareholder’s name on Exhibit A hereto.

Each TM Representative is the beneficial owner of such number of TM Shares set forth opposite such TM Representative’s name on Exhibit A hereto.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties.  Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party hereto that:

(a) such party has the full right, capacity and authority to enter into, deliver and perform this Agreement;

(b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement; and

(c) the execution, delivery and performance of such party’s obligations under this Agreement will not require such party to obtain the consent, waiver or approval of any Person and will not violate, result in a breach of, or constitute a default under any statute, regulation, agreement, judgment, consent, or decree by which such party is bound.

2. Shares Subject to Agreement.  Each HMDF Shareholder, severally and not jointly, and each TM Representative, severally and not jointly, in each case, agrees to vote all of its shares of voting securities of the Company, whether now owned or hereafter acquired (hereinafter referred to as the “Voting Shares”) in accordance with, the provisions of this Agreement.

3. Obligations to Vote Voting Shares for Specific Nominees.

(a) At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the board of directors of the Company (the “Board”), each of the HMDF Shareholders agrees, for a period commencing from the Closing Date of the Exchange Agreement and ending not sooner than March 31, 2012 (or March 31, 2013 if the Earn-Out Shares applicable to FY2011 have not been earned pursuant to Section 1.2(e) (i)-(ii) of the Exchange Agreement) (the “Voting Period”), to vote all of its Voting Shares in favor of the persons nominated by the TM Representatives (the “TM Directors”). The initial TM Directors nominees shall be Theodore S. Green and Malcolm Bird. Notwithstanding the foregoing, any persons nominated by the TM Representatives to serve as a TM Director, other than Mr. Green and Mr. Bird, must be reasonably acceptable to a majority of the Independent Directors or a majority of the members of the nominating and corporate governance committee, if such committee exists.

4. Obligations to Vote Voting Shares for Removal of Director; Filling Vacancies.  During the Voting Period, the TM Representatives shall have the right to request the resignation or removal of any TM Director. In such event, each of the HMDF Shareholders agrees to vote all of its Voting Shares in a manner that would cause the removal of such TM Director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director. In the event of the resignation, death, removal or disqualification of any TM Director, the TM Representatives shall promptly nominate a new director and, after written notice of the nomination has been given by TM Representatives to each of the HMDF Shareholders, each HMDF Shareholder will vote all its Voting Shares to elect such nominee to the Board.

5. Covenant to Vote.

(a) Each HMDF Shareholder shall appear in person or by proxy at any annual or special meeting of shareholders of the Company for the purpose of obtaining a quorum and shall vote all Voting Shares owned by such HMDF Shareholder, either in person or by proxy, at any annual or special meeting of shareholders of the Company called for the purpose of voting on the election of directors or by written consent of shareholders with respect to the election of directors, in favor of the election of the TM Directors. In addition, each HMDF Shareholder shall appear in person or proxy at any annual or special meeting of shareholders of the Company for the purpose of obtaining a quorum and shall vote, or shall execute and deliver a written consent with respect to, all Voting Shares owned by such HMDF Shareholder entitled to vote upon any other matter submitted to a vote of shareholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

(b) Each TM Representative shall appear in person or by proxy at any annual or special meeting of shareholders of the Company for the purpose of obtaining a quorum and shall vote all Voting Shares owned by such TM Representative, either in person or by proxy, at any annual or special meeting of shareholders of the Company called for the purpose of voting on the listing of the shares of the Company on NASDAQ or a similar national securities exchange in the United States or the election or appointment of further members of the Board of Directors as may be required to effect such a listing, in favor of such listing or such election or appointment, as the case may be. In addition, each TM Representative shall appear in person or by proxy at any annual or special meeting of the shareholders of the Company for the purpose of obtaining a quorum and shall vote, or shall execute and deliver a written consent with respect to, all Voting Shares owned by such TM Representative entitled to vote upon any other matters submitted to a vote of the shareholders of the Company and the Company shall take such further action (including the execution and delivery of a listing application, listing agreement or similar filings or documents) in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

6. Transfer Restrictions; Legend.

(a) Transfer Restrictions.  Each of the HMDF Shareholders hereby agrees that all transfers of the Company’s capital stock made by it shall be made subject to this Agreement and any transferee will agree in writing to be bound by the terms and provisions of this Agreement as a condition precedent to any such transfer. The foregoing restriction will not apply to any transfers made in connection with an underwritten secondary offering of shares owned by the HMDF Shareholders.

(b) Legend.  Each certificate representing any shares of capital stock of the Company held by either party shall be endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN A VOTING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PARTIES. TRANSFER OF THE SECURITIES IS SUBJECT TO THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT.

7. Additional Shares.  If, after the effective date hereof, the HMDF Shareholders or any of their affiliates acquire beneficial or record ownership of any additional shares of capital stock of the Company (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Agreement shall thereafter be applicable to such Additional Shares as if such Additional Shares had been held by the HMDF Shareholders as of the effective date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the HMDF Shareholders of the beneficial ownership of the Additional Shares. The HMDF Shareholders shall use commercially reasonable efforts to cause any affiliate that acquires Additional Shares to enter into a written joinder to this Agreement in form and substance satisfactory to the Company and the TM Representatives.

8. Termination.  This Agreement shall commence on the Closing Date and continue in force and effect until March 31, 2012 (or March 31, 2013 if the Earn-Out Shares applicable to FY2011 have not been earned pursuant to Section 1.2(e) (i)-(ii) of the Exchange Agreement). Upon the termination of this Agreement, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that (a) such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination and (b) the parties shall each be entitled to receive certificate(s) representing such holder’s shares without the legend required by Section 6 herein upon the surrender of the certificate(s) representing such shares to the Company.

9. Governing Law.  This Agreement and the legal relations among the parties shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of New York are mandatorily applicable to the Transactions.

10. Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party; provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a) If to the TM Representatives, to:

Theodore S. Green
Malcolm Bird
307 East 87th Street
New York, New York 10128
United States of America
Facsimile: +1 [          ]

With a copy to (which shall not constitute notice):

Morrison Cohen LLP
909 Third Avenue
New York, New York 10022
United States of America
Attention: Jack Levy, Esq.
Facsimile: +1 212.735.8708

(b) If to the HMDF Shareholders, to:

[Insert addresses]

With a copy to (which shall not constitute notice):
[Insert address]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

11.  Miscellaneous.

(a) Binding Effect.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. The parties hereto agree to cause their affiliates to agree in writing to be bound by the terms of this Agreement prior to, or immediately upon, the acquisition of shares by such affiliates.

(b) Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the HMDF Shareholders and the TM Representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Construction; Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

(d) Dispute Resolution.

(i) All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any respective obligations hereunder, may be brought in any State court of competent jurisdiction in the State of New York, County of New York, or any Federal court of competent jurisdiction in the Southern District of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably (A) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts, (B) waives any defense of forum non coveniens, (C) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Party at its address provided in accordance with Section 10 hereof or other address in the possession of the sending party, (D) agrees that service as provided in clause (C) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect and (E) agrees that the rights to serve process and bring proceedings provided above shall be in addition to any other rights to serve process in any other manner permitted by law and to bring proceedings in the courts of any other jurisdiction.

(ii) Waiver of Trial By Jury. EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY AND REPRESENTS TO THE OTHER PARTIES THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS COUNSEL AND THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS RIGHT TO TRIAL BY JURY AFTER CONSULTATION WITH SUCH COUNSEL.

(e) Counterparts; Facsimile Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic mail signature page were an original thereof.

(f) Entire Agreement.  The Agreement and the exhibits and schedules attached thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(g) Severability of Provisions.  The provisions of this Agreement shall be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to be invalid, prohibited or unenforceable, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision.

(h) Controlling Agreement.  To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Exchange Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into effective as of the date first set forth above.

TM ENTERTAINMENT AND MEDIA, INC.

By:
Name:
Title:

HMDF SHAREHOLDERS:

Name: Zheng Cheng
[Address]

THOUSAND SPACE HOLDING LIMITED

By:
Name:
Title:
[Address]

BRIGHT ELITE MANAGEMENT LIMITED

By:
Name:
Title:
[Address]

TM REPRESENTATIVES:

Name:  Theodore S. Green
[Address]

Name:     Malcolm Bird
[Address]

Signature Page to Voting Agreement

Exhibit A

HMDF Shareholder	Number of HMDF Shares Held

Zheng Cheng	5950
Thousand Space Holding Limited	3050
Bright Elite Management Limited	1000

TM Representative	Number of TM Shares Held
Theodore S. Green	1,237,500
Malcolm Bird	787,500

ANNEX E

FORM AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TM ENTERTAINMENT AND MEDIA, INC.

Pursuant to Section 245 of the
Delaware General Corporation Law

TM ENTERTAINMENT AND MEDIA, INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “TM ENTERTAINMENT AND MEDIA, INC.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 1, 2007.

3. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the directors of the Corporation and by the vote of the stockholders at a special meeting of stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:  The name of the corporation is CHINA MEDIAEXPRESS HOLDINGS, INC. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, New Castle County, Wilmington, DE 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue is 70,000,000 shares of voting Common Stock, par value $0.001 and 1,000,000 shares of Preferred Stock, par value $0.001.

A. Preferred Stock.  The Board is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote; provided, however, that shares of Common Stock shall not be entitled to vote with respect to any amendment to the Certificate of Incorporation of the Corporation that relates solely to the terms of a series of Preferred Stock if the holders of such series of Preferred Stock are entitled to vote separately as a single class or separately with holders of one or more other series of Preferred Stock as a single class with respect to any such amendment.

FIFTH:  The board of directors (the “Board of Directors”) shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The term of any director elected as a Class A director at the special meeting of stockholders of the Corporation held on [          ], 2009 (the “Special Meeting”), shall expire at the annual meeting of stockholders held in 2011. The term of any director elected as a Class B director at the Special Meeting, shall expire at the annual meeting of stockholders held in 2012. The term of any director elected as a Class C director at the Special Meeting, shall expire at the annual meeting of stockholders held in 2010. Commencing at the annual meeting of stockholders in 2010, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E. Special meetings of the stockholders may only be called by a majority of the members of the Board of Directors then in office as directors.

F. At any time during which the Corporation’s Common Stock is registered under Section 12 of the Securities and Exchange Act of 1934, as amended, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing or by electronic transmission, without a meeting, to the taking of any action is specifically denied; provided, however, that any Preferred Stock Designation may provide that any consent or approval to be given by the holders of the series of Preferred Stock designated thereby (including any consent or approval to be given by more than one series of Preferred Stock so designated, voting together as a separate class) may be given by written consent of the holders of such series.

SEVENTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [Name], its [Title], as of the day of [          ] [          ], 2009.

[Name], [Title]

[Signature page to the Amended and Restated Certificate of Incorporation]

ANNEX F

FORM CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TM ENTERTAINMENT AND MEDIA, INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

TM ENTERTAINMENT AND MEDIA, INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The text of the second sentence of paragraph A of Article SEVENTH is amended and restated to read in its entirety as follows:

“In the event a majority of the IPO Shares (as defined below) present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.”

2. The text of the first sentence of paragraph B of Article SEVENTH is amended and restated to read in its entirety as follows:

“In the event a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted his, her or its IPO Shares affirmatively or negatively with respect to the Business Combination may, contemporaneously with such vote, demand the Corporation convert his, her or its IPO Shares into cash.”

3. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the directors of the Corporation and by the vote of the stockholders at a special meeting of stockholders of the Corporation in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware (“GCL”).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

F-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by [Name], its [Title], as of the day of [          ] [          ], 2009.

[Name], [Title]

[Signature page to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation]

F-2

ANNEX G

LEGAL OPINION OF
POTTER ANDERSON & CORROON LLP

September 30, 2009

TM Entertainment and Media, Inc.
307 E. 87th Street
New York, New York 10028

Re: Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to TM Entertainment and Media, Inc., a Delaware corporation (the “Company”), in connection with a proposed amendment to its Certificate of Incorporation. In that regard, you have requested our opinion as to the enforceability under Delaware law of a provision in Article SEVENTH of the Company’s Certificate of Incorporation, which purports to prohibit amendments to Sections (A) through (E) of Article SEVENTH during the “Target Business Acquisition Period” (as defined in Article SEVENTH).

In our capacity as special Delaware counsel, and in connection with our opinion hereinafter set forth, we have been furnished and have examined copies of only the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

1. The Company’s Certificate of Incorporation, as filed with the Office of the Secretary of State of the State of Delaware (“Secretary of State”) on May 1, 2007, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on October 17, 2007, which instruments we assume constitute the certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”);

2. The Bylaws of the Company, as adopted on October 17, 2007, which we assume constitute the Bylaws of the Company as currently in effect;

3. The proposed form of amendment to Article SEVENTH of the Certificate of Incorporation (the “Amendment”), in the form attached as Annex F to the Proxy Statement on Form 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting of the stockholders of the Company at which the stockholders will be asked to consider the Share Exchange Agreement (as defined below) (the “Proxy Statement”); and

4. A certificate of good standing for the Company obtained from the Secretary of State, dated as of September 30, 2009.

With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies or forms, the genuineness of all signatures, and the legal capacity of natural persons; and (ii) except for the Certificate of Incorporation as provided by the Amendment, that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered, amended, modified, or repealed in any respect material to our opinion as expressed herein. For purposes of rendering the opinion set forth herein, we have conducted no independent factual investigation but rather have relied upon the documents listed above, the statements,

TM Entertainment and Media, Inc.
September 30, 2009

information, and other matters set forth therein, and the additional matters expressly related or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects. For purposes of rendering our opinion as expressed herein, we have not reviewed any documents (including any documents referenced or incorporated by reference in the documents listed above) other than the documents listed above, and we assume that there exists no provision of any such other document that is inconsistent with or would otherwise alter our opinion as expressed herein.

A. BACKGROUND

You have asked us for our opinion whether Article SEVENTH of the Certificate of Incorporation may be amended in the form set forth in the Amendment, notwithstanding a statement in Article SEVENTH that Sections (A) through (E) thereof may not be amended during the “Target Business Acquisition Period” (as defined in Article SEVENTH). You also have asked us for our opinion regarding the vote of the Company’s directors and stockholders that would be required to amend Article SEVENTH if we conclude that it may be amended notwithstanding the provision referenced above.

The first paragraph of Article SEVENTH provides as follows:

SEVENTH:  The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business or businesses having collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets at the time of the acquisition, provided, that, any acquisition of multiple operating businesses shall occur contemporaneously with one another (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.

(Emphasis added). Thus, Article SEVENTH purports to divest the Company (and consequently its directors and stockholders) of the power to amend Sections (A) through (E) of Article SEVENTH during the Target Business Acquisition Period.

Section (A) of Article SEVENTH requires that any Business Combination be submitted to the stockholders for approval, regardless of whether stockholder approval of that type of Business Combination otherwise would be required by the General Corporation Law of the State of Delaware (the “GCL”). Pursuant to Section (B) of Article SEVENTH, in the event a Business Combination is approved in accordance with Section (A), any holder of shares of Common Stock of the Company, par value $0.001 (the “Common Stock”), issued in connection with the Company’s initial public offering (the “IPO,” and the Common Stock issued in connection therewith, the “IPO Shares”) who voted against the Business Combination may elect to convert his or her IPO Shares into cash in an amount equal to the holder’s pro rata share of the “Trust Fund.”5 The “Trust Fund” is an account that was established by the Company at the consummation of its IPO into which a certain amount of net proceeds of the IPO were deposited. Article SEVENTH further provides that a Business Combination will not be consummated if the holders of 30% or more of the IPO Shares exercise their conversion rights in connection with such Business Combination.

5 Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

TM Entertainment and Media, Inc.
September 30, 2009

Section (C) of Article SEVENTH provides that the Company will be dissolved and liquidated within a specified period of time following the Company’s IPO if a Business Combination has not been consummated by that time:

C. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

Article SIXTH of the Certificate of Incorporation defines the “Termination Date” to be October 17, 2009.

We understand that the Company has entered into a Share Exchange Agreement, dated as of May 1, 2009 and amended as of September 30, 2009, among the (1) Company; (2) Hong Kong Mandefu Holding Limited (“CME”); (3) the “Sellers,” Zheng Cheng, Thousand Space Holdings Limited, and Bright Elite Management Limited, which Sellers are the holders of all of the issued and outstanding stock of CME; (4) Fujian Zong Heng Express Information Technology Co., Ltd.; (5) Fujian Fenzhong Media Co., Ltd.; (6) Ou Wen Lin; and (7) Qingping Lin. Pursuant to the Share Exchange Agreement, the Company will purchase from the Sellers all of the issued and outstanding shares of CME and the Company will issue at closing 20.915 million newly issued shares of Common Stock, and pay $10.0 million in promissory notes. In addition, the Sellers may earn up to an additional 15.0 million shares of Common Stock subject to the achievement of the certain net income targets for 2009, 2010 and 2011. The Sellers will also be entitled to receive up to $20.9 million of the cash proceeds from the exercise of the Company publicly held warrants to the extent a sufficient number of these warrants are exercised. In addition, certain founders of the Company have agreed to sell 750,000 of their shares to the Sellers at a purchase price of $0.01 per share.

The Company’s board of directors, by unanimous vote at a meeting on April 23, 2009 and on September 30, 2009, approved and declared advisable the Share Exchange Agreement and the transactions contemplated thereby. The Share Exchange Agreement, as amended, eliminates the requirement that it will be effective only if less than 30% of holders of the IPO Shares exercise their conversion rights, assuming stockholder approval of the Amendment.

We understand that the Company plans to finance certain fees and expenses incurred in connection with the transactions contemplated by the Share Exchange Agreement from sources other than the Trust Fund. Moreover, it would like to make the cash in the Trust Fund available for all holders of IPO Shares who vote either affirmatively or negatively to exercise their right to convert their shares into cash. As a result, the Company wishes to amend Sections (A) and (B) of Article SEVENTH of the Certificate of Incorporation (1) to permit all stockholders to exercise their conversion rights pursuant to Article SEVENTH (not just those who voted not to approve the Business Combination) and (2) to eliminate the provision that prohibits the consummation of a Business Combination if holders of 30% or more of the IPO Shares exercise their conversion rights. The specific changes to be made to the Certificate of Incorporation are set forth in the Amendment.6

6 We understand that in connection with the Registration Statement on Form S-1 filed by the Company with the SEC on October 12, 2007, the Company made an undertaking not to amend certain provisions in its Certificate of Incorporation, including Sections (A) through (E) of Article SEVENTH. The breach of this undertaking may trigger certain rescission rights by holders of the IPO Shares under applicable law. We assume that in the event any holder of IPO Shares wishes to exercise these potential rescission rights upon effectiveness of the Amendment, the Company would honor any such rights to the full extent required by applicable law.

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September 30, 2009

DISCUSSION

1. May Article SEVENTH be amended?

You have requested our opinion whether the proposed Amendment to Article SEVENTH of the Certificate of Incorporation may be effectuated, notwithstanding the statement at the beginning of Article SEVENTH that Sections (A) through (E) thereof may not be amended prior to the consummation of a Business Combination.

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment . . . . In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

. . .

(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

. . .

(6) To change the period of its duration.

8 Del. C.§ 242(a). In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected” as provided in subsection (b). 8 Del. C. § 242(b) (emphasis added). Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting or at a special meeting called for such purpose. 8 Del. C. § 242(b)(1).7 Subsection (b)(1) further provides that “[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective. Id.8

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals. The statutory language itself suggests that the power to amend the certificate of incorporation is an important

7 Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL. 8 Del. C. § 228.
8 We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings. Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders. See 8 Del. C. § 303. A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval. Id. To the extent Article SEVENTH purports to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated, it is our view that Article SEVENTH is invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

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and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation. Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter[.]

8 Del. C. § 102(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . .; if such provisions are not contrary to the laws of this State.

8 Del. C. § 102(b)(1). In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof. First, Section 102(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers. See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties. The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952). For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242. Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders. A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(4) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to

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amend the certificate of incorporation might be unenforceable. In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock. Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with some suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued. Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock. Id. at 347. The Supreme Court held that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.” Id. at 351. Although Triplex Shoe dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation. For the same reasons articulated by the Supreme court in Triplex Shoe, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.9

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 2004 Del. Ch. LEXIS 74 (Del. Ch. May 27, 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1). The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter. Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

9 Our conclusion in this regard is bolstered by Section 151(b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.” 8 Del. C. § 151(a). In our opinion, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation. See 8 Del. C. § 151(b); Triplex Shoe, 152 A. at 347, 351 (discussed above).

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Id. at *34-35. The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision. See id. at *35-36 & nn. 29, 30.10 The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid. Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers. In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided by the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate of amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 2004 Del. Ch. LEXIS 74, at *44.

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are rights of core and fundamental importance under the GCL. We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above. The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL. For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate. 2006 Del. Ch. LEXIS 108, at *23-23 (Del. Ch. June 5, 2006). The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment. Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid . . . .

Id. Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation. Moreover, Delaware cases often have emphasized that all rights of stockholders set

10 Specifically, the Court discussed Rohe v. Reliance Training Network, 2000 Del. Ch. LEXIS 108 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loew’s Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loew’s decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loew’s, 243 A.2d at 81. The Jones Apparel Court further observed that “[i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL. Jones Apparel, 2004 Del. Ch. LEXIS 74, at *40-41.

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forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right. See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter, and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. U.S. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized. In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” Id. at 657. The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers . . .,” i.e., alteration of the terms of the certificate of incorporation? Id. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied. We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.11

11 Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 Del. Ch. LEXIS 60 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex Shoe Co., 152 A. 342 (Del. 1930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 Del. Ch. LEXIS 60, at *30. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.” Id. at *29. We express no opinion on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation. See 8 Del. C. §§ 278, 311.

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2.	What votes of the directors and stockholders are required to amend Article SEVENTH?

Given our conclusion that Article SEVENTH may permissibly be amended, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class (8 Del. C. §§ 228, 242(b)).12

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws. See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b). Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del. 1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989). Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.” Cinerama, 663 A.2d at 1155. There is no provision in the Company’s Certificate of Incorporation or bylaws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

We have considered whether a Delaware court, rather than declaring the prohibition on amendments in Article SEVENTH of the Certificate of Incorporation invalid and unenforceable, might instead interpret that provision as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments to Sections (A) through (E) of Article SEVENTH of the Certificate of Incorporation. We do not believe, however, that a Delaware court would interpret the provision in that manner. Nothing in the language of Article SEVENTH suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, the provision purports to be an outright prohibition on the power to amend, divesting both the board and stockholders of their statutory rights to amend the specified provisions of Article SEVENTH during the Target Business Acquisition Period. For the reasons set forth above, we believe such a provision is invalid and unenforceable. We do not believe the provision contains a sufficient level of clarity to be re-interpreted as a supermajority or unanimity provision or that it is “positive, explicit, clear and readily understandable” as such a provision. See, e.g., Centaur Partners, 582 A.2d at 927; Standard Power & Light, 51 A.2d at 576; Explorer Pipeline, 781 A.2d at 714; Rainbow Navigation, 1989 Del. Ch. LEXIS 41, at *13-14. Nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters. See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where a instrument fails to reflect actual intent); Lions Gate, 2006 Del. Ch. LEXIS 108, at *26 (holding that reformation of a certificate of incorporation is unavailable where the

12 The Certificate of Incorporation does not contain any provisions requiring a separate class vote to amend Article SEVENTH, and in any event, the Company has not designated or issued any class or series of preferred stock and, therefore, has only common stock outstanding.

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proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate. . . .”) (citing Waggoner v. Laster, 581 A.2d 1127, 1135 (Del. 1990)).13

We further note that Section (C) of Article EIGHTH of the Certificate of Incorporation provides that approval or ratification of an act by the holders of a majority of the stock of the Company represented at a meeting, in person or by proxy, and entitled to vote thereat “shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation . . . .” Although we offer no opinion on the validity and enforceability of Section (C) of Article EIGHTH, we believe it provides further confirmation of our view that the prohibition on amendments set forth in Article SEVENTH was not intended to be construed as a supermajority or unanimous stockholder voting requirement.

For the reasons discussed above, it is our opinion that the Amendment may be approved by board and stockholder action at the statutory default levels and that Article SEVENTH does not impose a supermajority or unanimous voting requirement for amending Sections (A) through (E) of Article SEVENTH.

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment to Article SEVENTH of the Certificate of Incorporation, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. In addition, we express no opinion as to the securities laws of the State of Delaware and the rules and regulations relating thereto.

We express no opinion as to the enforceability or validity of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provision in the first sentence of Article SEVENTH purporting to eliminate the power to amend certain provisions of Article SEVENTH. With respect to Article SEVENTH as amended following the Amendment, we express no opinion as to the enforceability of the automatic dissolution provision set forth in Section (C) of Article SEVENTH, to the extent that provision may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent the provision provides for disparate treatment of stockholders in connection with liquidating distributions. We also note that the conversion of shares to cash, as provided in Section (B) of Article SEVENTH of the Amendment likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL.

13 Even if a Delaware court were inclined to liberally interpret or reform Article SEVENTH in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § 102(b)(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as ‘[a] part of a whole”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

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The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that we consent to the reference to our firm in the Proxy Statement and to the inclusion of this opinion as an attachment to the Proxy Statement.

Very Truly Yours,

/s/  Potter Anderson & Corroon LLP

SPECIAL MEETING OF STOCKHOLDERS OF
TM ENTERTAINMENT AND MEDIA, INC.
October 15, 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.	Proposal 1: to approve the Initial Charter Amendment Proposal No. 1 – to amend TM’s Amended and Restated Certificate of Incorporation to remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“IPO Shares”) exercise their conversion rights (“Proposal 1” or the “Initial Charter Amendment Proposal No. 1”);	☐	☐	☐	7. Proposal 7: to elect as directors the six persons listed as nominees below in the event the Transaction is approved (“Proposal 7” or the “Election of Directors Proposal”).

O    Theodore S. Green

O    Malcolm Bird

		FOR	AGAINST	ABSTAIN	O Zheng Cheng

2.	Proposal 2: to approve the Initial Charter Amendment Proposal No. 2 – to remove the requirement that only holders of the IPO Shares who vote against the Transaction Proposal may convert their IPO Shares into cash (“Proposal 2” or the “Initial Charter Amendment Proposal No. 2”) (FOR THE AVOIDANCE OF DOUBT, CONSISTENT WITH TM’S IPO PROSPECTUS, THE 2,250,000 SHARES ISSUED TO THE FOUNDERS OF TM SHALL NOT BE PERMITTED TO CONVERT OR OTHERWISE PARTICIPATE IN THE LIQUIDATION OF THE TRUST ACCOUNT SHOULD TM LIQUIDATE.);	☐	☐	☐	O George Zhou O Marco Kung

		FOR	AGAINST	ABSTAIN	O Jacky Lam

3.	Proposal 3: to approve the Transaction Proposal – the proposed purchase by TM of all of the issued and outstanding capital stock of Hong Kong Mandefu Holding Limited, pursuant to the Share Exchange Agreement, dated as of May 1, 2009 among TM, CME and the other parties thereto (the “Share Exchange Agreement”), and the transactions contemplated thereby (“Proposal 3” or the “Transaction Proposal”).	☐	☐	☐

If you voted “FOR” or “AGAINST” the Transaction Proposal and you hold shares of TM Entertainment and Media, Inc. (“TM”) common stock issued as part of the units issued in TM’s initial public offering, you may exercise your conversion rights and demand that TM convert your shares of common stock for a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of TM common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you vote for or against the Transaction Proposal and tender your stock certificate to TM at or prior to the Special Meeting. Failure to (a) vote for or against the Transaction Proposal, (b) check the following box, (c) submit this proxy in a timely manner or (d) tender your stock certificates to TM at or prior to the Special Meeting will result in the loss of your conversion rights.

						☐	FOR ALL NOMINEES
						☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

EXERCISE CONVERSION RIGHTS	☐	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

4.     Proposal 4: to approve the Share Issuance Proposal – to approve the issuance of shares of TM common stock, par value $0.001 (“TM Common Stock”) pursuant to the Share Exchange Agreement to the Sellers (whereby the number of shares of TM Common Stock that will be issued to the Sellers is 20.915 million with the possibility for the Sellers to earn up to an addition 15.0 million shares subject to the achievement of certain income targets (“Proposal 4” or the “Share Issuance Proposal”).
FOR AGAINST ABSTAIN ☐ ☐ ☐
8.     Proposal 8: to approve the Adjournment Proposal – to approve any adjournment or postponement of the Special Meeting to a later date or time or dates or times if necessary for the purpose of soliciting additional proxies (“Proposal 8” or the “Adjournment Proposal”).
FOR AGAINST ABSTAIN ☐ ☐ ☐

5.     Proposal 5: to approve the Charter Amendment Proposal – to amend TM’s Amended and Restated Certificate of Incorporation to change TM’s corporate name to “China Media Express Holdings, Inc.,” delete certain provisions that relate to TM being a blank check company and create perpetual existence (“Proposal 5” or the “Charter Amendment Proposal”).
FOR AGAINST ABSTAIN ☐ ☐ ☐

6.     Proposal 6: to approve the Authorized Share Increase Proposal – to amend TM’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 40,000,000 to 70,000,000 (“Proposal 6” or the “Authorized Share Increase Proposal”).
FOR AGAINST ABSTAIN ☐ ☐ ☐	The Transaction Proposal is conditioned upon the approval of the Initial Charter Amendment Proposal No. 2 and, in the event the Initial Charter Amendment Proposal No. 2 does not receive the necessary vote to approve that proposal, then the Transaction Proposal will not be presented for approval.

Each of the Share Issuance Proposal, the Charter Amendment Proposal and the Authorized Share Increase Proposal are conditioned upon the approval of the Transaction Proposal.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3, 4, 5, 6, 7 and 8.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO MACKENZIE PARTNERS

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NOTES:
1. Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
2. Returning the enclosed form of proxy will not prevent you from attending and voting in person at the special meeting or any adjournment or postponement thereof.
Please detach along perforated line and mail in the envelope provided.
TM ENTERTAINMENT AND MEDIA, INC.
THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
     The undersigned hereby appoints Malcolm Bird and Theodore S. Green, and each of them as proxies and each with full power of substitution, to represent and to vote all shares of common stock of TM Entertainment and Media, Inc. at the special meeting of stockholders of TM to be held on October 15, 2009, at 10:00 a.m., and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.
Our Board of Directors believes that the Initial Charter Amendment Proposals, the Transaction Proposal, the Share Issuance Proposal, the Charter Amendment Proposal, the Authorized Share Increase Proposal, the Election of Directors Proposal and the Adjournment Proposal are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5, 6, 7 and 8.
(Continued and to be signed on the reverse side)

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